      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1998


                                                      REGISTRATION NO. 333-29449
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                 POST-EFFECTIVE


                                AMENDMENT NO. 5


                                       TO

                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                       SPANISH BROADCASTING SYSTEM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                               4832                              13-3827791
    (STATE OR OTHER JURISDICTION         (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)
                    3191 CORAL WAY                                       RAUL ALARCON, JR.
                 MIAMI, FLORIDA 33145                                      3191 CORAL WAY
                    (305) 441-6901                                      MIAMI, FLORIDA 33145
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,                       (305) 441-6901
    INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                  EXECUTIVE OFFICES)                     NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   COPIES TO:

                                 JASON SHRINSKY
                            WILLIAM E. WALLACE, JR.
                  KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP
                                425 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 836-8000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

PROSPECTUS

                       SPANISH BROADCASTING SYSTEM, INC.

    416,063 SHARES OF 14 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK, SERIES A
        $340,676,522 14 1/4% EXCHANGEABLE DEBENTURES DUE 2005, SERIES A
                                      AND
             23,836 SHARES OF CLASS A COMMON STOCK, $.01 PAR VALUE
                            ------------------------

     The Prospectus has been prepared for use in connection with proposed sales of an aggregate of up to 416,063 of the 14 1/4% Senior Exchangeable Preferred Stock, Series A (the "Senior Preferred Stock") of Spanish Broadcasting Company, Inc., a Delaware corporation (the "Company"), $340,676,522 aggregate principal amount of the Company's 14 1/4% Exchangeable Debentures due 2005, Series A (the "Exchange Debentures") and up to 23,836 shares of the Company's Class A Common Stock, $.01 par value (the "Class A Common Stock") that may be issued upon the occurrence of certain events, which may be offered from time to time by or for the account of the holders thereof (the "Selling Securityholders"). See "Description of the Senior Preferred Stock and Exchange Debentures -- Senior Preferred Stock -- Sale of AM Stations," "-- Future Equity Infusion" and "Voting" and "Description of Senior Preferred Stock and Exchange
Debentures -- Exchange Debentures -- Sale of AM Stations." The Senior Preferred Stock, the Exchange Debentures and the Class A Common Stock are sometimes collectively referred to herein as the "Securities." The Company will receive no part of the proceeds of this offering. The Senior Preferred Stock was sold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), by the Company on March 27, 1997 to CIBC Wood Gundy Securities Corp. (the "Initial Purchaser") pursuant to a Securities Purchase Agreement dated as of March 24, 1997 by and among the Company, the Guarantors named therein and the Initial Purchaser (the "Purchase Agreement"). The Initial Purchaser subsequently sold the Senior Preferred Stock to qualified institutional buyers in reliance on Rule 144A under the Securities Act. The Company entered into a Preferred Stock Registration Rights Agreement dated March 15, 1997 (the "Preferred Stock Registration Rights Agreement") which granted the holders of the Senior Preferred Stock certain registration rights. The Registration Statement of which this Prospectus is a part is intended to satisfy such rights.

     The Selling Securityholders have advised the Company that the Securities may be sold through underwriters, dealers or agents or directly to purchasers and that sales may be effected in the over-the-counter market or otherwise, and at market prices prevailing at the time of sale, fixed prices or negotiated prices. See "Plan of Distribution."

     Dividends on the Senior Preferred Stock are payable semi-annually on each March 15 and September 15, commencing September 15, 1997, at a rate per annum of 14 1/4% of the liquidation preference per share. Dividends may be paid, at the Company's option, on any dividend payment date occurring on or prior to March 15, 2002 either in cash or by the issuance of additional shares of Senior Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. The liquidation preference of the Senior Preferred Stock will be $1,000 per share. The Senior Preferred Stock is redeemable, at the option of the Company, in whole or in part, at any time on or prior to March 15, 2000 at a

                                                        (continued on next page)
                            ------------------------

      SEE "RISK FACTORS" ON PAGE 10 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY PROSPECTIVE INVESTORS.
                            ------------------------

     The Selling Securityholders will bear all underwriting discounts and commissions in connection with the sale of the Securities. The Company will bear the expense of registering the Securities, and has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                  THE DATE OF THIS PROSPECTUS IS JUNE 4, 1998.

(continued from front cover)

redemption price equal to 105% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of redemption. After March 15, 2000 and prior to March 15, 2002, the Senior Preferred Stock is not redeemable. On or after March 15, 2002, the Senior Preferred Stock is redeemable, at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accumulated and unpaid dividends to the date of redemption. The Company is required, subject to certain limitations, to redeem all of the Senior Preferred Stock outstanding on March 15, 2005 at a redemption price equal to 100% of the liquidation preference thereof plus accumulated and unpaid dividends to the date of redemption. Upon the occurrence of a Change of Control, the Company will, subject to certain conditions, offer to purchase all of the outstanding shares of Senior Preferred Stock at a price equal to 101% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of purchase.

     Subject to certain conditions, the Senior Preferred Stock is exchangeable in whole or in part on a pro rata basis, at the option of the Company, on any dividend payment date for the Company's 14 1/4% Exchange Debentures due 2005 (including any such securities paid in lieu of cash dividends, as described herein, the "Exchange Debentures"); provided, that immediately after giving effect to any partial exchange, there shall be outstanding shares of Senior Preferred Stock with an aggregate liquidation preference of not less than $75 million and not less than $50 million in aggregate principal amount of Exchange Debentures. In addition, subject to certain conditions, the Company has agreed to exchange all outstanding Senior Preferred Stock for Exchange Debentures when such an exchange is permitted under the terms of its Indebtedness (as defined herein). Interest on the Exchange Debentures will be payable at a rate of 14 1/4% per annum and will accrue from the date of issuance thereof. Interest on the Exchange Debentures will be payable semi-annually in cash or, at the option of the Company, on or prior to March 15, 2002 in additional Exchange Debentures, in arrears on each March 15 and September 15, commencing on the first such date after the exchange of the Senior Preferred Stock for the Exchange Debentures. The Exchange Debentures mature on March 15, 2005. The Exchange Debentures are redeemable, at the option of the Company, in whole or in part, at any time on or prior to March 15, 2000 at a redemption price equal to 105% of the aggregate principal amount thereof, plus accrued an unpaid interest to the date of redemption. After March 15, 2000 and prior to March 15, 2002, the Exchange Debentures are not redeemable. On and after March 15, 2002 the Exchange Debentures are redeemable, at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption.

     The Exchange Debentures will be subordinated to all existing and future Senior Debt (as defined herein) of the Company and will rank pari passu with or senior to all future Indebtedness of the Company that expressly provides that it ranks pari passu with or junior to the Exchange Debentures, as the case may be. The Exchange Debentures will be unconditionally guaranteed, joint and severally, on a senior subordinated basis, by each of the Guarantors.

     The Securities constitute securities for which there is no established trading market. The Company does not currently intend to list the Securities on any securities exchange. No assurances can be given as to the liquidity of the trading market for the Securities.

     The Company has been advised by CIBC Wood Gundy Securities Corp., the initial purchaser (the "Initial Purchaser") of the Senior Preferred Stock, that it intends to make a market in the Senior Preferred Stock; however, the Initial Purchaser is under no obligation to do so and any market making activities with respect to the Senior Preferred Stock may be discontinued at any time.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof. The Registration Statement (and the exhibits and schedules thereto), as well as the periodic reports and other information filed by the Company with the Commission, may be inspected and copied at the public reference section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information can also be reviewed through the Commission's Electronic Data Gathering, Analysis and Retrieval System which is publicity available through the Commission's Web Site (http:www.sec.gov). Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified by such reference.

     Pursuant to the Certificate of Designation relating to the Senior Preferred Stock, the Company has agreed to furnish to registered holders of the Senior Preferred Stock, without cost to such registered holders, copies of all reports and other information that would be required to be filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then required to file reports with the Commission. The Company has agreed that, whether or not the Company is subject to filing requirements under Section 13 or 15(d) of the Exchange Act, and so long as any shares of Senior Preferred Stock remain outstanding, it will file such other reports as it may determine or as may be required by law.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     Certain statements under the captions "Summary," "Business" and elsewhere in this Prospectus constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; the ability of the Company to implement its business and acquisition strategy; the ability of the Company to obtain financing; changes in the industry; competition; availability of key personnel; and changes in or the failure to comply with government regulations. See "Risk Factors." As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity and achievements of the Company. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of these statements.

                             SOURCES OF INFORMATION


     Unless otherwise indicated, all market revenue rankings that are contained in this Prospectus are based on information for calendar year 1997 contained in James H. Duncan, Jr., Duncan's Radio Market Guide (1997 ed.). Unless otherwise indicated, rank in audience share data in this Prospectus is based on the "12+ average quarter hour share" -- the number of persons, aged 12 and over, who listen to a radio station for at least five minutes in a quarter-hour segment Monday through Sunday, 6:00 a.m. to midnight in the most recent survey period (March 1998) as reported by the Arbitron Company ("Arbitron"), Arbitron Radio Market Reports (copyright 1997). Further, and unless otherwise noted, references herein to the rank of a station among all the radio stations within a market has been determined with reference to all radio stations rated by Arbitron within the applicable market. Area of Dominant Influence ("ADI") information contained herein is based on Arbitron's 1993 ADI definitions. Unless otherwise indicated, all references to the demographic statistics in this Prospectus are derived from Strategy Research Corporation's 1996 United States Hispanic Market Study (the "SRC Study"), United States Census Bureau and Hispanic Business Magazine. The SRC Study is sponsored by advertisers and other businesses targeting the Hispanic market, including the Company and many of its principal competitors. Radio weekly reach information is derived from the RADAR@ reports released on national radio use, as compiled by Statistical Research, Inc. from RADAR 54, Volume 1, Fall 1996.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements and notes contained elsewhere in this Prospectus. Unless the context otherwise indicates, as used herein, the "Company" or "SBS" means Spanish Broadcasting System, Inc., a Delaware corporation, and its wholly owned subsidiaries, the "Acquisitions" means the acquisition by the Company of WLEY (formerly WYSY-FM) in Chicago and WRMA-FM and WXDJ-FM in Miami, the "Dispositions" means the disposition by the Company of WCMQ-AM in Miami, WXLX-AM in New York and KXMG-AM in Los Angeles. The Company's fiscal year is defined as the twelve months ended on the last Sunday in September.

                                  THE COMPANY


     The Company is one of the leading Spanish-language radio broadcasting companies in the United States. The Company owns and operates eight major market FM radio stations in Los Angeles, New York, Chicago, San Antonio, and Miami. The Company also owns and operates FM radio stations in Key Largo and Key West, Florida.


     The Company's strategy is to capitalize on the combined national marketing power derived from owning and operating radio stations in large Hispanic media markets in the United States and the economies of scale and ability to target multiple demographics resulting from multiple station ownership within a particular market. Multiple station ownership permits the Company to offer advertising packages on multiple radio stations at attractive price levels and expand the market for advertising targeted at Hispanics, thereby allowing the Company to capture a larger share of a market's overall advertising revenues.

                                MARKET OVERVIEW

     The Company broadcasts primarily to the United States Hispanic population, which is one of the most rapidly growing segments of the United States population. With approximately 27.2 million Hispanics, the United States has the fifth largest Hispanic population in the world. The Hispanic population is highly concentrated in discrete geographic areas, with approximately 63% of all Hispanics residing in the ten largest Hispanic markets in the United States. By the year 2010, Hispanics are projected to account for approximately 13.5% of the total population of the United States and will be the country's largest minority group. According to market studies, the United States Hispanic population has an estimated annual disposable income in excess of $228 billion and is more brand conscious than the general population. In addition, approximately 78% of Hispanics living in the United States prefer to speak Spanish at home, further contributing to the popularity of Spanish-language radio as a source of Spanish-language entertainment, information and culture.

     Primarily due to these factors, the Company believes that the United States Hispanic population represents an attractive market for local and national advertisers. Total media advertising expenditures targeting Hispanics have increased significantly from $166 million in 1983 to an estimated approximately $1.4 billion in 1997, with $375 million, or 27%, of the total Hispanic media advertising allocated to radio advertising. In 1996, Hispanics accounted for approximately 6.0% of total purchasing power while the Company estimates that Spanish-language advertising expenditures accounted for less than 2.7% of total advertising expenditures in all media. The Company believes that the current disparity between the level of Hispanic contribution to total U.S. purchasing power and the level of media expenditures targeting the Hispanic market will lessen and that Spanish-language radio advertising rates will approach general market rate levels. In addition, the Company believes that advertisers are increasingly realizing that radio advertising is an effective means of reaching the Hispanic population.


     After giving effect to the Dispositions, the Company owns and operates seven major market FM radio stations in the four largest Hispanic media markets in the United States:



     Los Angeles: KLAX-FM serves the Los Angeles metropolitan area, which has an ADI population of approximately 16.1 million of which approximately 37.3% is Hispanic. Of the 45 Arbitron-ranked radio stations serving the Los Angeles metropolitan area, KLAX-FM is currently the #3 ranked Spanish-language radio station and the #9 ranked station overall. KLAX-FM had a 3.4 share for the Winter 1998 Arbitron rating period.



     New York: WSKQ-FM and WPAT-FM serve the New York City metropolitan area, which has an ADI population of approximately 20.0 million of which approximately 16.4% is Hispanic. WPAT-FM was acquired in March 1996 and reprogrammed with a romantic adult contemporary format designed to complement WSKQ-FM's upbeat salsa and merengue "Latin Power" format. WSKQ-FM and WPAT-FM are currently the only two Spanish-language FM stations serving the New York metropolitan area. Of the 46 Arbitron-ranked radio stations serving the New York metropolitan area, WSKQ-FM and WPAT-FM are the #1 and #2 ranked Spanish-language stations and are the #2 and #10 ranked stations overall. The Company's New York stations had a combined 8.9 share for the Summer Arbitron period.



     Miami: WRMA-FM, WCMQ-FM and WXDJ-FM serve the Miami metropolitan area, which has an ADI population of approximately 3.7 million of which approximately 37.1% is Hispanic. Of the 37 Arbitron-ranked stations serving the Miami metropolitan area, WRMA-FM, WCMQ-FM and WXDJ-FM are the #2, #4 and #5 ranked Spanish-language radio stations and the #6, #12 and #13 ranked stations overall.



     Chicago: WLEY-FM (formerly WYSY-FM) serves the Chicago metropolitan area, which has an ADI population of approximately 9.4 million of which approximately 11.8% is Hispanic. The Company changed the programming of WLEY-FM from 70's rock to Spanish-language in July 1997. WLEY-FM is one of two high-power Spanish-language FM stations covering the Chicago metropolitan area. Of the 40 Arbitron-ranked radio stations serving the Chicago metropolitan, WLEY-FM is currently ranked #1 among Spanish-language radio stations and #19 among stations overall.



     San Antonio: KRIO-FM serves the San Antonio metropolitan area which has an ADI population of approximately 1.3 million of which 3.7% is Hispanic. The Company completed the acquisition of KRIO-FM and is continuing to play "Tejano" music while conducting market research.


     The Company also owns and operates FM radio stations in Key Largo and Key West, Florida.

                                 THE SECURITIES

SENIOR PREFERRED STOCK

Liquidation Preference.....  $1,000 per share, plus accumulated and unpaid dividends.

Optional Redemption........  The Senior Preferred Stock is redeemable, at the option of the Company, in whole or in part, at any time on or prior to March 15, 2000 at a redemption price equal to 105% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of redemption. After March 15, 2000 and prior to March 15, 2002, the Senior Preferred Stock is not redeemable. On or after March 15, 2002, the Senior Preferred Stock will be redeemable, at the option of the Company, in whole or in part at any time, at the following redemption prices (expressed as a percentage of liquidation preference) if redeemed during the twelve-month period commencing on March 15, of the applicable year set forth below plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends to the redemption date:

                                                     YEAR                   PERCENTAGE
                                                     ----                   ----------
                                       2002.............................       107%
                                       2003.............................       105%
                                       2004 and thereafter..............       100%

Mandatory Redemption.......  The Company is required, subject to certain conditions, to redeem all of the Senior Preferred Stock outstanding on March 15, 2005 at a redemption price equal to 100% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of redemption.

Dividends..................  At a rate equal to 14 1/4% per annum of the liquidation preference per share, payable semi-annually beginning September 15, 1997 and accumulating from the Issue Date. The Company, at its option, may pay dividends on any dividend payment date occurring on or before March 15, 2002 either in cash or by the issuance of additional shares of Senior Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends.

Dividend Payment Dates.....  March 15 and September 15, commencing September 15,
                             1997.

Sale of AM Stations........  The Company received an aggregate of $44.0 million from the Dispositions. The Company has applied $15.0 of the Asset Sale Proceeds to repurchase Old Notes. If the Company had not (a) consummated Asset Sales including the FCC broadcast licenses of WXLX-AM, New York, KXMG-AM, Los Angeles, and WCMQ-AM, Miami, and applied the lesser of (i) $15.0 million of the Asset Sale Proceeds with respect to such Asset Sales or (ii) the excess of the Asset Sale Proceeds with respect to such Asset Sales above $25.0 million, to repurchase Notes or Old Notes, (b) receive Net Proceeds from issuances of its Capital Stock (other than Disqualified Capital Stock) after the Issue Date in an amount equal to or greater than $45.0 million or (c) utilized $40.0 million of Asset Sale Proceeds from any Asset Sale(s) to repurchase Notes or Old Notes, in each case, on or prior to the AM Stations Asset Sale Date (as defined below), the Company would have been required to issue to the holders of Senior Preferred Stock and Exchange Debentures then outstanding (on a pro rata basis, based upon the liquidation preference and principal amount, respectively, thereof), to the extent permitted by applicable law, (x) on the AM Stations Asset Sale Date, shares of Class A Common Stock representing, in the aggregate, 1.5% of the Common Stock of the Company on a fully diluted basis as of the AM Stations Asset Sale Date and (y) on each anniversary of the AM Stations Asset Sale Date until such time as the Company would have (A) received Net Proceeds from issuances of its Capital Stock (other than Disqualified Capital Stock) after the Issue Date in an amount equal to or greater than $45.0 million or (B) utilized $40.0 million of Asset Sale Proceeds from any Asset Sale(s) to repurchase Notes or Old Notes, shares of Class A Common Stock representing 1.5% of the Common Stock of the Company on a fully diluted basis as of such anniversary. See "Risk Factors -- Risks Related to Government Regulation; Limitation on Issuances of Common Stock."

                             As used herein, "AM Stations Asset Sale Date" means April 1, 1998.

Future Equity Infusion.....  If, on any dividend payment date commencing with the March 15, 2000 dividend payment date, the sum of (i) the Net Proceeds received by the Company from issuances of its Capital Stock (other than Disqualified Capital Stock) after the Issue Date,
                             (ii) the aggregate liquidation preference of Senior Preferred Stock redeemed or repurchased by the Company (other than pursuant to the Preferred Stock Exchange Offer) and (iii) the aggregate liquidation preference of Senior Preferred Stock exchanged for Exchange Debentures does not equal or exceed $50.0 million, the Company shall issue to the holders of Senior Preferred Stock, to the extent permitted by applicable law, on each such dividend payment date shares of Class A Common Stock in an amount equal to 1% of Common Stock of the Company on a fully diluted basis as of such dividend payment date. See "Risk Factors -- Risks Related to Government Regulation; Limitation on Issuances of Common Stock."

Voting.....................  The Senior Preferred Stock will be non-voting, except as otherwise required by law and except in certain circumstances described herein, including
                             (i) amending certain rights of the holders of the Senior Preferred Stock and (ii) the issuance of any class of equity securities that ranks on a parity with or senior to the Senior Preferred Stock. In addition, if the Company (i) after March 15, 2002 fails to pay cash dividends in respect of two or more semi-annual dividend periods in the aggregate,
                             (ii) fails to make a mandatory redemption or an offer to purchase upon a Change of Control, or
                             (iii) fails to comply with certain covenants or make certain payments on its Indebtedness, holders of a majority of the shares of the Senior Preferred Stock, voting as a class, will be entitled to elect the lesser of two directors or that number of directors constituting at least 25% of the Company's board of directors.

                             Upon the occurrence of a Voting Rights Triggering Event (as defined), the Company shall issue to the holders of Senior Preferred Stock, to the extent permitted by applicable law, on a pro rata basis, shares of Class A Common Stock in an amount equal to 2% of the Common Stock on a fully diluted basis on the date of issuance. If, on any dividend payment date after the occurrence of such Voting Rights Triggering Event, any Voting Rights Triggering Event shall be continuing, the Company shall issue to the holders of Senior Preferred Stock, to the extent permitted by applicable law, on a pro rata basis, shares of Class A Common Stock in an amount in the aggregate equal to the product of (a) that number of shares of Class A Common Stock equal to 2% of the Common Stock on a fully diluted basis as of each such dividend payment date and (b) a fraction, the numerator of which is the number of days (not to exceed 180 days) during the Dividend Period (as defined below) ending on such dividend payment date that a Voting Rights Triggering Event shall have occurred and been continuing, and the denominator of which is 180. See "Risk Factors -- Risks Related to Government Regulation; Limitation on Issuances of Common Stock." In addition, so long as a Voting Rights Triggering Event shall have occurred and be continuing, the dividend rate on the Senior Preferred Stock will increase by 2% per annum.

                             As used herein, a "Dividend Period" is the period from the Issue Date to September 15, 1997, and, thereafter, the period from a dividend payment date to the next succeeding dividend payment date.

Exchange Provisions........  The Senior Preferred Stock is exchangeable into the
                             Exchange Debentures, at the Company's option, subject to certain conditions, in whole or in part, on a pro rata basis, on any scheduled dividend payment date; provided that immediately after giving effect to any partial exchange, there shall be outstanding shares of Senior Preferred Stock (whether initially issued or issued in lieu of cash dividends) with an aggregate liquidation preference of not less than $75 million and not less than $50 million of aggregate principal amount of Exchange Debentures. Subject to certain conditions, the Company has agreed to exchange all outstanding Senior Preferred Stock for Exchange Debentures when such an exchange is permitted under the terms of certain of its Indebtedness.

Ranking....................  The Senior Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, rank senior to all classes of common stock and to all other classes of preferred stock of the Company.

Change of Control..........  In the event of a Change of Control, the Company will, subject to certain conditions, offer to purchase all outstanding shares of Senior Preferred Stock at a purchase price equal to 101% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of purchase. There can be no assurance that the Company will have sufficient funds to purchase all of the Senior Preferred Stock in the event of a Change of Control or that the Company would be able to obtain financing for such purpose on favorable terms, if at all.

Certain Restrictive
Provisions.................  The Certificate of Designation (as defined herein)
                             contains certain restrictive provisions that, among other things, limit the ability of the Company and its subsidiaries to: (i) incur additional Indebtedness; (ii) issue preferred stock of subsidiaries; (iii) pay dividends or make certain other restricted payments; (iv) enter into transactions with affiliates; or (v) merge or consolidate with or sell all or substantially all of their assets to any other person.

EXCHANGE DEBENTURES

Issue......................  14 1/4% Exchange Debentures due 2005 issuable in exchange for the Senior Preferred Stock in an aggregate principal amount equal to the liquidation preference of the Senior Preferred Stock so exchanged, plus accumulated and unpaid dividends to the date fixed for the exchange thereof (the "Exchange Date"), plus any additional Exchange Debentures issued from time to time in lieu of cash interest.

Maturity...................  March 15, 2005.

Interest Rate and
  Payment Dates............  The Exchange Debentures will bear interest at a rate of 14 1/4% per annum. Interest will accrue from the most recent interest payment date to which interest has been paid or provided for or, if no interest has been paid or provided for, from the Exchange Date. Interest will be payable semi-annually in cash (or, at the option of the Company, on or prior to March 15, 2002, in additional Exchange Debentures) in arrears on each March 15, and September 15, commencing with the first such date after the Exchange Date.

Optional Redemption........  The Exchange Debentures will be redeemable, at the option of the Company, in whole or in part, at any time on or prior to March 15, 2000 at a redemption price equal to 105% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. After March 15, 2000 and prior to March 15, 2002, the Exchange Debentures are not redeemable. On or after March 15, 2002, the Exchange Debentures will be redeemable, at the option of the Company, in whole or in part at any time, at the following redemption prices (expressed as a percentage of principal amount) if redeemed during the twelve-month period commencing on March 15 of the applicable year set forth below, plus accrued and unpaid interest to the redemption date:

                                                     YEAR                   PERCENTAGE
                                                     ----                   ----------
                                       2002.............................       107%
                                       2003.............................       105%
                                       2004 and thereafter..............       100%

Sale of AM Stations........  The Company received an aggregate of $44.0 million of Asset Sale Proceeds from the Dispositions. The Company has applied $15.0 of the Asset Sale Proceeds to repurchase Old Notes. If the Company had not (a) consummated Asset Sales including the FCC broadcast licenses of WXLX-AM, New York, KXMG-AM, Los Angeles, and WCMQ-AM, Miami, and applied the lesser of (i) $15.0 million of the Asset Sale Proceeds with respect to such Asset Sales or (ii) the excess of the Asset Sale Proceeds with respect to such Asset Sales above $25.0 million, to repurchase Notes or Old Notes, (b) received Net Proceeds from issuances of its Capital Stock (other than Disqualified Capital Stock) after the Issue Date in an amount equal to or greater than $45.0 million or (c) utilized $40 million of Asset Sale Proceeds from any Asset Sale(s) to repurchase Notes or Old Notes, in each case, on or prior to the AM Stations Asset Sale Date, the Company would have been required to issue to the holders of Senior Preferred Stock and Exchange Debentures then outstanding (on a pro rata basis, based upon the liquidation preference and principal amount, respectively, thereof), to the extent permitted by applicable law, (x) on the AM Stations Asset Sale Date, shares of Class A Common Stock representing, in the aggregate, 1.5% of the Common Stock of the Company on a fully diluted basis as of the AM Stations Asset Sale Date and (y) on each anniversary of the AM Stations Asset Sale Date until such time as the Company would have (A) received Net Proceeds from issuances of its Capital

                             Stock (other than Disqualified Capital Stock) after the Issue Date in an amount equal to or greater than $45.0 million or (B) utilized $40.0 million of Asset Sale Proceeds from any Asset Sale(s) to repurchase Notes or Old Notes, shares of Class A Common Stock representing 1.5% of the Common Stock of the Company on a fully diluted basis as of such anniversary. See "Risk Factors -- Risks Related to Government Regulation; Limitation on Issuances of Common Stock."

Ranking....................  The Exchange Debentures will be subordinated in right of payment to all existing and future Senior Debt of the Company. The Exchange Debentures will rank pari passu or senior to any class or series of Indebtedness that expressly provides that it ranks pari passu or subordinate to the Exchange Debentures, as the case may be.

Guarantees.................  The Exchange Debentures will be unconditionally guaranteed, jointly and severally, on a senior subordinated basis (the "Debenture Guarantees") by each of the Company's subsidiaries (the "Guarantors"). The Debenture Guarantees will be general unsecured obligations of the Guarantors and will be subordinated in right of payment to all existing and future Senior Debt of the Guarantors.

Change of Control..........  In the event of a Change of Control, the Company will, subject to certain conditions, be required to offer to purchase all outstanding Exchange Debentures at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. There can be no assurance that the Company will have sufficient funds or will be contractually permitted by outstanding indebtedness to pay the required purchase price for all Exchange Debentures tendered by holders upon a Change of Control.

Certain Covenants..........  The indenture governing the Exchange Debentures
                             (the "Exchange Indenture") will contain certain covenants for the benefit of the holders of the Exchange Debentures that, among other things, restrict the ability of the Company and its Restricted Subsidiaries to (i) incur additional Indebtedness; (ii) pay dividends, make distributions or make certain other restricted payments; (iii) issue stock of, or create, subsidiaries; (iv) make certain investments; (v) repurchase stock; (vi) create liens; (vii) enter into transactions with affiliates; (viii) merge or consolidate the Company or the Guarantors; and (ix) transfer or sell assets.

     For a more complete description of the Senior Preferred Stock and Exchange Debentures, see "Description of Senior Preferred Stock and Exchange Debentures."

                                USE OF PROCEEDS

     The Company will not receive any of the cash proceeds of this offering.

                                  RISK FACTORS

     Prospective investors should consider carefully the information set forth under the caption "Risk Factors," and all other information set forth in this Prospectus.

                         THE OFFERINGS AND TRANSACTIONS

     On March 27, 1997, the Company consummated an offering (the "Notes Offering") of the Company's 11% Senior Notes due 2004, Series A (the "Series A Notes") and an offering (the "Units Offering," and together with the Notes Offering, the "Offerings") of 175,000 units (the "Units"), each Unit consisting of one share of the Senior Preferred Stock and one warrant (the "Warrants") to purchase 0.428 shares of the Company's Class A Common Stock in transactions exempt from the registration requirements of the Securities Act. In conjunction with the Offerings, the Company effected a series of transactions (collectively, including the Offerings, the "Transactions") including (i) the Acquisitions,
(ii) the refinancing (the "Refinancing") of the Company's Senior Secured Notes due 2001 (the "Senior Secured Notes") and Senior Exchangeable Preferred Stock, Series A (the "Series A Preferred Stock") and the repurchase of related warrants to purchase an aggregate of 6.0% of the Company's Common Stock, on a fully-diluted basis (the "Primary Warrants"), and (iii) the solicitation (the "Consent Solicitation") of certain consents from the holders of the Company's
12 1/2% Senior Notes due 2002 (the "Old Notes").

The Acquisitions and The Refinancing

     On March 27, 1997, the Company acquired from Infinity the FCC broadcast license and substantially all of the assets used or useful in the operation of radio station WYSY-FM (the name of which, the Company has changed to WLEY-FM) serving the Chicago metropolitan area for a purchase price of approximately $33.0 million, including a $3.0 million seller note.

     On March 27, 1997, the Company acquired from New Age Broadcasting Inc. and The Seventies Broadcasting Corporation (the "Miami Sellers") the FCC broadcast licenses and substantially all of the assets used or useful in the operation of WRMA-FM and WXDJ-FM for a cash purchase price of $111.0 million. As a result of the acquisition of WRMA-FM and WXDJ-FM, the Company currently operates the only FM triopoly in the Miami metropolitan market.

     Concurrently with the consummation of the Offerings, the Company redeemed or repurchased the Senior Secured Notes, Series A Preferred Stock and Primary Warrants for approximately $90.6 million. The Company issued the Senior Secured Notes and Series A Preferred Stock to partially finance the acquisition of WPAT-FM in New York in March 1996. The Primary Warrants were redeemed pursuant to the redemption price schedule which was determined at the time of issuance.

The Distribution


     In March and April of 1998, the Company declared and paid a dividend of $3.4 million in the aggregate (the "Distribution") to its stockholders and paid approximately $326,000 to certain of its existing warrant holders who elected to receive their pro rata portion of the Distribution in lieu of the anti-dilution adjustment they would have otherwise received as a result of the Distribution.

                                THE DISPOSITIONS

     On July 2, 1997, the Company entered into a definitive agreement (as amended, the "One-on-One Agreement") with One-on-One Sports, Inc. ("One-on-One") for the sale of the assets, certain liabilities (other than potential environmental liabilities at the transmitter site of WXLX-AM) and FCC licenses of radio stations WXLX-AM, serving the New York metropolitan area, KXMG-AM, serving the Los Angeles metropolitan area, and WCMQ-AM, serving the Miami metropolitan area. The One-on-One Agreement contains customary representations, warranties and conditions, including receipt of FCC approval to the transfer of the FCC licenses. Pursuant to the One-on-One Agreement, on September 29, 1997, the Company sold the assets and FCC licenses of WXLX-AM and WCMQ-AM to One-on-One for a purchase price of $26 million. On December 2, 1997, the Company consummated the sale of the assets and FCC licenses of KXMG-AM to One-on-One for a purchase price of $18 million.

     In accordance with the Company's certificate of designation governing the Preferred Stock, the Company offered to use $25 million to repurchase Old Notes and actually used $15 million of the net proceeds of the Dispositions to purchase Old Notes.

                              RECENT DEVELOPMENTS


     On January 28, 1998, the Company entered into an Asset Purchase Agreement with Radio Station KRIO-FM, Ltd. to buy the FCC broadcast license and substantially all of the assets used or useful in the operation of radio station KRIO-FM serving the San Antonio area for $9,000,000. On May 13, 1998, the Company completed such acquisition.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, prospective investors should review carefully the following risks.

SUBSTANTIAL LEVERAGE, HISTORY OF NET LOSSES AND INSUFFICIENCY OF EARNINGS TO COVER FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


     The Company has consolidated indebtedness that is substantial in relation to its common stockholder's equity. As of March 29, 1998 and September 28, 1997, the Company had outstanding long-term indebtedness (including current portions) of approximately $170.7 million and $183 million, respectively, Senior Preferred Stock with an aggregate liquidation preference of $200.0 million and 186.7 million, respectively, and a stockholders' deficit of $30.8 million and $32.0 million, respectively.



     The Company had net income of $18.1 million for the six months ended March 29, 1998 and a net loss of $6.2 million for the year ended September 27, 1997 and had an accumulated deficit of $35.0 million at March 29, 1998 and $35.1 million at September 28, 1997. The Company's ratio of earnings to fixed charges was 1.2 for the six months ended March 29, 1998. The Company's earnings were insufficient to cover fixed charges and preferred stock dividends by $19.9 million (before extraordinary loss) for the year ended September 28, 1997.


     The level of the Company's indebtedness could have several important consequences to the holders of the Securities, including, but not limited to, the following: (i) a significant portion of the Company's cash flow from operations will be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes may be limited; (iii) the Company's leveraged position and the covenants contained in the Indenture governing the Old Notes ("the Old Indenture") and in the Indenture (with the Old Indenture, the "Indentures") could limit the Company's ability to compete, as well as its ability to expand and make capital improvements; and (iv) the Company's level of indebtedness could make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and reduce its flexibility in responding to changing business and economic conditions.

     The Company's ability to pay cash dividends on, and to satisfy the redemption obligations in respect of, the Senior Preferred Stock and to satisfy its debt obligations, including the Notes, will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. The Company anticipates that its operating cash flow will be sufficient to meet its operating expenses and to service its debt requirements as they become due. However, if the Company is unable to service its indebtedness, whether upon acceleration of such indebtedness or in the ordinary course of business, the Company will be forced to pursue one or more alternative strategies such as selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all, or that the approval of the Federal Communications Commission (the "FCC") could be obtained on a timely basis, or at all, for the transfer of any of the stations' licenses in connection with a proposed sale of assets. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources" and "Description of the Old Notes."

LIMITATIONS ON ABILITY TO PAY DIVIDENDS

     The Indentures limit the amount of cash dividends that may be paid on shares of preferred stock of the Company. However, for all dividend payment dates through and including March 15, 2002, the Company may, at its option, pay dividends in additional shares of Senior Preferred Stock in lieu of paying cash dividends.

     In addition to the limitations imposed on the payment of dividends by the Indentures, under Delaware law the Company is permitted to pay dividends on its capital stock, including the Senior Preferred Stock, only out of its surplus or, in the event that it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Surplus is defined as the excess of a company's total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. In order to pay dividends in cash, the Company must have surplus or net profits equal to the full amount of the cash dividend at the time such dividend is declared.

     In determining the Company's ability to pay dividends, Delaware law permits the board of directors of the Company to revalue the Company's assets and liabilities from time to time to their fair market values in order to create surplus. The Company cannot predict what the value of its assets or the amount of its liabilities will be in the future and, accordingly, there can be no assurance that the Company will be able to pay cash dividends on the Senior Preferred Stock.

RISK RELATED TO GOVERNMENT REGULATION; LIMITATION ON ISSUANCES OF COMMON STOCK

     The domestic broadcasting industry is subject to extensive federal regulation which, among other things, requires approval by the FCC for the issuance, renewal, transfer and assignment of broadcasting station operating licenses and limits the number of broadcasting properties the Company may acquire. The Telecommunications Act of 1996 (the "1996 Act"), which became law on February 8, 1996, creates significant new opportunities for broadcasting companies but also creates uncertainties as to how the FCC and the courts will enforce and interpret the 1996 Act. See "Business -- Federal Regulation of Broadcasting."

     The Company's business will continue to be dependent upon acquiring and maintaining broadcast licenses issued by the FCC, which are currently issued for a term of seven years (the 1996 Act authorizes the FCC to extend the license term to eight years, but this provision has not yet been implemented). While the Company has no reason to believe that the FCC will not grant its applications for renewal of its existing broadcasting licenses when made, there can be no assurance that pending or future renewal applications will be approved, or that renewals will not include conditions or qualifications that could adversely affect the Company's operations. Moreover, governmental regulations and policies may change over time and there can be no assurance that such changes would not have a material adverse impact upon the business, financial position or results of operations of the Company. See "Business -- Federal Regulation of Broadcasting." In addition, the loss of any of the Company's existing Los Angeles or New York stations' broadcasting licenses is an event of default under the Old Indenture and could cause an acceleration of amounts due under the Old Notes prior to maturity.

     If, as a result of the exercise of the Warrants or an issuance of Class A Common Stock to holders of Senior Preferred Stock or Exchange Debentures pursuant to the terms thereof summarized herein under "Description of the Senior Preferred Stock and Exchange Debentures -- The Senior Preferred Stock -- Sale of AM Stations," "-- Future Equity Infusion" and "-- Voting Rights" and "-- The Exchange Debentures -- Sale of AM Stations," Raul Alarcon, Jr. would no longer own more than 50% of the voting Common Stock of the Company, a "change of control" for purposes of FCC ownership rules would occur and such exercise or issuance would be subject to the prior approval by the FCC. The Company will not be obligated to give effect to any such exercise of Warrants or issue such Class A Common Stock until any such required approval is obtained, if at all. In connection with any such FCC approval, the exercising holder of a Warrant, or holder of Senior Preferred Stock or Exchange Debentures to be issued Class A Common Stock, would be required to provide certain information to be included in, and to become a party to, an FCC application with respect to such approval in order to receive the applicable shares of Class A Common Stock. In determining whether to approve a change of control, the FCC considers, among other things, the financial and legal qualifications of the prospective holders of Class A Common Stock, including compliance with FCC restrictions on alien ownership and control, compliance with rules limiting the common ownership of certain attributable interests in broadcast, cable and newspaper properties and the character qualifications of the prospective holders and the individuals holding attributable interests in them. There is no assurance that the FCC would grant such approval or that such approval, if granted, would not be subject to significant delay. In addition, there are certain other FCC regulations which restrict the ability of certain persons to own voting stock of the Company under certain circumstances. See "Business -- Federal Regulation of Radio Broadcasting" and "Description of the Senior Preferred Stock and Exchange Debentures."

COMPETITION

     Broadcasting is a highly competitive business. The Company's radio stations compete for audiences and advertising revenues with other radio stations of all formats, as well as with other media, such as newspapers, magazines, television, cable television, outdoor advertising and direct mail, within their respective markets. Audience ratings and market shares are subject to change and any adverse change in a particular market could have a material adverse effect on the revenue of stations located in that market. Future operations are further subject to many variables which could have an adverse effect upon the Company's financial performance. These variables include: economic conditions, both general and relative to the broadcasting industry; shifts in population and other demographics; the level of competition for advertising dollars with other radio stations and other entertainment and communications media; fluctuations in operating cost; technological changes and innovations; changes in labor conditions; and changes in governmental regulations and policies and actions of federal regulatory bodies, including the FCC. Although the Company believes that each of its stations is able to compete effectively in its respective market, there can be no assurance that any such station will be able to maintain or increase its current audience ratings and advertising revenues. Radio stations can change formats quickly. Any radio station currently broadcasting could shift its format to duplicate the format of any of the Company's stations. If a station converted its programming to a format similar to that of a station owned by the Company, the ratings and broadcast cash flow of the Company's station could be adversely affected.

NEW TECHNOLOGIES

     The FCC is considering ways to introduce new technologies to the radio broadcast industry, including satellite and terrestrial delivery of digital audio broadcasting and the standardization of available technologies which significantly enhance the sound quality of AM broadcasts. The Company is unable to predict the effect any such new technology will have on the Company's financial condition and results of operations. In addition, cable television operators are introducing a new service commonly referred to as "cable radio" which provides cable television subscribers with several high-quality channels of music, news and other information, the Internet is poised to offer new and diverse forms of program distribution, and direct satellite broadcast television companies are supplying subscribers with several high quality music channels.

RISK OF ECONOMIC DOWNTURN

     The Company's broadcasting revenues could be adversely affected by a recession or downturn in the United States economy. In addition, the Company's operating results in individual geographic markets could be adversely affected by local or regional economic downturns. The Company's broadcasting revenues have been materially adversely affected by past recessions. Future economic downturns might have a material adverse effect on the Company's ability to generate advertising revenue and might materially and adversely affect the Company's financial condition and operating results. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- General."

RISKS ASSOCIATED WITH ACQUISITIONS


     In addition to the recent acquisition of radio station KRIO-FM serving the San Antonio area, the Company has pursued and intends to continue to pursue acquisitions of other radio stations as a key component of its growth strategy. Certain risks are inherent in an acquisition strategy, such as increasing leverage and debt service requirements, diversion of management time and attention and combining disparate company cultures and facilities, which could adversely affect the Company's operating results. The success of any acquisition will depend in part on the Company's ability to integrate effectively the acquired radio stations into the Company. The process of integrating such acquired businesses may involve unforeseen difficulties and may utilize a substantial portion of the Company's financial and other resources. No assurance can be given that additional suitable acquisition candidates will be identified, financed and purchased on acceptable terms, or that future acquisitions, if completed, will be successful. See "Business -- Business Strategy."

     The size, timing and integration of possible future acquisitions may cause substantial fluctuations in operating results from quarter to quarter. As a result, operating results for any quarter may not be indicative of results that may be achieved for any subsequent quarter or for a full fiscal year.

SUBORDINATION OF EXCHANGE DEBENTURES


     The payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the Exchange Debentures, if issued, will be subordinated to the prior payment in full of all existing and future Senior Debt of the Company. As of March 29, 1998, approximately $166.4 million of Senior Debt was outstanding. In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding up of the Company, the assets of the Company will be available to pay obligations on the Exchange Debentures only after all Senior Debt has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Debentures. In addition, under certain circumstances, the Company may not pay principal of, premium, if any, or interest on, or any other amounts owing in respect of, the Exchange Debentures, or purchase, redeem or otherwise retire the Exchange Debentures, if a payment default or a non-payment default exists with respect to certain Senior Debt, including Senior Debt under the Indentures, and, in the case of non-payment default, if a payment blockage notice has been received by the Debenture Trustee (as defined herein). See "Description of Senior Preferred Stock and Exchange Debentures -- The Exchange Debentures -- Subordination" and "Description of the Old Notes."


RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The Indentures contain certain covenants that restrict, among other things, the Company's ability to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In the event of an event of default under the Indentures, the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable.

RISK OF FRAUDULENT TRANSFER CONSIDERATIONS

     The incurrence by a Debenture Guarantor of indebtedness under its Debenture Guarantee would be subject to review under relevant federal and state fraudulent transfer laws in a bankruptcy case or a lawsuit by or on behalf of unpaid creditors of such Debenture Guarantor or a representative of such creditors, such as a trustee or such Debenture Guarantor, as debtor-in-possession. Management believes the indebtedness represented by the Debenture Guarantees if issued will be incurred for proper purposes and in good faith, and that based on present forecasts, asset valuations and other financial information, each Guarantor is solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. Notwithstanding management's belief, if a court were to find that, at the time of the incurrence of indebtedness represented by a Debenture Guarantee, a Debenture Guarantor was insolvent, was rendered insolvent by reason of such incurrence, was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, or intended to hinder, delay or defraud its creditors, such court could, among other things, void all or a portion of such indebtedness and/or subordinate such indebtedness to other existing and future indebtedness of such Debenture Guarantor, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the Debenture Guarantee. The measure of insolvency for purposes of the foregoing will vary depending upon the law of the relevant jurisdiction. Generally, however, a Debenture Guarantor would be considered insolvent for purposes of the foregoing if the sum of its debts is greater than all its property at a fair valuation, or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

VOTING CONTROL BY PRINCIPAL STOCKHOLDER

     The Company is privately held. Raul Alarcon Jr., the Company's President and Chief Executive Officer, owns 100% of the Company's outstanding shares of Class A Common Stock which carries approximately 59% of the voting power of all the outstanding shares of Common Stock. Accordingly, Mr. Alarcon Jr. has the ability to elect the Company's directors and control the Company's policies and affairs. Such control may have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Company.

CHANGE OF CONTROL

     Upon a Change of Control, the Company will be required to offer to purchase all of the shares of Senior Preferred Stock then outstanding at 101% of their liquidation preference, plus accumulated and unpaid dividends to the repurchase date and to offer to purchase all of the outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the repurchase date. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the purchase price for all the shares of Senior Preferred Stock and all of the Notes that the Company might be required to purchase. Moreover, as of the date of this Prospectus, the Company would not have sufficient funds available to purchase all of the outstanding shares of Senior Preferred Stock and all of the Notes pursuant to a Change of Control. In the event that the Company was required to purchase shares of Senior Preferred Stock or Notes pursuant to a Change of Control, the Company expects that it would require third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing on favorable terms, if at all. In addition, the Indentures will restrict the Company's ability to repurchase the shares of Senior Preferred Stock, including pursuant to a Change of Control. A Change of Control will also require the Company to offer to purchase all the outstanding Old Notes, the Notes and Senior Preferred Stock. The inability of the Company to purchase all of the Notes and Old Notes tendered in response to a Change of Control required by the Indentures would result in an event of default under the Indentures and could result in the acceleration of the Indebtedness thereunder. In such event, it is unlikely that the Company would be able to purchase shares of Senior Preferred Stock tendered in response to a Change of Control. See "Description of the Old Notes."

DEPENDENCE ON KEY PERSONNEL


     The Company's business depends upon the efforts, abilities and expertise of its executive officers and other key employees, including Raul Alarcon Jr., Joseph Garcia, Carey Davis and Luis-Diaz Albertini. The loss of any of these officers and key employees could have a material adverse effect on the Company's business. The Company does not maintain key man life insurance on any of its personnel.


LACK OF PUBLIC MARKET FOR THE SENIOR PREFERRED STOCK AND CLASS A COMMON STOCK

     There is no existing trading market for any of the Senior Preferred Stock or the Class A Common Stock issuable upon exercise of the Warrants or Class A Common Stock. The Initial Purchaser has advised the Company that it currently intends to make a market in the Senior Preferred Stock. The Initial Purchaser is not obligated to do so, however, and any market-making with respect to the Senior Preferred Stock may be discontinued at any time without notice. In addition, such market-making activities in the Senior Preferred Stock may be limited during the pendency of any shelf registration statement. Therefore, there can be no assurance as to the liquidity of any trading market for the Senior Preferred Stock. The Company does not intend to apply for listing or quotation of the Senior Preferred Stock or the Class A Common Stock on any securities exchange or stock market.

                                  THE COMPANY


     The Company is one of the leading Spanish-language radio broadcasting companies in the United States. The Company owns and operates eight major market FM radio stations in Los Angeles, New York, Chicago, San Antonio, and Miami. The Company also owns and operates FM radio stations in Key Largo and Key West, Florida.



     The Company was incorporated under the laws of Delaware in June 1994 to serve as a holding company for subsidiary operating corporations which own, operate or service radio stations and own real estate. The Company's principal executive offices are located at 3191 Coral Way, Miami, Florida 33145, and its telephone number is (305) 441-6901.

                                 THE OFFERINGS

     All of the net proceeds from the Offerings were or will be used to (i) acquire radio stations WRMA-FM and WXDJ-FM in Miami, Florida and WLEY-FM in Chicago, Illinois, (ii) refinance the Company's Senior Secured Notes and Series A Preferred Stock and repurchase the Primary Warrants, (iii) solicit certain consents from the holders of the Old Notes and (iv) make the Distribution. The following table sets forth the actual gross proceeds to the Company from the Offerings and the application of such proceeds (dollars in thousands):


SOURCES OF PROCEEDS:

Series A Notes..............................................  $ 75,000
Senior Preferred Stock with Warrants........................   175,000
Cash on hand................................................     1,321
                                                              --------
          Total Sources of Proceeds.........................  $251,321
                                                              ========



USES OF PROCEEDS:

Purchase of WRMA-FM and WXDJ-FM.............................  $111,000
Purchase of WLEY-FM(1)......................................    30,000
Redemption of Senior Secured Notes, Series A Preferred Stock
  and Primary Warrants(2)...................................    90,595
Distribution(3).............................................     3,726
Transaction fees and expenses(4)............................    16,000
                                                              --------
          Total Uses of Proceeds............................  $251,321
                                                              ========


---------------
(1) Represents the cash portion of the purchase price and excludes the $3 million note issued by the Company to Infinity.

(2) The Senior Secured Notes bear interest at a rate of 12 1/4% per annum payable quarterly, increasing by 0.25% for each three-month period from the issue date to March 1997, and 0.50% for each period of three months thereafter, provided that the interest rate may not exceed 14.75% per annum. The Senior Secured Notes are due on June 1, 2001. The Series A Preferred Stock is entitled to dividends at the rate of 12.75% per annum payable quarterly, increasing by 0.25% for each period of three months from the issue date through March 1997 and 0.50% for each period of three months thereafter, provided that at no time will the dividend rate exceed 15.25%. The Company is required to redeem the Series A Preferred Stock on December 1, 2002. The Primary Warrants are being redeemed pursuant to the redemption price schedule which was determined at the time of issuance.


(3) Includes approximately $326,000 of dividends paid to the holders of the warrants issued in connection with the Old Notes and $3.4 million of dividends paid to other holders of the Company's Common Stock.


(4) Includes fees and expenses incurred in connection with the Transactions, including the Initial Purchaser's discounts, the consent fee paid to holders of the Old Notes, acquisition costs related to the acquisitions of WLEY-FM, WRMA-FM and WXDJ-FM and related legal, accounting and other expenses.

                                 CAPITALIZATION


     The following table sets forth, as of March 29, 1998, the actual capitalization of the Company. The information set forth below should be read in conjunction with the historical consolidated financial statements and the notes thereto of the Company as of and for the fiscal year ended September 28, 1997 and as of and for the six months ended March 29, 1998 included elsewhere in this Prospectus, "Pro Forma Combined Financial Statements", "The Offerings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                              MARCH 29, 1998
                                                              ---------------
                                                              (IN THOUSANDS)
Cash and cash equivalents...................................     $ 42,263
                                                                 ========
Long-term debt (including current portion):
  Old Notes(1)..............................................       91,373
  Series A Notes............................................       75,000
  Note payable to Infinity..................................        3,315
  Other debt, including current maturities of $37...........        1,021
                                                                 --------
          Total long-term debt..............................      170,709
Senior Preferred Stock(2)...................................      185,789
Stockholders' deficiency....................................      (30,846)
                                                                 --------
          Total capitalization..............................     $325,652
                                                                 ========


---------------
(1) The Old Notes were issued at a discount from the principal amount to maturity thereof and will be fully accreted to such principal amount at maturity of approximately $95.5 million on June 15, 2002.

(2) The $175.0 million initial liquidation preference of the Senior Preferred Stock has been reduced to its carrying value by approximately $16.6 million related to the value attributed to the Warrants.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

     The unaudited pro forma combined statement of operations data for the fiscal year ended September 28, 1997 is presented to give effect to the Transactions as if they had occurred at the beginning of the year. The results of WLEY-FM have not been included in the pro forma statement of operations because such acquisition does not meet the significance test for presentation of pro forma information and the Company does not believe that such information would be meaningful to an understanding of the Company's pro forma results of operations because the Company reformatted WLEY-FM from an English-language to a Spanish-language station in July 1997. As a result, the pro forma statement of operations data excludes the actual and pro forma operating results of WLEY-FM.

     The purchase prices of WLEY-FM, WXDJ-FM and WRMA-FM were determined based upon arms-length negotiations between the Company and the sellers. The purchase price for the Acquisitions have been allocated primarily to franchise costs and other intangibles. This preliminary allocation of purchase price may change upon final appraisal of the fair market value of the net assets acquired.

     In the opinion of management, all adjustments necessary to present fairly this pro forma information have been made.

     These pro forma combined financial statements should be read in conjunction with the Company's consolidated financial statements and the notes thereto as of and for the fiscal years ended September 28, 1997 and September 29, 1996 and with the combined financial statements and the notes thereto of New Age Broadcasting, Inc. and The Seventies Broadcasting Corporation for the three months ended December 31, 1996 included elsewhere in the Prospectus. The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              FISCAL YEAR ENDED SEPTEMBER 28, 1997
                                                         ----------------------------------------------
                                                           THE        WXDJ/                      PRO
                                                         COMPANY     WRMA(A)    ADJUSTMENTS     FORMA
                                                         --------    -------    -----------    --------
Gross broadcasting revenues............................  $67,981     $7,798      $             $ 75,779
Less: agency commissions...............................   (7,971)    (1,046)                     (9,017)
                                                         --------    -------                   --------
  Net revenues.........................................   60,010      6,752                      66,762
Station operating expenses.............................   31,041      2,104                      33,145
Corporate expenses.....................................    5,595        238          (238)(b)     5,595
Depreciation and amortization..........................    7,619        551           841(c)      9,011
                                                         --------    -------                   --------
  Operating income.....................................   15,755      3,859                      19,011
Interest expense, net..................................   22,201      1,003           547(d)     23,751
Other expense, net.....................................      791         --                         791
                                                         --------    -------                   --------
  Income (loss) before income taxes and extraordinary
    item...............................................   (7,237)     2,856                      (5,531)
Income tax expense (benefit)...........................   (2,715)        --           682(e)     (2,033)
                                                         --------    -------                   --------
  Income (loss) before extraordinary item..............   (4,522)    $2,856                      (3,498)
                                                                     =======
  Dividends on preferred stock.........................  (15,384)                 (11,330)(f)   (26,714)
                                                         --------                              --------
Loss applicable to common stock before extraordinary
  items................................................  $(19,906)                             $(30,212)
                                                         ========                              ========
Ratio of earnings to fixed charges(g)..................       --                                     --
EBITDA reconciliation:
  Operating income.....................................  $15,755                               $ 19,011
  Depreciation and amortization........................    7,619                                  9,011
                                                         --------                              --------
  EBITDA...............................................  $23,374                               $ 28,022
                                                         ========                              ========

              NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

(a) To reflect the historical operating results for WXDJ-FM and WRMA-FM from October 1, 1996 through March 27, 1997 based upon unaudited financial statements. The fiscal year end for WXDJ-FM and WRMA-FM was September 30, under the ownership of the sellers, New Age Broadcasting, Inc. and The Seventies Broadcasting Corporation, respectively.

(b) To reflect adjustment to corporate expense for the elimination of corporate expenses which would not be incurred following the WXDJ-FM/WRMA-FM acquisition.

(c) To reflect additional pro forma depreciation and amortization related to the acquisition of WXDJ-FM and WRMA-FM, for the period prior to acquisition, based upon a preliminary allocation of the purchase price and related amortization reflected as follows:

                                                                   WXDJ/WRMA
                                                                   ----------
     Franchise costs and other intangible assets, net............   $112,500
                                                                    --------
       Pro forma amortization....................................   $  1,406
       Less: depreciation and amortization-historical............       (565)
                                                                    --------
       Pro forma adjustment......................................   $    841
                                                                    ========

(d)  To reflect adjustments to interest expense as a result of the Transactions:

     Pro forma interest on the Notes at 11% per annum............     $ 4,126
     Pro forma interest on the seller note to Infinity (assumed
       interest rate of 10% per annum)...........................         150
     Pro forma amortization of debt issuance costs of the
       Notes.....................................................         262
     Interest expense, including amortization of debt issuance
       costs, on the Senior Secured Notes retired in the
       Transactions..............................................      (2,988)
     Interest expense -- WXDJ-FM/WRMA-FM-historical..............      (1,003)
                                                                      -------
     Pro forma adjustment........................................     $   547
                                                                      =======

(e)  To reflect income tax effect of the above items.

(f) To reflect adjustments to preferred stock dividends as a result of the Transactions for the period prior to the Transactions:

     Elimination of dividends on Preferred Stock.................  $ 15,384
     Assumed dividends on Senior Preferred Stock at 14 1/4%
       per annum.................................................   (26,714)
                                                                   --------
     Pro forma adjustment........................................  $(11,330)
                                                                   ========

(g) For purposes of this computation, earnings are defined as earnings or loss before extraordinary items and fixed charges. Fixed charges are the sum of
     (i) interest costs, (ii) amortization of deferred financing costs, (iii) the portion of operating lease rental expense that is representative of the interest factor (deemed to be one third) and (iv) dividends on preferred stock. Historical and pro forma earnings were inadequate to cover fixed charges by $19,906 and $30,212, respectively, for the fiscal year ended September 28, 1997.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                         (IN THOUSANDS, EXCEPT RATIOS)


     The selected consolidated financial data presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" as of and for each of the fiscal years in the five-year period ended September 28, 1997, are derived from the consolidated financial statements of the Company, which consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The financial information for the six months ended March 30, 1997 and March 29, 1998 are unaudited but in the opinion of the Company reflect all adjustments necessary for a fair presentation of such information. Operating results for the six months ended March 29, 1998 are not necessarily indicative of the results that may be expected for the fiscal year ended September 27, 1998. The selected historical consolidated financial data of the Company should be read in conjunction with the consolidated financial statements of the Company as of September 29, 1996 and September 28, 1997 and for each of the fiscal years in the three-year period ended September 28, 1997, the related notes and independent auditor's report, and the unaudited condensed consolidated financial statements of the Company as of March 29, 1998 and for the six months ended March 30, 1997 and March 29, 1998 included elsewhere in this Prospectus. For additional information see "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                                                                                  SIX MONTHS
                                                                      FISCAL YEAR ENDED                             ENDED
                                                    ------------------------------------------------------   --------------------
                                                     9/26/93     9/25/94    9/24/95   9/29/96     9/28/97     3/30/97    3/29/98
                                                    ---------   ---------   -------   --------   ---------   ---------   --------
STATEMENT OF OPERATIONS DATA:
Gross broadcasting revenues......................   $  35,744   $  45,825   $54,152   $ 55,338   $  67,982   $  26,741   $ 38,211
Less: agency commissions.........................      (4,116)     (5,688)   (6,828)    (6,703)     (7,972)      2,951      4,611
                                                    ---------   ---------   -------   --------   ---------   ---------   --------
  Net revenues...................................      31,628      40,137    47,324     48,635      60,010      23,790     33,600
Station operating expenses(1)....................      19,461      22,145    22,998     27,876      31,041      13,218     18,778
Corporate expenses(1)............................       2,518       2,884     4,281      3,748       5,595       2,522      3,003
Depreciation and amortization....................       3,598       3,256     3,389      4,556       7,619       2,801      4,652
Write-off of franchise costs (2).................      16,365          --        --         --          --          --         --
                                                    ---------   ---------   -------   --------   ---------   ---------   --------
  Operating income (loss)........................     (10,314)     11,852    16,656     12,455      15,755       5,249      7,166
Gain on sale of AM stations......................          --          --        --         --          --          --    (36,365)
Interest expense, net............................      14,132      14,203    12,874     16,533      22,201      10,328     10,608
Financing costs..................................         555       3,458        --        876         299          --         --
Other expense (income)(3)........................         (48)        (35)      381        698         492          27         --
                                                    ---------   ---------   -------   --------   ---------   ---------   --------
  Income (loss) before income taxes and
    extraordinary items..........................     (24,953)     (5,774)    3,401     (5,652)     (7,237)     (5,106)    32,923
Income tax expense (benefit).....................          46      (2,231)    1,411     (1,166)     (2,715)     (1,940)    13,169
                                                    ---------   ---------   -------   --------   ---------   ---------   --------
  Income (loss) before extraordinary items.......     (24,999)     (3,543)    1,990     (4,486)     (4,522)     (3,166)    19,754
Extraordinary gain (loss) net of income
  taxes(4).......................................          --      70,255        --         --      (1,647)     (1,715)    (1,613)
                                                    ---------   ---------   -------   --------   ---------   ---------   --------
  Net income (loss)..............................   $ (24,999)  $  66,712   $ 1,990     (4,486)     (6,169)     (4,881)    18,141
                                                    =========   =========   =======
Dividends on preferred stock.....................                                       (2,452)    (15,384)     (2,253)   (13,383)
                                                                                      --------   ---------   ---------   --------
  Net income (loss) applicable to common stock...                                     $ (6,938)  $ (21,553)  $  (7,134)  $  4,758
                                                                                      ========   =========   =========   ========
OTHER DATA:
Broadcast cash flow(5)...........................   $  12,167   $  17,992   $24,326   $ 20,759   $  28,969   $  10,572   $ 14,821
EBITDA(6)........................................       9,649      15,108    20,045     17,011      23,374       8,050     11,818
Capital expenditures.............................       1,723         897     4,888      3,811       2,022       1,347      1,132
Net cash interest................................      11,066      12,916     7,459      7,759      13,175       4,068      9,438
Non-cash interest................................       3,066       1,287     5,415      8,774       9,026       6,260      1,170
                                                    ---------   ---------   -------   --------   ---------   ---------   --------
  Interest expense, net..........................      14,132      14,203    12,874     16,533      22,201      10,328     10,608
Net cash provided by operating activities........       4,803       4,121    14,438      8,813       6,386       6,853      5,169
Net cash provided by (used in) investing
  activities.....................................      (1,723)       (897)   (4,988)   (90,195)   (144,358)   (144,347)    42,151
Net cash provided by (used in) financing
  activities.....................................      (1,373)      4,514     3,769     69,036     144,791     145,177    (17,344)
Ratio of Earnings to Fixed Charges(7)............          --          --       1.5         --          --          --        1.2



                                                                                         AT
                                                    -----------------------------------------------------------------------------
                                                     9/26/93     9/25/94    9/24/95   9/29/96     9/28/97                3/29/98
               BALANCE SHEET DATA:                  ---------   ---------   -------   --------   ---------   ---------   --------
Cash and cash equivalents........................   $   4,398   $  12,137   $17,817   $  5,468   $  12,288               $ 42,263
Net working capital (deficiency).................    (142,807)     11,981    21,994      9,172       1,626                 42,719
Total assets.....................................      81,630      98,733   103,629    176,860     334,367                345,319
Total debt (including current maturities)........     123,076      93,573    95,523    135,914     183,013                170,708
Series A Preferred Stock.........................          --          --        --     35,939     171,262                185,789
Shareholders' equity (deficiency)................     (75,218)     (2,960)   (1,150)    (3,569)    (32,047)               (30,846)

                  NOTES TO SELECTED HISTORICAL FINANCIAL DATA

(1) Station operating expenses include engineering, programming, selling and general and administrative expenses.

(2) Concurrently with the refinancing described below in note 4, the Company obtained appraisals for the assets of its radio stations. The appraised values of certain stations were less than the carrying values of such assets, including franchise costs, by $16,365,255, in the aggregate. Based on the appraisals and management's own evaluation of the recoverability of franchise costs in relation to the then current market conditions in the broadcasting industry, the Company reduced the carrying amounts of the applicable franchise costs by $16,365,255 through a charge to operations in the fiscal 1993 consolidated statement of operations.

(3) During the 1996 and 1997 fiscal years, the Company wrote down the value of its land and building located on Sunset Boulevard in Los Angeles by $697,741 and $487,973, respectively. The write downs were based on current market values of real estate in the Los Angeles area.

(4) On June 29, 1994, the Company sold 107,059 units, each consisting of $1,000 principal amount of the Company's Old Notes and the Old Warrants. The Old Notes were issued at a substantial discount from their principal amount. The sale of the Old Notes and Old Warrants generated gross proceeds of $94,000,000 and proceeds to the Company of $87,774,002, net of financing costs of $6,225,998. Of the $94,000,000 of gross proceeds from the sale of the Old Notes and Old Warrants, $88,603,000 was allocated to the Old Notes and $5,397,000 was determined to be the value of the Old Warrants. Of the net proceeds from the sale of the Old Notes and the Old Warrants, $83,000,000 was used to satisfy in full the Company's obligations to its two former principal lenders and the balance was used to settle litigation with a former stockholder and for general corporate purposes. The Company realized a gain of $70,254,772 in connection with its repayment of all obligations to its two former principal lenders because it was able to satisfy in full these obligations at substantial discounts to their face amounts in accordance with restructuring agreements between the Company and such lenders.

     For the fiscal year ended September 28, 1997, the Company recorded an extraordinary loss resulting from the redemption of its Series A Senior Notes at par which was approximately $1.5 million in excess of their carrying value and from the write-off of the related unamortized deferred financing costs of approximately $1.3 million, net of the related tax benefit of approximately $1.1 million.


     For the six months ended March 29, 1998, the Company recorded an extraordinary loss resulting from the repurchase of $11.6 million par value of Old Notes, at a premium of approximately $2.2 million in excess of their carrying value and from the write-off of the related unamortized deferred financing costs of approximately $.5 million, net of the related tax benefit of approximately $1.1 million.


(5) The term "broadcast cash flow" means operating income before depreciation and amortization, write-down of franchise costs and corporate expenses. Broadcast cash flow should not be considered in isolation from, or as a substitute for, net income or cash flow and other consolidated income or cash flow statement data or as a measure of the Company's profitability or liquidity. Although broadcast cash flow is not a measure of performance calculated in accordance with generally accepted accounting principles, broadcast cash flow is widely used in the broadcasting industry as a measure of a broadcasting company's operating performance.

(6) EBITDA represents income before extraordinary item, net interest expense, financing costs, income taxes, depreciation and amortization, write-down of franchise costs and other expenses and income. The Company has included information concerning EBITDA in this Prospectus because it is used by certain investors as a measure of a company's ability to service its debt obligations. EBITDA should not be used as an alternative to, or be considered more meaningful than, operating income, net income or cash flow as an indicator of the Company's operating performance.


(7) For purposes of this computation, earnings are defined as earnings or loss before extraordinary items and fixed charges. Fixed charges are the sum of
    (i) interest costs, (ii) amortization of deferred financing costs, (iii) the portion of operating lease rental expense that is representative of the interest factor (deemed to be one third) and (iv) dividends on preferred stock. Earnings were inadequate to cover fixed charges by $24,999,000, $3,543,000, $6,938,000, $21,553,000 and $7,134,000 for fiscal years 1993,
    1994, 1996 and 1997, and the six months ended March 30, 1997 respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Company's financial results depend on a number of factors, including the strength of the national economy and the local economies served by the Company's stations, total advertising dollars dedicated to the markets served by the Company's stations, advertising dollars targeted to the Hispanic consumers in the markets served by the Company's stations, the Company's stations' audience ratings, the Company's ability to provide popular programming, local market competition from other radio stations and other advertising media, and government regulation and policies.

     Gross revenues derived from radio advertising are affected primarily by the advertising rates the Company's radio stations are able to charge and the number of advertisements that can be broadcast without jeopardizing audience listening levels and the resultant audience ratings. Advertising rates are, in large part, based upon each station's ability to attract audiences in demographic groups targeted by advertisers. Audience levels are generally measured by quarterly Arbitron Radio Market Reports. Each of the Company's stations strives to maximize net revenues by actively managing the amount of airtime available for sale and adjusting prices based upon local market conditions and audience ratings.

     In the radio broadcasting industry, stations may utilize trade or barter agreements to provide advertising time in exchange for goods or services (such as travel and products used in promotional campaigns or "give-aways") instead of cash compensation. In each of the 1995, 1996 and 1997 fiscal years, the Company sold approximately 94%, 94% and 96%, respectively, of its available advertising time for cash. The Company believes that its percentage of advertising time sold for cash will increase in the future as its stations' ratings increase.

     Although advertising contracts are generally short-term, the Company has long-term relationships with many of its advertisers. In the 1996 and 1997 fiscal years, approximately 80% of the Company's gross revenues from the broadcast of advertising was generated from local advertising and approximately 20% was from national advertising. Each station's local sales staff solicits advertising directly from local advertisers or through an advertising agency representing local advertisers. During the first quarter of fiscal 1997, the Company terminated its relationship with Katz Communications, Inc. ("Katz") who served as the Company's national sales representative for national broadcast advertising. During the second quarter of fiscal 1997, the Company entered into a new seven-year agreement with Caballero Spanish Media, LLC, a division of Interep ("Caballero"), to act as its new national sales representative. See "Business -- Advertising."

     In March 1996, the Company acquired WPAT-FM in New York for $86.4 million including financing costs and the Company's results include the operations of WPAT-FM from such date. Pursuant to the terms of a local marketing agreement, the Company began operating WPAT-FM on January 26, 1996 and the revenues of WPAT-FM and costs of the local marketing agreement are included in the Company's operating results from that date until the date of the acquisition.

     In March 1997, the Company acquired WRMA-FM and WXDJ-FM in Miami and WLEY-FM (named WYSY-FM at the time of the purchase) in Chicago for $111 million and $33 million, respectively. The Company's results include the operations of these stations from such date.


     On May 13, 1998, the Company, acquired KRIO-FM in San Antonio, Texas for $9.3 million.


     The Company reports its revenues and expenses on a broadcast month basis. "Broadcast month basis" means a four or five week period ending on the last Sunday of each calendar month. For fiscal 1996, the Company reported 53 weeks of revenues and expenses as compared to 52 weeks for each of fiscal 1995 and fiscal 1997.

     As is true of other radio groups, the Company's performance is customarily measured by its ability to generate broadcast cash flow and EBITDA. "Broadcast cash flow" means operating income before depreciation and amortization, write-down of franchise costs and corporate expenses. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles, the Company believes that broadcast cash flow and EBITDA are useful in evaluating the Company because such measures are accepted by the broadcasting industry as generally recognized measures of performance and are used by securities industry analysts who publish reports on the performance of broadcasting companies. In addition, the Company has included information concerning EBITDA in this Prospectus because it is used by certain investors as a measure of a company's ability to service its debt obligations and it is also the basis for determining compliance with certain covenants in the Indentures and the Certificate of Designation. Broadcast cash flow and EBITDA are not intended to be substitutes for operating income (as determined in accordance with generally accepted accounting principles), or alternatives to cash flow from operating activities (as a measure of liquidity), or alternatives to net income.

     The Company's revenues fluctuate throughout the year. The Company's second fiscal quarter (January through March) generally produces the lowest revenues for the year and the third fiscal quarter (April through June) generally produces the highest revenues, primarily due to increased levels of advertising during this period. The Company's operating results in any period may also be affected by the occurrence of advertising and promotional expenses that do not produce commensurate revenues in the period in which the expenses are quarterly basis, the potential effects of changes in audience ratings on the Company's advertising revenues may be delayed.

RESULTS OF OPERATIONS

  SIX MONTHS ENDED MARCH 30, 1997 COMPARED TO THE SIX MONTHS ENDED


  MARCH 29, 1998 (ALL DOLLAR AMOUNTS ARE PRESENTED IN THOUSANDS).



     Net Revenues. Net revenues increased from $23,790 for the six months ended March 30, 1997 to $33,600 for the six months ended March 29, 1998, an increase of $9,810 or 41.2%. This increase was due primarily to the inclusion of the results of WRMA-FM, WXDJ-FM, and WLEY-FM which were purchased on March 27, 1997. The increase in net revenues attributable to these three stations was $10,767. The increase in net revenues also resulted from a significant increase in net revenues of $2,192 at the New York Stations, WPAT-FM and WSKQ-FM and a Miami station, WCMQ-FM. The increase was offset by a decrease in net revenues from the Company's other Florida stations, WCMQ-AM, WVMQ-FM, and WZMQ-FM, and the Los Angeles station, KLAX-FM in addition to the decrease in revenues attributable to the sale of the AM stations in New York, Miami and Los Angeles.



     Operating Expenses. Total operating expenses increased from $18,540 in the six months ended March 30, 1997 to $26,433 in the six months ended March 29, 1998, an increase of $7,893 or 42.6%. The higher operating expenses were caused by an increase of $5,561 in broadcasting operating expenses, an increase of $1,851 in depreciation and amortization expense, and a $481 increase in corporate expenses.



     The increase in broadcasting operating expenses was caused mainly by the inclusion of the results of WRMA-FM, WXDJ-FM and WLEY-FM. The increase in corporate expenses was caused by increased professional fees and salaries. The increase in depreciation and amortization was the result of increased amortization of franchise costs related to the acquisitions of WRMA-FM, WXDJ-FM and WLEY-FM.



     Operating Income. Operating income increased from $5,249 during the six months ended March 30, 1997 to $7,166 during the six months ended March 29, 1998, an increase of $1,917 or 36.5%. The increase was due to the significant increase in net revenues partially offset by the increase in operating expenses.



     EBITDA. EBITDA (defined as income before extraordinary item, net interest expense, financing costs, income taxes, depreciation and amortization, writedown of franchise costs, gains on sales of radio stations and other income and expenses) increased $3,769 or 46.8% from $8,050 during the six months ended March 30, 1997 to $11,819 during the six months ended March 29, 1998. The increase in EBITDA was similarly caused by the increase in net revenues, partially offset by an increase in operating expenses.



     Other Income and Expenses. Other income and expenses, changed from an expense of $10,356 in the six months ended March 30, 1997 to income of $25,756 in the six months ended March 29, 1998. The change was primarily a result of the sale of the AM Stations at a gain of $36,364.

     Extraordinary Item. The extraordinary loss of $1,613, net of taxes, in the six months ended March 29, 1998 is a result of premiums paid on the purchase of certain outstanding Old Notes and the write off of related unamortized debt discount and deferred financing costs. In the six months ended March 30, 1997, the Company recorded an extraordinary loss of $1,715, net of income taxes. This loss resulted from an amount paid in excess of the Company's carrying value and the write-off of the related unamortized debt issuance costs in conjunction with the refinancing of debt when the Company purchased WRMA-FM, WXDJ-FM and WLEY-FM.



     Net Income (Loss). The Company's net income for the six months ended March 29, 1998, was $18,141 compared to the net loss of $4,881 for the six months ended March 30, 1997. The net income resulted from the increase in operating income and the gain from the sale of AM stations partially offset by the increase in interest expense and the extraordinary loss related to the retirement of debt.


  FISCAL YEAR 1997 COMPARED TO FISCAL YEAR 1996

     Net revenues. Net revenues increased to $60.0 million for fiscal 1997 from $48.6 million for fiscal 1996, an increase of $11.4 million, or 23.5%. This increase was due primarily to the inclusion of results of WRMA-FM and WXDJ-FM which were purchased on March 27, 1997 and increased net revenues by $7.7 million and the inclusion of the results of WPAT-FM for the entire year as opposed to the eight months during the previous year. The increase in net revenues also resulted from an increase of $1.1 million in net revenues from the Company's Los Angeles stations. These increases were offset by decreases in net revenues from certain of the Company's existing stations, including a decrease of $3.0 million from the operations of WCMQ-AM and WCMQ-FM, and a decrease of $0.5 million from the operations of WSKQ-FM and WXLX-AM. Additionally, the acquisition in the Chicago market, WLEY-FM, contributed $0.4 million in net revenues.

     Operating expenses. Total operating expenses increased to $44.3 million for fiscal 1997 from $36.2 million in fiscal 1996, an increase of $8.1 million, or 22.4%. The higher operating expenses were caused by an increase of $3.2 million in broadcasting operating expenses, $3.1 million in depreciation and amortization expense and an increase of $1.8 million in corporate expenses.

     The increase in broadcasting operating expenses was caused mainly by the inclusion of the results of the recently acquired stations in Miami, WRMA-FM and WXDJ-FM, the newly acquired station in Chicago, WLEY-FM as well as a full year of expenses for WPAT-FM. The increase in corporate expenses was caused by higher salaries and higher professional fees. The increase in depreciation and amortization was the result of increased amortization of franchise costs related to the acquisitions of WRMA-FM, WXDJ-FM, WLEY-FM and WPAT-FM.

     Operating income. Operating income increased to $15.8 million in fiscal 1997 from $12.5 million in fiscal 1996, an increase of $3.3 million, or 26.4%. The increase was due to the significant increase in net revenues partially offset by the increase in operating expenses.

     EBITDA. EBITDA increased $6.4 million, or 37.6% from $17.0 million in fiscal 1996 to $23.4 million in fiscal 1997. The increase in EBITDA was caused by the increase in net revenues, partially offset by an increase in operating expenses.

     Other expenses. Other expenses, comprised mostly of interest expense, increased to $23.0 million for fiscal 1997 from $18.1 million in fiscal 1996, an increase of $4.9 million, or 27.1%. The increase was caused mostly by interest expense on the Notes issued to partially finance the acquisitions of WRMA-FM, WXDJ-FM and WLEY-FM and the retirement of the Redeemed Notes, which only resulted in six months of interest expense in fiscal year 1996.

     Net loss. As a result of the Company's refinancing of its debt and the issuance of the Notes which partially financed the acquisitions of WRMA-FM, WXDJ-FM and WLEY-FM, the Company recorded an extraordinary loss on the retirement of old debt for the amount paid in excess of the Company's carrying value and the write-off of the related unamortized debt issuance costs. The amount of this loss is $1.6 million, net of income taxes. Consequently, the Company's net loss for fiscal year 1997 was $6.2 million compared to a net loss of $4.5 million for fiscal year 1996, an increase in the net loss of $1.7 million, or 37.8%.

  FISCAL YEAR 1996 COMPARED TO FISCAL YEAR 1995

     Net revenues. Net revenues increased to $48.6 million for fiscal 1996 from $47.3 million for fiscal 1995, an increase of $1.3 million, or 2.7%. This increase was due primarily to an increase in net revenues of $7.2 million and $0.7 million by the Company's stations in New York and Miami, respectively, offset by a decrease in revenues of $6.6 million from the Los Angeles stations. The newly acquired radio station WPAT-FM which commenced operations in January 1996 had net revenues of $4.6 million. The Company's other New York stations experienced net revenue increases primarily as a result of rating increases that allowed the stations to increase their advertising rates. The Miami stations contributed to the net revenues growth due to more effective sales efforts. The Company's Los Angeles stations' revenues were adversely affected by a decline in ratings which resulted in decreased advertising revenues. In fiscal 1996, net revenues from national advertising decreased 5% while local advertising increased by 3%.

     Operating expenses. Total operating expenses increased to $36.2 million during fiscal 1996 from $30.7 million during fiscal 1995, an increase of $5.5 million or 17.9%. As a percentage of net revenues, total operating expenses increased to 74.4% in fiscal 1996 from 64.8% in fiscal 1995. The increase was caused by increases of $1.1 million in engineering and programming expenses, $3.7 million in selling, general and administrative expenses and $1.2 million in depreciation and amortization, partially offset by a $0.5 million decline in corporate expenses.

     The primary reasons for the increase in engineering and programming expenses were the costs associated with operating the newly acquired station in New York, WPAT-FM, the settlement of a lawsuit with an ex-employee in Miami, the increase in salary and a starting bonus for a new on-air personality in Miami and increased engineering costs in the New York and Miami markets. Selling, general and administrative expenses were also impacted by the operation of WPAT-FM. Additionally, the Company's other stations in the New York market experienced increases in selling salaries, bonuses and national representative commissions due to the sales improvements, the settlement of a lawsuit with a former customer and the reserve of a loan to a former employee. The Los Angeles stations' advertising and promotional expenses increased primarily due to billboard and television campaigns. The Miami stations experienced a rise in salaries and commissions resulting from higher revenues. Sports related programming increased due to the first year of the Company broadcasting the Miami Dolphins' football games.

     The lower corporate expenses were caused by lower bonuses, as well as lower professional fees. An increase in depreciation and amortization resulted mainly from the amortization of the franchise costs related to the WPAT-FM purchase.

     Operating income. Operating income decreased from $16.7 million in fiscal 1995 to $12.5 million in fiscal year 1996, a decrease of $4.2 million or 25.1%. This decrease was due to the increase in operating expenses partially offset by the increase in net revenues.

     EBITDA. EBITDA decreased to $17.0 million from $20.0 million, a decrease of $3.0 million, or 15.0%. Such decrease, similar to operating income, was caused by the increase in operating expenses exclusive of depreciation and amortization, partially offset by the increase in net revenues.

     Other expenses. Other expenses, comprised of interest expense, net of interest income and refinancing costs, increased to $18.1 million from $13.3 million, an increase of $4.8 million, or 36.1%. The increase resulted mainly from the additional interest incurred on the Senior Secured Notes issued during this fiscal year to help purchase WPAT-FM. Additionally, the Company incurred non-recurring financial costs and wrote down the carrying value of a building in Los Angeles.

     Net income (loss). The Company had a net loss of $4.5 million in fiscal year 1996 compared to net income of $2.0 million in fiscal year 1995. This change was caused by the decrease in operating income combined with the increase in other expenses, previously discussed.

  FISCAL YEAR 1995 COMPARED TO FISCAL YEAR 1994

     Net revenues. Net revenues increased to $47.3 million for fiscal 1995 from $40.1 million for fiscal 1994, an increase of $7.2 million, or 18.0%. The increase in net revenues primarily was due to an increase in net revenues of $4.6 million in New York as a result of advertising price increases related to WSKQ-FM's improved Arbitron ranking, growth in net revenues in Los Angeles of $1.6 million due to a 41.5% increase in national advertising at KLAX-FM and KXMG-AM and growth in net revenues in Miami of $1.0 million due to promotional and sports programming events. In fiscal 1995, net revenues from national and local advertising increased 41% and 18%, respectively.

     Operating expenses. Total operating expenses increased to $30.7 million in fiscal 1995 from $28.3 million in fiscal 1994, an increase of $2.4 million or 8.5%. However, as a percentage of net revenues, total operating expenses decreased to 64.8% in fiscal 1995 from 70.5% in fiscal 1994. Operating expenses increased in fiscal 1995 as follows: corporate expenses increased by $1.4 million, selling, general and administrative expenses increased by $0.6 million, engineering and programming expenses increased by $0.2 million and depreciation and amortization increased by $0.1 million. Corporate expenses increased as a result of higher salaries, bonuses (principally to Messrs. Alarcon Jr. and Garcia totaling approximately $783,000), professional fees and insurance costs. Selling, general and administrative expenses increased in all markets, primarily as a result of higher promotion expenses and higher sales commissions due to increased net revenues. The increase in engineering and programming expenses resulted primarily from higher music license fees related to increased sales in New York and the settlement of a lawsuit relating to music license fees.

LIQUIDITY AND CAPITAL RESOURCES


     The Company's liquidity needs arise primarily from its debt service obligations, preferred stock dividend requirements, funding of the Company's working capital needs and capital expenditures. The Company's primary form of financing is cash generated from operations, long-term indebtedness and the issuance of preferred stock.



     On March 27, 1997, the Company consummated the Acquisitions. The Acquisitions were financed with proceeds of the Units Offering and the Notes Offering (the "Offerings"). Concurrently with the consummation of the Acquisitions and the Offerings, the Company effected a series of transactions including the redemption (the "Redemption") of the Company's Senior Secured Notes due 2002 and Senior Exchangeable Preferred Stock, Series A and the repurchase of related warrants to purchase an aggregate of 6.0% of the Company's Common Stock, on a fully-diluted basis. In addition, simultaneously with the consummation of the Offerings, the Company announced its intention to declare a dividend of up to $4 million in the aggregate (the "Distribution") to its stockholders and existing warrantholders who elected to receive their pro rata portion of the Distribution in lieu of the anti-dilution adjustment they would otherwise have been entitled to as a result of the Distribution. A dividend of $5.60 per share common stock was declared on March 10, 1998 and distributed to the stockholders on March 12, 1998. In April 1998, holders of warrants to purchase shares of Class A Common Stock that were issued pursuant to the Warrant Agreement dated June 29, 1994 were given the option to participate in such dividend as if they were stockholders, subject to agreeing to waive their anti-dilution rights with respect to such dividend. Holders of warrants to purchase 58,209 shares participated in the dividend and received approximately $326,000 in the aggregate. The remaining holders of warrants elected to maintain their existing anti-dilution rights.



     On July 2, 1997, the Company entered into an agreement to sell the FCC licenses and all of the assets used or useful in operating its AM stations, KXMG-AM of Los Angeles, WXLX-AM of New York and WCMQ-AM of Miami for $44 million. The Company was required to use the greater of $25 million or 50% of the net proceeds of such sale to make offers to purchase Old Notes at 110% of the principal amount. The agreement contained customary representations, warranties and conditions, including receipt of FCC approval to the transfer of the FCC licenses. Pursuant to this agreement, the Company sold the assets and FCC licenses of WXLX-AM and WCMQ-FM to One-on-One for a purchase price of $26 million on September 29, 1997. On December 2, 1997, the Company consummated the sale of the assets and FCC licenses of KXMG-AM to One-one-One for a purchase price of $18 million. On January 28, 1998 the Company entered into an Asset Purchase Agreement to purchase the FCC broadcast license and substantially all the assets used or useful in the operation of radio station KRIO-FM for $9.25 million. The Company made a $0.25 million deposit and financed the remainder from cash on hand and from operations. On May 13, 1998 the Company completed such acquisition.



     Cash flow generated from operations was $5,169 for the six months ended March 29, 1998. A portion of the Company's cash flow was used to make its semiannual interest payments on the Company's Notes of

$10,472. Additionally, the Company invested $1,132 in capital expenditures and used $15,000 to purchase Old Notes. Proceeds from the sales of WXLX-AM, WCMQ-AM and KXMG-AM were approximately $43,283, net of closing costs of $717.



     Cash flow generated from operations was $6,853 for the six months ended March 30, 1997. A portion of the Company's cash flow was used to make its semiannual interest payment on the Company's 12 1/2% Senior Notes due 2002. Additionally, the Company invested $1,347 in capital expenditures, mostly for the construction of a new tower and antenna system for WXLX-AM.


     The Company's revenues fluctuate throughout the year. The Company's second fiscal quarter (January through March) generally produces the lowest revenues for the year and its third fiscal quarter (April through June) generally produces the highest revenues primarily due to increased levels of advertising during this period.


     Management believes that, together with cash on hand, cash from operating activities should be sufficient to permit the Company to meet required cash interest obligations (which will consist of cash interest expense on the 11% Notes and cash interest expense on the Old Notes, which, commencing June 15, 1997, began accruing cash interest at a rate of 12 1/2% per annum) for the foreseeable future, capital expenditures, operating obligations and the acquisitions. However, significant assumptions (none of which can be assured) underlie this belief, including that, (i) economic conditions within the radio broadcasting market and economic conditions generally will not deteriorate in any material respect, (ii) the Company will be able to successfully implement its business strategy, (iii) the Company will not incur any material unforeseen liabilities, including, without limitation, environmental liabilities, and (iv) no future acquisition will adversely affect the Company's liquidity. The Company expects that it may be required to refinance the Old Notes on or prior to their maturity date on June 15, 2002, and no assurance can be given that it will not be required to refinance the Senior Notes and/or the Preferred Stock. No assurance can be given that any such refinancing, if required, will be obtained on terms satisfactory to the Company, if at all.

                                    BUSINESS


     The Company is one of the leading Spanish-language radio broadcasting companies in the United States. The Company operates eight major market FM radio stations in Los Angeles, New York, Chicago, San Antonio, and Miami. The Company also owns and operates FM stations in Key Largo and Key West, Florida.


INDUSTRY BACKGROUND

     General.  Radio reaches approximately 96% of all Americans over the age of
12. Radio stations derive their gross revenues primarily from the sale of advertising. Total radio advertising spending in the United States rose from $5.6 billion in 1993 to an estimated $7.4 billion in 1996. Advertisers generally regard radio as an efficient means of reaching specifically identified demographic groups. Stations are typically identified by format, such as country, adult/contemporary, news/talk and Spanish-language, among others. Through a station's format, a broadcaster focuses on specific demographic groups, making its station attractive to advertisers who also target these groups. The ability to deliver an audience comprised of individuals targeted by a particular advertiser may make a station attractive to that advertiser even though the station may not command a large share of total radio listeners in that market. Formats evolve or change as new formats gain popularity and the composition of audiences change. The largest portion of a radio station's programming is usually produced by the radio station itself. This programming includes locally produced shows featuring recorded music, news and talk shows. Additional programming may be obtained from various radio syndication services on a cash, barter (the exchange of goods and services for advertising) or cash-plus-barter basis.

     Ratings. A station's programming determines the demographics of each station's listeners and, in part, the station's market share. These factors, in turn, largely determine the price of commercial air time paid by advertisers. A station's listening audience is measured by rating service surveys of the number of radios tuned to the station at various times of the day. The generally accepted method of measuring the overall size of a radio station's audience ("ratings") is by reference to "12+ average quarter hour share"-- the number of persons, aged 12 and over, who listen to the station for at least five minutes in a quarter-hour segment Monday through Sunday, 6 a.m. to midnight, as published by Arbitron. Arbitron periodically samples radio listeners in defined market areas, principally through the use of diaries maintained by randomly selected listeners. A station's audience share is calculated by dividing (i) the average number of persons listening to a particular station for at least five minutes during an average quarter hour in a given time period by (ii) the average number of such persons for all stations in the market area. Arbitron also measures listener levels in a number of demographic categories classified by the age and gender of the audience. This information is used by advertisers to target specific audience segments.

THE HISPANIC MARKET IN THE UNITED STATES

     The Company broadcasts primarily to United States Hispanics which is one of the most rapidly growing segments of the United States population. With approximately 27.2 million Hispanics, representing approximately 10.3% of the total population, the United States has the fifth largest Hispanic population in the world. The United States Hispanic population is highly concentrated in discrete geographic areas, with approximately 63% of all Hispanics residing in the ten largest Hispanic markets in the United States. By the year 2010, Hispanics are projected to account for approximately 13.5% of the total population of the United States and will be the country's largest minority group. According to market studies, the United States Hispanic population has an estimated annual disposable income in excess of $228 billion and is more brand conscious than the general population. In addition, approximately 78% of Hispanics living in the United States prefer to speak Spanish at home, further contributing to the popularity of Spanish-language radio as a source of Spanish-language entertainment, information and culture.

     In addition to its anticipated rapid growth, the Hispanic market has several other characteristics which, the Company believes, make it attractive to advertisers, including the following:

     - United States Census Bureau data indicate that Hispanic households are larger than those of the general population, with 3.4 persons living in an average Hispanic household compared to 2.6 persons living in the average household;

     - the Hispanic population is generally younger than the general population, with a median age of 26.6 years compared to 34.0 years;

     - Hispanic consumers generally spend a higher percentage of their disposable income on consumer goods than the general public; and

     - market studies have shown that Hispanics are generally more brand conscious than the general population.

     Primarily due to these factors, the Company believes that the United States Hispanic population represents an attractive market for local and national advertisers. Total media advertising expenditures targeting Hispanics have increased significantly from $166 million in 1983 to an estimated approximately $1.4 billion in 1997, with $375 million, or 27%, of the total Hispanic media advertising allocated to radio advertising. In 1996, Hispanics accounted for approximately 6.0% of total purchasing power while the Company estimates that Spanish-language advertising expenditures accounted for less than 2.7% of total advertising expenditures in all media. The Company believes that the current disparity between the level of Hispanic contribution to total U.S. purchasing power and the level of media expenditures targeting the Hispanic market will lessen and that Spanish-language radio advertising rates will approach general market rate levels. In addition the Company believes that advertisers are increasingly realizing that radio advertising is an effective means of reaching the Hispanic population.

     The Hispanic population is concentrated in major markets making it more accessible to national advertisers. Over 43% of the Hispanic population in the United States resides in the Company's markets -- Los Angeles, New York, Miami and Chicago. The following table sets forth the top ten Hispanic markets in the United States and the percentage of the national Hispanic population contained in each market.

                     TOP TEN UNITED STATES HISPANIC MARKETS

                               HISPANIC POPULATION    PERCENTAGE OF UNITED STATES
RANK           MARKET             IN THE MARKET      HISPANIC POPULATION IN MARKET
----   ----------------------  -------------------   -----------------------------
 1.    Los Angeles                  6,012,300                    22.1%
 2.    New York                     3,278,100                    12.0
 3.    Miami                        1,358,100                     5.0
 4.    San Francisco-San Jose       1,120,000                     4.1
 5.    Chicago                      1,106,800                     4.1
 6.    Houston                      1,078,600                     4.0
 7.    San Antonio                  1,018,000                     3.7
 8.    McAllen/Brownsville            803,800                     3.0
 9.    Dallas-Ft. Worth               740,000                     2.7
10.    El Paso                        644,800                     2.4

BUSINESS STRATEGY

     To capitalize on the opportunities provided by the growing Hispanic market, the Company has developed a strategy to own, operate and acquire radio stations in areas with large Hispanic populations, increase its existing market shares and enter new markets through focused programming, promotion and marketing. The Company believes that this strategy will provide the basis for enhanced Spanish-language media penetration, increased advertising rates and improved operating results. In addition, by appealing to different demographic

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

groups, the Company believes that its strategy will result in an increased customer base for its advertisers. Specific elements of this strategy are described as follows:

     Market Specific Programming. The Company formats the programming of each of its stations to capture a dominant position within each market. Most of the Company's stations emphasize music programming due to a strong audience preference for music and because music programming is comparatively less expensive to produce than other radio formats. The Company utilizes research consultants and performs periodic music testing to assess listener preferences for the station's music and services and refines its programming to reflect the results of its research. The Hispanic population in the United States is diverse, consisting of numerous identifiable groups each with its own cultural and musical heritage. Examples of such groups are the Mexicans in California, Texas and Illinois, Puerto Ricans and Dominicans in New York and Cubans in Florida. The Company is intimately familiar with the musical tastes and the preferences of these various ethnic Hispanic groups and customizes its programming accordingly within each market.

     Multiple Station Ownership. The Company intends to capitalize on those situations where it owns multiple radio stations in a single market which access a broad demographic cross section of the Hispanic population. Multiple station ownership is expected to allow the Company to offer advertisers the ability to increase penetration of the local Hispanic population through advertising packages on multiple radio stations at attractive price levels and expand the market for advertising targeted at Hispanics, thereby allowing the Company to capture a larger share of the market's overall radio advertising revenue. Multiple station ownership also allows the Company to leverage shared resources and expertise in administration, programming and sales which reduces the overall operating costs of the stations in the market. Further cost savings can be achieved through consolidating broadcasting facilities and eliminating duplicative overhead. The Company believes that these factors represent a competitive advantage over other radio stations which operate as stand-alone entities. In March 1996, the Company acquired WPAT-FM, which together with WSKQ-FM created the first Spanish-language FM duopoly serving the New York metropolitan market. Similarly, as a result of the acquisition of WRMA-FM and WXDJ-FM, the Company operates the first FM triopoly in the Miami metropolitan market.

     Local Management and Focused Cost Control. The Company employs talented local management teams in each of its markets which are responsible for the day-to-day operations of the Company's radio stations. The local management teams generally consist of a general manager, sales manager, programming director and business manager. The Company generally prefers to staff stations with managers who have experience and knowledge of the local radio market and the local Hispanic market. Because of the diversity of the Hispanic populations from region to region in the United States, this team-oriented approach allows decisions regarding day-to-day programming, sales and promotional efforts to be made by local managers and improves the Company's flexibility and responsiveness to changing conditions in each of the markets it serves. Corporate management regularly provides stations with advice and support in the development of advertising and marketing strategies and in sales force training, and is responsible for national sales development, long-range strategic planning, corporate policies and procedures, resource allocation, monitoring performance and maintaining overall control of the stations.

     Management believes that it is important to maintain the lowest possible cost structure while achieving its operating objectives. The Company seeks to reduce station operating costs by consolidating multiple station facilities in a given market. The Company's financial review process examines expense items for possible reduction and its financial reporting system allows management to monitor expense variances on a monthly basis at the station level.

     Effective Utilization of Promotions. The Company believes an effective promotional effort plays a significant role in adding new listeners and increasing time spent listening. Special promotional appearances, such as station van appearances at client events, concerts and tie-ins to major events form an important part of the Company's marketing strategy. Many of these events enable the Company to offer its advertisers an additional means of reaching their target audiences. In addition, the Company's stations use promotional events to promote listener participation by having celebrities and radio personalities in attendance and by running contests in conjunction with the event. Many of these activities are co-sponsored by local television

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

stations and newspapers, providing the Company's advertisers with a larger combined audience. The Company's promotional and marketing campaigns focus on increasing Hispanic consumer awareness of advertisers' products, creating and reinforcing consumer awareness of stores which sell specific brands, creating consumer incentives to visit the stores and to purchase the brands and building and sustaining the images of particular brands and stores.

     Increase Community Involvement. The Company has historically been, and plans to continue to be, actively involved within the local communities that it serves. The Company's radio stations participate in numerous community programs, fund-raisers and activities benefiting the local community and Hispanics overseas. Other examples of the Company's community involvement include free public service announcements, free equal-opportunity employment announcements, tours and discussions held by station radio personalities with school and community groups designed to limit drug and gang involvement, free concerts and events designed to support the stability of the family and the local Hispanic community, and extended coverage, when necessary, of significant events which have an impact on the Hispanic population. In addition, the Company's stations and members of its management have received numerous community service awards and acknowledgments from government entities and community and philanthropic organizations for their service to the community. The Company believes this involvement helps to build and maintain station awareness and listener loyalty.

     Expansion Strategy. The Company has historically grown through a combination of internal growth and through acquisitions. The Company's expansion strategy is to selectively acquire FM radio stations in major Hispanic markets at prices that are attractive relative to the Company's potential to increase the acquired stations' operating cash flow. The Company may acquire stations in its existing markets to take advantage of the benefits of multiple station ownership or in other markets with a large Hispanic population where the Company believes opportunities exist for the Company to achieve significant audience and revenue share. In analyzing a potential radio station acquisition, the Company considers many factors including: (i) the size of the Hispanic market the station may serve; (ii) the characteristics and the anticipated growth of the market; (iii) the nature and number of competitive stations in the market; (iv) the possibility of obtaining a synergistic combination with additional stations in a given market; (v) the existing quality and potential quality of the station's broadcast signal and transmission facility; (vi) the station's ratings, revenue and operating cash flow if the station is a Spanish-language station; (vii) the price and terms of the purchase in relation to the estimated potential broadcast cash flow for the station or stations; and (viii) the radio and other media competition in the market. The relative importance of these factors will vary with each situation, although the size and anticipated growth of the Hispanic market, number and nature of competitive stations in the market and likelihood of creating a synergistic combination of stations within the market are typically prime considerations.

RADIO STATION PORTFOLIO


     The Company owns and operates seven FM radio stations in the four largest Hispanic media markets, as well as one FM radio station in San Antonio, Texas and two in Key Largo and Key West, Florida.



     Los Angeles. KLAX-FM serves the Los Angeles market which has an ADI population of approximately 16.1 million, of which approximately 37.3% is Hispanic. The station features a Ranchera format, best described as regional Mexican music including Grupo (romantic ballads) and Norteno (music from border states north of Mexico). Of the 45 Arbitron-ranked radio stations serving the Los Angeles metropolitan area, KLAX-FM is currently the #3 ranked Spanish-language radio station and the #9 ranked station overall. KLAX-FM had a
3.4 share for the Winter 1998 Arbitron rating period. KLAX-FM is licensed at
97.9 MHz. With its transmitter site in Baldwin Hills, KLAX-FM has a powerful radio signal which enables it to reach Los Angeles County in addition to Orange County, and parts of Ventura, San Bernardino, Riverside and San Diego counties. On November 21, 1997, the Company received a construction permit from the FCC to change its city of license from Long Beach to East Los Angeles and to move its transmitting facilities to Flint Peak, thereby allowing the station to extend its coverage to an additional 1.9 million listeners. KLAX-FM has an auxiliary transmitter in Long Beach, California.

     New York City. WSKQ-FM and WPAT-FM serve the New York City metropolitan area, which has an ADI population of approximately 20.0 million, of which approximately 16.4% is Hispanic. Of the 47 Arbitron-ranked radio stations serving the New York metropolitan area, WSKQ-FM and WPAT-FM are currently the #1 and #2 ranked Spanish-language radio stations and the #2 and #10 ranked stations overall. The Company's New York stations had a combined 9.6 share for the Fall 1997 Arbitron rating period. WSKQ-FM and WPAT-FM are currently the only Spanish-language FM stations serving the New York market.


     WSKQ-FM. WSKQ-FM was the first Spanish-language FM station to serve the New York City metropolitan area, making its debut in 1989. In 1993, the Company changed the station format to a Latin Power format to increase ratings and revenues. The Latin Power format is a mix of fast paced music such as salsa and merengue. WSKQ-FM is licensed at 97.9 MHz. The antenna for WSKQ-FM is on the top of the Empire State Building and covers New York City, northern New Jersey, much of Suffolk, Nassau and Westchester counties in New York, and parts of Fairfield County in Connecticut. WSKQ-FM's signal in the New York metropolitan area is comparable to other leading FM stations serving this area.

     WPAT-FM. The Company acquired WPAT-FM in March 1996 because the Company believed that the New York Spanish-language radio market was underserved. Upon its acquisition, WPAT-FM was reformatted with a Spanish-language romantic adult contemporary format designed to complement WSKQ-FM's upbeat salsa and merengue format. The Company believes that the acquisition and reformatting of WPAT-FM has served to expand the Spanish-language listening audience in the New York metropolitan area. WPAT-FM is licensed at 93.1 MHz and transmits from an antenna on top of the World Trade Center. The station's signal covers New York City, northern New Jersey, much of Suffolk, Nassau and Westchester counties in New York and parts of Fairfield County in Connecticut. WPAT-FM has clarity of sound within the New York metropolitan area comparable to other leading FM stations serving this area.


     Miami. WRMA-FM, WCMQ-FM and WXDJ-FM serve the Miami metropolitan market, which has an ADI population of approximately 3.7 million, of which approximately 37.1% is Hispanic. Of the 37 Arbitron-ranked radio stations serving the Miami metropolitan area, WRMA-FM, WCMQ-FM and WXDJ-FM are currently the #2, #4 and #5 ranked Spanish-language radio stations and the #6, #12 and #13 ranked stations overall.


     WRMA-FM. WRMA-FM went on the air in August 1994 and was acquired by the Company in March 1997. The call letters were changed to WRMA-FM by the previous owner and the station was reformatted to a Spanish-language adult contemporary format, consisting of a blend of ballads and pop songs from the 1970's to today. WRMA-FM is licensed at 106.7 MHz. Its transmitter location is on top of the Biscayne Tower in downtown Miami. The Company believes WRMA-FM's signal provides market coverage of the Miami metropolitan area comparable to other FM stations licensed to this area.

     WXDJ-FM. WXDJ-FM has served the Miami market since February 1992. Together with WRMA-FM, WXDJ formed the first Spanish-language FM duopoly serving the Miami metropolitan market. WXDJ-FM plays a blend of salsa and merengue targeting the emerging musical tastes of the rapidly changing face of the Miami Hispanic population. WXDJ-FM is licensed at 95.7 MHz. Its transmitter is located on top of the Biscayne Tower located in downtown Miami. The Company believes WXDJ-FM's signal provides market coverage of the Miami metropolitan area comparable to other FM stations licensed to this area.

     WCMQ-FM. The Company reformatted WCMQ-FM in October 1996 with a "Spanish Oldies" format consisting of pop hits from the 1960's and 1970's to fill a programming void and to complement the formats of WRMA-FM and WXDJ-FM. WCMQ-FM is licensed at 92.3 MHz. Its main transmitter location is on top of the Biscayne Tower in downtown Miami and its auxiliary transmitter is located in Hialeah, Florida. The Company believes WCMQ-FM's signal provides market coverage of the Miami metropolitan area comparable to other FM stations licensed in this area.

     WZMQ-FM. WZMQ-FM has served the Key Largo and Florida Keys community since January 1990. WZMQ-FM plays Spanish-language adult contemporary music, consisting of a blend of ballads and pop songs from the 1970's to today. WZMQ-FM is licensed at 103.9 MHz. Its transmitter is located in Key Largo,

Florida. The Company believes that WZMQ-FM's signal provides market coverage of the Key Largo area comparable to other FM stations licensed to this area.


     Chicago. WLEY-FM was acquired by the Company in March 1997. WLEY-FM was formerly named WYSY-FM. WLEY-FM serves the Chicago metropolitan area, which has an ADI population of approximately 9.4 million of which 11.8% is Hispanic. Of the 40 Arbitron-ranked radio stations in the Chicago metropolitan area, there is currently only two other high power Spanish-language FM stations. Accordingly, the Company believed that this market is underserved and offered significant opportunities for growth. The Company changed this station's format from 70's rock to Spanish-language in July of 1997. In its first full quarter of Spanish-language programming, WLEY-FM became the #1 ranked Spanish-language radio station and #9 among all stations. WLEY-FM is licensed at 107.9 MHz. The Company believes WLEY-FM's signal provides market coverage of the Chicago metropolitan area comparable to other FM stations licensed to this area.



     San Antonio. KRIO-FM serves the San Antonio metropolitan area, which has an ADI population of approximately 1.3 million of which 3.7% is Hispanic. The Company completed the acquisition of KRIO-FM and is continuing to play "Tejano" music while conducting market research.


ADVERTISING

     Virtually all radio station revenue is derived from advertising. This revenue is usually classified in one of two categories --"national" and "local." "National" connotes advertising that is solicited by a national representative firm that represents the station and is compensated on a commission-only basis. "Local" refers to advertising purchased by advertisers in the local community served by a particular station.

     The Company believes that radio is one of the most efficient and cost-effective means for advertisers to reach targeted demographic groups. Advertising rates charged by a radio station are based primarily on the station's ability to attract listeners in a given market and on the attractiveness to advertisers of the station's listener demographics. Rates vary depending upon a program's popularity among the listeners an advertiser is seeking to attract, the number of advertisers vying for available air time and the availability of alternative media in the market. Radio advertising rates generally are highest during the morning and afternoon drive-time hours which are the peak hours for radio audience listening. The Company believes that having multiple stations in a market is desirable to national advertisers and, as a result, commands attractive advertising rates. The Company believes it will be able to increase its rates as new and existing advertisers recognize the increasing desirability of targeting the growing Hispanic population in the United States.

     Each station broadcasts a predetermined number of advertisements each hour with the actual number depending upon the format of a particular station. The Company determines the number of advertisements broadcast hourly that can maximize the station's available revenue dollars without jeopardizing its audience listener levels. While there may be shifts from time to time in the number of advertisements broadcast during a particular time of the day, the total number of advertisements broadcast on a particular station generally does not vary significantly from year to year.

     The Company's revenue mix between local and national advertising varies significantly by market. Management's objective for its stations is to increase the level of national advertising since national advertising generally commands a higher dollar rate per advertising spot than does local advertising. Approximately 80% of the Company's advertising is local and 20% is national.

     During the first quarter of fiscal 1997, the Company terminated its relationship with Katz who had served as the Company's national sales representative for national broadcast advertising. Katz's termination resulted from a dispute over the Company's exclusivity arrangement with Katz. The Company and Katz have entered into a settlement agreement pursuant to which the Company released Katz from any further obligation under the contract. During the second quarter of fiscal 1997, the Company entered into a new five year agreement with Caballero Spanish Media, LLC, a division of Interep, to act as its new national sales representative.

     Although the majority of the Company's advertising contracts are short-term (generally running for less than one month), the Company has long-term relationships with some of its advertisers. In each of its broadcasting markets, the Company employs salespeople to obtain local advertising revenues. The Company believes that its local sales force is crucial in maintaining relationships with key local advertisers and agencies and identifying new advertisers. The Company generally pays sales commissions to its local sales staff upon the receipt from advertisers of the payments related to such sales. The Company offers assistance to local advertisers by providing them with studio facilities to produce 60-second commercials free of charge.

COMPETITION

     The success of each of the Company's stations depends significantly upon its audience ratings and its share of the overall advertising revenue within its market. The radio broadcasting industry is a highly competitive business. Each of the Company's radio stations competes with other radio stations in its market area (both Spanish-language and English-language), as well as with other advertising media such as newspapers, broadcast television, cable television, magazines, outdoor advertising, transit advertising and direct mail marketing. Several of the stations with which the Company competes are subsidiaries of large national or regional companies that have substantially greater resources than the Company. Factors which are material to competitive position include management experience, the station's rank in its market, power, signal and frequency, and audience demographics (including the nature of the Spanish market targeted by a particular station).

SEASONALITY

     The Company's revenues and cash flow are typically lowest in the first calendar quarter and highest in the second calendar quarter. Seasonal fluctuations are common in the radio broadcasting industry and are due primarily to fluctuations in advertising expenditures.

MANAGEMENT AND PERSONNEL


     As of March 29, 1998, the Company had approximately 293 full-time employees of whom nine were primarily involved in management, 124 in programming, 93 in sales, 59 in general administration and eight in technical activities.


     The Company moved its headquarters' staff to Miami in late September and early October of 1997. To facilitate efficient management from its headquarters, the Company accesses and utilizes computerized accounting systems from its properties to provide current information to management on station operations and to assist in cost control and the preparation of monthly financial statements. Corporate executives regularly visit each station to monitor its operations and ensure that headquarters' policies are implemented.

FEDERAL REGULATION OF RADIO BROADCASTING

     Existing Regulation and Legislation. Radio broadcasting is subject to the jurisdiction of the FCC under the Communications Act of 1934, as amended (the "Communications Act"), and by the Telecommunications Act of 1996 (the "1996 Act"). The Communications Act prohibits the operation of a radio broadcasting station except under a license issued by the FCC and empowers the FCC, among other things, to issue, renew, revoke and modify broadcasting licenses; assign frequency bands; determine stations' frequencies, locations, and power; regulate the equipment used by stations; adopt other regulations to carry out the provisions of the Communications Act; impose penalties for violation of such regulations; and impose fees for processing applications and other administrative functions. The Communications Act prohibits the assignment of a license or the transfer of control of a licensee without prior approval of the FCC.

     The 1996 Act represents the most comprehensive overhaul of the country's telecommunications laws in more than 60 years. The 1996 Act significantly changes both the broadcast ownership rules and the process for renewal of broadcast station licenses. The 1996 Act also relaxes local radio ownership restrictions, and the FCC continues to explore implementation of new ownership policies in a series of rule makings. The FCC has already implemented some changes through Commission orders. The 1996 Act establishes a "two-step" renewal process that limits the FCC's discretion to consider applications filed in competition with an incumbent's renewal application. Additionally, the 1996 Act substantially liberalizes the national broadcast ownership rules, eliminating the national radio limits.

     This new regulatory flexibility has engendered aggressive local, regional, and/or national acquisition campaigns. Removal of previous station ownership limitations on leading incumbents (i.e., existing networks and major station groups) has increased sharply the competition for, and the prices of, attractive stations.

     Multiple Ownership Restrictions. The FCC has promulgated rules that, among other things, limit the ability of individuals and entities to own or have an official position or ownership interest above a certain level (an "attributable" interest, as defined more fully below) in broadcast stations, as well as other specified mass media entities. Prior to the passage of the 1996 Act, these rules included limits on the number of radio stations that could be owned on both a national and local basis. On a national basis, the rules generally precluded any individual or entity from having an attributable interest in more than 20 AM radio stations and 20 FM radio stations.

     The 1996 Act substantially relaxed the radio ownership limitations. The FCC began its implementation of the 1996 Act with several orders issued on March 8, 1996. The Act and the FCC's subsequently issued rule changes eliminated the national ownership restriction, allowing a single entity to own nationally any number of AM or FM broadcast stations. The Act and the FCC's new rules also greatly eased local radio ownership restrictions. As with the old rules, the maximum allowable varies depending on the number of radio stations within a market. In markets with more than 45 stations, one company may own, operate or control eight stations, with no more than five in any one service (AM or FM). In markets of 30-44 stations, one company may own seven stations, with no more than four in any one service; in markets with 15-29 stations, one entity may own six stations, with no more than four in any one service. In markets with 14 commercial stations or less, one company may own up to five stations or 50% of all of the stations, whichever is less, with no more than three in any one service.

     In 1992, the FCC placed limitations on time brokerage (local marketing) agreements through which the licensee of one radio station provides programming for another licensee's station in the same market. Stations operating in the same service (e.g., where both stations are AM) and in the same market are prohibited from simulcasting more than 25% of their programming. Moreover, in determining the number of stations that a single entity may control, an entity programming a station pursuant to an LMA is required, under certain circumstances, to count that station toward its maximum even though it does not own the station.

     A number of cross-ownership rules pertain to licensees of television and radio stations. FCC rules, the Communications Act or both generally prohibit an individual or entity from having an attributable interest in both a television station and a radio station, daily newspaper or cable television system that is located in the same local market area served by the television station. The FCC has employed a liberal waiver policy with respect to the TV/radio cross-ownership restriction (the so-called "one-to-a-market" rule), generally permitting common ownership of one AM, one FM, and one TV station in any of the 25 largest markets, provided there are at least 30 separately owned stations in the market. The 1996 Act directed the FCC to extend its one-to-a-market waiver policy to the top 50 markets, consistent with the public interest, convenience and necessity; however, the FCC has not yet implemented this provision. Moreover, in a pending 1995 rulemaking the FCC has proposed eliminating the one-to-a-market rule entirely. In addition, there is now pending a Notice of Inquiry which explores possible changes in the newspaper/radio cross-ownership waiver policy.

     Expansion of the Company's broadcast operations in particular areas and nationwide will continue to be subject to the FCC's ownership rules and any further changes the FCC or Congress may adopt. Significantly, the 1996 Act requires the Commission to review its remaining ownership rules biennially -- as part of its regulatory reform obligations -- to determine whether its various rules are still necessary. The Company cannot predict the impact of the biennial review process or any other agency or legislative initiatives upon the FCC's broadcast rules. Further, the 1996 Act's relaxation of the FCC's ownership rules may increase the level of competition in one or more of the markets in which the Company's stations are located, particularly to the extent that any of the Company's competitors may have greater resources and thereby be in a better position to capitalize on such changes.

     Under the FCC's ownership rules, a direct or indirect purchaser of certain types of securities of the Company could violate FCC regulations if that purchaser owned or acquired an "attributable" or "meaningful" interest in other media properties in the same areas as stations owned by the Company or in a manner otherwise prohibited by the FCC. All officers and directors of a licensee, as well as general partners, limited partners who are not properly "insulated" from management activities, and stockholders who own five percent or more of the outstanding voting stock of a licensee (either directly or indirectly), generally will be deemed to have an attributable interest in the licensee. Certain institutional investors who exert no control or influence over a licensee may own up to ten percent of such outstanding voting stock without being considered "attributable." Under current FCC regulations, debt instruments, non-voting stock, properly insulated limited partnership interests (as to which the licensee certifies that the limited partners are not "materially involved" in the management and operation of the subject media property), warrants and voting stock held by minority stockholders in cases in which there is a single majority stockholder generally are not attributable. The FCC's "cross-interest" policy, which precludes an individual or entity from having a "meaningful" (even though not attributable) interest in one media property and an attributable interest in a broadcast, cable or newspaper property in the same area, may be invoked in certain circumstances to reach interests not expressly covered by the multiple ownership rules. See the Notice of Inquiry referred to above.

     In January 1995, the FCC initiated a rulemaking proceeding designed to permit a "thorough review of [its] broadcast media attribution rules." Among the issues on which comment was sought were (i) whether to change the voting stock attribution benchmarks from five percent to ten percent and, for passive investors, from ten percent to twenty percent; (ii) whether there are any circumstances in which non-voting stock interests, which are currently considered non-attributable, should be considered attributable; (iii) whether the FCC should eliminate its single majority shareholder exception (pursuant to which voting interests in excess of five percent are not considered cognizable if a single shareholder owns more than fifty percent of the voting power); (iv) whether to relax insulation standards for business development companies and other widely-held limited partnerships; (v) how to treat limited liability companies and other new business forms for attribution purposes; (vi) whether to eliminate or modify the cross-interest policy; and (vii) whether to adopt a new policy which would consider whether multiple cross interests or other significant business relationships (such as time brokerage agreements, debt relationships or holdings of nonattributable interests), which individually do not raise concerns, raise issues with respect to diversity and competition. In November 1996, the FCC issued a Further Notice of Proposed Rulemaking intended to change rules regarding attribution in light of the 1996 Act. The Company cannot predict with certainty when this proceeding will be concluded or whether any of these standards will be changed. Should the attribution rules be changed, the Company is unable to predict what effect, if any, such changes would have on the Company or its activities.

     License Grant and Renewal. Prior to the passage of the 1996 Act, radio broadcasting licenses generally were granted or renewed for a period of seven years upon a finding by the FCC that the "public interest, convenience, and necessity" would be served thereby. At the time an application is made for renewal of a radio license, parties in interest may file petitions to deny the application, and such parties, including members of the public, may comment upon the service the station has provided during the preceding license term. In addition, prior to passage of the 1996 Act, any person was permitted to file a competing application for authority to operate on the station's channel and replace the incumbent licensee. Renewal applications were granted without a hearing if there were not competing applications or if issues raised by petitioners to deny such applications were not serious enough to cause the FCC to order a hearing. If competing applications were filed, a full comparative hearing was required, sometimes encompassing years of expensive litigation and uncertainty.

     Under the 1996 Act, the statutory restriction on the length of broadcast licenses has been amended to allow the FCC to grant broadcast licenses for terms of up to eight years, although the FCC has not yet implemented this provision. The 1996 Act also requires renewal of a broadcast license if the FCC finds that
(1) the station has served the public interest, convenience, and necessity; (2) there have been no serious violations of either the Communications Act or the FCC's rules and regulations by the licensee; and (3) there have been no other serious violations which taken together constitute a pattern of abuse. In making its determination, the FCC may still consider petitions to deny but cannot consider whether the public interest would be better served by a person other than the renewal applicant. Instead, under the 1996 Act, competing applications for the same frequency may be accepted only after the Commission has denied an incumbent's application for renewal of license.

     By order dated April 12, 1996, the FCC modified its rules to implement the new two-step renewal procedure and to eliminate the right to file an application that is mutually exclusive with a renewal. Also on April 12, 1996, the FCC issued a notice of Proposed Rulemaking to consider how to implement the new (longer) license term provision of the 1996 Act.

     Although in the vast majority of cases broadcast licenses are granted by the FCC even when petitions to deny are filed against them, there can be no assurance that any of the Company's stations' licenses will be renewed.

     Alien Ownership Restrictions. The Communications Act restricts the ability of foreign entities or individuals to own or hold certain interests in broadcast licenses. Foreign governments, representatives of foreign governments, non-U.S. citizens, representatives of non-U.S. citizens, and corporations or partnerships organized under the laws of a foreign nation are barred from holding broadcast licenses. Non-U.S. citizens, collectively, may directly or indirectly own or vote up to twenty percent of the capital stock of a licensee. In addition, a broadcast license may not be granted to representatives or held by any corporation that is controlled, directly or indirectly, by any other corporation more than one-fourth of whose capital stock is owned or voted by non-U.S. citizens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations, if the FCC finds that the public interest will be served by the refusal or revocation of such license. The FCC has interpreted this provision of the Communications Act to require an affirmative public interest finding before a broadcast license may be granted to or held by any such corporation, and the FCC has made such an affirmative finding only in limited circumstances. The Communications Act previously also prohibited grant of a broadcast station license (i) to any corporation with an alien officer or director, or (ii) to any corporation controlled by another corporation with any alien officers or more than one-fourth alien directors. The restrictions on non-U.S. citizens serving as officers or directors of licensees and their parent corporations have been eliminated, however, by the 1996 Act effective October 7, 1996.

     Other Regulations Affecting Radio Broadcasting Stations. The FCC has significantly reduced its past regulation of broadcast stations, including elimination of formal ascertainment requirements and guidelines concerning amounts of certain types of programming and commercial matter that may be broadcast. In 1990, the U.S. Supreme Court refused to review a lower court decision that upheld the FCC's 1987 action invalidating most aspects of the Fairness Doctrine, which had required broadcasters to present contrasting views on controversial issues of public importance. The FCC has, however, continued to regulate other aspects of fairness obligations in connection with certain types of broadcasts. In addition, there are FCC rules and policies, and rules and policies of other federal agencies, that regulate matters such as political advertising practices, equal employment opportunity, application procedures and other areas affecting the business or operations of broadcast stations.

     Recent Developments, Proposed Legislation and Regulation. The FCC presently is seeking comment on its policies designed to increase minority ownership of mass media facilities. Congress, however, has enacted legislation that eliminated the minority tax certificate program of the FCC, which gave favorable tax treatment to entities selling broadcast stations to entities controlled by an ethnic minority. In addition, a recent Supreme Court decision has cast into doubt the continued validity of other FCC programs designed to increase minority ownership of mass media facilities.

     Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation and ownership of the Company's broadcast properties. In addition to the changes and proposed changes noted above, such matters include, for example, the license renewal process, spectrum use fees, political advertising rates, potential restrictions on the advertising of certain products (liquor, beer and wine, for example) and the rules and policies to be applied in enforcing the FCC's equal employment opportunity regulations. Other matters that could affect the Company's broadcast properties include technological innovations and developments generally affecting competition in the mass communications industry.

     The foregoing does not purport to be a complete summary of all the provisions of the Communications Act, or the 1996 Act, nor of the regulations and policies of the FCC thereunder. The 1996 Act also covers satellite and terrestrial delivery of digital audio radio service, and direct broadcast satellite systems. Proposals for additional or revised regulations and requirements are pending before and are being considered by Congress and federal regulatory agencies from time to time. Also, various of the foregoing matters are now, or may become, the subject of court litigation, and the Company cannot predict the outcome of any such litigation or the impact on its broadcast business.

PROPERTIES


     The Company's corporate headquarters were moved from New York City to Miami between late September and early November 1997. The types of properties required to support each of the Company's radio stations include offices, broadcasting studios and antenna towers where its broadcasting transmitters and antenna equipment are located. The Company owns the building housing the office and studios in New York City for WSKQ-FM and WPAT-FM, and in Los Angeles for KLAX-FM. The Company owns the auxiliary transmitter site for KLAX-FM in Long Beach, California and leases its other transmitter sites, with lease terms that respectively expire between 1997 and 1998, assuming all renewal options are exercised. The studios and offices of the Company's Miami and South Florida stations are currently located in leased facilities with lease terms that respectively expire in 2000 and 2012. See "Certain Relationships and Related Transactions." The Company leases its office and studio facilities in Chicago for its WLEY-FM station.


     The transmitter sites for the Company's stations are material to the Company's overall operations. Management believes that its properties are in good condition and are suitable for its operations; however, the Company continually seeks opportunities to upgrade its properties. The Company owns substantially all of the equipment used in its radio broadcasting business.

ENVIRONMENTAL MATTERS

     The Company sublets the transmitter for WXLX-AM in Lyndhurst, New Jersey, which is located on a former landfill. Although WXLX-AM was sold as part of the Dispositions, the Company retained certain potential environmental liabilities relating to such transmitter. As the lessee of the property under a long-term lease, the Company could become liable for costs associated with remediation of the site. There can be no assurance that material costs or liabilities will not be incurred in the event that cleanup of this site is required.

LEGAL PROCEEDINGS

     Alfredo Rodriguez v. Spanish Broadcasting System of California, Inc.; Spanish Broadcasting System, Inc.; Raul Alarcon, Los Angeles Superior Court Case No. BC156965. A former general manager of SBS' Los Angeles' radio stations filed suit in October 1996 alleging wrongful termination and breach of contract, and damages of approximately $2 million. The Company believes that the claim is without merit, since the general manager voluntarily resigned. The case is at the beginning of litigation and has been tendered to the Company's insurance carrier for coverage.

     From time to time the Company is involved in litigation incidental to the conduct of its business. such as contract matters and employee-related matters. The Company is not currently a party to any other litigation which, in the opinion of management, is likely to have a materially adverse effect on the Company.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table sets forth the names, ages and positions of the directors, executive officers and certain key employees of the Company upon consummations of the Offerings. Each director of the Company serves until his successor is elected and qualifies.


                 NAME                    AGE        CURRENT POSITION WITH THE COMPANY
                 ----                    ---        ---------------------------------
Raul Alarcon Jr*.......................  42    President and Chief Executive Officer and a
                                               Director of the Company
Jose Grimalt...........................  69    Secretary and a Director of the Company
Joseph Garcia..........................  52    Executive Vice President, Chief Financial
                                               Officer of the Company and Assistant
                                               Secretary
Carey Davis............................  43    Vice President and General Manager of the
                                               New York Stations
Pablo Raul Alarcon Sr..................  71    Chairman of the Board of Directors of the
                                               Company
Arnold Sheiffer*.......................  64    Director of the Company


---------------
* Member of the Audit and the Compensation Committees of the Board of Directors.

     Raul Alarcon Jr. has been the President and Chief Executive Officer of the Company since its formation in June 1994. He also serves as the President and a Director of Spanish Broadcasting System, Inc., a New Jersey corporation that is wholly-owned by the Company ("SBS-NJ"), and President or Vice President of those of the Company's other subsidiaries that own and operate the Company's radio stations. Mr. Alarcon Jr. joined SBS-NJ as a sales manager in 1983 and became a Director and the President and Chief Executive Officer of SBS-NJ in 1986. Mr. Alarcon Jr. is responsible for the Company's long-range strategic planning and was instrumental in the acquisition and financing of each of the Company's radio stations. Mr. Alarcon Jr. is the son of Mr. Alarcon Sr. and the son-in-law of Mr. Grimalt.

     Jose Grimalt has been the Secretary of the Company since its formation in June 1994. He also serves as a Director and the Secretary of SBS-NJ and those of the Company's subsidiaries that own and operate the Company's radio stations. From 1969 to 1986, Mr. Grimalt owned and operated Spanish language station WLVH-FM in Hartford, Connecticut with a contemporary Spanish language music format. In 1984, Mr. Grimalt became a stockholder and the President of the Company's California subsidiary which operates KXMG-AM in Los Angeles. Mr. Grimalt is Mr. Alarcon Jr.'s father-in-law. Mr. Grimalt recently assumed management responsibilities for the Los Angeles station.

     Joseph Garcia has been the Chief Financial Officer of the Company since the Company was formed in June 1994. He was appointed Vice President in March 1996. He joined SBS-NJ in 1984 and since then has served as the Chief Financial Officer of SBS-NJ and those of the Company's subsidiaries that own and operate the Company's radio stations. Before joining SBS-NJ, Mr. Garcia spent thirteen years in financial positions with General Foods, Philip Morris and Revlon, where he was Manager of Financial Planning for Revlon -- Latin America. In addition to conventional financial duties, Mr. Garcia assists the Company's President in formulating strategic plans for the acquisition of radio properties and negotiating for bank financing and capital formation.

     Carey Davis has been the Vice President and General Manager of the New York stations since February 1997. Mr. Davis previously spent 11 years with Westinghouse/CBS Corp., including six years as the General Sales Manager for WINS-AM in New York City and most recently as Vice President/Sales Development for the CBS and Westinghouse stations.

     Pablo Raul Alarcon Sr. has been the Chairman of the Board of Directors of the Company since its formation in June 1994. He also serves as the Chairman of the Board of SBS-NJ, and those of the Company's other subsidiaries that own and operate the Company's radio stations. Mr. Alarcon Sr. has been involved in Spanish language radio broadcasting for much of his life. Mr. Alarcon Sr. is the father of Raul Alarcon Jr.

     Arnold Sheiffer was elected to the Company's Board of Directors in December 1994. He is a private investor. From January 1990 until September 30,1994, Mr. Scheiffer was an officer, director and stockholder of Katz, the largest national sales representation firm in the broadcasting industry. From January 1992 until September 30, 1994, Mr. Sheiffer served as Executive Vice President and Chief Operating Officer of Katz. From January 1990 to January 1992, he was Senior Vice President and Chief Financial Officer of Katz. From June 1989 until January 1990, Mr. Sheiffer was retained by Katz as a financial consultant. For approximately 30 years prior thereto, Mr. Sheiffer was the managing partner of
A. Sheiffer & Company, certified public accountants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1992, Mr. Alarcon, Jr. organized Nuestra Telefonica, Inc., a New York corporation ("Nuestra") to operate long distance telephone service in Spanish to serve the Hispanic population in the markets served by the Company's radio stations. In February 1993, Nuestra entered into an access agreement with a common carrier and commenced operations. Nuestra advertised its Spanish language long distance telephone service on the Company's radio stations in Los Angeles and New York and purchased such air time at standard station rates. Since early 1994, Nuestra has not utilized any air time on the Company's radio stations. As of September 29, 1996 and September 28, 1997, Nuestra owed the Company, $663,059, of which $373,190 relates to unpaid air time and $289,869 relates to certain expenses paid by the Company on Nuestra's behalf. The amounts due are recorded on the Company's books as a receivable and due from related party asset, respectively. Mr. Alarcon, Jr. has personally guaranteed the payment of $533,124 of Nuestra's obligations to the Company. Mr. Alarcon, Jr., the Company's President and Chief Executive Officer, is Nuestra's Chairman and majority shareholder. Joseph A. Garcia, the Company's Chief Financial Officer, is Nuestra's President and a minority shareholder.


     In 1992, Messrs. Alarcon, Sr. and Alarcon, Jr. acquired a building in Coral Gables, Florida, for the purpose of housing the studios of WCMQ-AM (which has since been sold as part of the Dispositions) and WCMQ-FM. In June 1992, SBS-Florida, a subsidiary of the Company, entered into a 20-year net lease with Messrs. Alarcon, Sr. and Alarcon, Jr. for the Coral Gables building which provides for a base monthly rent of $9,000. This building currently houses the offices and studios of all of the Miami stations. The lease on the stations' previous studios expired in October 1993, was for less than half the space of the stations' present studios and had a monthly rental of approximately $7,500. Based upon its prior lease for studio space, the Company believes that the lease for the current studio is at market rates.


     Effective July 1993, Messrs. Alarcon, Sr. and Alarcon, Jr. executed promissory notes to the Company for the principal amounts of $492,173 and $1,617,086, respectively. Those promissory notes evidenced loans made by the Company to Messrs. Alarcon, Sr. and Alarcon, Jr. over several prior years. They were to mature in 2001 and bore interest at the rate of six (6%) percent per annum until July 19, 1994 and thereafter at the lesser of nine (9%) percent per annum or the prime rate charged by the Chase Manhattan Bank, N.A. Interest on the unpaid principal amount was payable annually. In December 1995, the Company exchanged the promissory notes described above for amended and restated notes in the principal amounts of $577,323 and $1,896,913 due from Messrs. Alarcon, Sr. and Alarcon, Jr., respectively. The amended and restated notes bear interest at the rate of 6.36% per annum, and mature on December 30, 2025, and are payable in thirty (30) equal annual installments of $43,570 and $143,158, respectively, on December 30th of each year commencing December 30, 1996. The payments due on December 30, 1996 and 1997 have not yet been made. As of September 28, 1997 $577,323 and $1,896,913, plus accrued and unpaid interest to date, was outstanding, respectively, on such promissory notes.


     In connection with Mr. Alarcon, Jr.'s relocation from the New York metropolitan area to the Miami metropolitan area, the Company has advanced to Mr. Alarcon, Jr. an aggregate of $1,050,229.63 to pay certain relocation expenses. On July 16, 1997, Mr. Alarcon, Jr. executed a promissory note to the Company for the principal amount of $1,050,229.63 to evidence such advances. The note was payable on demand and bore interest at a rate of 7% per annum. When the Company paid the Distribution, it applied $1,098,368 against the principal and interest due under the note.

     For the year ended September 28, 1997, the Company paid operating expenses aggregating approximately $116,000 for a boat owned by CMQ Radio, Inc. ("CMQ"), a North Carolina corporation owned equally by Messrs. Alarcon, Sr. and Alarcon, Jr. The boat is used by the Company for business entertainment. For the year ended September 28, 1997, the amount paid by the Company for its use of the boat owned by CMQ was comparable to amounts it would have paid had the Company leased the boat from an unaffiliated party.

     The Company leases a two-bedroom furnished condominium apartment in midtown Manhattan from Mr. Alarcon, Jr. for a monthly rent of $9,000. The lease commenced in August 1987 and expired in August 1997. It is now on a month-to-month basis. Generally, the apartment is used by the Company's executives, customers and business associates. The Company believes that the lease for this apartment is at market rates. It is also leasing an apartment in the same area from Mr. Grimalt for a monthly rent of $3,000 which is being used by the New York operations Programming Director when he is in New York.

     Mr. Grimalt's son was employed by the Company as an operations manager for which he was paid $110,355 for the year ended September 28, 1997.

EXECUTIVE COMPENSATION

     The following sets forth all compensation awarded to, earned by or paid for services rendered to the Company and its subsidiaries in all capacities during the fiscal years 1997, 1996 and 1995 by the Company's Chief Executive Officer and the Company's next three highest paid executive officers at September 28, 1997, whose annual salary and bonus exceeded $100,000 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                     OTHER ANNUAL
          NAME                 PRINCIPAL POSITION      YEAR    SALARY       BONUS    COMPENSATION
          ----             --------------------------  ----  ----------    --------  ------------
Raul Alarcon, Jr. .......  President and Chief         1997  $1,361,647    $     --   $       (2)
                           Executive Officer           1996     746,584(1)  237,000           (2)
                                                       1995     374,725(1)  552,000           (2)
Pablo Raul Alarcon,
  Sr. ...................  Chairman of the Board of    1997     474,000     200,000           (2)
                           Directors                   1996     464,000     112,000           (2)
                                                       1995     424,246     100,000           (2)
Jose Grimalt.............  Secretary and Director      1997     310,184          --           (2)
                                                       1996     250,000      12,000           (2)
                                                       1995     235,000          --           (2)
Joseph A. Garcia.........  Executive Vice President    1997     244,671      53,100           (2)
                           and Chief Financial         1996     214,659       5,000           (2)
                           Officer
                                                       1995     182,807     231,000           (2)

---------------
(1) Excludes amounts paid by the Company in connection with the lease by the Company of an apartment in New York, New York owned by Mr. Alarcon, Jr. and used by the Company's employees and customers. See "Certain Relationships and Related Transactions."

(2) Excludes perquisites and other personal benefits, securities or property which aggregate the lesser of $50,000 or 10% of the total of annual salary and bonus.

DIRECTOR COMPENSATION

     Directors do not receive any compensation for serving on the Company's Board of Directors. Directors are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors. The Company also maintains a directors' and officers' liability insurance policy for its directors.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     In February 1997, the Company entered into a three-year employment agreement with Carey Davis, pursuant to which Mr. Davis will serve as the Vice President and General Manager of the New York stations. Mr. Davis will be paid a base salary of $225,000 per year and will receive customary executive benefits. Additionally, he will be paid a cash bonus in the event the New York stations achieve certain broadcast cash flow targets. The agreement also contains a non-competition provision for a three-month period following termination of Mr. Davis' employment.


     In March 1997, the Company entered into a five-year employment agreement with Raul Alarcon, Jr. pursuant to which Mr. Alarcon, Jr. will continue to serve as President and Chief Executive Officer of the Company. The agreement provides for a base salary of $1.3 million, which may be increased by the Board of Directors in its sole discretion. Under the terms of the agreement, Mr. Alarcon, Jr. will be paid a cash bonus equal to the sum of (i) 2.5% of the dollar increase in same station revenue in the aggregate for any fiscal year and (ii) 5.0% of the dollar increase in same station broadcast cash flow for any fiscal year (collectively "Incentive Compensation"). If Mr. Alarcon, Jr.'s employment is terminated by the Company as a result of Mr. Alarcon, Jr.'s disability (as defined), or by Mr. Alarcon, Jr. for Good Reason, he will be entitled to receive all accrued salary, bonuses and Incentive Compensation to the date of termination plus his salary, bonuses and Incentive Compensation for the remainder of the term of his employment agreement. Mr. Alarcon, Jr. will also receive certain executive benefits, including use of automobiles, and an apartment in New York City (not to exceed $150,000 per year). Mr. Alarcon, Jr. will also be reimbursed for his relocation expenses to Miami, Florida in an amount not to exceed $100,000. Pursuant to Mr. Alarcon, Jr.'s employment agreement, and in connection with the Offerings, the Company declared and paid a dividend of $3.4 million of which Mr. Alarcon, Jr. received $3.1 million less the amounts owed under the promissory note executed in 1997, from him to the Company.


OPTION PLAN

     The Company adopted a stock option plan in 1994 (the "Plan") pursuant to which 26,750 shares of the Company's Class A Common Stock are reserved for issuance upon the exercise of options to be granted thereunder. Officers, directors and/or key employees of the Company are eligible to participate in the Plan. As of the date of this Prospectus, no options had been granted under the Plan.

LIMITATIONS ON DIRECTORS' AND OFFICERS' LIABILITY

     The Company's Amended and Restated Certificate of Incorporation (the "Charter") limits the liability of directors to the maximum extent permitted by Delaware law, which specifies that a director of a company adopting such a provision will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director denied an improper personal benefit.

     The Company's By-laws provide for mandatory indemnification of directors and authorize indemnification for officers (and others) in such manner, under such circumstances and to the fullest extent permitted by the Delaware General Corporation Law, which generally authorizes indemnification as to all expenses incurred or imposed as a result of actions, suits or proceedings if the indemnified parties act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company. The Company believes that these provisions are necessary or useful to attract and retain qualified persons as directors and officers.

     There is no pending litigation or proceeding involving a director or officer as to which indemnification is being sought.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information concerning the beneficial ownership of the Company's common stock as of the date of this Prospectus by:
(i) each person known to the Company to own beneficially more than 5% of any class of common stock; (ii) each director and each named executive officer; and
(iii) all directors and executive officers of the Company as a group. All shares are owned with sole voting and investment power.

                                                                              PERCENTAGE   PERCENT-
                                                                                  OF        AGE OF
                                                                               ECONOMIC     VOTING
                                             PERCENT               PERCENT-   OWNERSHIP    POWER OF
                                               OF                   AGE OF      OF ALL       ALL
                                 CLASS A     CLASS A    CLASS B    CLASS B      COMMON      COMMON
    EXECUTIVE OFFICERS(1)       SHARES(2)    SHARES    SHARES(2)    SHARES      STOCK       STOCK
    ---------------------       ---------    -------   ---------   --------   ----------   --------
Pablo Raul Alarcon Sr.........        --        --      36,400        75%          6%         31%
Raul Alarcon Jr...............   558,135       100%         --        --          92%         59%
Jose Grimalt..................        --        --      12,133        25%          2%         10%
Arnold Sheiffer...............        --        --          --        --          --          --
Joseph Garcia.................        --        --          --        --          --          --
All executive officers and
  directors as a group........   558,135       100%     48,533       100%        100%        100%

---------------
(1) The address of all directors and executive officers in this table, unless otherwise specified, is c/o Spanish Broadcasting System, Inc., 3191 Coral Way, Miami, Florida 33145.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). A person is deemed as of any date to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person named above, any security that such person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See "Compensation Committee Interlocks and Insider Participation."

                            SELLING SECURITYHOLDERS

     The following table sets forth information provided to the Company by the Selling Securityholders as to the number of shares of Senior Preferred Stock beneficially owned by each of them as of December 28, 1997 (except for Value Line Aggressive Income Trust who provided their information as of February 26,
1998). The Selling Securityholders acquired the Senior Preferred Stock on March 27, 1997 in connection with the Offerings. The offering covers all of the shares of Senior Preferred Stock included in the following table. See "Plan of Distribution."

     No Exchange Debentures or shares of Class A Common Stock have been issued or are outstanding, and it is unknown as of the date of this Prospectus whether any such securities will be issued. Accordingly, no Selling Securityholder information with respect to such securities is available.


                                                                   SHARES OF SENIOR PREFERRED STOCK
                       NAME OF SELLER                           BENEFICIALLY OWNED (PERCENT OF CLASS)
                       --------------                           --------------------------------------
Abbott Laboratories Annuity Retirement Plan(3)..............                       310*
Ameritech Corporation Pension Plan(3).......................                       775*
Amoco Corp. Pension Plan(2).................................                       310*
Capital Asset Trust(3)......................................                        75*
Central States, Southeast and Southwest Areas Pension                            3,975(2.36%)
  Fund(3)...................................................
CIBC Wood Gundy Securities Corp.(1).........................                    16,455(9.75%)
Continental Casualty Company................................                    22,500(13.34%)
EOS Partners, L.P...........................................                       500*
French Global Strategic Yield(2)............................                       360*
Gleacher Nat West...........................................                     1,000*
Highbridge Capital Corporation(5)...........................                       500*
Highbridge International LLC................................                     3,213(1.90%)
ING Baring (U.S.) Capital Corp..............................                     9,445(5.60%)
Lazard Strategic Yield(2)...................................                     1,250*
Lazard Global Strategic Yield(2)............................                       150
LB Series Fund, Inc. High Yield(RFO3).......................                     4,900(2.90%)
LF International Fixed Income(2)............................                       435*
Legg Mason High Yield Fund(4)...............................                     3,500(2.07%)
Legg Mason Offshore High Yield Fund(4)......................                     1,500*
Lincoln National Global Asset Allocation Fund, Inc.(3)......                        35*
Lutheran Brotherhood Family of Funds-Lutheran Brotherhood                        3,100(1.84%)
  High Yield Fund(RF06).....................................
MainStay VP Series Fund, Inc., on behalf of its High Yield                       4,500(2.67%)
  Corporate Bond Portfolio(5)...............................
NYC Employee Retirement(2)..................................                     1,500*
Police Officers Pension System of the City of Houston(5)....                       730*
Post Balance Fund, L.P......................................                     2,000(1.18%)
Putnam Asset Allocation Funds -- Balanced Portfolio(3)......                       220*
Putnam Asset Allocation Funds -- Conservative                                       75*
  Portfolio(3)..............................................
Putnam Asset Allocation Funds -- Growth Portfolio(3)........                        80*
Putnam Convertible Opportunities and Income Trust(3)........                       100*
Putnam Diversified Income Portfolio/Smith Barney/Travelers                          75*
  Series Fund(3)............................................
Putnam Diversified Income Trust(3)..........................                     3,450(2.04%)
Putnam Diversified Income Trust II(3).......................                       350*
Putnam Equity Income Fund(3)................................                        10*
Putnam High Income Convertible and Bond Fund(3).............                       105*
Putnam High Yield Advantage Fund(3).........................                     8,675(5.14%)
Putnam High Yield Fixed Income Trust(DBT)(3)................                        85*
Putnam High Yield Managed Trust(3)..........................                       970*

                                                                   SHARES OF SENIOR PREFERRED STOCK
                       NAME OF SELLER                           BENEFICIALLY OWNED (PERCENT OF CLASS)
                       --------------                           --------------------------------------
Putnam High Yield Total Return Fund(3)......................                       120*
Putnam High Yield Trust(3)..................................                    11,120(6.59%)
Putnam Managed High Yield Trust(3)..........................                       465*
Putnam Master Income Trust(3)...............................                       590*
Putnam Master Intermediate Income Trust(3)..................                       265*
Putnam Premier Income Trust(3)..............................                     1,490*
Putnam Variable Trust -- Putnam VT Diversified Income                              815*
  Fund(3)...................................................
Putnam Variable Trust -- Putnam VT Global Asset Allocation                          80*
  Fund(3)...................................................
Putnam Variable Trust -- Putnam VT High Yield Fund(3).......                     3,125(1.85%)
Robert Fleming Inc..........................................                     4,000(2.37%)
Saffra Republic(2)..........................................                     1,100*
Southern Company(2).........................................                       280*
Southern Farm Bureau Annuity Insurance Company(3)...........                       110*
T. Rowe Price High Yield Fund 7016..........................                     3,000(1.78%)
The Brown & Williamson Master Retirement Trust(5)...........                       800*
The MainStay Funds, on behalf of its High Yield Corporate                       39,570(23.46%)
  Bond Fund Series(5).......................................
The MainStay Funds, on behalf of its Strategic Income Fund                         125*
  Series(5).................................................
The TCW Shared Opportunity Fund II, L.P.....................                     2,000(1.18%)
University of Iowa #1(2)....................................                        60*
University of Iowa #2(2)....................................                        55*
Vulcan Materials Company High Yield Account(5)..............                       150*
Value Line Aggressive Income Trust..........................                     2,133(1.26%)
Walter Industries(5)........................................                        25*
                                                                                ------
TOTAL.......................................................                   168,691


(1) CIBC Wood Gundy Securities Corp. (a) is the financial advisor to the Company, (b) was the Initial Purchaser of the Senior Preferred Stock and the Series A Notes in the Offerings consummated on March 27, 1997 and (c) is a market-maker in the Company's securities.

(2) Lazard Asset Management holds discretionary power to vote, dispose of and direct the voting and disposition of such securities.

(3) Shares voting and investment control with The Putnam Advisory Company, Inc.

(4) Western Asset Management serves as investment advisor to these entities.

(5) MacKay-Shields Financial Corporation holds discretionary power to vote, dispose of and direct the voting and disposition of such securities.

*   Less than 1%.



                              PLAN OF DISTRIBUTION

     The Selling Securityholders have advised the Company that the Securities may be sold from time to time in one or more transactions (which may include "block" transactions) through underwriters, brokers, dealers or agents or directly to purchasers, and that sales may be effected in the over-the-counter market, in negotiated transactions or otherwise, or a combination of the foregoing, and at market prices prevailing at the time of sale, prices related to such prevailing market prices, fixed prices or negotiated prices (which may be changed).

     Any underwriter, broker, dealer or agent through whom the Selling Securityholders may effect transactions may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of Securities for whom they may act as agent. Each Selling Securityholder reserves the sole right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Securities to be made directly or through agents.

     To the extent required, the specific Securities to be sold, the names of the Selling Securityholder(s) thereof, the purchase price and/or public offering price, the names of any underwriter, broker, dealer or agent, and any applicable discount, concession or commission with respect thereto, will be set forth in an accompanying Prospectus Supplement.

     In order to comply with certain states' securities or "blue sky" laws, if applicable, the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless the Securities have been registered or qualified for sale in such states or an exemption from registration or qualification is available and is complied with.

     The Securities are being offered pursuant to the Prospectus in accordance with the terms of the Preferred Stock Registration Rights Agreement. Pursuant to such agreement, the Company is required to file with the Commission a shelf registration statement to cover resales of the Senior Preferred Stock by the holders thereof and to use its best efforts to keep the shelf registration statement continuously effective, supplemented and amended until the third anniversary of the Issue Date or such shorter period that will terminate when all the transfer restricted Senior Preferred Stock covered by the shelf registration statement has been sold thereto or cease being transfer restricted Senior Preferred Stock. The Registration Statement of which this Prospectus is a part is intended to satisfy such obligations.

     In addition, pursuant to the Preferred Stock Registration Rights Agreement, the Company has agreed to file a registration statement registering the issuance of shares of Class A Common Stock by the Company under certain circumstances, and if any such shares are issued prior to the effectiveness of the registration statement, the resale of such shares by the holder thereof. See "Description of Senior Preferred Stock and Exchange Debentures -- Senior Preferred Stock -- Sale of AM Stations," "-- Future Equity Infusion" and "Voting" and "Description of Senior Preferred Stock and Exchange Debentures -- Exchange Debentures -- Sale of AM Stations." The Company has agreed to keep such registration statement continuously effective for so long as any shares of Senior Preferred Stock remain outstanding. The Registration Statement of which this Prospectus is a part is intended to satisfy such obligations.

     Except for underwriting concessions, discounts and commissions payable in connection with the sale of Securities, the Company will bear all expenses incurred in connection with the performance of its obligations under the Preferred Stock Registration Rights Agreement.

     The Company has also agreed to indemnify the Initial Purchaser, the Selling Securityholders, their respective officers, directors, partners, employees, agents and controlling persons, and each underwriter, dealer manager, selling broker and similar securities industry professional participating in the distribution of Securities, from liabilities arising under the Securities Act for any untrue or alleged untrue statement of a material fact in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make any statement made therein not misleading, except to the extent that such liabilities arise from information provided by such person to the Company for inclusion in the Registration Statement.

         DESCRIPTION OF SENIOR PREFERRED STOCK AND EXCHANGE DEBENTURES

THE SENIOR PREFERRED STOCK

     The following is a summary of the material terms and provisions of the Senior Preferred Stock. This summary does not purport to be a complete description of the Senior Preferred Stock and is subject to the detailed provisions of, and qualified in its entirety by reference to, the provisions of the Certificates of Designation relating thereto (including the definitions contained therein). Definitions relating to certain capitalized terms are set forth under "-- Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Certificates of Designation and such definitions are incorporated herein by reference.

GENERAL

     Pursuant to the Certificate of Designation for the Series A Senior Preferred Stock, 175,000 shares of Senior Preferred Stock with a liquidation preference of $1,000 per share were authorized for issuance in the Units Offering, plus up to 238,930 additional shares as may be issued in payment of dividends in the event the Company elects to pay dividends on the Senior Preferred Stock by issuing additional shares of Senior Preferred Stock. See
"-- Dividends" below. Subject to certain conditions, the Senior Preferred Stock is exchangeable for Exchange Debentures at the option of the Company on any dividend payment date. The Senior Preferred Stock, when issued, will be fully paid and nonassessable, and the holders thereof will not have any subscription or preemptive rights.

RANKING

     The Senior Preferred Stock ranks, with respect to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company, senior to all classes of common stock of the Company, and to each other class of capital stock or series of preferred stock established after the date of this Prospectus (collectively, "Junior Securities"). The Company may not issue any class or series of capital stock ranking senior to or on a parity with the Senior Preferred Stock with respect to dividend distributions or distributions upon liquidation, winding-up or dissolution of the Company without the approval of the holders of at least a majority of the shares of Senior Preferred Stock then outstanding, voting or consenting, as the case may be, together as one class; provided, however, that the Company can issue additional shares of Senior Preferred Stock to satisfy dividend payments on outstanding shares of Senior Preferred Stock.

DIVIDENDS

     Holders of the Senior Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of the Company, out of funds legally available therefor, dividends on the Senior Preferred Stock at a rate per annum equal to 14 1/4% of the liquidation preference per share of Senior Preferred Stock, payable semiannually; provided that so long as a Voting Rights Triggering Event shall have occurred and be continuing, additional dividends will accumulate on the Senior Preferred Stock at a rate per annum equal to 2% of the liquidation preference per share of the Senior Preferred Stock, payable semiannually. All dividends will be cumulative whether or not earned or declared on a daily basis from the Issue Date and will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 1997, to holders of record on March 1 and September 1 immediately preceding the relevant dividend payment date. Dividends may be paid, at the Company's option, on any dividend payment date occurring on or prior to March 15, 2002 either in cash or by the issuance of additional shares of Senior Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. On September 15, 1997, the Company declared and paid dividends by the issuance of additional shares of Senior Preferred Stock to holders of record on September 1, 1997. In the event that on or prior to March 15, 2002 dividends are declared and paid through the issuance of additional shares of Senior Preferred Stock, as provided in the previous sentence, such dividends shall be deemed paid in full and will not accumulate. After March 15, 2002, dividends must be paid in cash. The Indenture and the Old Indenture restrict the Company's ability to pay cash dividends on its Capital Stock and will prohibit such payments in certain instances and other future agreements may provide the same. See "Description of Notes" and "Description of Old Notes."

     Unpaid dividends accumulating after March 15, 2002 on the Senior Preferred Stock for any past dividend period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not more than forty-five days prior to the payment thereof, as may be fixed by the board of directors of the Company.

     The dividend rate on the Senior Preferred Stock is subject to increase, and such Additional Dividends (as defined below) will be payable on the dividend payment dates set forth above, in certain circumstances, if the Senior Preferred Stock (or other securities substantially similar to the Senior Preferred Stock) are not registered with the Commission within the prescribed time periods. In the event that (i) the Preferred Stock Shelf Registration Statement is not filed with the Commission on or prior to the date specified herein for such filing,
(ii) the Preferred Stock Shelf Registration Statement has not been declared effective by the Commission on or prior to the date specified herein for such effectiveness after such obligation arises, or (iii) the Preferred Stock Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective or usable in connection with resales of transfer restricted Preferred Stock during a period in which it is required to be effective hereunder without being succeeded immediately by any additional Registration Statement covering the Preferred Stock, as the case may be (each such event, a "Preferred Stock Registration Default"), then the dividend rate on transfer restricted Preferred Stock will increase ("Additional Dividends"), with respect to the first 90-day period immediately following the occurrence of such Preferred Stock Registration Default by 0.50% per annum and will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Preferred Stock Registration Defaults have been cured, up to a maximum amount of 2.00% per annum. Following the cure of all Preferred Stock Registration Defaults, the accrual of Additional Dividends will cease and the dividend rate will revert to the original rate. Upon the effective date of the Registration Statement of which this Prospectus is a part, such registration requirements will have been met and no Additional Dividends will be payable with respect to the Senior Preferred Stock.

REDEMPTION

     Optional Redemption. The Senior Preferred Stock will be redeemable, at the Company's option, in whole at any time or in part from time to time on or prior to March 15, 2000 at a redemption price equal to 105% of the liquidation preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the immediately preceding dividend payment date to the redemption date). After March 15, 2000 and prior to March 15, 2002, the Senior Preferred Stock is not redeemable. On or after March 15, 2002, the Senior Preferred Stock will be redeemable, at the Company's option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of liquidation preference) if redeemed during the twelve-month period commencing on March 15 of the applicable year set forth below plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the immediately preceding dividend payment date to the redemption date):

                      YEAR                          PERCENTAGE
                      ----                          ----------
2002............................................      107.00%
2003............................................      105.00%
2004 and thereafter.............................      100.00%

     Mandatory Redemption. The Senior Preferred Stock will also be subject to mandatory redemption (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) in whole on March 15, 2005 at a price equal to the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends to the date of redemption.

     In the event of redemption of fewer than all of the outstanding shares of Senior Preferred Stock, the Senior Preferred Stock will be redeemed on a pro rata basis. The Senior Preferred Stock will be redeemable upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Transfer Agent of the Senior Preferred Stock. On and after any redemption date, dividends will cease to accrue on the Senior Preferred Stock or portions thereof called for redemption unless the Company shall fail to redeem any such Senior Preferred Stock.

SALE OF AM STATIONS

     If the Company had not (a) consummated Asset Sales including the FCC broadcast licenses of WXLX-AM, New York, KXMG-AM, Los Angeles, and WCMQ-AM, Miami, and applied the lesser of (i) $15.0 million of the Asset Sale Proceeds with respect to such Asset Sales or (ii) the excess of the Asset Sale Proceeds with respect to such Asset Sales above $25.0 million, to repurchase Notes or Old Notes, (b) received Net Proceeds from issuances of its Capital Stock (other than Disqualified Capital Stock) after the Issue Date in an amount equal to or greater than $45.0 million or (c) utilized $40.0 million of Asset Sale Proceeds from any Asset Sale(s) to repurchase Notes or Old Notes, in each case, on or prior to the AM Stations Asset Sale Date (as defined below), the Company would have been required to issue to the holders of Senior Preferred Stock and Exchange Debentures then outstanding (on a pro rata basis, based upon the liquidation preference and principal amount, respectively, thereof), to the extent permitted by applicable law, (x) on the AM Stations Asset Sale Date, shares of Class A Common Stock representing, in the aggregate, 1.5% of the Common Stock of the Company on a fully diluted basis as of the AM Stations Asset Sale Date and (y) on each anniversary of the AM Stations Asset Sale Date until such time as the Company would have (A) received Net Proceeds from issuances of its Capital Stock (other than Disqualified Capital Stock) after the Issue Date in an amount equal to or greater than $45.0 million or (B) utilized $40.0 million of Asset Sale Proceeds from any Asset Sale(s) to repurchase Notes or Old Notes, shares of Class A Common Stock representing 1.5% of the Common Stock of the Company on a fully diluted basis as of such anniversary. See "Risk
Factors -- Risks Related to Government Regulation; Limitation on Issuances of Common Stock."

     As used herein, "AM Stations Asset Sale Date" means April 1, 1998.

     In accordance with the certificate of designation governing the Senior Preferred Stock, the Company offered to use $25 million to repurchase Old Notes and actually used $15 million of the proceeds of the Dispositions to repurchase Old Notes.

FUTURE EQUITY INFUSION

     If, on any dividend payment date commencing with the March 15, 2000 dividend payment date, the sum of (i) the Net Proceeds received by the Company from issuances of its Capital Stock (other than Disqualified Capital Stock) after the Issue Date, (ii) the aggregate liquidation preference of Senior Preferred Stock redeemed or repurchased by the Company and (iii) the aggregate liquidation preference of Senior Preferred Stock exchanged for Exchange Debentures does not equal or exceed $50.0 million, the Company shall issue to the holders of Senior Preferred Stock, to the extent permitted by applicable law, on each such dividend payment date shares of Class A Common Stock in an amount equal 1% of Common Stock of the Company on a fully diluted basis as of such dividend payment date. See "Risk Factors -- Risks Related to Government Regulation; Limitation on Issuances of Common Stock."

EXCHANGE

     The Company may at its option from time to time on any dividend payment date exchange, in whole or in part, on a pro rata basis, the then outstanding shares of Senior Preferred Stock for Exchange Debentures; provided that immediately after giving effect to any partial exchange, there shall be outstanding shares of Senior Preferred Stock with an aggregate liquidation preference of not less than $75,000,000 and not less than $50,000,000 aggregate principal amount of Exchange Debentures; and provided, further, that (i) on the date of such exchange there are no accumulated and unpaid dividends on the Senior Preferred Stock (including the dividend payable on such date) or other contractual impediments to such exchange; (ii) there shall be legally available funds sufficient therefor; (iii) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture, no default or event of default would exist under the Indenture or the Old Indenture and no default or event of default under any other material instrument governing Indebtedness outstanding at the time would be caused thereby; and (iv) the Exchange Indenture has been qualified under the Trust Indenture Act, if such qualification is required at the time of exchange. Subject to the satisfaction of clauses (i) through (iv) above, the Company has agreed to exchange all outstanding shares of Senior Preferred Stock for Exchange Debentures within 60 days after such exchange is permitted without the Company obtaining any waiver, consent, approval or authorization under the Indenture, the Old Indenture or any other instrument governing Indebtedness outstanding at the time.

     The Company will comply with the provisions of Rule 13e-4 promulgated pursuant to the Exchange Act in connection with any exchange, to the extent applicable.

     The holders of outstanding shares of Senior Preferred Stock will be entitled to receive, subject to the second succeeding sentence, $1.00 principal amount of Exchange Debentures for each $1.00 liquidation preference of Senior Preferred Stock held by them. The Exchange Debentures will be issued in registered form, without coupons. Exchange Debentures issued in exchange for Senior Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each holder of Senior Preferred Stock will receive certificates representing the entire amount of Exchange Debentures to which such holder's shares of Senior Preferred Stock entitle such holder; provided that the Company may pay cash in lieu of issuing an Exchange Debenture in a principal amount less than $1,000. The Company will send a written notice of exchange by mail to each holder of record of shares of Senior Preferred Stock not less than 30 nor more than 60 days before the date fixed for such exchange. On and after the exchange date, dividends will cease to accumulate on the outstanding shares of Senior Preferred Stock that are to be exchanged, and all rights of the holders of Senior Preferred Stock that is to be exchanged (except the right to receive the Exchange Debentures, an amount in cash equal to the accumulated and unpaid dividends to the exchange date and, if the Company so elects, cash in lieu of any Exchange Debenture which is in an amount that is not an integral multiple of $1,000) will terminate. The person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for all purposes as the registered holder of such Exchange Debentures. See "-- The Exchange Debentures."

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of the Senior Preferred Stock will initially be entitled to be paid, out of the assets of the Company available for distribution, $1,000 per share, plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the immediately preceding dividend payment date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Senior Preferred Stock are not paid in full, the holders of the Senior Preferred Stock will share equally and ratably in any distribution of assets of the Company first in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends.

VOTING RIGHTS

     Holders of the Senior Preferred Stock will have no voting rights with respect to general corporate matters except as provided by Delaware law or as set forth in the Certificate of Designation. The Certificate of Designation provides that if (i) after March 15, 2002, dividends on the Senior Preferred Stock required to be paid in cash are in arrears and unpaid for two or more semi-annual dividend periods (whether or not consecutive) or (ii) the Company fails to redeem the Senior Preferred Stock on or before March 15, 2005 or fails to discharge any redemption obligation with respect to the Senior Preferred Stock or (iii) the Company fails to make a Change of Control Offer if such an offer is required by the provisions set forth under "-- Change of Control" below or fails to purchase shares of Senior Preferred Stock from holders who elect to have such shares purchased pursuant to the Change of Control Offer or (iv) a breach or violation of any of the provisions described under the captions "-- Sale of AM Stations," "-- Future Equity Infusion" or "-- Certain Covenants" occurs and the breach or violation continues for a period of 60 days or more after the Company receives notice thereof specifying the default from the holders of at least 25% of the shares of Senior Preferred Stock then outstanding or (v) the Company fails to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the final stated maturity of any such Indebtedness is accelerated, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $3,000,000 or more at any time, in each case, after a 20-day period during which such default shall not have been cured or such acceleration rescinded, then the number of directors constituting the board of directors of the Company will be adjusted to permit the holders of a majority of the then outstanding shares of Senior Preferred Stock, voting separately and as a class, to elect the lesser of two directors and that number of directors constituting 25% of the members of the board of directors of the Company. Such voting rights will continue until such time as, in the case of a dividend default, all accumulated and unpaid dividends on the Senior Preferred Stock are paid in full in cash and, in all other cases, any failure, breach or default giving rise to such voting rights is remedied, cured or waived by the holders of at least a majority of the shares of Senior Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of this paragraph shall terminate. Each such event described in clauses (i) through (v) above is referred to herein as a "Voting Rights Triggering Event."

     Upon the occurrence of a Voting Rights Triggering Event, the Company shall issue to the holders of Senior Preferred Stock, to the extent permitted by applicable law, on a pro rata basis shares of Class A Common Stock in an amount equal to 2% of the Common Stock on a fully diluted basis on the date of issuance. If, on any dividend payment date after the occurrence of such Voting Rights Triggering Event, any Voting Rights Triggering Event shall be continuing, the Company shall issue to the holders of Senior Preferred Stock, to the extent permitted by applicable law, on a pro rata basis shares of Class A Common Stock in an amount in the aggregate equal to the product of (a) that number of shares of Class A Common Stock equal to 2% of the Common Stock on a fully diluted basis as of each such dividend payment date and (b) a fraction, the numerator of which is the number of days (not to exceed 180 days) during the Dividend Period ending on such dividend payment date that a Voting Rights Triggering Event shall have occurred and been continuing, and the denominator of which is 180. See "Risk Factors -- Risks Related to Government Regulation; Limitation on Issuances of Common Stock."

     In addition, the Certificate of Designation provides that the Company will not authorize any additional shares of Senior Preferred Stock or any class or series of capital stock ranking prior to or on a parity with the Senior Preferred Stock with respect to dividend distributions or distributions upon liquidation, winding-up or dissolution without the affirmative vote or consent of holders of at least a majority of the shares of Senior Preferred Stock of the Company then outstanding which are entitled to vote thereon, voting or consenting, as the case may be, as one class. The Certificate of Designation also provides that the Company may not amend the Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of the holders of shares of Senior Preferred Stock, without the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of Senior Preferred Stock which are entitled to vote thereon, voting or consenting, as the case may be, as one class.

     Under Delaware law, holders of Senior Preferred Stock are entitled to vote as a class upon a proposed amendment to the certificate of incorporation of the Company, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

CHANGE OF CONTROL OFFER

     Within 20 days of the occurrence of a Change of Control, the Company shall make an offer to purchase (the "Change of Control Offer") the outstanding Senior Preferred Stock at a purchase price equal to 101% of the liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon (including an amount in cash equal to a prorated dividend for the period from the immediately preceding dividend payment date to the Change of Control Payment Date (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

     Within 20 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to each holder of Senior Preferred Stock, at the address appearing in the register maintained by the Transfer Agent, a notice stating:

          (1) that the Change of Control Offer is being made pursuant to this covenant and that all Senior Preferred Stock tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days from the date such notice is mailed (the "Change of Control Payment Date"));

          (3) that any Senior Preferred Stock not tendered will continue to accumulate dividends;

          (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Senior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

          (5) that holders accepting the offer to have their Senior Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender their certificates representing Senior Preferred Stock to the Company at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6) that holders will be entitled to withdraw their acceptance if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Senior Preferred Stock delivered for purchase, and a statement that such holder is withdrawing his election to have such Senior Preferred Stock purchased;

          (7) that holders whose Senior Preferred Stock is being purchased only in part will be issued new certificates representing the number of shares of Senior Preferred Stock equal to the unpurchased portion of the certificates surrendered; and

          (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

     On the Change of Control Payment Date, the Company shall accept for payment the Senior Preferred Stock tendered pursuant to the Change of Control Offer and promptly mail to each holder of Senior Preferred Stock so accepted payment in an amount equal to the purchase price for such Senior Preferred Stock, and the Company shall execute and issue a new Senior Preferred Stock certificate equal to any unpurchased shares represented by a certificate surrendered.

     In the event that a Change of Control occurs and the holders of Senior Preferred Stock exercise their right to require the Company to purchase Senior Preferred Stock, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

     Prior to the mailing of the notice referred to above, but in any event within 20 days following the date on which a Change of Control occurs, the Company covenants that, if the purchase of the Senior Preferred Stock would violate or constitute a default or be prohibited under the Indenture, the Old Indenture or any other instrument governing Indebtedness outstanding at the time, then the Company will, to the extent needed to permit such purchase of Senior Preferred Stock, either (i) repay in full all Indebtedness under the Indenture, the Old Indenture or any such other instrument, as the case may be, or (ii) obtain the requisite consents under the Indenture, the Old Indenture or any such other instrument, as the case may be, to permit the redemption of the Senior Preferred Stock as provided above. The Company will first comply with the covenant in the preceding sentence before it will be required to redeem Senior Preferred Stock pursuant to the provisions described above.

CERTAIN COVENANTS

     The Certificate of Designation contains the following covenants.

Limitation on Additional Indebtedness

     The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness), provided that the Company may incur Indebtedness and any Restricted Subsidiary created after the Issue Date may incur Acquisition Indebtedness if (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the Company's total consolidated Indebtedness to the Company's EBITDA (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is less than 6.75 to 1; provided, however, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness or Acquisition Indebtedness, then such ratio shall be determined by giving effect to (on a pro forma basis as if the transaction had occurred at the beginning of the four-quarter period) both the incurrence or assumption of such Acquired Indebtedness or Acquisition Indebtedness by the Company or a Restricted Subsidiary, as the case may be, and the inclusion in the Company's EBITDA of the EBITDA of the acquired person, business, property or assets, and (b) no Voting Rights Triggering Event shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

     Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness; provided that the Company shall not incur any Permitted Indebtedness that ranks junior in right of payment to the Exchange Debentures that has a maturity or mandatory sinking fund payment prior to the maturity of the Exchange Debentures.

Limitation on Restricted Payments

     The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

          (a) no Voting Rights Triggering Event shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

          (b) immediately after giving effect to such Restricted Payment, (i) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness" and (ii) the ratio of the Company's EBITDA (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) to the Company's Consolidated Interest Expense (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available) is equal to or greater than 1.4 to 1; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 100% of the Company's EBITDA from the Issue Date to the date of determination minus 1.4 times the Company's Consolidated Interest Expense from the Issue Date to the date of determination (or in the event such amount shall be a deficit, minus 100% of such deficit), (2) 100% of the aggregate Net Proceeds and the fair market value of marketable securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock, Capital Stock of the Company issued to any Subsidiary of the Company and the proceeds from the issuance of Capital Stock pursuant to the Warrants or the Old Warrants) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     The provisions of this covenant shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Certificate of Designation, (ii) so long as no Voting Rights Triggering Event shall have occurred and be continuing, the retirement of any shares of Capital Stock of the Company or Indebtedness subordinated to the Exchange Debenture by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock) of the Company, or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) so long as no Voting Rights Triggering Event shall have occurred and be continuing, the redemption or retirement of Indebtedness of the Company subordinated to the Exchange Debentures in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Company that is contractually subordinated in right of payment to the Exchange Debentures to at least the same extent as the subordinated Indebtedness being redeemed or retired, (iv) so long as no Voting Rights Triggering Event shall have occurred and be continuing, the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock; provided that (a) such Disqualified Capital Stock is not subject to mandatory redemption earlier than the maturity of the Exchange Debentures,
(b) such Disqualified Capital Stock is in an aggregate liquidation preference that is equal to or less than the sum of (x) the aggregate liquidation preference of the Disqualified Capital Stock being retired, (y) the amount of accrued and unpaid dividends, if any, and premiums owed, if any, on the Disqualified Capital Stock being retired and (z) the amount of customary fees, expenses and costs related to the incurrence of such Disqualified Capital Stock and (c) such Disqualified Capital Stock is incurred by the same person that initially incurred the Disqualified Capital Stock being retired, except that the Company may incur Disqualified Capital Stock to refund or refinance Disqualified Capital Stock of any Wholly-Owned Restricted Subsidiary of the Company, (v) the payment of dividends (whether or not in cash) on the Senior Preferred Stock in the manner provided in the Certificate of Designation, (vi) so long as no Voting Rights Triggering Event shall have occurred and be continuing, the payment of dividends and distributions to the stockholders and warrantholders of the Company on or after the Issue Date in an amount not to exceed $4,000,000 in the aggregate, (vii) the exchange of Senior Preferred Stock for Exchange Debentures and (viii) so long as no Voting Rights Triggering Event shall have occurred and be continuing, other Restricted Payments in an aggregate amount not to exceed $3,000,000. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (c) of the immediately preceding paragraph, amounts expended pursuant to clauses (i) (excluding dividends and distributions pursuant to clause (vi)), (ii) and (viii) shall be included in such calculation.

Limitation on Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its Restricted Subsidiaries own a minority interest) or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Wholly-Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1,000,000 which is not permitted under clause (i) above, such Affiliate Transaction(s) must be approved by a majority of the board of directors of the Company (including a majority of the disinterested directors). In transactions with a value in excess of $3,000,000 which are not permitted under clause (i) above, in addition to the requirements set forth in the immediately preceding sentence, the Company must obtain a written opinion as to the fairness of such a transaction from a nationally recognized expert with experience in appraising the terms or conditions of the type of business or transaction or series of transactions for which approval is required.

     The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under "Limitations on Restricted Payments" contained herein or (ii) any transaction approved by the board of directors of the Company, with an officer or director of the Company or of any Subsidiary of the Company in his or her capacity as officer or director entered into in the ordinary course of business, including compensation and employee benefit arrangements with any officer or director of the Company or of any Subsidiary of the Company that are customary for public companies in the radio broadcasting industry.

Limitation on Preferred Stock of Restricted Subsidiaries

     The Company will not permit any Restricted Subsidiary of the Company to issue any Preferred Stock (except Preferred Stock to the Company or a Restricted Subsidiary) or permit any person (other than the Company or a Restricted Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under the covenant described under "Limitation on Additional Indebtedness" in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

     Merger, Consolidation and Sale of Assets. Without the affirmative vote of the holders of a majority of the issued and outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as a separate class, the Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another person or adopt a plan of liquidation unless (i) either (1) the Company is the surviving or continuing person or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or, in the case of a plan of liquidation, the person to which assets of the Company have been transferred shall be a corporation existing under the laws of the United States or any State thereof or the District of Columbia; (ii) the Senior Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting person, having in respect of such successor, transferee or resulting person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Senior Preferred Stock had immediately prior to such transaction; (iii) immediately after giving effect to such transaction and the use of the proceeds therefrom (on a pro forma basis, including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company (in the case of clause (1) of the foregoing clause (i)) or such person (in the case of clause (2) of the foregoing clause
(i)) shall be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation of Additional Indebtedness" covenant; and (iv) immediately after giving effect to such transactions, no Voting Rights Triggering Event shall have occurred or be continuing.

     Transfer Agent and Registrar. IBJ Schroder Bank & Trust Company is the transfer agent (the "Transfer Agent") and registrar for the Senior Preferred Stock.

REPORTS TO HOLDERS

     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it will continue to furnish the information required thereby to the Commission and to the holders of the Senior Preferred Stock. The Certificate of Designation provides that even if the Company is entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the Senior Preferred

Stock, it will nonetheless continue to furnish such information to the Commission and holders of the Senior Preferred Stock.

THE EXCHANGE DEBENTURES

     The Exchange Debentures, if issued, will be issued under an Indenture (the "Exchange Indenture"), dated as of March 15, 1997 among the Company, the Debenture Guarantors and U.S. Trust Company of New York, as Trustee (the "Debenture Trustee"). The terms of the Exchange Debentures include those stated in the Exchange Indenture and those made a part of the Exchange Indenture by reference to the Trust Indenture Act as in effect on the date of the Exchange Indenture. The Exchange Debentures are subject to all such terms, and holders are referred to the Exchange Indenture and the Trust Indenture Act for a statement of provisions of the Exchange Debentures. The following is a summary of the material terms and provisions of the Exchange Debentures. This summary does not purport to be a complete description of the Exchange Debentures and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Exchange Debentures and the Exchange Indenture (including the definitions contained therein). A copy of the form of Exchange Indenture may be obtained from the Company by any holder or prospective investor upon request. Definitions relating to certain capitalized terms are set forth under "-- Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Exchange Indenture and such definitions are incorporated by reference herein.

GENERAL

     The Exchange Debentures will be general unsecured obligations of the Company and will be limited in aggregate principal amount to the liquidation preference of the Senior Preferred Stock, plus, without duplication, accumulated and unpaid dividends, on the date or dates on which it is exchanged for Exchange Debentures (plus any additional Exchange Debentures issued in lieu of cash interest as described herein). The Exchange Debentures will be issued in fully registered form only, in denominations of $1,000 and integral multiples thereof (other than as described in "-- The Senior Preferred Stock -- Exchange" or with respect to additional Exchange Debentures issued in lieu of cash interest as described herein). The Exchange Debentures will be subordinated to all existing and future Senior Debt of the Company (including the Notes and the Old Notes).

     The Exchange Debentures will be unconditionally guaranteed (each, a "Debenture Guarantee"), on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by the Debenture Guarantors (together with each other Restricted Subsidiary which guarantees the Exchange Debentures pursuant to the covenant described under "Certain Covenants -- Limitation on Creation of Subsidiaries").

     The Exchange Debentures will mature on March 15, 2005. The Exchange Debentures will bear interest at the rate of 14 1/4% per annum from the date of exchange for the applicable Senior Preferred Stock (each, an "Exchange Date"). Interest will be payable semi-annually in cash (or, on or prior to March 15, 2002, in additional Exchange Debentures, at the option of the Company) in arrears on each March 15 and September 15, commencing with the first such date after the applicable Exchange Date, to holders of record of the Exchange Debentures at the close of business on the immediately preceding March 1 and September 1, respectively.

REDEMPTION

     Optional Redemption. The Exchange Debentures will be redeemable, at the Company's option, in whole at any time or in part from time to time on or prior to March 15, 2000 at a redemption price equal to 105% of the principal amount thereof, plus accrued interest thereon to the date of redemption. After March 15, 2000 and prior to March 15, 2002, the Exchange Debentures are not redeemable. On or after March 15, 2002, the Exchange Debentures will be redeemable, at the Company's option, in whole at any time or in part from time to time, the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on March 15 of the applicable year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

                       YEAR                         PERCENTAGE
                       ----                         ----------
2002..............................................    107.00%
2003..............................................    105.00%
2004 and thereafter...............................    100.00%

SALE OF AM STATIONS

     If the Company had not (a) consummated Asset Sales including the FCC broadcast licenses of WXLX-AM, New York, KXMG-AM, Los Angeles, and WCMQ-AM, Miami, and applied the lesser of (i) $15.0 million of the Asset Sale Proceeds with respect to such Asset Sales or (ii) the excess of the Asset Sale Proceeds with respect to such Asset Sales above $25.0 million, to repurchase Notes or Old Notes, (b) received Net Proceeds from issuances of its Capital Stock (other than Disqualified Capital Stock) after the Issue Date in an amount equal to or greater than $45.0 million or (c) utilized $40 million of Asset Sale Proceeds from any Asset Sale(s) to repurchase Notes or Old Notes, in each case, on or prior to the AM Stations Asset Sale Date, the Company would have been required to issue to the holders of Senior Preferred Stock and Exchange Debentures then outstanding (on a pro rata basis, based upon the liquidation preference and principal amount, respectively, thereof), to the extent permitted by applicable law, (x) on the AM Stations Asset Sale Date, shares of Class A Common Stock representing, in the aggregate, 1.5% of the Common Stock of the Company on a fully diluted basis as of the AM Stations Asset Sale Date and (y) on each anniversary of the AM Stations Asset Sale Date until such time as the Company would have (A) received Net Proceeds from issuances of its Capital Stock (other than Disqualified Capital Stock) after the Issue Date in an amount equal to or greater than $45.0 million or (B) utilized $40.0 million of Asset Sale Proceeds from any Asset Sale(s) to repurchase Notes or Old Notes, shares of Class A Common Stock representing 1.5% of the Common Stock of the Company on a fully diluted basis as of such anniversary. See "Risk Factors -- Risks Related to Government Regulation; Limitation on Issuances of Common Stock."

     In accordance with the certificate of designation governing the Senior Preferred Stock, the Company offered to use $25 million to repurchase Old Notes and actually used $15 million of the proceeds of the Dispositions to repurchase Old Notes.

SUBORDINATION

     The Obligations represented by the Exchange Debentures are, to the extent and in the manner provided in the Exchange Indenture, subordinated in right of payment to the prior indefeasible payment and satisfaction in full of all existing and future Senior Debt of the Company.

     In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any general assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described under "-- Merger, Consolidation and Sale of Assets") (all of the foregoing referred to herein individually as a "Bankruptcy Proceeding" and collectively as "Bankruptcy Proceedings"), the holders of Senior Debt of the Company will be entitled to receive payment and satisfaction in full of all amounts due on or in respect of all Senior Debt of the Company before the holders of the Exchange Debentures are entitled to receive or retain any payment or distribution of any kind on account of the Exchange Debentures. In the event that, notwithstanding the foregoing, the Debenture Trustee or any holder of Exchange Debentures receives any payment or distribution of assets of the Company of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Exchange Debentures before all Senior Debt of the Company is paid and satisfied in full, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Debt and will be immediately paid over or delivered to the holders of Senior Debt or their representative or representatives to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Debt.

     No payment or distribution of any assets or securities of the Company or any Restricted Subsidiary of the Company of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Exchange Debentures by the Company) may be made by or on behalf of the Company or any Restricted Subsidiary of the Company, including, without limitation, by way of set-off or otherwise, for or on account of the Exchange Debentures, or for or on account of the purchase, redemption or other acquisition of the Exchange Debentures, and neither the Debenture Trustee nor any holder or owner of any Exchange Debentures shall take or receive from the Company or any Restricted Subsidiary of the Company, directly or indirectly in any manner, payment in respect of all or any portion of Exchange Debentures following the delivery by the representative of the holders of Designated Senior Debt (the "Representative") to the Debenture Trustee of written notice of the occurrence of a Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph, the Company shall resume making any and all required payments in respect of the Exchange Debentures, including any missed payments.

     Upon the occurrence of a Non-Payment Event of Default on Designated Senior Debt, no payment or distribution of any assets of the Company of any kind may be made by the Company, including, without limitation, by way of set-off or otherwise, on account of the Exchange Debentures, or on account of the purchase or redemption or other acquisition of Exchange Debentures, for a period (a "Payment Blockage Period") commencing on the date of receipt by the Debenture Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph) the earliest of (w) more than 179 days shall have elapsed since receipt of such written notice by the Debenture Trustee, (x) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist, (y) such Designated Senior Debt shall have been paid in full or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Debenture Trustee from such Representative, after which, in the case of clause (w), (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Exchange Debentures, including any missed payments. Notwithstanding any other provision of the Exchange Indenture, in no event shall a Payment Blockage Period commenced in accordance with the provisions of the Exchange Indenture described in this paragraph extend beyond 179 days from the date of the receipt by the Debenture Trustee of the notice referred to above (such period, an "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period. Notwithstanding any other provision of the Exchange Indenture, no Non-Payment Event of Default with respect to Designated Senior Debt which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such Non-Payment Event of Default shall have been waived for a period of not less than 90 consecutive days.

     Each Debenture Guarantee will, to the extent set forth in the Exchange Indenture, be subordinated in right of payment to the prior payment in full of all Senior Debt of the respective Debenture Guarantor (including a Guarantee of the Notes or a guarantee of the Old Notes by such Debenture Guarantor), and will be subject to the rights of holders of Designated Senior Debt of such Debenture Guarantor to initiate blockage periods, upon terms substantially comparable to the subordination of the Exchange Debentures to all Senior Debt of the Company.

     If the Company or any Debenture Guarantor fails to make any payment on the Exchange Debentures or any Debenture Guarantee, as the case may be, when due or within any applicable grace period, whether or not on account of payment blockage provisions, such failure would constitute an Event of Default under the Exchange Indenture and would enable the holders of the Exchange Debentures to accelerate the maturity thereof. See "-- Events of Default."

     A holder of Exchange Debentures by his acceptance of Exchange Debentures agrees to be bound by such provisions and authorizes and expressly directs the Debenture Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Exchange Indenture and appoints the Debenture Trustee his attorney-in-fact for such purpose.

CERTAIN COVENANTS

     The Exchange Indenture contains, among others, the following covenants:

Limitation on Other Senior Subordinated Debt

     The Company will not, and will not permit any Debenture Guarantor to, directly or indirectly, incur, contingently or otherwise, any Indebtedness that is both (i) subordinate in right of payment to any Senior Debt of the Company or such Debenture Guarantor, as the case may be, and (ii) senior in right of payment to the Exchange Debentures or the Debenture Guarantee, of such Debenture Guarantor, as the case may be. For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the Exchange Debentures and a Debenture Guarantee, as the case may be, if it is not explicitly subordinate in right of payment to Senior Debt at least to the same extent as the Exchange Debentures or the applicable Debenture Guarantee, as the case may be, are subordinate to Senior Debt.

Limitation on Additional Indebtedness

     The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness), provided that the Company may incur Indebtedness and any Restricted Subsidiary created after the Issue Date may incur Acquisition Indebtedness if (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the Company's total consolidated Indebtedness to the Company's EBITDA (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is less than 7.0 to 1; provided, however, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness or Acquisition Indebtedness, then such ratio shall be determined by giving effect (on a pro forma basis as if the transaction had occurred at the beginning of the four-quarter period) to both the incurrence or assumption of such Acquired Indebtedness or Acquisition Indebtedness by the Company or a Restricted Subsidiary, as the case may be, and the inclusion in the Company's EBITDA of the EBITDA of the acquired person, business, property or assets, and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

     Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness; provided that the Company shall not incur any Permitted Indebtedness that ranks junior in right of payment to the Exchange Debentures that has a maturity or mandatory sinking fund payment prior to the maturity of the Exchange Debentures.

Limitation on Restricted Payments

     The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

          (b) immediately after giving effect to such Restricted Payment, (i) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness" and (ii) the ratio of the Company's EBITDA (as determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) to the Company's Consolidated Interest Expense (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available) is equal to or greater than 1.4 to 1; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 100% of the Company's EBITDA from the Issue Date to the date of determination minus 1.4 times the Company's Consolidated Interest Expense from the Issue Date to the date of determination (or in the event such amount shall be a deficit, minus 100% of such deficit), (2) 100% of the aggregate Net Proceeds and the fair market value of marketable securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock, Capital Stock of the Company issued to any Subsidiary of the Company and the proceeds from the issuance of Capital Stock pursuant to the Warrants or the Old Warrants) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     The provisions of this covenant shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture, (ii) so long as no Default or Event of Default shall have occurred and be continuing, the retirement of any shares of Capital Stock of the Company or Indebtedness subordinated to the Exchange Debentures by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock) of the Company, or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption or retirement of Indebtedness of the Company subordinated to the Exchange Debentures in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Company that is contractually subordinated in right of payment to the Exchange Debentures to at least the same extent as the subordinated Indebtedness being redeemed or retired, (iv) so long as no Default or Event of Default shall have occurred and be continuing, the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock; provided that (a) such Disqualified Capital Stock is not subject to mandatory redemption earlier than the maturity of the Exchange Debentures, (b) such Disqualified Capital Stock is in an aggregate liquidation preference that is equal to or less than the sum of (x) the aggregate liquidation preference of the Disqualified Capital Stock being retired, (y) the amount of accrued and unpaid dividends, if any, and premiums owed, if any, on the Disqualified Capital Stock being retired and (z) the amount of customary fees, expenses and costs related to the incurrence of such Disqualified Capital Stock and (c) such Disqualified Capital Stock is incurred by the same person that initially incurred the Disqualified Capital Stock being retired, except that the Company may incur Disqualified Capital Stock to refund or refinance Disqualified Capital Stock of any Wholly-Owned Restricted Subsidiary of the Company, (v) the payment of dividends (whether or not in cash) on the Senior Preferred Stock in the manner provided in the Certificate of Designation and, (vi) so long as no Default or Event of Default shall have occurred and be continuing, the payment of dividends and distributions to the stockholders and warrantholders of the Company on or after the Issue Date in an amount not to exceed $4,000,000 (vii) the exchange of Senior Preferred Stock for Exchange Debentures and (viii) so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount not to exceed $3,000,000. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with Clause (c) of the immediately preceding paragraph, amounts expended pursuant to clauses (i) (excluding dividends and distributions pursuant to clause (vi)), (ii) and (viii) shall be included in such calculation.
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

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Debenture Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Limitation on Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default will result from making the Restricted Payment.

Limitations on Investments

     The Company will not and will not permit any of its Restricted Subsidiaries to, make any Investment other than (i) a Permitted Investment or (ii) an Investment that is made as a Restricted Payment in compliance with the "Limitation on Restricted Payments" covenant, after the Issue Date.

Limitations on Liens

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any property or asset of the Company or any of its Restricted Subsidiaries or any shares of stock or debt of any of its Restricted Subsidiaries which owns property or assets, now owned or hereafter acquired, other than Liens securing Senior Debt of the Company and the Debenture Guarantors and Permitted Liens.

Limitation on Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its Restricted Subsidiaries own a minority interest) or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Wholly-Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1,000,000 which is not permitted under clause (i) above, such Affiliate Transaction(s) must be approved by a majority of the board of directors of the Company (including a majority of the disinterested directors). In transactions with a value in excess of $3,000,000 which are not permitted under clause (i) above, in addition to the requirements set forth in the immediately preceding sentence, the Company must obtain a written opinion as to the fairness of such a transaction from a nationally recognized expert with experience in appraising the terms or conditions of the type of business or transaction or series of transactions for which approval is required.

     The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under "Limitations on Restricted Payments" contained herein or (ii) any transaction approved by the board of directors of the Company, with an officer or director of the Company or of any Subsidiary of the Company in his or her capacity as officer or director entered into in the ordinary course of business, including compensation and employee benefit arrangements with any officer or director of the Company or of any Subsidiary of the Company that are customary for public companies in the radio broadcasting industry.

Limitation on Creation of Subsidiaries

     The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the date of the Exchange Indenture, (ii) a Restricted Subsidiary that is acquired in connection with the acquisition by the Company of a radio station or radio broadcast license (and which Restricted Subsidiary was not expressly created in contemplation of such acquisition); (iii) a Restricted Subsidiary created after the Issue Date; or (iv) an Unrestricted Subsidiary; provided, however, that each Restricted Subsidiary acquired or created pursuant to clause (ii) or (iii) shall have executed a Debenture Guarantee, satisfactory in form and substance to the Debenture Trustee (and with such documentation relating thereto as the Debenture Trustee shall require, including, without limitation a supplement or amendment to the Exchange Indenture and opinions of counsel as to the enforceability of such Debenture Guarantee), pursuant to which such Restricted Subsidiary shall become a Debenture Guarantor. As of the Issue Date, the Company will have no Subsidiaries, other than the Debenture Guarantors.

Limitation on Certain Asset Sales

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or its Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's board of directors, and evidenced by a board resolution); (ii) not less than 85% of the consideration received by the Company or its Restricted Subsidiaries, as the case may be, is in the form of cash or cash equivalents (those equivalents allowed under "Temporary Cash Investments"); and (iii) the Asset Sale Proceeds received by the Company or any such Restricted Subsidiary are applied (a) to the extent the Company elects, (x) to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another person) used or useful in media businesses, provided that such investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 360 days following the receipt of such Asset Sale Proceeds or (y) to repay Senior Debt of the Company or a Debenture Guarantor; and (b) to the extent not applied pursuant to clause (iii)(a), if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $5 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Exchange Debentures, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Exchange Debentures.

     If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the holders stating, among other things: (1) that such holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Exchange Debentures at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each holder must follow in order to have such Exchange Debentures repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Exchange Debentures.

Limitation on Preferred Stock of Restricted Subsidiaries

     The Company will not permit any Restricted Subsidiary of the Company to issue any Preferred Stock (except Preferred Stock to the Company or a Restricted Subsidiary) or permit any person (other than the Company or a Restricted Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under the covenant described under "Limitation on Additional Indebtedness" in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

Limitation on Capital Stock of Restricted Subsidiaries

     The Company will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of the Company, other than Capital Stock of a Restricted Subsidiary of the Company which owns or holds only property or assets acquired by the Company and its Restricted Subsidiaries after the Issue Date, or (ii) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Wholly-Owned Restricted Subsidiary of the Company. The foregoing restrictions shall not apply to (a) an Asset Sale made in compliance with "Limitation on Certain Asset Sales", (b) the issuance of Preferred Stock in compliance with the covenant described under "Limitation on Preferred Stock of Subsidiaries" or (c) a pledge or hypothecation or other Lien on Capital Stock of a Restricted Subsidiary pursuant to a Permitted Lien securing Bank Indebtedness.

Limitation on Sale and Lease-Back Transactions

     The Company will not, and will not permit any Restricted Subsidiary of the Company to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined by a board resolution of the Company and (ii) the Company could incur the Attributable Debt in respect of such Sale and Lease-Back Transaction in compliance with the covenant described under "Limitation on Additional Indebtedness."

Payments for Consent

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Exchange Debentures for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Exchange Indenture or the Exchange Debentures unless such consideration is offered to be paid or agreed to be paid to all holders of the Exchange Debentures which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

CHANGE OF CONTROL OFFER

     Within 20 days of the occurrence of a Change of Control, the Company shall notify the Debenture Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Exchange Debentures at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant,

     Within 20 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Debenture Trustee and to each holder of the Exchange Debentures, at the address appearing in the register maintained by the Registrar of the Exchange Debentures, a notice stating:

          (1) that the Change of Control Offer is being made pursuant to this covenant and that all Exchange Debentures tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days from the date such notice is mailed (the "Change of Control Payment Date"));

          (3) that any Exchange Debenture not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Exchange Debentures accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that holders accepting the offer to have their Exchange Debentures purchased pursuant to a Change of Control Offer will be required to surrender the Exchange Debentures to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Exchange Debentures delivered for purchase, and a statement that such holder is withdrawing his election to have such Exchange Debentures purchased;

          (7) that holders whose Exchange Debentures are being purchased only in part will be issued new Exchange Debentures equal in principal amount to the unpurchased portion of the Exchange Debentures surrendered, provided that each Exchange Debenture purchased and each such new Exchange Debenture issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (9) the name and address of the Paying Agent.

     On the Change of Control Payment Date, the Company shall (i) accept for payment Exchange Debentures or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Exchange Debentures or portions thereof so tendered and
(iii) deliver or cause to be delivered to the Debenture Trustee Exchange Debentures or portions thereof so accepted for cancellation. The Paying Agent shall promptly mail to each holder of Exchange Debentures so accepted payment in an amount equal to the purchase price for such Exchange Debentures, and the Company shall execute and issue, and the Debenture Trustee shall promptly authenticate and mail to such holder, a new Exchange Debenture equal in principal amount to any unpurchased portion of the Exchange Debentures surrendered; provided that each such new Exchange Debenture shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     The Exchange Indenture will provide that, if the Company or any Restricted Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Exchange Debentures or any Debenture Guarantee or (ii) Preferred Stock (other than the Senior Preferred Stock), and the Company or such Subsidiary is required to repay, repurchase, redeem or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock (other than the Senior Preferred Stock) in the event of a change of control of the Company, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any such repayment, repurchase, redemption or distribution with respect to such subordinated Indebtedness or Preferred Stock (other than the Senior Preferred Stock) until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Exchange Debentures that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Exchange Debentures.

     Prior to the mailing of the notice referred to above, but in any event within 20 days following the date on which a Change of Control occurs, the Company covenants that, if the purchase of the Exchange Debentures would violate or constitute a default or be prohibited under the Indenture, the Old Indenture or any other instrument governing Indebtedness outstanding at the time, then the Company will, to the extent needed to permit such purchase of Exchange Debentures, either (i) repay in full all Indebtedness under the Indenture, the Old Indenture and any such other instrument, as the case may be, or (ii) obtain the requisite consents under the Indenture, the Old Indenture and any such other instrument, as the case may be, to permit the redemption of the Exchange Debentures as provided above. The Company will first comply with the covenant in the preceding sentence before it will be required to purchase Exchange Debentures pursuant to the provisions described above.

     In the event that a Change of Control occurs and the holders of Exchange Debentures exercise their right to require the Company to purchase Exchange Debentures, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

MERGER AND CONSOLIDATION

     The Company will not and will not permit any Debenture Guarantor (other than a Debenture Guarantor to be released from its obligations under its Debenture Guarantee as described under "Debenture Guarantees"), to consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any person unless: (i) the Company or the Debenture Guarantor, as the case may be, shall be the continuing person, or the person (if other than the Company or the Debenture Guarantor) formed by such consolidation or into which the Company or the Debenture Guarantor, as the case may be, is merged or to which the properties and assets of the Company or the Debenture Guarantor, as the case may be, are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Debenture Trustee, in form satisfactory to the Debenture Trustee, all of the obligations of the Company or the Debenture Guarantor, as the case may be, under the Exchange Debentures or its Debenture Guarantee and the Exchange Indenture, and the obligations under the Exchange Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis the Company or such person could incur at least $1.00 additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness," provided that a Debenture Guarantor may merge into the Company or another person that is a Debenture Guarantor without complying with this clause
(iii).

     In connection with any consolidation, merger or transfer contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Debenture Trustee, in form and substance reasonably satisfactory to the Debenture Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

DEBENTURE GUARANTEES

     The Exchange Debentures are guaranteed on a senior subordinated basis by the Debenture Guarantors. All payments pursuant to a Debenture Guarantee by a Debenture Guarantor are subordinated in right of payment to the prior payment in full of all Senior Debt of such Debenture Guarantor, to the same extent and in the same manner that all payments pursuant to the Exchange Debentures are subordinated in right of payment to the prior payment in full of all Senior Debt of the Company. The obligations of each Debenture Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Debenture Guarantor (including, without limitation, any guarantees of other Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Debenture Guarantor in respect of the obligations of such other Debenture Guarantor under its Debenture Guarantee or pursuant to its contribution obligations under the Exchange Indenture, result in the obligations of such Debenture Guarantor under the Debenture Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Debenture Guarantor that makes a payment or distribution under a Debenture Guarantee shall be entitled to a contribution from each other Debenture Guarantor in a pro rata amount based on the Adjusted Net Assets of each Debenture Guarantor.

     A Debenture Guarantor shall be released from all of its obligations under its Debenture Guarantee if all or substantially all of its assets are sold or all of its Capital Stock owned by the Company and its Restricted Subsidiaries is sold, in each case in a transaction in compliance with the covenant described under "Limitation on Certain Asset Sales," or the Debenture Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Debenture Guarantor in a transaction in compliance with "Merger and Consolidation," and such Debenture Guarantor has delivered to the Debenture
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

Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

EVENTS OF DEFAULT

     The following events are defined in the Exchange Indenture as "Events of Default":

          (i) default in payment of any principal of, or premium, if any, on the Exchange Debentures;

          (ii) default for 30 days in payment of any interest on the Exchange Debentures;

          (iii) default by the Company or any Debenture Guarantor in the observance or performance of any other covenant in the Exchange Debentures, Debenture Guarantees or the Exchange Indenture for 60 days after written notice from the Debenture Trustee or the holders of not less than 25% in aggregate principal amount of the Exchange Debentures then outstanding;

          (iv) failure to pay when due principal, interest or premium in an aggregate amount of $3,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof, or the acceleration of any such Indebtedness aggregating $3,000,000 or more which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 30 days after written notice as provided in the Exchange Indenture, or such acceleration shall not be rescinded or annulled within 10 days after written notice as provided in the Exchange Indenture;

          (v) any final judgment or judgments for the payment of money in excess of $3,000,000 shall be rendered against the Company or any Restricted Subsidiary thereof, and shall remain undischarged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; or

          (vi) certain events involving bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary thereof.

     The Exchange Indenture provides that the Debenture Trustee may withhold notice to the holders of the Exchange Debentures of any default (except in payment of principal or premium, if any, or interest on the Exchange Debentures) if the Debenture Trustee considers it to be in the best interest of the holders of the Exchange Debentures to do so.

     The Exchange Indenture will provide that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the Debenture Trustee or the holders of not less than 25% in aggregate principal amount of the Exchange Debentures then outstanding may declare to be immediately due and payable, the entire principal amount of all the Exchange Debentures then outstanding plus accrued interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Debenture Trustee, the holders of a majority in aggregate principal amount of outstanding Exchange Debentures may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium, or interest, have been cured or waived as provided in the Exchange Indenture. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, such principal, premium and interest amount with respect to all of the Exchange Debentures shall be due and payable immediately without any declaration or other act on the part of the Debenture Trustee or the holders of the Exchange Debentures.

     The holders of a majority in principal amount of the Exchange Debentures then outstanding shall have the right to waive any existing default or compliance with any provision of the Exchange Indenture or the Exchange Debentures and to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, subject to certain limitations specified in the Exchange Indenture.

     No holder of any Exchange Debenture will have any right to institute any proceeding with respect to the Exchange Indenture or for any remedy thereunder, unless such holder shall have previously given to the Debenture Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Exchange Debentures shall have made written request and offered reasonable indemnity to the Debenture Trustee to institute such proceeding as a trustee, and unless the Debenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Exchange Debentures a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted on such Exchange Debenture on or after the respective due dates expressed in such Exchange Debenture.

DEFEASANCE AND COVENANT DEFEASANCE

     The Exchange Indenture provides the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the Exchange Debentures (except for the obligations to register the transfer or exchange of such Exchange Debentures, to replace temporary or mutilated, destroyed, lost or stolen Exchange Debentures, to maintain an office or agency in respect of the Exchange Debentures and to hold monies for payment in trust) ("defeasance") or
(b) to be released from their obligations with respect to the Exchange Debentures under certain covenants contained in the Indenture and described above under "Covenants" ("covenant defeasance"), upon the deposit with the Debenture Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Exchange Debentures, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Exchange Indenture. Such a trust may only be established if, among other things, the Company has delivered to the Debenture Trustee an opinion of counsel (as specified in the Exchange Indenture) (i) to the effect that neither the trust nor the Debenture Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) describing either a private ruling concerning the Exchange Debentures or a published ruling of the Internal Revenue Service, to the effect that holders of the Exchange Debentures or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

MODIFICATION OF INDENTURE

     From time to time, the Company, the Debenture Guarantors and the Debenture Trustee may, without the consent of holders of the Exchange Debentures, amend the Exchange Indenture or the Exchange Debentures or supplement the Exchange Indenture for certain specified purposes, including providing for uncertificated Exchange Debentures in addition to certificated Exchange Debentures, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any holder. The Exchange Indenture contains provisions permitting the Company, the Debenture Guarantors and the Debenture Trustee, with the consent of holders of at least a majority in principal amount of the outstanding Exchange Debentures, to modify or supplement the Exchange Indenture or the Exchange Debentures, except that no such modification shall, without the consent of each holder affected thereby, (i) reduce the amount of Exchange Debentures whose holders must consent to an amendment, supplement, or waiver to the Exchange Indenture, Debenture Guarantees or the Exchange Debentures, (ii) reduce the rate of or change the time for payment of interest on any Exchange Debenture, (iii) reduce the principal of or premium on or change the stated maturity of any Exchange Debenture, (iv) make any Exchange Debenture payable in money other than that stated in the Exchange Debenture or change the place of payment from New York, New York, (v) change the amount or time of any payment required by the Exchange Debentures or reduce the premium payable upon any redemption of Exchange Debentures, or change the time when such redemption may be made, (vi) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any Exchange Debenture, or (vii) take any other action otherwise prohibited by the Exchange Indenture to be taken without the consent of each holder affected thereby.

REPORTS TO HOLDERS

     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it will continue to furnish the information required thereby to the Commission and to the holders of the Exchange Debentures. The Exchange Indenture provides that even if the Company is entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the Exchange Debentures, they will nonetheless continue to furnish such information to the Commission and holders of the Exchange Debentures.

COMPLIANCE CERTIFICATE

     The Company will deliver to the Debenture Trustee on or before 100 days after the end of the Company's fiscal year and on or before 50 days after the end of each of the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

THE DEBENTURE TRUSTEE

     The Debenture Trustee under the Exchange Indenture will be the Registrar and Paying Agent with regard to the Exchange Debentures. The Exchange Indenture provides that, except during the continuance of an Event of Default, the Debenture Trustee will perform only such duties as are specifically set forth in the Exchange Indenture. During the existence of an Event of Default, the Debenture Trustee will exercise such rights and powers vested in it under the Exchange Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

TRANSFER AND EXCHANGE

     Holders of the Exchange Debentures may transfer or Exchange Debentures in accordance with the Exchange Indenture. The Registrar under the Exchange Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Exchange Indenture. The Registrar is not required to transfer or exchange any Exchange Debenture selected for redemption. Also, the Registrar is not required to transfer or exchange any Exchange Debenture for a period of 15 days before selection of the Exchange Debentures to be redeemed.

     The registered holder of an Exchange Debenture may be treated as the owner of it for all purposes.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Certificate of Designation and the Exchange Indenture. Reference is made to the Certificate of Designation and the Exchange Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a person (including an Unrestricted Subsidiary) existing at the time such person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such person.

     "Acquisition Indebtedness" means Indebtedness incurred by the Company or by a Restricted Subsidiary the proceeds of which are used for the acquisition of a media business and related facilities and assets or for the construction of a facility pursuant to a construction permit issued by the FCC.

     "Adjusted Net Assets" of a Debenture Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Debenture Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Debenture Guarantee, of such Debenture Guarantor at such date and (y) the present fair ratable value of the assets of such Debenture Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Debenture Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Debenture Guarantor in respect of the obligations of such Subsidiary under the Debenture Guarantee), excluding Indebtedness in respect of the Debenture Guarantee, as they become absolute and matured.

     "Affiliate" of any specified person means any other person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that (a) beneficial ownership of at least 10% of the voting securities of a person shall be deemed to be control and (b) for purposes of the "Limitation on Transactions with Affiliates" covenant, for so long as Raul Alarcon Sr., Raul Alarcon Jr. or Jose Grimalt are directors, officers or shareholders of the Company, they, their respective spouses, lineal descendants and any person controlled by any of them shall be Affiliates of the Company and its Subsidiaries.

     "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, or (c) all or substantially all of the assets of any radio station, or part thereof, owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided that Asset Sales shall not include sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other person becomes a Restricted Subsidiary.

     "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary of the Company from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary of the Company as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or any such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or any such Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by the Company or any such Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

     "Attributable Debt" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of (i) the fair value of the property subject to such arrangement (as determined by the board of directors of the Company) and (ii) the present value (discounted at the interest rate implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sales that have not been applied in accordance with clauses (iii)(a) or (iii)(b), and that have not been the basis for an Excess Proceeds Offer in accordance with clause (iii)(b) of the first paragraph of "Certain Covenants -- Limitation on Certain Asset Sales".

     "Bank Indebtedness" means (i) Indebtedness of the Company incurred in accordance with the Indenture owing to one or more commercial banking institutions that are members of the Federal Reserve System and

(ii) any guarantee by a Guarantor of any Indebtedness of the Company of the type set forth in clause (i) of this definition.

     "Capital Stock" means, with respect to any person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such person or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Certificate of Designation" means the Certificate of Designation creating the Senior Preferred Stock, as in effect on the Issue Date.

     A "Change of Control" of the Company will be deemed to have occurred at such time as (i) any person (including a person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) of 50% or more of the total voting power of the Company's Common Stock,
(ii) prior to a Public Equity Offering, Permitted Holders shall cease to own beneficially at least 40% of the total voting power of the Company's Common Stock, (iii) any person (including a person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 30% of the total voting power of the Company's Common Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company, (iv) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Company has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the board of directors of the Company.

     "Common Stock" of any person means all Capital Stock of such person that is generally entitled to (i) vote in the election of directors of such person or
(ii) if such person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such person.

     "Consolidated Interest Expense" means, with respect to any person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such person and its Subsidiaries on a consolidated basis (including, but not limited to, cash dividends paid on Preferred Stock, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company).

     "Consolidated Net Income" means, with respect to any person, for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any person (the "other person") in which the person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other person to be consolidated into the net income of the person in question in accordance with
GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the person in question or the Subsidiary, (b) the Net Income of any Subsidiary of the person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Exchange Debentures or the Exchange Indenture) shall be excluded to the extent of such restriction or limitation,
(c) (i) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, and (d) extraordinary gains and losses shall be excluded.

     "Credit Facility" means Indebtedness of the Company and its Restricted Subsidiaries under a revolving credit facility in an aggregate principal amount not to exceed the greater of (a) $10,000,000 or (b) 75% of the net book value of the Company's accounts receivable.

     "Designated Senior Debt" means any Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $10,000,000 (or accredit value in the case of Indebtedness issued at a discount) and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

     "Disqualified Capital Stock" means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Exchange Debentures, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of the Company and (ii) any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to March 15, 2005; provided, however, that Preferred Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or such Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Exchange Indenture described under "Change of Control," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions; and provided, further, that the Senior Preferred Stock shall be deemed not to be Disqualified Capital Stock.

     "EBITDA" means, for any person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such Period (but only including Redeemable Dividends in the calculation of such Consolidated Interest Expense to the extent that such Redeemable Dividends have not been excluded in the calculation of Consolidated Net Income), plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such person and its Subsidiaries determined in accordance with GAAP, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only, provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment of such person shall be included only (x) if cash income has been received by such person with respect to such Investment during each of the

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

previous four fiscal quarters, or (y) if the cash income derived from such Investment is attributable to Temporary Cash Investments.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles as in effect on the Issue Date.

     "Guarantee" means a guarantee of the Notes.

     "incur" means, with respect to any Indebtedness or other obligation of any person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred," "incurable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guarantees of items of other persons which would be included within this definition for such other persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof, and (vi) obligations of any such person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP). The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount, including the Old Notes, is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Infinity Note" means the $3,000,000 aggregate principal amount of Indebtedness issued by the Company to Infinity Holding Corp. of Orlando on the Issue Date.

     "Interest Rate Agreement" means, for any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any person or the making of any investment in any person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Issue Date" means the date of original issuance of the Senior Preferred Stock.

     "Lien" means with respect to any property or asset of any person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention, agreement having substantially the same economic effect as any of the foregoing).

     "Net Income" means, with respect to any person for any period, the net income (loss) of such person determined in accordance with GAAP.

     "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company or any of its Restricted Subsidiaries, the aggregate net proceeds received by the Company or such Restricted Subsidiary, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the board of directors of the Company, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company or any of its Restricted Subsidiaries which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company or such Restricted Subsidiary upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith). For the avoidance of doubt, the issuance of Senior Preferred Stock as payment of dividends on Senior Preferred Stock shall be deemed to result in no Net Proceeds received by the Company from any such issuance.

     "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more persons to accelerate the maturity of any Designated Senior Debt.

     "Notes" means the $75,000,000 aggregate principal amount of 11% Senior Notes issued by the Company on the Issue Date.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.

     "Officers' Certificate" means, with respect to any person, a certificate signed by the Chairman of the Board of Directors, the President or any Vice President and the Treasurer or any assistant Treasurer of such person that shall comply with applicable provisions of the Certificate of Designation or the Exchange Indenture, as the case may be.

     "Old Notes" means the $107,059,000 aggregate principal amount of 12 1/2% Senior Notes due 2002 of the Company.

     "Old Warrants" means Warrants issued pursuant to the Warrant Agreement dated as of June 29, 1994 between the Company and IBJ Schroder Bank & Trust Company, as Warrant Agent.

     "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Debt.

     "Permitted Holders" means (i) Raul Alarcon Jr., (ii) the heirs, executors, administrators testamentary, trustees, legatees or beneficiaries of the person described in (i) and (iii) a trust, the beneficiaries of which include only persons described in (i) and (ii) and their respective spouses and lineal descendants.

     "Permitted Indebtedness" means:

          (i) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Credit Facility;

          (ii) Indebtedness under the Notes and the Guarantees;

          (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date (including the Old Notes and guarantees thereof and the Infinity Note);

          (iv) Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

          (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of the Company's consolidated total assets;

          (vi) Refinancing Indebtedness;

          (vii) Indebtedness represented by any guarantee by a Guarantor or Debenture Guarantor of Indebtedness of the Company permitted to be incurred under the Indenture;

          (viii) other Indebtedness of the Company not to exceed $2,000,000 at any one time outstanding; and

          (ix) Indebtedness under the Exchange Debentures and the Debenture Guarantees.

     "Permitted Investments" means, for any person, Investments made on or after the Issue Date consisting of

          (i) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

          (ii) Temporary Cash Investments;

          (iii) Investments by the Company, or by a Restricted Subsidiary thereof, in a person, if as a result of such Investment (a) such person becomes a Restricted Subsidiary of the Company or (b) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof;

          (iv) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under "Limitation on Sale of Assets";

          (v) Investments by the Company or any of its Restricted Subsidiaries in any other person pursuant to the terms of a "local marketing agreement" or similar arrangement relating to a radio station owned or licensed by such person; and

          (vi) other Investments not to exceed $3,000,000 at any one time outstanding.

     "Permitted Liens" means (i) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries, provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries, (ii) Liens securing Refinancing Indebtedness, provided that any such Lien does not extend to or cover any Property,
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

shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Company or any of its Restricted Subsidiaries, (iv) Liens securing industrial revenue bonds,
(v) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the Exchange Indenture, provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property,
(b) the principal amount of the Indebtedness secured by such Lien, does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item,
(vi) Liens on Capital Stock of Restricted Subsidiaries and accounts receivable, the proceeds thereof and related records to secure the Credit Facility, (vii) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business, which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (viii) Liens securing Bank Indebtedness, (ix) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $500,000 in the aggregate at any one time outstanding, (x) Liens securing Acquisition Indebtedness, provided that such Liens do not extend to or cover any Property other than the Property acquired with the proceeds of such Acquisition Indebtedness and any improvements thereto, (xi) any extensions, substitutions, replacements or renewals of the foregoing, and (xii) Liens on Property or assets of the Company and its Restricted Subsidiaries acquired after the Issue Date.

     "Preferred Stock" means any Capital Stock of a person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such person over the holders of other Capital Stock issued by such person.

     "Property" of any person means all types of real, personal, tangible, intangible or mixed property owned by such person whether or not included in the most recent consolidated balance sheet of such person and its Subsidiaries under GAAP.

     "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such person incurred in connection therewith.

     "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries (other than pursuant to clause (iv) of the definition of "Permitted Indebtedness") pursuant to the terms of the Certificate of Designation or the Exchange Indenture, as the case may be, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Exchange Debentures to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Exchange Debentures, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Exchange Debentures has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Exchange Debentures, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of the Company.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Restricted Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than (i) Senior Preferred Stock and (ii) Capital Stock owned by the Company), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Exchange Debentures or a Debenture Guarantee (other than any such subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (vi) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary existing on the Issue Date.

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The board of directors of the Company may designate any Unrestricted Subsidiary or any person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Additional Indebtedness" covenant.

     "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person in contemplation of such leasing.

     "Senior Debt" of any person means, the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowed claim in such proceeding) on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts due pursuant to their terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all obligations of such person with respect to any Interest Rate Agreement, (b) all obligations of such person to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (c) all other Indebtedness of such person which does not provide that it is to rank pari passu with or subordinate to the Exchange Debentures or the Debenture Guarantee of such person, as the case may be, and (d) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Debt described above. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) Indebtedness of the Company to any of its Subsidiaries, (ii) Indebtedness represented by the Exchange Debentures,
(iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Debt, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or (v) Indebtedness incurred in violation of the Exchange Indenture.

     "Senior Preferred Stock" means the 14 1/4% Senior Exchangeable Preferred Stock of the Company.

     "Subsidiary" of any specified person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first-named person for financial statement purposes.

     "Temporary Cash Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by Standard & Poor's Corporation and A-2 by Moody's Investors Service, Inc., maturing within 365 days of purchase; or (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and
(ii).

     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the board of directors of the Company; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth under "Limitation on Restricted Payments." The Debenture Trustee shall be given prompt notice by the Company of each resolution adopted by the board of directors of the Company under this provision, together with a copy of each such resolution adopted.

     "Warrants" means the Warrants issued pursuant to the Warrant Agreement dated as of March 15, 1997 between the Company and IBJ Schroder Bank & Trust Company, as Warrant Agent.

     "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary which is a Wholly-Owned Subsidiary.

     "Wholly-Owned Subsidiary" means any Subsidiary of the Company, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

                          DESCRIPTION OF THE OLD NOTES

     The following summary of the Old Notes does not purport to be complete and is qualified in its entirety by reference to the Old Indenture.

     In June 1994, the Company issued approximately $107.1 million of 12 1/2% Senior Notes due 2002 (the "Old Notes") under an Indenture (the "Old Indenture") dated as of June 29, 1994 among the Company, the Guarantors named therein and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). Capitalized terms used in this section and not otherwise defined herein shall have the meanings set forth in the Old Indenture.

     The Old Notes bore cash interest at a rate of 7 1/2% per annum on their principal amount until June 15, 1997 and bear cash interest at a rate of 12 1/2% per annum on their principal amount from and after such date until maturity. The Old Notes are senior unsecured obligations of the Company. The Old Notes rank senior to all future subordinated indebtedness of the Company. The Old Notes are unconditionally guaranteed, on a senior basis, as to the payment of principal, premium, if any, and interest, jointly and severally, by all of the active direct and indirect subsidiaries of the Company.

     The Old Notes are not redeemable at the option of the Company. There are no mandatory redemption requirements with respect to the Old Notes.

     In the event of a Change of Control, the Company is required to make an offer to purchase all of the outstanding Old Notes at a purchase price equal to 101% of the Accreted Value of the Old Notes, in the case of a purchase prior to June 15, 1997, and thereafter at a purchase price equal to 101% of the principal amount thereof, in each case plus accrued and unpaid interest thereon to the date of purchase.

     The Old Indenture restricts, among other things, the incurrence of additional indebtedness, the payment of dividends and distributions, the creation of liens, the issuance of stock of subsidiaries, transactions with affiliates, the making of certain investments, asset sales, merger or consolidation of the Company and the Guarantors or the transfer of their assets, subject to certain exceptions.

     In connection with the Offerings, the Company obtained consents from the holders of the Old Notes to permit (i) the issuance of the Notes, (ii) the issuance of the $3 million seller note in connection with the acquisition of WYSY-FM, (iii) the repurchase of the Primary Warrants and (iv) the payment of the Distribution. In addition as required the Company used $25.0 million of the net proceeds from asset sales including the radio broadcast licenses of WXLX-AM, KXMG-AM and WCMQ-AM to make an offer to purchase Old Notes at a purchase price of 110% of the accreted value thereof, plus accrued and unpaid interest, if any, to the date of purchase and actually used $15.0 million to repurchase Old Notes.

                            DESCRIPTION OF THE NOTES

     Pursuant to a Notes Registration Rights Agreement dated March 15, 1997, the Company agreed to exchange (the "Exchange Offer") Series A Notes for the Company's 11% Senior Notes due 2004, Series B (the "Series B Notes") in the same form and on the same terms as the Series A Notes except that (i) the Series B Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the Series B Notes will not be entitled to certain rights of holders of the Series A Notes under the Notes Registration Rights Agreement, which will terminate upon consummation of the Exchange Offer.

     The Company has filed a Registration Statement on Form S-4 relating to the registration of the Series B Notes. Such registration statement is intended to satisfy the Company's obligations under the Notes Registration Rights Agreement. The Series A Notes and the Series B Notes are sometimes collectively referred to herein as the "Notes."

     The Series A Notes were, and the Series B Notes will be, issued under an Indenture, dated as of March 15, 1997 (the "Indenture") among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The form and term of the Series B Notes will be the same as the form and terms of the Series A Notes except that (i) the Series B Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the Series B Notes will not be entitled to certain rights of holders of the Series A Notes under the Notes Registration Rights Agreement, which will terminate upon consummation of the Exchange Offer. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The following is a summary of the material terms and provisions of the Notes. This summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes and the Indenture (including the definitions contained therein). Definitions relating to certain capitalized terms are set forth under "-- Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference.

GENERAL

     The Notes are limited in aggregate principal amount to $75,000,000. The Notes are general unsecured obligations of the Company, ranking pari passu with the Old Notes and senior in right of payment to the Senior Preferred Stock and any future subordinated indebtedness of the Company.

     The Notes will be fully and unconditionally guaranteed (each, a "Guarantee"), as to payment of principal, premium, if any, and interest, jointly and severally, by the Guarantors (together with each other Restricted Subsidiary which guarantees payment of the Notes pursuant to the covenant described under "Certain Covenants -- Limitation on Creation of Subsidiaries").

MATURITY, INTEREST AND PRINCIPAL

     The Notes will mature on March 15, 2004. The Notes will bear cash interest at a rate of 11% per annum from the date of original issuance. Interest will be payable semi-annually in arrears on March 15 and September 15, commencing September 15, 1997, to holders of record of the Notes at the close of business on the immediately preceding March 1, and September 1, respectively. Interest on the Series B Notes will accrue from (A) the later of (i) the last interest payment date on which interest was paid on the Series A Notes surrendered in exchange therefor or (ii) if the Series A Notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment, or (B) if no interest has been paid on the Series A Notes, from the Issue Date.

     The interest rate on the Notes is subject to increase, and such Additional Interest (as defined below) will be payable on the payment dates set forth above, in certain circumstances, if the Notes (or other securities substantially similar to the Notes) are not registered with the Commission within the prescribed time periods. If (i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) any holder of Notes notifies the Company within the specified time period that (a) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (b) due to a change in law or policy it may not resell the Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (c) it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company or (iii) the Company has not consummated the Exchange Offer within 180 days of the Issue Date and holders of a majority in principal amount of Notes outstanding so request, the Company and the Guarantors shall use their best efforts to have a shelf registration statement (the "Notes Shelf Registration Statement") covering resales of the Series A Notes declared effective and kept effective, supplemented and amended until the third anniversary of the Issue Date or such shorter period that will terminate when all the transfer restricted Notes covered by the Notes Shelf Registration Statement are sold pursuant thereto or cease to be transfer restricted Notes. In the event that (i) the applicable Registration Statement is not filed with the Commission on or prior to the date specified herein for such filing, (ii) the applicable Registration Statement has not been declared effective by the Commission on or prior to the date specified herein for such effectiveness after such obligation arises,

(iii) if the Exchange Offer is required to be consummated hereunder, the Company has not exchanged Series B Notes for all Series A Notes validly tendered and not validly withdrawn in accordance with the terms of the Exchange Offer by the Consummation Date or (iv) the applicable Registration Statement is filed and declared effective but shall thereafter cease to be effective or usable in connection with the Exchange Offer or resales of transfer restricted Notes during a period in which it is required to be effective hereunder without being succeeded immediately by any additional Registration Statement covering the Notes, (each such event referred to in clauses (i) through (iv) above, a "Notes Registration Default"), then the interest rate on transfer restricted Notes will increase ("Additional Interest"), with respect to the first 90-day period immediately following the occurrence of such Notes Registration Default by 0.50% per annum and will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Notes Registration Defaults have been cured, up to a maximum amount of 2.00% per annum. Following the cure of all Notes Registration Defaults, the accrual of Additional Interest will cease and the interest rate will revert to the original rate. Upon consummation of the Exchange Offer, such registration requirements will have been met and no Additional Interest will be payable with respect to the Notes.

REDEMPTION

     Optional Redemption. The Notes are redeemable, at the Company's option, in whole at any time or in part from time to time, on and after March 15, 2001, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 15 of the applicable year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                      YEAR                         PERCENTAGE
                      ----                         ----------
2001.............................................    105.50%
2002.............................................    102.75%
2003 and thereafter..............................    100.00%

     Optional Redemption Upon Public Equity Offerings. At any time, or from time to time, on or prior to March 15, 2000, the Company may, at its option, use the Net Proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 25% of the Notes originally issued at a redemption price of 110% of the principal thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least $56,250,000 principal amount of Notes would remain outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

     As used herein, "Public Equity Offering" means an underwritten public offering of Common Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

     In the event of redemption of fewer than all of the Notes, the Trustee shall select by lot or in such other manner as it shall deem fair and equitable the Notes to be redeemed. The Notes will be redeemable upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants.

Limitation on Additional Indebtedness

     The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness), provided that the

Company may incur Indebtedness and any Restricted Subsidiary created after the Issue Date may incur Acquisition Indebtedness if (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the Company's total consolidated Indebtedness to the Company's EBITDA (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is less than 6.75 to 1 if the Indebtedness is incurred on or prior to March 15, 2000 and 6.25 to 1 if the Indebtedness is incurred thereafter; provided, however, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness or Acquisition Indebtedness, then such ratio shall be determined by giving effect to (on a pro forma basis as if the transaction had occurred at the beginning of the four-quarter period) to both the incurrence or assumption of such Acquired Indebtedness or Acquisition Indebtedness by the Company or a Restricted Subsidiary, as the case may be, and the inclusion in the Company's EBITDA of the EBITDA of the acquired Person, business, property or assets, and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

     Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness; provided that the Company shall not incur any Permitted Indebtedness that ranks junior in right of payment to the Notes that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

LIMITATION ON RESTRICTED PAYMENTS

     The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted
     Payment:

          (b) immediately after giving effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness"; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 100% of the Company's EBITDA from the Issue Date to the date of determination minus 1.4 times the Company's Consolidated Interest Expense from the Issue Date to the date of determination (or in the event such amount shall be a deficit, minus 100% of such deficit), (2) 100% of the aggregate Net Proceeds and the fair market value of marketable securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock, Capital Stock of the Company issued to any Subsidiary of the Company and the proceeds from the issuance of Capital Stock pursuant to the Warrants or the Old Warrants) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     The provisions of this covenant shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture, (ii) so long as no Default or Event of Default shall have occurred and be continuing, the retirement of any shares of Capital Stock of the Company or subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock) of the Company, or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption or retirement of Indebtedness of the Company subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a

Subsidiary) of the Company that is contractually subordinated in right of payment to the Notes to at least the same extent as the subordinated Indebtedness being redeemed or retired, (iv) so long as no Default or Event of Default shall have occurred and be continuing, the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock; provided that (a) such Disqualified Capital Stock is not subject to mandatory redemption earlier than the maturity of the Notes, (b) such Disqualified Capital Stock is in an aggregate liquidation preference that is equal to or less than the sum of (x) the aggregate liquidation preference of the Disqualified Capital Stock being retired, (y) the amount of accrued and unpaid dividends, if any, and premiums owed, if any, on the Disqualified Capital Stock being retired and (z) the amount of customary fees, expenses and costs related to the incurrence of such Disqualified Capital Stock and (c) such Disqualified Capital Stock is incurred by the same person that initially incurred the Disqualified Capital Stock being retired, except that the Company may incur Disqualified Capital Stock to refund or refinance Disqualified Capital Stock of any Wholly-Owned Restricted Subsidiary of the Company, (v) the payment of cash dividends on the Senior Preferred Stock when such dividends are required to be paid in cash in accordance with the Certificate of Designation, (vi) as long as no Default or Event of Default shall have occurred and be continuing, the payment of dividends and distributions to the stockholders and warrantholders of the Company on or after the Issue Date in an amount not to exceed $4,000,000 in the aggregate, (vii) the exchange of Senior Preferred Stock for Exchange Debentures and (viii) so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount not to exceed $3,000,000. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause
(c) of the immediately preceding paragraph, amounts expended pursuant to clauses
(i) (excluding dividends and distributions pursuant to clause (vi)), (ii), (v) and (viii) shall be included in such calculation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Limitation on Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default will result from making the Restricted Payment.

Limitation on Investments

     The Company will not and will not permit any of its Restricted Subsidiaries to, make any Investment other than (i) a Permitted Investment or (ii) an Investment that is made as a Restricted Payment in compliance with the "Limitation on Restricted Payments" covenant, after the Issue Date.

Limitation on Liens

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any property or asset of the Company or any of its Restricted Subsidiaries or any shares of stock or debt of any of its Restricted Subsidiaries which owns property or assets, now owned or hereafter acquired, other than Permitted Liens.

Limitation on Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its Restricted Subsidiaries own a minority interest) or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Wholly-Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1,000,000 which is not permitted under clause (i) above, such Affiliate Transaction(s) must be approved by a majority of the board of directors of the Company (including a majority of the disinterested directors). In transactions with a value in excess of $3,000,000 which are not permitted under clause (i) above, in addition to the requirements set forth in the immediately preceding sentence, the Company must obtain a written opinion as to the fairness of such a transaction from a nationally recognized expert with experience in appraising the terms of conditions of the type of business or transaction or series of transactions for which approval is required.

     The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under "Limitations on Restricted Payments" contained herein or (ii) any transaction approved by the board of directors of the Company, with an officer or director of the Company or of any Subsidiary of the Company in his or her capacity as officer or director entered into in the ordinary course of business, including compensation and employee benefit arrangements with any officer or director of the Company or of any Subsidiary of the Company that are customary for public companies in the radio broadcasting industry.

Limitation on Creation of Subsidiaries

     The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the date of the Indenture, (ii) a Restricted Subsidiary that is acquired in connection with the acquisition by the Company of a radio station or radio broadcast license (and which Restricted Subsidiary was not expressly created in contemplation of such acquisition); (iii) a Restricted Subsidiary created after the Issue Date; or (iv) an Unrestricted Subsidiary; provided, however, that each Restricted Subsidiary acquired or created pursuant to clause (ii) or (iii) shall have executed a Guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of such Guarantee), pursuant to which such Restricted Subsidiary shall become a Guarantor. As of the Issue Date, the Company will have no active Subsidiaries, other than the Guarantors. See "Description of the Notes -- General."

Limitation on Certain Asset Sales

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or its Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's board of directors, and evidenced by a board resolution); (ii) not less than 85% of the consideration received by the Company or its Restricted Subsidiaries, as the case may be, is in the form of cash or cash equivalents (those equivalents allowed under "Temporary Cash Investments"); and (iii) the Asset Sale Proceeds received by the Company or any such Restricted Subsidiary are applied (a) to the extent the Company elects, (x) to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another person) used or useful in media businesses, provided that such investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 360 days following the receipt of such Asset Sale Proceeds or (y) to repay, repurchase or redeem any Indebtedness of the Company or a Guarantor incurred in compliance with this Indenture which is not subordinate in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be; and (b) to the extent not applied pursuant to clause (iii)(a), if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10,000,000, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds

Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes.

     If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the holders stating, among other things: (1) that such holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each holder must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes.

Limitation on Preferred Stock of Restricted Subsidiaries

     The Company will not permit any Restricted Subsidiary of the Company to issue any Preferred Stock (except Preferred Stock to the Company or a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under the covenant described under "Limitation on Additional Indebtedness" in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

Limitation on Capital Stock of Restricted Subsidiaries

     The Company will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of the Company, other than Capital Stock of a Restricted Subsidiary of the Company which owns or holds only property or assets acquired by the Company and its Restricted Subsidiaries after the Issue Date, or (ii) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Wholly-Owned Restricted Subsidiary of the Company. The foregoing restrictions shall not apply to (a) an Asset Sale made in compliance with "Limitation on Certain Asset Sales", (b) the issuance of Preferred Stock in compliance with the covenant described under "Limitation on Preferred Stock of Subsidiaries" or (c) a pledge or hypothecation or other Lien on Capital Stock of a Restricted Subsidiary pursuant to a Permitted Lien securing Bank Indebtedness.

Limitation on Sale and Lease-Back Transactions

     The Company will not, and will not permit any Restricted Subsidiary of the Company to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined by a board resolution of the Company and (ii) the Company could incur the Attributable Debt in respect of such Sale and Lease-Back Transaction in compliance with the covenant described under "Limitation on Additional Indebtedness."

Payments for Consent

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

CHANGE OF CONTROL OFFER

     Within 20 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant,

     Within 20 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 business days from the date such notice is mailed (the "Change of Control Payment Date"));

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

          (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new
     Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (9) the name and address of the Paying Agent.

     On the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes or portions thereof so accepted for cancellation. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     The Indenture provides that, if the Company or any Restricted Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Notes or any Guarantee or (ii) Preferred Stock, and the Company or such Subsidiary is required to repay, repurchase, redeem or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a change of control of the Company, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any such repayment, repurchase, redemption or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control

Purchase Price in full to the holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes.

     In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

MERGER AND CONSOLIDATION

     The Company will not and will not permit any Guarantor (other than a Guarantor to be released from its obligations under its Guarantee as described under "-- Guarantees"), to consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Company or the Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or to which the properties and assets of the Company or the Guarantor, as the case may be, are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or the Guarantor, as the case may be, under the Notes or its Guarantee and the Indenture, and the obligations under the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis the Company or such person could incur at least $1.00 additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness," provided that a Guarantor may merge into the Company or another person that is a Guarantor without complying with this clause (iii).

     In connection with any consolidation, merger or transfer contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

GUARANTEES

     The Notes are unconditionally guaranteed on a senior unsecured basis by the Guarantors. The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of other Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     A Guarantor shall be released from all of its obligations under its Guarantee if all or substantially all of its assets are sold or all of its Capital Stock owned by the Company and its Restricted Subsidiaries is sold, in each case in a transaction in compliance with the covenant described under "Limitation on Certain Asset Sales," or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with "Merger and Consolidation," and such Guarantor has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

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

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (i) default in payment of any principal of, or premium, if any, on the Notes;

          (ii) default for 30 days in payment of any interest on the Notes;

          (iii) default by the Company or any Guarantor in the observance or performance of any other covenant in the Notes, Guarantees or the Indenture for 60 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

          (iv) failure to pay when due principal, interest or premium in an aggregate amount of $3,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof, or the acceleration of any such Indebtedness aggregating $3,000,000 or more which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 30 days after written notice as provided in the Indenture, or such acceleration shall not be rescinded or annulled within 10 days after written notice as provided in the Indenture;

          (v) any final judgment or judgments for the payment of money in excess of $3,000,000 shall be rendered against the Company or any Restricted Subsidiary thereof, and shall remain undischarged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; or

          (vi) certain events involving bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary thereof.

     The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

     The Indenture will provide that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable, the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium, or interest, have been cured or waived as provided in the Indenture. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, such principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

     The holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing default or compliance with any provision of the Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust) ("defeasance") or (b) to be released from their obligations with respect to the Notes under certain covenants contained in the Indenture and described above under "Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) (i) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) describing either a private ruling concerning the Notes or a published ruling of the Internal Revenue Service, to the effect that holders of the Notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

MODIFICATION OF INDENTURE

     From time to time, the Company, the Guarantors and the Trustee may, without the consent of holders of the Notes, amend the Indenture or the Notes or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any holder. The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of holders of at least a majority in principal amount of the outstanding Notes, to modify or supplement the Indenture or the Notes, except that no such modification shall, without the consent of each holder affected thereby, (i) reduce the amount of Notes whose holders must consent to an amendment, supplement, or waiver to the Indenture, Guarantees or the Notes, (ii) reduce the rate of or change the time for payment of interest on any Note, (iii) reduce the principal of or premium on or change the stated maturity of any Note, (iv) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York, (v) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of Notes, or change the time when such redemption may be made, (vi) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any Note, or (vii) take any other action otherwise prohibited by the Indenture to be taken without the consent of each holder affected thereby.

REPORTS TO HOLDERS

     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it will continue to furnish the information required thereby to the Commission and to the holders of the Notes. The Indenture provides that even if the Company is entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the Notes, it will nonetheless continue to furnish such information to the Commission and holders of the Notes.

COMPLIANCE CERTIFICATE

     The Company will deliver to the Trustee on or before 100 days after the end of the Company's fiscal year and on or before 50 days after the end of each of the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

THE TRUSTEE

     The Trustee under the Indenture is the Registrar and Paying Agent with regard to the Notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

TRANSFER AND EXCHANGE

     Holders of the Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar under the Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before selection of the Notes to be redeemed.

     The registered holder of a Note may be treated as the owner of it for all purposes.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

     "Acquisition Indebtedness" means Indebtedness incurred by the Company or by a Restricted Subsidiary the proceeds of which are used for the acquisition of a media business and related facilities and assets or for the construction of a facility pursuant to a construction permit issued by the FCC.

     "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair ratable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     "Affiliate" of any specified person means any other person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that (a) beneficial ownership of at least 10% of the voting securities of a person shall be deemed to be control and (b) for purposes of the "Limitation on Transactions with Affiliates" covenant for so long as Raul Alarcon Sr., Raul Alarcon Jr. or Jose Grimalt are directors, officers or shareholders of the Company, they, their respective spouses, lineal descendants and any person controlled by any of them shall be Affiliates of the Company and its Subsidiaries.

     "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, or (c) all or substantially all of the assets of any radio station, or part thereof, owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided that Asset Sales shall not include sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary.

     "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary of the Company from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary of the Company as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or any such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or any such Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by the Company or any such Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

     "Attributable Debt" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of (i) the fair value of the property subject to such arrangement (as determined by the board of directors of the Company) and (ii) the present value (discounted at the interest rate implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sales that have not been applied in accordance with clauses (iii)(a) or (iii)(b), and that have not been the basis for an Excess Proceeds Offer in accordance with clause (iii)(b) of the first paragraph of "Certain Covenants -- Limitation on Certain Asset Sales".

     "Bank Indebtedness" means (i) Indebtedness of the Company incurred in accordance with the Indenture owing to one or more commercial banking institutions that are members of the Federal Reserve System and (ii) any guarantee by a Guarantor of any Indebtedness of the Company of the type set forth in clause (i) of this definition.

     "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Certificate of Designation" means the Certificate of Designation creating the Senior Preferred Stock, as in effect on the Issue Date.

     A "Change of Control" of the Company will be deemed to have occurred at such time as (i) any person (including a person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) of 50% or more of the total voting power of the Company's Common Stock,
(ii) prior to a Public Equity Offering, Permitted Holders shall cease to own beneficially at least 40% of the total voting power of the
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

Company's Common Stock, (iii) any person (including a person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 30% of the total voting power of the Company's Common Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company,
(iv) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Company has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the board of directors of the Company.

     "Common Stock" of any person means all Capital Stock of such person that is generally entitled to (i) vote in the election of directors of such person or
(ii) if such person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such person.

     "Consolidated Interest Expense" means, with respect to any person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such person and its Subsidiaries on a consolidated basis (including, but not limited to, cash dividends paid on Preferred Stock, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company).

     "Consolidated Net Income" means, with respect to any person, for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any person (the "other person") in which the person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other person to be consolidated into the net income of the person in question in accordance with
GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the person in question or the Subsidiary, (b) the Net Income of any Subsidiary of the person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or the Indenture) shall be excluded to the extent of such restriction or limitation, (c) (i) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, and (d) extraordinary gains and losses shall be excluded.

     "Credit Facility" means Indebtedness of the Company and its Restricted Subsidiaries under a revolving credit facility in an aggregate principal amount not to exceed the greater of (a) $10,000,000 or (b) 75% of the net book value of the Company's accounts receivable.

     "Disqualified Capital Stock" means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable

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

at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of the Company and (ii) any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to March 15, 2004; provided, however, that Preferred Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or such Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Indenture described under "Change of Control," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions; and provided, further that the Senior Preferred Stock shall be deemed not to be Disqualified Capital Stock.

     "EBITDA" means, for any person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such Period (but only including Redeemable Dividends in the calculation of such Consolidated Interest Expense to the extent that such Redeemable Dividends have not been excluded in the calculation of Consolidated Net Income), plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such person and its Subsidiaries determined in accordance with GAAP, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only, provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment of such person shall be included only (x) if cash income has been received by such person with respect to such Investment during each of the previous four fiscal quarters, or (y) if the cash income derived from such Investment is attributable to Temporary Cash Investments.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Debentures" means 14 1/4% Exchange Debentures due 2005 of the Company issuable in exchange for Senior Preferred Stock.

     "GAAP" means generally accepted accounting principles as in effect on the Issue Date.

     "incur" means, with respect to any Indebtedness or other obligation of any person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guarantees
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

of items of other persons which would be included within this definition for such other persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof, and (vi) obligations of any such person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP). The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount, including the Old Notes, is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Infinity Note" means the $3,000,000 aggregate principal amount of Indebtedness issued by the Company to Infinity Holding Corp. of Orlando on the Issue Date.

     "Interest Rate Agreement" means, for any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any person or the making of any investment in any person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under the Indenture.

     "Lien" means with respect to any property or assets of any person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention, agreement having substantially the same economic effect as any of the foregoing).

     "Net Income" means, with respect to any person for any period, the net income (loss) of such person determined in accordance with GAAP.

     "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company or any of its Restricted Subsidiaries, the aggregate net proceeds received by the Company or such Restricted Subsidiary, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the board of directors of the Company, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company or any of its Restricted Subsidiaries which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company or such Restricted Subsidiary upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith). For the avoidance of doubt, the issuance of Senior Preferred Stock as payment of dividends on Senior Preferred Stock shall be deemed to result in no Net Proceeds received by the Company from any such issuance.

     "Officers' Certificate" means, with respect to any person, a certificate signed by the Chairman of the Board of Directors, the President or any Vice President and the Treasurer or any assistant Treasurer of such person that shall comply with applicable provisions of the Indenture.

     "Old Notes" means the $107,059,000 aggregate principal amount of 12 1/2% Senior Notes due 2002 of the Company.

     "Old Warrants" means Warrants issued pursuant to the Warrant Agreement dated as of June 29, 1994 between the Company and IBJ Schroder Bank & Trust Company, as Warrant Agent.

     "Permitted Holders" means (i) Raul Alarcon Jr., (ii) the heirs, executors. administrators testamentary, trustees, legatees or beneficiaries of the person described in (i) and (iii) a trust, the beneficiaries of which include only persons described in (i) and (ii) and their respective spouses and lineal descendants.

     "Permitted Indebtedness" means:

          (i) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Credit Facility;

          (ii) Indebtedness under the Notes and the Guarantees;

          (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the date of the Indenture (including the Old Notes and guarantees thereof and the Infinity Note);

          (iv) Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

          (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of the Company's consolidated total assets;

          (vi) Refinancing Indebtedness;

          (vii) Indebtedness represented by any guarantee by a Guarantor of Indebtedness of the Company permitted to be incurred under the Indenture; and

          (viii) other Indebtedness of the Company not to exceed $2,000,000 at any one time outstanding.

     "Permitted Investments" means, for any person, Investments made on or after the date of the Indenture consisting of

          (i) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

          (ii) Temporary Cash Investments;

          (iii) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such person becomes a Restricted Subsidiary of the Company or (b) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof;

          (iv) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under "Limitation on Sale of Assets";
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

          (v) Investments by the Company or any of its Restricted Subsidiaries in any other person pursuant to the terms of a "local marketing agreement" or similar arrangement relating to a radio station owned or licensed by such person; and

          (vi) other Investments not to exceed $3,000,000 at any one time outstanding.

     "Permitted Liens" means (i) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries; provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries, (ii) Liens securing Ratio Indebtedness, (iii) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iv) Liens in favor of the Company or any of its Restricted Subsidiaries, (v) Liens securing industrial revenue bonds, (vi) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the Indenture, provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien, does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (vii) Liens on Capital Stock of Restricted Subsidiaries and accounts receivable, the proceeds thereof and related records to secure the Credit Facility, (viii) Liens securing Bank Indebtedness, (ix) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business, which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (x) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $500,000 in the aggregate at any one time outstanding, (xi) Liens securing Acquisition Indebtedness, provided that such Liens do not extend to or cover any Property other than the Property acquired with the proceeds of such Acquisition Indebtedness and any improvements thereto, and (xii) any extensions, substitutions, replacements or renewals of the foregoing.

     "Preferred Stock" means any Capital Stock of a person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such person over the holders of other Capital Stock issued by such person.

     "Property" of any person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such person and its Subsidiaries under GAAP.

     "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such person incurred in connection therewith.

     "Ratio Indebtedness" means (i) Indebtedness of the Company incurred pursuant to the first paragraph of the covenant described under "Certain Covenants -- Limitation on Additional Indebtedness" which is not Refinancing Indebtedness and (ii) any guarantee by a Guarantor of any Indebtedness of the Company of the type set forth in clause (i) of this definition.

     "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries (other than pursuant to clause (iv) of the definition of "Permitted Indebtedness") pursuant to the terms of the Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of the Company.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Restricted Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly-Owned Restricted Subsidiary of the Company), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes or a Guarantee (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (vi) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary existing on the Issue Date.

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The board of directors of the Company may designate any Unrestricted Subsidiary or any person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Additional Indebtedness" covenant.

     "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person in contemplation of such leasing.

     "Senior Preferred Stock" means the 14 1/4% Senior Exchangeable Preferred Stock of the Company.

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

     "Subsidiary" of any specified person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first-named person for financial statement purposes.

     "Temporary Cash Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by Standard & Poor's Corporation and A-2 by Moody's Investors Service, Inc., maturing within 365 days of purchase; or (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and
(ii).

     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the board of directors of the Company; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth under "Limitation on Restricted Payments." The Trustee shall be given prompt notice by the Company of each resolution adopted by the board of directors of the Company under this provision, together with a copy of each such resolution adopted.

     "Warrants" mean the Warrants issued pursuant to the Warrant Agreement dated as of March 15, 1997 between the Company and IBJ Schroder Bank & Trust Company, as Warrant Agent.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary which is a Wholly-Owned Subsidiary.

     "Wholly-Owned Subsidiary" means any Subsidiary of the Company, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

                          DESCRIPTION OF CAPITAL STOCK

     The following summary of the capital stock of the Company does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the Company's Charter the Company's by-laws.

     The Company's authorized capital stock consists of 5,000,000 shares of Class A Common Stock, $.01 par value, 200,000 shares of Class B Common Stock, $.01 par value, 500,000 shares of preferred stock and 413,930 shares of Senior Preferred Stock.

COMMON STOCK

     All of the outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The rights of holders of shares of Class A Common Stock and Class B Common Stock are identical except for voting rights and conversion provisions.

     Voting Rights. Holders of Class A Common Stock are entitled to one vote per share on all matters that are submitted to holders of Common Stock for a vote. Holders of Class B Common Stock are entitled to eight votes per share on all matters submitted to holders of Common Stock for a vote.

     Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of any class of Common Stock which is entitled to vote is required to approve any amendment to the Restated and Amended Certificate of Incorporation of the Company which would increase or decrease the aggregate number of authorized shares of any class, increase or decrease the par value of the shares of any class, or modify or change the powers, preferences or special rights of the shares of any class so as to affect such class adversely.

     Other Provisions. Subject to the rights of any Preferred Stock, the holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor, and upon liquidation or dissolution are entitled to receive all assets available for distribution to the stockholders. The holders of Common Stock have no preemptive or other subscription rights, and there are no redemption or sinking fund provisions with respect to such shares.

PREFERRED STOCK

     The only outstanding preferred stock will be the Senior Preferred Stock. See "Description of Senior Preferred Stock and Exchange Debentures."

SECTION 203 OF THE DELAWARE LAW

     Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
(i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock; or (iii) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

DIRECTORS' LIABILITY

     The Company has included in its Charter and Bylaws provisions to: (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty (provided that such provisions do not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the

Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit); and (ii) indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

     In addition, the Company has obtained liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WARRANTS

     The Warrants were issued under a Warrant Agreement (the "Warrant Agreement") dated March 24, 1997 between the Company and IBJ Schroder Bank & Trust Company, as Warrant Agent (the "Warrant Agent"). The following summary of certain provisions of the Warrant Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Warrants and the Warrant Agreement, including the definitions therein of certain terms.

     Each Warrant will entitle the registered holder thereof, subject to and upon compliance with the provisions thereof and of the Warrant Agreement, at such holder's option, prior to 5:00 P.M., New York city time, on June 30, 1999 Warrant (the "Expiration Date"), to purchase at a price of $.01 per Warrant (the "Exercise Price") from the Company 0.428 shares of Class A Common Stock (or such other number as may result from adjustments as provided in the Warrant Agreement). The number of shares of Class A Common stock for which a Warrant may be exercised is subject to adjustment as set forth in the Warrant Agreement.

     Warrants may be exercised on or after the Exercisability Date, and before the Warrant Expiration Date, by surrendering the Warrant Certificate evidencing such Warrants with the form of election to purchase shares set forth on the reverse side thereof duly completed and executed by the holder thereof and paying in full the Exercise Price for such Warrants at the office or agency designated for such purpose, which will initially be the corporate trust office of the Warrant Agent in New York, New York. Each Warrant may only be exercised in whole and the Exercise Price may be paid only in cash or by certified or official bank check. "Exercisability Date" is defined in the Warrant Agreement as the date of occurrence of both an Exercise Event (as defined below) and the Separability Date (as defined below). "Exercise Event" is defined in the Warrant Agreement as the date of the earliest of: (1) a Change of Control (as defined in the Warrant Agreement), (2) seven days prior to consummation of a Public Equity Offering (as defined in the Warrant Agreement), (3) the date on which any class of equity securities of the Company is listed on a national securities exchange or authorized for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System, or (4) June 29, 1998. "Separability Date" is defined in the Warrant Agreement to mean June 1, 1997 or such earlier date as may be determined by the Initial Purchaser, such date to be confirmed by written notice from the Company to the Warrant Agent; provided that if such date is not a business day, the Separability Date shall be the next succeeding business day.

     The Warrant Agreement provides that, if in the opinion of counsel to the Company approval of the FCC is required before the Company may issue shares upon the exercise of any Warrant, the Company may defer the issuance of such Warrant Shares until such time as approval of the FCC is obtained or is no longer required. The Company has agreed to promptly commence any proceeding before the FCC required to permit the exercise of the outstanding Warrants and to use its best efforts to obtain any order of the FCC or similar approval necessary to permit such exercise and maintain such approval in full force and effect. In the event that at the Warrant Expiration Date, the exercise of Warrants has been suspended such that the Warrants have not been exercised for a period of one full year, the Warrant Expiration Date shall be extended to such date as is necessary so that the Warrants will have been exercisable for one full year prior to the Warrant

Expiration Date. See "Risk Factors -- Risks Related to Government Regulation; Limitation on Issuances of Common Stock."

     The Warrant Certificates evidencing the Warrants may be surrendered for exercise or exchange, and the transfer of Warrant Certificates will be registrable, at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in New York, New York. The Warrant Certificates will be issued only in fully registered form. No service charge will be made for any exercise, exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Holders of Warrants will not be entitled, by virtue of being such holders, to receive dividends, vote, receive notice of any meetings of stockholders or otherwise have any right of stockholders of the Company.

     The number of shares of Class A Common Stock issuable upon exercise of a Warrant (the "Exercise Rate") is subject to adjustment from time to time upon the occurrence of certain events, including (a) dividends or distributions on Common Stock of the Company payable in the Common Stock of the Company or certain other Capital Stock of the Company; (b) subdivisions, combinations or certain reclassifications of the Common Stock of the Company; (c) distributions to all holders of Common Stock of the Company of rights, warrants or options to purchase Common Stock of the Company at a price per share less than the Current Market Value (as defined below) at the Time of Determination (as defined in the Warrant Agreement); (d) sales by the Company of Common Stock of the Company or of securities convertible into or exchangeable or exercisable for Common Stock of the Company (other than pursuant to (1) the exercise of the Warrants or the Old Warrants, (2) any options, warrants or rights outstanding as of the date of the Warrant Agreement, (3) without limiting any options, warrants or rights outstanding pursuant to the immediately preceding clause (2), any directors' plans and employee stock option or purchase plans to the extent that the aggregate number of shares of Common Stock of the Company (or securities convertible into or exchangeable or exercisable for the Common Stock of the Company) distributed under all such directors' plans and employee stock option and purchase plans does not exceed 25,000 shares of the Company's Common Stock at any time, and (4) any security convertible into, or exchangeable or exercisable for, the Company's Common Stock as to which the issuance thereof has previously been the subject of any required adjustment pursuant to the Warrant Agreement and exercisable securities of the Company for which the applicable adjustment has already been made) at a price per share less than the Current Market Value at the Time of Determination, and (e) distributions to stockholders of assets, debt securities or certain rights, warrants or options to purchase securities of the Company (excluding the Distribution and cash dividends or other cash distributions from current or retained earnings other than any extraordinary cash dividend). The Warrant Agreement permits the Company voluntarily to increase the Exercise Rate from time to time for a period of time not less than 20 business days.

     "Current Market Value" per share of Common Stock of the Company or any other security at any date means (1) if the security is not registered under the Exchange Act, (i) the value of the security determined in good faith by the Board of Directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a person other than an affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six months preceding such date, (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the security most recently determined as of a date within the six months preceding such date by an independent financial expert or (iii) if neither clause (i) nor (ii) is applicable, the value of the security determined as of such date by an independent financial expert, or (2) if the security is registered under the Exchange Act, the average of the daily closing bid prices for each business day during the period commencing 15 business days before such date and ending on the date one day prior to such date or, if the security has been registered under the Exchange Act for less than 15 consecutive business days before such date, then the average of the daily closing bid prices for all of the business days before such date for which daily closing bid prices are available. If the closing bid price is not determinable for at least 10 business days in such period, the Current Market Value of the security shall be determined as if the security were not registered under the Exchange Act.

     If the Company is a party to a consolidation, merger or binding share exchange, or certain transfers of all or substantially all of its assets occur, the right to exercise a Warrant for Class A Common Stock of the Company may be changed by the Company into a right to receive securities, cash or other assets of the Company or another person.

     In the event of a taxable distribution to holders of Common Stock of the Company which results in an adjustment to the number of shares of Common Stock or other consideration for which a Warrant may be exercised, the holders of the Warrants may, in certain circumstances, be deemed to have received a distribution subject to United States Federal income tax as a dividend.

     The Warrant Agreement permits, with certain exceptions, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of Warrant Certificates under the Warrant Agreement at any time by the Company and the Warrant Agent with the consent of the holders of Warrant Certificates representing a majority in number of the then outstanding Warrants.

REGISTRATION AND TAKE-ALONG RIGHTS

     The Company, the Management Stockholders (as defined below) and the Initial Purchaser entered into a Registration Rights and Stockholders' Agreement dated March 15, 1997 (the "Common Stock Registration Rights Agreement") with respect to the shares of Class A Common Stock (and other securities, if any) issuable upon exercise of the Warrants ("Registrable Securities"). The Common Stock Registration Rights Agreement provides that the Initial Purchaser and persons to whom Registrable Securities are transferred (collectively, "Holders") will have the registration rights and other rights and obligations with respect to the Registrable Securities described below.

     Registration Rights. Holders of Registrable Securities will have the demand registration rights described in this paragraph only following the occurrence of an Exercise Event. After the occurrence of an Exercise Event, the Holders of at least 25% of the outstanding Warrants and Registrable Securities will be entitled to require the Company to effect up to two registrations under the Securities Act of Registrable Securities (each a "Demand Registration"), subject to certain limitations. Upon a demand, the Company will prepare, file and cause to be effective within 180 days of such demand a registration statement in respect of all of the Registrable Securities; provided that in lieu of filing such registration statement the Company may make an offer to repurchase all of the Warrants and Registrable Securities at a price per share equal to the fair market value per share of Class A Common Stock (without any discount for lack of liquidity, the amount of Class A Common Stock proposed to be sold or the fact that the Warrants and shares of Class A Common Stock held by the Holders may represent a minority interest in a private company) determined by a nationally recognized investment banking firm selected by the Company.

     Holders of Registrable Securities will also have the right to include such Registrable Securities in any registration statement under the Securities Act filed by the Company for its own account or for the account of any of its securityholders (other than (i) a registration statement on Form S-4 or S-8, (ii) a registration statement filed in connection with an offer of securities solely to existing securityholders or (iii) a demand registration with respect to the Old Warrants) for sale on the same terms and conditions as the securities of the Company or any other selling securityholder included therein (a "Piggy-Back Registration") in the case of a Piggy-Back Registration, the number of Registrable Securities requested to be included therein is subject to reduction to the extent that the Company is advised by the managing underwriter therefor that the total number of shares proposed to be included therein is such as to materially and adversely affect the success of the offering.

     The Common Stock Registration Rights Agreement will include customary covenants on the part of the Company and will provide that the Company will indemnify the Holders of Registrable Securities included in any registration statement and any underwriter with respect thereto against certain liabilities.

     Take-Along Rights. In the event of any proposed transfer, sale or other disposition (collectively, a "Transfer") of Common Stock by any of the Existing Stockholders in any transaction, or a series of related transactions involving shares of Common Stock aggregating at least 15% of the shares of Common Stock then owned by the Existing Stockholders to a person (such other person being hereinafter referred to as the "proposed purchaser"), other than pursuant to an Exempt Transfer (as defined below), each of the Holders and the holders of Contingent Class A Shares shall have the right to require the proposed purchaser to purchase from each of them up to a percentage of the number of Warrants, Registrable Securities and Contingent Class A Shares owned by such Holder or holder of Contingent Class A Shares equaling the percentage derived by dividing the total number of shares of Common Stock the Existing Stockholder proposes to transfer by the total number of shares of Common Stock outstanding. Any Warrants, Registrable Securities and Contingent Class A Shares purchased from the Holders pursuant to such provision shall be paid for at the same price per security and upon the same terms and conditions of such proposed transfer by such Existing Stockholder; provided that the price per Warrant to be paid by the proposed purchaser shall equal the product of (i) the price proposed to be paid per share of Common Stock and (ii) the fractional interest in a share of Class A Common Stock for which such Warrant is exercisable, less the exercise price of such Warrant. The Company shall notify, or cause to be notified, each Holder and holder of Contingent Class A Shares in writing of each such proposed transfer at least 20 days prior to the date thereof. Such notice shall set forth (i) the name of the proposed purchaser and the number of shares of Common Stock proposed to be transferred, (ii) the name and address of the proposed purchaser, (iii) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser (if the proposed consideration is not cash, the notice shall describe the terms of the proposed consideration) and (iv) that either the proposed purchaser has been informed of the "take-along right" and has agreed to purchase Warrants, Registrable Securities and Contingent Class A Shares in accordance with the terms hereof or that the selling Existing Stockholder will make such purchase.

     The take-along right may be exercised by any Holder or holder of Contingent Class A Shares by delivery of a written notice to the Company (the "Take-Along Notice"), within 10 days following their receipt of the notice specified in the preceding paragraph. The Take-Along Notice shall state the amount of Warrants, Registrable Securities and Contingent Class A Shares that such Holder or holder of Contingent Class A Shares proposes to include in such transfer to the proposed purchaser determined as aforesaid. Failure to provide a Take-Along Notice within the 10-day notice period shall be deemed to constitute an election by such holder not to exercise its take-along rights.

     In the event that the proposed purchaser does not purchase Warrants, Registrable Securities and Contingent Class A Shares from the Holders and holders of Contingent Class A Shares on the same terms and conditions as purchased from the Existing Stockholder, then the Existing Stockholder making such Transfer shall purchase such Warrants, Registrable Securities and Contingent Class A Shares if the Transfer occurs.

     Take-along rights shall terminate upon the effectiveness of any registration statement filed with the Commission with respect to shares of Common Stock in an initial public offering or subsequent public offering if, after giving effect to such offering, at least 20% of the Company's Common Stock on a fully-diluted basis would be held by persons unaffiliated with the Company and without restriction on transfer under the Securities Act.

     As used herein, the term "Exempt Transfer" shall mean a transfer by a Existing Stockholder to another Existing Stockholder.

     As used herein, the term "Existing Stockholders" shall mean (i) Mr. Raul Alarcon, Jr., Mr. Pablo Alarcon Sr. and Mr. Jose Grimalt, (ii) any employee benefit plan of the Company or any participants therein, (iii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any person described in (i) or (ii), and (iv) a trust the beneficiaries of which include any persons described in (i) and their respective spouses and lineal descendants.

OLD WARRANTS

     As part of the private offering of the Old Notes in June 1994, the Company also sold Warrants to purchase shares of Class A Common Stock (the "Old Warrants"). Each Old Warrant may be exercised at a price of $.01 per share at any time after the earliest to occur of: (i) a change in control of the Company;

(ii) seven days prior to the consummation of a public offering of equity securities of the Company, unless FCC approval is required prior to the date the Old Warrants may be exercised; (iii) the date on which any equity securities of the Company are listed on a national securities exchange or authorized for quotation on the Nasdaq National Market; (iv) the making of any adjustment of the exercise rate after which the Old Warrants may be exercised only for cash; and (v) June 29, 1998, provided, however, that such dates may be extended by the Company in order to comply with FCC rules and regulations. The Warrant Agreement governing the Old Warrants contains antidilution provisions which entitle the Warrantholders to receive their pro rata share of any stock splits or dividends payable on any Class A Common Stock.

REGISTRATION RIGHTS

     The Company is a party to the Registration Rights Agreement pursuant to which holders of shares of Class A Common Stock issuable upon the exercise of the Old Warrants have the registration rights and other rights and obligations with respect to the Registrable Securities described below.

     Pursuant to the Registration Rights Agreement, the holders of at least 25% of the outstanding Registrable Securities are entitled to require the Company to effect up to two registrations under the Securities Act of such Registrable Securities (each a "demand registration"), subject to certain limitations. Upon a demand, the Company is required to prepare, file and cause to be effective within 180 days of such demand a registration statement in respect of all of the Registrable Securities; provided, that in lieu of filing such registration statement, the Company may make an offer to repurchase all of the Registrable Securities at a price per share equal to the fair market value per share of Common Stock (without any discount for lack of liquidity, the amount of Common Stock proposed to be sold or the fact that such shares of Common Stock may represent a minority interest in a private company) determined by a nationally recognized investment banking firm selected by the Company.

     Holders of Registrable Securities also have the right to include Registrable Securities in any registration statement under the Securities Act filed by the Company for its own account or for the account of any of its securityholders (other than (i) a registration statement on Form S-4 or S-8, (ii) a registration statement filed in connection with an offer of securities solely to existing securityholders or (iii) a demand registration) for sale on the same terms and conditions as the securities of the Company or any other selling securityholder included therein ("piggy-back registration"). In the case of a piggy-back registration, the number of Registrable Securities requested to be included therein is subject to reduction to the extent that the Company is advised by the managing underwriter therefor that the total number of shares proposed to be included therein is such as to materially and adversely affect the success of the offering.

     The Registration Rights Agreement includes customary covenants on the part of the Company including the Company's agreement to indemnify the holders of Registrable Securities included in any registration statement and any underwriter with respect thereto against certain liabilities.

ALIEN OWNERSHIP

     The Company's Charter restricts the ownership and voting of the Company's capital stock, including its Common Stock, in accordance with the Communications Act and the rules of the FCC to prohibit direct ownership of more than 25% of the Company's outstanding capital stock (or beneficial ownership of more than 25% of the Company's capital stock through others) by or for the account of aliens, foreign governments, or non-U.S. corporations or corporations otherwise subject to control by such persons or entities. The Company's Charter also prohibits any transfer of the Company's capital stock which would cause the Company to violate this prohibition. In addition, the Company's Charter authorizes the Board of Directors of the Company to adopt such provisions as it deems necessary to enforce these prohibitions. See "Business -- Federal Regulation of Broadcasting -- Alien Ownership Restrictions."

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following discussion summarizes certain material United States federal income tax considerations generally applicable to purchasers of Senior Preferred Stock. The federal income tax considerations set forth below are based upon currently existing provisions of the Code (the "Code"), applicable permanent, temporary and proposed Treasury Regulations ("Treasury Regulations"), judicial authority, and current administrative rulings and pronouncements of the Service. There can be no assurance that the Service will not take a contrary view, and no ruling from the Service has been, or will be, sought on the issues discussed herein. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences discussed below. This discussion applies only to a person who is (i) a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof, or (iii) an estate, the income of which is includable in gross income for United States federal income tax purposes regardless of its source or (iv) a trust if (a) a U.S. court can exercise primary supervision over the administration of such trust and (b) one or more fiduciaries has the authority to control all of the substantial interests of such trust (a "U.S. Holder").

     The summary is not a complete analysis or description of all potential federal tax considerations that may be relevant to, or of the actual tax effect that any of the matters described herein will have on, particular U.S. Holders, and does not address foreign, state, local or other tax consequences. This summary does not purport to address special classes of taxpayers (such as S corporations, mutual funds, insurance companies, financial institutions, small business investment companies, foreign companies, nonresident alien individuals, regulated investment companies, broker-dealers and tax-exempt organizations) who are subject to special treatment under the federal income tax laws, or persons that hold Senior Preferred Stock that are a hedge against, or that are hedged against, currency risk or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. Furthermore, estate and gift tax consequences are not discussed herein. No opinion of counsel or ruling from the IRS will be requested with respect to any of the matters discussed herein.

     The discussion assumes that the Senior Preferred Stock and the Exchange Debentures that may be issued in redemption of the Senior Preferred Stock will be held as capital assets within the meaning of section 1221 of the Code.

     BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH PROSPECTIVE PURCHASER OF THE SENIOR PREFERRED STOCK IS STRONGLY URGED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER PARTICULAR TAX SITUATION AND AS TO ANY FEDERAL, FOREIGN, STATE, LOCAL OR OTHER TAX CONSIDERATIONS (INCLUDING ANY POSSIBLE CHANGES IN TAX LAW) AFFECTING THE PURCHASE, HOLDING AND DISPOSITION OF THE SENIOR PREFERRED STOCK OR THE EXCHANGE DEBENTURES.

                           THE SENIOR PREFERRED STOCK

TAX BASIS OF PREFERRED STOCK

     The purchase price of the Senior Preferred Stock with the Warrants was treated as the purchase of an investment unit for Federal income tax purposes. In order to determine the issue price for each security, the aggregate issue price of the Senior Preferred Stock and Warrants was allocated between each of the securities based on their relative fair market value on the date of issuance.

DISPOSITION OF THE SENIOR PREFERRED STOCK


     Unless a nonrecognition provision applies, the sale, exchange, redemption (including pursuant to an offer by the Company) or other disposition of Senior Preferred Stock will be a taxable event for U.S. federal income tax purposes. In such event, in general, a U.S. Holder of Senior Preferred Stock will recognize gain or loss equal to the difference between (i) the amount of cash plus the fair market value of property received and (ii) the Holder's tax basis in the Senior Preferred Stock. If the Senior Preferred Stock has been held for more than 18 months, such gain or loss will be long-term capital gain or loss (which gain will be entitled to be taxed at a 20% maximum federal income tax rate in the case of Holders who are individuals). If the Senior Preferred

Stock has been held for more than one year but not more than 18 months, any gain will be mid-term gain or loss (which gain will be entitled to be taxed at a 28% maximum federal income tax rate). Special rules (and generally lower maximum rates) apply to individuals in lower tax brackets. The deductibility of capital losses is subject to limitations.


DIVIDENDS ON THE SENIOR PREFERRED STOCK OR THE COMMON STOCK


     Dividends paid on the Senior Preferred Stock (including dividends of additional shares of Senior Preferred Stock and issuances of shares of Class A Common Stock with respect to the Senior Preferred Stock) or the Class A Common Stock acquired with respect to the Senior Preferred Stock will be taxable as ordinary income to the extent of the Company's current or accumulated earnings and profits (as determined for federal income tax purposes). To the extent that the amount of distributions paid on the Senior Preferred Stock or the Class A Common Stock exceeds the Company's current or accumulated earnings and profits (as determined for federal income tax purposes), the distributions will be treated as a return of capital, thus reducing the holder's adjusted tax basis in such Senior Preferred Stock or Class A Common Stock and increasing the amount of gain (or reducing the amount of loss) which may be realized by such holder upon a sale or exchange of the Senior Preferred Stock or the Class A Common Stock. The amount of any distribution which exceeds the holder's adjusted basis in the Senior Preferred Stock or the Class A Common Stock will be taxed as capital gain, and will be eligible for the maximum federal income tax rate limitations described above if the holder's holding period for such Senior Preferred Stock or Class A Common Stock exceeds one year or 18 months, as the case may be. For purposes of the remainder of this discussion, the term "dividend" refers to a distribution paid out of the Company's allocable earnings and profits, unless the context indicates otherwise.


     Dividends Received Deduction. Dividends paid to a corporate holder who owns less than 20 percent of the Company (by vote or value) will be eligible for the 70 percent dividends-received deduction under section 243 of the Code, subject to the limitations contained in sections 246 and 246A of the Code. The dividends-received deduction is not available if the stock in respect of which the dividends are paid is held for 45 days or less (90 days in the case of a preference dividend attributable to a period or periods aggregating more than 366 days) during the 90-day period (180 days in the case of the above-described preference dividends) surrounding the date of the dividend. A taxpayer's holding period for these purposes is reduced by periods during which the taxpayer's risk of loss with respect to the stock is considered diminished by reason of the existence of options, contracts to sell or similar transactions. The dividends-received deduction will also not be available if the taxpayer is under an obligation to make related payments with respect to positions in substantially similar or related property. The dividends-received deduction will be limited to specified percentages of a corporate holder's taxable income and may be reduced or eliminated if the corporate holder has indebtedness "directly attributable" to its investment in the stock. Prospective corporate purchasers of the Senior Preferred Stock should consult their own tax advisors to determine whether these limitations might apply to them.

     For purposes of computing its alternative minimum tax, dividends eligible for the 70 percent dividends-received deduction are included in a corporate holder's "adjusted current earnings." If such adjusted current earnings exceed the corporate holder's alternative minimum taxable income (determined without regard to the adjustments for adjusted current earnings or the alternative tax net operating loss deduction), 75 percent of the excess is added to the holder's alternative minimum taxable income.

     Extraordinary Dividends. Under section 1059 of the Code, if a corporate holder receives an "extraordinary dividend" from the Company with respect to the Senior Preferred Stock or the Class A Common Stock which it has not held for more than two years on the dividend announcement date, the basis of the Senior Preferred Stock or the Class A Common Stock will be reduced (but not below zero) by the non-taxed portion of the dividend. If, because of the limitation on reducing basis below zero, any amount of the non-taxed portion of an extraordinary dividend has not been applied to reduce basis, such amount will be treated as gain from the sale or exchange of the Senior Preferred Stock or the Class A Common Stock in the year in which the extraordinary dividend is received. Generally, the non-taxed portion of an extraordinary dividend is the amount excluded from income under section 243 of the Code (relating to the dividends-received deduction). An extraordinary dividend on the Senior Preferred Stock (or the Class A Common Stock) generally would include any dividend that
(i) equals or exceeds five percent of the holder's adjusted tax basis in the Senior

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Preferred Stock (10 percent of the holder's adjusted basis in the Class A Common
Stock), treating all dividends having ex-dividend dates within an 85-day period as one dividend or (ii) exceeds 20 percent of the holder's adjusted tax basis in the Senior Preferred Stock (or the Class A Common Stock), treating all dividends having ex-dividend dates within a 365-day period as one dividend. In determining whether a dividend paid on the Senior Preferred Stock or the Class A Common
Stock is an extraordinary dividend, a holder may elect to use the fair market value of such stock rather than its adjusted tax basis for purposes of determining the five percent (or 20 percent) limitation if the holder is able to establish to the satisfaction of the Secretary of the Treasury the fair market value of the Senior Preferred Stock (or the Class A Common Stock) as of the day before the ex-dividend date. An extraordinary dividend would also include any amount treated as a dividend in the case of a redemption of the Senior Preferred Stock or the Class A Common Stock that is either non-pro rata as to all holders or part of a partial liquidation, without regard to the period the holder held the stock. Corporate holders should see "Certain Federal Income Tax Considerations -- Redemption of the Senior Preferred Stock" for a discussion of when a redemption of the Senior Preferred Stock will constitute an extraordinary dividend.

     Certain "qualified preferred dividends," however, are not considered extraordinary dividends. A qualified preferred dividend is any fixed dividend payable with respect to preferred stock which (i) provides for fixed preferred dividends payable not less frequently than annually and (ii) is not in arrears as to dividends when acquired, provided, however, that the actual rate of return (as determined under section 1059(e)(3) of the Code) on such stock does not exceed 15 percent. If a qualified preferred dividend announced within two years of the date of acquisition of the preferred stock exceeds the five percent (or 20 percent) threshold for extraordinary dividend status described above, (i)
section 1059(a) will not apply (and no reduction in basis will be required) if the holder holds the stock for more than five years and (ii) if the holder disposes of the stock before it has been held for more than five years, the aggregate reduction in basis under section 1059(a) will not exceed the excess of the qualified preferred dividends paid on such stock during the period held by the holder over the qualified preferred dividends that would have been paid during such period on the basis of the stated rate of return, as determined under section 1059(e)(3) of the Code. The length of time that a holder is deemed to have held stock for purposes of section 1059 of the Code is determined under principles similar to those contained in section 246(c) of the Code discussed above.

SENIOR PREFERRED STOCK DISCOUNT

     The Senior Preferred Stock is subject to mandatory redemption on March 15, 2005 (the "Mandatory Redemption"). In addition, subject to certain restrictions, the Senior Preferred Stock is redeemable at any time at the option of the Company at specified redemption prices (the "Optional Redemption"). See "Description of Senior Preferred Stock and Exchange Debentures -- Redemption". Pursuant to Section 305(c) of the Code, U.S. Holders of Senior Preferred Stock may be required to treat a portion of the difference between the Senior Preferred Stock's issue price and its redemption price as constructive distributions of property includible in income on a periodic basis. For purposes of determining whether such constructive distribution treatment applies, the Mandatory Redemption and the Optional Redemption are tested separately. Constructive distribution treatment is required if either (or both) of these tests is satisfied.


     Section 305(c) of the Code provides that the entire amount of a redemption premium with respect to preferred stock that is subject to mandatory redemption is treated as being distributed to the holders of such preferred stock on an economic accrual basis. Preferred stock generally is considered to have a redemption premium for this purpose if the price at which it must be redeemed (the "Redemption Price") exceeds its issue price (as determined in accordance with an allocation of the issue price of the Units, as discussed above) by more than a de minimis amount. For this purpose, such excess (the "Senior Preferred Stock Discount") will be treated as zero if it is less than 1/4 of 1% of the Redemption Price multiplied by the number of complete years from the date of issuance of the stock until the stock must be redeemed. Senior Preferred Stock Discount is taxable as a constructive distribution to the U.S. Holder (treated as a dividend to the extent of the Company's current and accumulated earnings and profits and otherwise subject to the treatment described above for distributions) over the term of the preferred stock using a constant interest rate method similar to that described above for accruing Original Issue Discount. See "Certain Federal Income Tax Consequences -- Interest on the Exchange Debentures Original Issue Discount" below.

     Under recently issued regulations (the "Regulations") Senior Preferred Stock Discount will arise due to the Optional Redemption feature only if, based on all of the facts and circumstances as of the date the Senior Preferred Stock is issued, redemption pursuant to the Optional Redemption is more likely than not to occur. Even if redemption were more likely than not to occur, however, constructive distribution treatment would not result if the redemption premium were solely in the nature of a penalty for premature redemption. For this purpose, a penalty for premature redemption is a premium paid as a result of changes in economic or market conditions over which neither the issuer nor the U.S. Holder has legal or practical control, such as changes in prevailing dividend rates. The Regulations provide a safe harbor pursuant to which constructive distribution treatment will not result from an issuer call right if
(i) the issuer and the U.S. Holder are unrelated, (ii) there are no arrangements that effectively require the issuer to redeem the stock and (iii) exercise of the option to redeem would not reduce the yield of the stock.

     Although the issue is not free from doubt, the Company believes that the Senior Preferred Stock will be considered to have been issued with an unreasonable redemption premium.

     Dividend Shares received by U.S. Holders of the Senior Preferred Stock may bear Senior Preferred Stock Discount depending upon the issue price of such shares (i.e. the fair market value of the Dividend Shares on the date of their issuance). If shares of Senior Preferred Stock (including Dividend Shares) bear Senior Preferred Stock Discount, such shares generally will have different tax characteristics from other shares of Senior Preferred Stock and might trade separately, which might adversely affect the liquidity of such shares.

REDEMPTION OF THE SENIOR PREFERRED STOCK


     A redemption of shares of the Senior Preferred Stock for cash or for Exchange Debentures will be a taxable event. A redemption of shares of the Senior Preferred Stock for cash may be treated as a dividend to the extent of the Company's current or accumulated earnings and profits (as determined for federal income tax purposes), unless the redemption (i) results in a "complete termination" of the holder's stock interest in the Company under section 302(b)(3) of the Code, or (ii) results in a "substantially disproportionate" redemption of stock with respect to the holder under Section 302(b)(2) of the Code or (iii) is "not essentially equivalent to a dividend" with respect to the holder under section 302(b)(1) of the Code. In the case of a redemption of shares of the Senior Preferred Stock for Exchange Debentures, the amount of the dividend will not exceed the gain realized upon the exchange. In determining whether the redemption is treated as a dividend, the holder must take into account not only stock he actually owns, but also stock he constructively owns within the meaning of section 318 of the Code. A distribution to a holder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the holder's stock interest in the Company. For these purposes, a redemption of the Senior Preferred Stock for cash that results in a reduction in the proportionate interest in the Company (taking into account any ownership of the Class A Common Stock and any stock of the Company that is constructively owned) of a holder whose relative stock interest in the Company is minimal (an interest of less than one percent should satisfy this requirement) and who exercises no control over corporate affairs should be regarded as a meaningful reduction in the holder's stock interest in the Company.



     If the redemption of the Senior Preferred Stock for cash or for Exchange Debentures is not treated as a distribution taxable as a dividend, the redemption would result in capital gain or loss equal to the difference between the amount of cash (or the value of the Exchange Debentures) received and the holder's adjusted tax basis in the Senior Preferred Stock redeemed. This gain or loss would be long-term capital gain or loss if the holder's holding period for the Senior Preferred Stock exceeded one year. Under the Code, capital gains recognized by corporations currently are taxed at a maximum rate of 35 percent. The maximum rate on long-term capital gains in the case of individuals currently is 20 percent with respect to property that has been held for more than 18 months, and 28 percent with respect to property that has been held for more than one year but not more than 18 months.


     If a redemption of the Senior Preferred Stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash (or the value of the Exchange Debentures) received by a holder. As

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

described above, the distribution will be taxable as a dividend to the extent of the Company's earnings and profits (but not, in the case of the receipt of Exchange Debentures, in excess of the gain realized upon the exchange). The amount of the distribution in excess of the Company's earnings and profits will reduce the holder's basis in the redeemed Senior Preferred Stock, and, to the extent the amount of the distribution exceeds such basis, will result in capital gain. If a holder is left with basis in the redeemed Senior Preferred Stock, such basis will be transferred to any remaining stock holdings in the Company.

     Under section 1059 of the Code, as discussed above, the term extraordinary dividend includes any redemption of stock that is treated as a dividend and that is non-pro rata as to all holders of the stock of the Company, including holders of the Common Stock, irrespective of the holding period. Consequently, to the extent an exchange of the Senior Preferred Stock constitutes a dividend, it will constitute an extraordinary dividend to a corporate holder. See "Certain Federal Income Tax Considerations -- Dividends on the Senior Preferred Stock or the Common Stock." Holders are required to recognize gain immediately under section 1059 of the Code with respect to any redemption treated as a dividend (in whole or in part) when the non-taxed portion of the dividend exceeds the basis of the shares surrendered if the redemption is treated as a dividend due to options being counted as stock ownership.

INTEREST ON THE EXCHANGE DEBENTURES

     Interest on the Exchange Debentures will be taxable to a U.S. Holder as ordinary interest income at the time such amounts are accrued or received, in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

     Original Issue Discount. There is a risk that the Exchange Debentures will be treated as having OID (and such will be the case if any interest payments made by the Company are paid with additional Exchange Debentures in lieu of cash). In such case, a U.S. Holder (including a cash basis holder) generally would be required to include the interest on the Exchange Debentures in income for U.S. federal income tax purposes under the accrual method on a constant yield basis (or perhaps at the beginning of each interest period) resulting in the inclusion of interest in income somewhat in advance of the receipt of cash attributable to that income.

     In general, the amount of OID, if any, on a debt instrument is the excess of its "stated redemption price at maturity" over its "issue price," subject to a statutorily defined de minimis exception. The "issue price" of a debt instrument issued for publicly traded stock is equal to the fair market value of such stock. The "stated redemption price at maturity" of a debt instrument is the sum of its principal amount plus all other payments required thereunder, other than payments of "qualified stated interest" (defined generally as stated interest that is unconditionally payable in cash or in property (other than the debt instruments of the issuer), at least annually at a single fixed rate that appropriately takes into account the length of intervals between payments).

     In general, the amount of OID that a holder of a debt instrument with OID must include in gross income for United States federal income tax purposes will be the sum of the "daily portions" of OID with respect to such debt instrument for each day during the taxable year or portion of a taxable year on which such holder holds the debt instrument. The daily portion is determined under a constant yield method by allocating to each day of an accrual period (generally, a six month period) a pro rata portion of an amount equal to the "adjusted issue price" of the debt instrument at the beginning of the accrual period multiplied by the yield to maturity of the debt instrument. The yield to maturity of a debt instrument is the discount rate that, when applied to all payments due under the debt instrument produces a present value equal to the issue price of the debt instrument. The "adjusted issue price" is the issue price of the debt instrument increased by the accrued OID for all prior accrual periods (and decreased by the amount of cash payments made in all prior accrual periods, other than qualified stated interest payments).

     Under certain circumstances described more fully above in "Description of Senior Preferred Stock and Exchange Debentures -- The Exchange
Debentures -- Sale of AM Stations," the Company may issue shares of Class A Common Stock to U.S. Holders of the Exchange Debentures. The Company intends to treat the issuance of Class A Common Stock as additional interest for Federal income tax purposes. If the issuance of Class A Common Stock is treated as additional interest, regulations governing the treatment of debt
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

instruments that provide for contingent payments (the "Contingent Payment Regulations") would apply to the Exchange Debentures. The Contingent Payment Regulations provide that contingencies that are remote or incidental are ignored. The Company intends to treat the obligation to issue the Class A Common Stock as remote or incidental. Such treatment is binding on U.S. Holders (although it is not binding on the IRS) unless a U.S. Holder explicitly discloses on its tax return for the taxable year which includes the acquisition date of the Exchange Debentures that the treatment for such holder is different. If circumstances change so that the Company becomes obligated to issue shares of Class A Common Stock, then the Exchange Debentures will be treated as retired and reissued for an amount equal to the Exchange Debentures' adjusted issue price on that date.

     However, there can be no assurance that the IRS will respect the treatment described above, and there is a risk that the issuance of the Class A Common Stock will not be considered remote or incidental. In such case, under the Contingent Payment Regulations, the Company must construct a projected payment schedule for the Exchange Debentures and U.S. Holders generally must recognize interest income on a constant yield basis (similar to the method prescribed for including OID in income) based on the projected payment schedule, with certain adjustments if actual payments differ from projected payments. The Company's projected payment schedule is binding on U.S. Holders, unless a U.S. Holder explicitly discloses on its return for the taxable year that includes the acquisition date of the Exchange Debentures its intention to use a different payment schedule and the reason for using a different payment schedule.

     The projected payment schedule will be determined by including all noncontingent payments (including stated interest) and the "expected value" of all contingent payments on the Exchange Debentures. The projected payment schedule must produce the "comparable yield," which is the yield at which the Company would issue a fixed rate debt instrument with terms and conditions similar to those of the Exchange Debentures. The amount of interest that accrues each accrual period is the product of the "comparable yield" and the Exchange Debentures' "adjusted issue price" at the beginning of each accrual period (generally, the six month period ending on each interest payment date). The "adjusted issue price" of an Exchange Debenture is equal to the issue price of the Exchange Debentures (as discussed above), increased by interest previously accrued on the Exchange Debenture (determined without adjustments), and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments previously made on the Exchange Debentures. Except for adjustments made for differences between actual and projected payments, the amount of interest included in income by a U.S. Holder of an Exchange Debenture is the sum of the "daily portions" of interest income with respect to the Exchange Debenture for each day during the taxable year (or portion thereof) on which such U.S. Holder held such Exchange Debenture. The "daily portions" of interest income are determined by allocating to each day in any accrual period a ratable portion of the interest income allocable to that accrual period. If actual payments differ from projected payments, then U.S. Holders will generally be required in any given taxable year either to include additional interest in gross income, in the case where the actual payments exceed projected payments in such taxable year, or, in the case where the actual payments are less than the projected payments in such taxable year, to reduce the amount of interest income otherwise accounted (or, in certain circumstances, take an ordinary loss). As applied to the Exchange Debentures, the actual payments will include stated interest and the fair market value of any Class A Common Stock at the time of its issuance.

     If the Exchange Debentures are sold or otherwise disposed of when there are remaining contingent payments under the projected payment schedule, then any gain recognized upon such sale or other disposition will be ordinary interest income. Any loss recognized will be ordinary loss to the extent the U.S. Holder's total interest inclusions on an Exchange Debenture exceed the total amount of ordinary loss the U.S. Holder took into account pursuant to the adjustments described above.

     Thus, under the rules described above, U.S. Holders of Exchange Debentures may be required to include amounts in income prior to the receipt of cash payments attributable to such income. U.S. Holders are strongly urged to consult their tax advisors with respect to the application of the Contingent Payment Regulations to their individual situations. In addition to the rules described above, the Contingent Payment Regulations provide special rules for U.S. Holders whose basis in an Exchange Debenture is different from the adjusted issue price of the Exchange Debenture.
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

TAX BASIS OF EXCHANGE DEBENTURES

     A U.S. Holder's initial tax basis in the Exchange Debentures will be equal to the U.S. Holder's tax basis in the Senior Preferred Stock exchanged therefor plus the amount of gain, if any, recognized upon such exchange. The tax basis of the Exchange Debentures in the hands of each U.S. Holder will be increased by the amount of OID, if any, on such Exchange Debentures that is included in the U.S. Holder's gross income and will be decreased by the amount of any cash payments received with respect to the debt instrument (other than payments of qualified stated interest), whether such payments are denominated as principal or interest.

ELECTION

     A U.S. Holder of Exchange Debentures, subject to certain limitations, may elect to include all interest and discount on the Exchange Debentures in gross income under the constant yield method. For this purpose, interest includes stated and unstated interest, acquisition discount, OID, de minimis market discount and market discount, as adjusted by any amortizable bond premium or acquisition premium. Any such election, if made in respect of a market discount bond, will constitute an election to include market discount in income currently on all market discount bonds acquired by such U.S. Holder on or after the first day of the first taxable year to which the election applies.

ACQUISITION PREMIUM

     If a U.S. Holder of an Exchange Debenture acquired such Exchange Debenture for an amount in excess of its "adjusted issue price" but less than or equal to the sum of all amounts payable on the Exchange Debenture after the date of such purchase, such Exchange Debenture will have an acquisition premium to the extent of such excess. Notwithstanding the OID rules described in "Original Issue Discount" above, the U.S. Holder of an Exchange Debenture with an acquisition premium would be entitled to reduce the daily portion of OID includible in income by a fraction, the numerator of which is the excess of the adjusted tax basis of the Exchange Debenture immediately after its acquisition over the adjusted issue price of the Exchange Debenture and the denominator of which is the excess of the sum of all payments (other than payments of qualified state interest) after the purchase date over such Exchange Debenture's adjusted issue price.

MARKET DISCOUNT ON RESALE OF THE EXCHANGE DEBENTURES

     The market discount provisions of sections 1276-1278 of the Code may affect the resale of the Exchange Debentures. If a U.S. Holder acquires an Exchange Debenture (generally other than in an original issue) at a market discount that equals or exceeds one-quarter percent of the stated redemption price at maturity times the number of complete years to maturity of the Exchange Debenture at the time of acquisition and thereafter recognizes gain upon a disposition (or makes a gift) of the Exchange Debenture, the lesser of (i) such gain (or appreciation, in the case of a gift) or (ii) the portion of the market discount that accrued while the Exchange Debenture was held by such U.S. Holder, will be treated as ordinary income at the time of the disposition. For these purposes, market discount equals the excess of the stated redemption price at maturity (or, if the Exchange Debenture is issued with OID, its "revised issued price" as defined in the Code) over the basis of the Exchange Debenture in the hands of such U.S. Holder immediately after its acquisition. A U.S. Holder of an Exchange Debenture may elect to include any market discount in income currently as it accrues rather than upon disposition of the Exchange Debenture. This election is revocable only with the consent of the IRS and applies to all market discount bonds acquired by the U.S. Holder on or after the first day of the taxable year in which the holder makes the election. In addition, although market discount generally accrues on a straight line basis over the term of the Exchange Debenture, at the election of the U.S. Holder, it may accrue on a constant interest basis. If this election is made, the holder is deemed to make the election to take market discount into income as it accrues.

     A U.S. Holder of any Exchange Debenture who acquired it at a market discount may be required to defer the deduction of all or a portion of any interest paid or accrued on any indebtedness incurred or continued to purchase or carry the Exchange Debenture until the market discount is recognizable upon a subsequent

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disposition of the Exchange Debenture. Such a deferral is not required, however, if the U.S. Holder elects to include accrued market discount in income currently.

AMORTIZABLE BOND PREMIUM

     Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess will constitute amortizable bond premium that the holder may elect to amortize under the constant yield method over the period from his acquisition date to the obligation's maturity date. A holder who elects to amortize bond premium must reduce his tax basis in the related obligation by the amount of the aggregate amortization allowable for amortizable bond premium. Amortizable bond premium will be treated under the Code as an offset to interest income on the related debt instrument for federal income tax purposes, subject to the promulgation of Treasury Regulations altering such treatment.

DISPOSITION OF THE EXCHANGE DEBENTURES


     Unless a nonrecognition provision applies, the sale, exchange, redemption (including pursuant to an offer by the Company) or other disposition of an Exchange Debenture, will be a taxable event for U.S. federal income tax purposes. In such event, in general, a U.S. Holder of Exchange Debentures will recognize gain or loss equal to the difference between (i) the amount of cash plus the fair market value of property received (except to the extent attributable to accrued interest on the Exchange Debentures) and (ii) the U.S. Holder's tax basis in the Exchange Debentures (as increased by any OID and market discount previously included in income by the U.S. Holder and decreased by any amortizable bond premium, if any, deducted over the term of the Exchange Debentures). Subject to the market discount rules discussed above, any such gain or loss generally will be capital gain or loss, and such capital gain will be eligible for the maximum federal income tax limitations described above provided the Exchange Debentures have been held for more than one year or 18 months, as the case may be. The deductibility of capital losses is subject to limitations. At the time of sale, exchange, disposition, retirement or redemption, a U.S. Holder of the Exchange Debentures must also include in income any previously accrued but unrecognized OID.


BACKUP WITHHOLDING

     Under section 3406 of the Code and applicable Treasury Regulations, a noncorporate holder of the Preferred Stock, the Common Stock acquired with respect to the Senior Preferred Stock or the Exchange Debentures may be subject to backup withholding at the rate of 31 percent with respect to "reportable payments," which include dividends paid on or the proceeds of a sale, exchange or redemption of, the Notes, the Senior Preferred Stock, the Class A Common Stock or the Exchange Debentures, as the case may be. The payor will be required to deduct and withhold the prescribed amounts if (i) the payee fails to furnish a TIN to the payor in the manner required, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a "notified payee underreporting" described in section 3406(c) of the Code or (iv) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under section 3406(a)(1)(C) of the Code. As a result, if any one of the events listed above occurs, the Company will be required to withhold an amount equal to 31 percent from any dividend or interest payment made with respect to the Notes, the Senior Preferred Stock, the Class A Common Stock or the Exchange Debentures or any payment of proceeds of a redemption of the Notes, the Senior Preferred Stock or the Exchange Debentures to a noncorporate holder. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the holder's federal income tax liabilities, so long as the required information is provided to the IRS. The Company will report to the holders of the Notes, the Senior Preferred Stock, the Class A Common Stock and the Exchange Debentures and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payment on those securities.

CERTAIN TAX CONSEQUENCES TO THE COMPANY


     As of the end of September 28, 1997 the Company had net operating loss ("NOL") carryovers of approximately $82.4 million. A significant portion of the available NOL will be utilized as a result of the gain from the sale of the AM stations. The issuance of the Senior Preferred Stock and Warrants in connection with

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


the Unit Offering likely caused the Company to have an ownership change, as defined under section 382 of the Code. As a result, the Company's NOLs are subject to an annual limitation equal to the product of the federal long-term tax-exempt interest rate in effect during the month in which the ownership change occurred (5.50%) times the fair market value of all of the outstanding stock of the Company immediately prior to the ownership change (subject to certain adjustments). The annual limitation on the use of the Company's NOLs may be increased to the extent that the Company sells certain built-in gain assets, as defined in the Code.


     Generally, under Sections 163(e)(5) and 163(i) of the Code, a C corporation that is an issuer of debt obligations subject to the high yield discount obligations ("HYDOs") rules may not deduct any portion of OID on the obligations until such portion is actually paid. A debt obligation generally is subject to the HYDO rules, and the OID is not deductible until paid with respect thereto, if it is issued by a corporation and the debt obligation (i) has a maturity date which is more than five years from the date of its issue, (ii) has a yield to maturity which equals or exceeds five percentage points over the applicable federal rate for the calendar month in which the obligation is issued and (iii) has "significant original issue discount." Moreover, if the debt obligation's yield to maturity exceeds the applicable federal rate plus six percentage points, a ratable portion of the issuing corporation's deduction for OID (the "Disqualified OID") will be denied. For purposes of the dividends received deduction under Section 243 of the Code, the Disqualified OID will be treated as a dividend to the extent it would have been so treated if it had been distributed by the issuing corporation with respect to its stock. Amounts treated as dividends will be nondeductible by the issuer, and may qualify for the dividend received deduction for corporate U.S. Holders, but will be treated as OID and not as dividends for withholding tax purposes. Due to their maturity date, yield to maturity, and de minimis amount of OID, it is anticipated that neither the Notes nor the Exchange Debentures will constitute HYDOs.

     THE FOREGOING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR U.S. HOLDER OF SENIOR PREFERRED STOCK, OR EXCHANGE DEBENTURES IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO ANY TAX CONSEQUENCES TO THEM FROM THE PURCHASE, OWNERSHIP, AND DISPOSITION OF SENIOR PREFERRED STOCK, OR EXCHANGE DEBENTURES INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Securities will be passed upon for the Company by Kaye, Scholer, Fierman, Hays & Handler, LLP, New York, New York, counsel to the Company.

                                    EXPERTS

     The consolidated historical financial statements of Spanish Broadcasting System, Inc. and subsidiaries as of September 29, 1996 and September 28, 1997, and for each of the fiscal years in the three-year period ended September 28, 1997, included in this Prospectus and elsewhere in this Registration Statement have been audited by KPMG Peat Marwick LLP, independent public accountants ("KPMG"), as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

     The combined historical financial statements of New Age Broadcasting Inc. ("New Age") and The Seventies Broadcasting Corporation ("Seventies") as of September 30, 1994 and 1995, and for each of the years in the two-year period ended September 30, 1995, included in this Prospectus and elsewhere in this Registration Statement have been audited by Voynow Bayard and Company, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting. The combined historical financial statements for New Age and Seventies as of and for the year ended September 30, 1996 included in the Prospectus and elsewhere in this Registration Statement have been audited by KPMG, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
SPANISH BROADCASTING SYSTEM, INC. AND SUBSIDIARIES:
AUDITED FINANCIAL STATEMENTS
Report of KPMG Peat Marwick LLP, independent auditors.......   F-2
Consolidated Balance Sheets as of September 29, 1996 and
  September 28, 1997........................................   F-3
Consolidated Statements of Operations for each of the fiscal
  years in the three-year period ended September 28, 1997...   F-4
Consolidated Statements of Changes in Stockholders'
  Deficiency for each of the fiscal years in the three-year
  period ended September 28, 1997...........................   F-5
Consolidated Statements of Cash Flows for each of the fiscal
  years in the three-year period ended September 28, 1997...   F-6
Notes to Consolidated Financial Statements..................   F-7
UNAUDITED FINANCIAL STATEMENTS
Condensed Consolidated Balance Sheets as of September 28,
  1997 and March 29, 1998...................................  F-21
Condensed Consolidated Statements of Operations for the six
  months ended March 30, 1997 and March 29, 1998............  F-22
Condensed Consolidated Statements of Cash Flows for the six
  months ended March 30, 1997 and March 29, 1998............  F-23
Notes to Condensed Consolidated Financial Statements........  F-24
NEW AGE BROADCASTING, INC.:
AUDITED FINANCIAL STATEMENTS
Report of Voynow, Bayard and Company, independent
  auditors..................................................  F-28
Balance Sheet at September 30, 1994.........................  F-29
Statement of Income and Retained Earnings for the year ended
  September 30, 1994........................................  F-30
Statement of Cash Flows for the year ended September 30,
  1994......................................................  F-31
Notes to Financial Statements...............................  F-32
NEW AGE BROADCASTING, INC. AND THE SEVENTIES BROADCASTING
  CORPORATION:
AUDITED FINANCIAL STATEMENTS
Report of Voynow, Bayard and Company, independent
  auditors..................................................  F-36
Combined Balance Sheet at September 30, 1995................  F-37
Combined Statement of Income and Retained Earnings for the
  year ended September 30, 1995.............................  F-38
Combined Statement of Cash Flows for the year ended
  September 30, 1995........................................  F-39
Notes to Combined Financial Statements......................  F-40
NEW AGE BROADCASTING INC. AND THE SEVENTIES BROADCASTING
  CORPORATION:
AUDITED FINANCIAL STATEMENTS
Report of KPMG Peat Marwick LLP, independent auditors'......  F-45
Combined Balance Sheet at September 30, 1996................  F-46
Combined Statement of Income for the year ended September
  30, 1996..................................................  F-47
Combined Statement of Cash Flows for the year ended
  September 30, 1996........................................  F-48
Combined Statement of Changes in Stockholders' Equity for
  the year ended September 30, 1996.........................  F-49
Notes to Combined Financial Statements......................  F-50
UNAUDITED FINANCIAL STATEMENTS
Condensed Combined Balance Sheet at December 31, 1996.......  F-55
Condensed Combined Statements of Operations for the three
  months ended December 31, 1995 and 1996...................  F-56
Condensed Combined Statements of Cash Flows for the three
  months ended December 31, 1995 and 1996...................  F-57
Notes to Condensed Combined Financial Statements............  F-58

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Spanish Broadcasting System, Inc.:

     We have audited the consolidated financial statements of Spanish Broadcasting System, Inc. and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Spanish Broadcasting System, Inc. and subsidiaries as of September 29, 1996 and September 28, 1997, and the results of their operations and their cash flows for each of the fiscal years in the three-year period ended September 28, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     As discussed in note 2(d) to the consolidated financial statements, effective September 25, 1995, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of."

                                          /s/ KPMG Peat Marwick LLP

New York, New York
December 22, 1997

               SPANISH BROADCASTING SYSTEM, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                   SEPTEMBER 29, 1996 AND SEPTEMBER 28, 1997

                                                                  1996            1997
                                                              ------------    ------------
                                          ASSETS
Current assets:
  Cash and cash equivalents.................................  $  5,468,079    $ 12,287,764
  Receivables:
    Trade (note 7)..........................................    12,104,500      17,226,345
    Barter..................................................     3,236,289       3,290,728
                                                              ------------    ------------
                                                                15,340,789      20,517,073
  Less allowance for doubtful accounts......................     4,510,763       5,405,095
                                                              ------------    ------------
         Net receivables....................................    10,830,026      15,111,978
  Other current assets......................................     1,115,332       1,409,906
                                                              ------------    ------------
         Total current assets...............................    17,413,437      28,809,648
Property and equipment, net of accumulated depreciation of
  $13,662,458 in 1996 and $15,448,267 in 1997 (notes 4 and
  9)........................................................    18,873,036      18,409,415
Franchise costs, net of accumulated amortization of
  $16,673,482 in 1996 and $22,048,929 in 1997 (notes 3 and
  5)........................................................   133,917,182     273,631,766
Deferred financing costs, net of accumulated amortization of
  $1,974,195 in 1996 and $3,038,202 in 1997 (note 5)........     6,235,341       9,262,314
Due from related party (note 7).............................       289,869         289,869
Deferred income taxes (note 10).............................            --       3,674,287
Other assets................................................       131,294         289,784
                                                              ------------    ------------
                                                              $176,860,159    $334,367,083
                                                              ============    ============
                         LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Current portion of Senior secured notes (note 5)..........  $         --    $ 15,000,000
  Current portion of other long-term debt (note 6)..........        53,572          44,644
  Accounts payable..........................................     1,564,015       1,367,572
  Accrued expenses..........................................     3,354,192       3,722,777
  Accrued interest..........................................     2,394,621       4,536,627
  Unearned revenue..........................................       875,256       1,551,255
  Dividends payable.........................................            --         960,761
                                                              ------------    ------------
         Total current liabilities..........................     8,241,656      27,183,636
12 1/2% Senior secured notes due 2002, net of unamortized
  discount of $7,612,631 in 1996 and $3,238,037 in 1997
  (note 5)..................................................    99,446,369      88,820,963
12 1/4% Senior secured notes due 2001, net of unamortized
  discount of $1,818,118 in 1996 (note 5)...................    35,381,003              --
11% Senior secured notes due 2004 (note 5)..................            --      75,000,000
Other long-term debt, less current portion (note 6).........     1,033,368       4,147,676
Deferred income taxes payable...............................       387,960              --
Redeemable Preferred Stock:
  Series A Preferred Stock, $.01 par value. Authorized
    49,201 shares in 1996; issued and outstanding 39,951
    shares (liquidation value $39,951,000) in 1996 (note
    5)......................................................    35,938,659              --
  14 1/4% Senior Exchangeable Preferred Stock, $.01 par
    value. Authorized 413,930 shares, issued and outstanding
    186,706 shares (liquidation value $186,706,000) in 1997
    (note 5)................................................            --     171,261,919
Stockholders' deficiency (notes 5 and 8):
  Class A common stock, $.01 par value. Authorized 5,000,000 shares; issued and outstanding 558,135 shares in 1996
    and 1997................................................         5,581           5,581
  Class B common stock, $.01 par value. Authorized 200,000
    shares; issued and outstanding 48,533 shares in 1996 and
    1997....................................................           485             485
  Additional paid-in capital................................    10,806,004       6,590,473
  Accumulated deficit.......................................   (11,906,690)    (35,119,184)
                                                              ------------    ------------
                                                                (1,094,620)    (28,522,645)
  Less loans receivable from stockholders (note 7)..........    (2,474,236)     (3,524,466)
                                                              ------------    ------------
         Total stockholders' deficiency.....................    (3,568,856)    (32,047,111)
                                                              ------------    ------------
Commitments and contingencies (notes 3, 9 and 11)
                                                              $176,860,159    $334,367,083
                                                              ============    ============

          See accompanying notes to consolidated financial statements.

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

           FISCAL YEARS ENDED SEPTEMBER 24, 1995, SEPTEMBER 29, 1996
                             AND SEPTEMBER 28, 1997

                                                       1995            1996            1997
                                                   ------------    ------------    ------------
Gross revenues...................................  $ 54,152,328    $ 55,337,720    $ 67,981,407
Less agency commissions..........................     6,828,430       6,702,302       7,971,827
                                                   ------------    ------------    ------------
  Net revenues...................................    47,323,898      48,635,418      60,009,580
                                                   ------------    ------------    ------------
Operating expenses (notes 7 and 9):
  Engineering....................................     1,484,585       1,773,027       2,099,116
  Programming....................................     5,044,967       5,864,066       7,081,521
  Selling........................................    11,106,770      13,864,695      14,980,035
  General and administrative.....................     5,361,320       6,374,622       6,879,443
  Corporate expenses.............................     4,281,141       3,747,714       5,595,403
  Depreciation and amortization..................     3,389,034       4,555,978       7,618,921
                                                   ------------    ------------    ------------
                                                     30,667,817      36,180,102      44,254,439
                                                   ------------    ------------    ------------
  Operating income...............................    16,656,081      12,455,316      15,755,141
Other income (expense):
  Interest expense, net of interest income of
     $826,821 in 1995, $547,952 in 1996 and
     $462,358 in 1997............................   (12,874,392)    (16,533,278)    (22,201,114)
  Financing costs................................            --        (876,579)       (299,240)
  Other, net (notes 4 and 11)....................      (380,660)       (697,741)       (491,308)
                                                   ------------    ------------    ------------
  Income (loss) before income taxes and
     extraordinary item..........................     3,401,029      (5,652,282)     (7,236,521)
Income tax expense (benefit) (note 10)...........     1,411,394      (1,165,800)     (2,714,411)
                                                   ------------    ------------    ------------
  Income (loss) before extraordinary item........     1,989,635      (4,486,482)     (4,522,110)
Extraordinary item -- loss on extinguishment of
  debt, net of deferred income taxes of
  $1,097,836 (note 5)............................            --              --      (1,646,753)
                                                   ------------    ------------    ------------
  Net income (loss)..............................  $  1,989,635    $ (4,486,482)   $ (6,168,863)
                                                   ============    ============    ============

          See accompanying notes to consolidated financial statements.

                        SPANISH BROADCASTING SYSTEM INC.
                                AND SUBSIDIARIES

         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY

         FISCAL YEARS ENDED SEPTEMBER 24, 1995, SEPTEMBER 28, 1996 AND
                               SEPTEMBER 28, 1997

                                       CLASS A           CLASS B
                                     COMMON STOCK      COMMON STOCK      TOTAL                                 LESS: LOANS
                                   ----------------   --------------   PAR VALUE   ADDITIONAL                   RECEIVABLE
                                   NO. OF     PAR     NO. OF    PAR     COMMON       PAID-IN     ACCUMULATED       FROM
                                   SHARES    VALUE    SHARES   VALUE     STOCK       CAPITAL       DEFICIT     STOCKHOLDERS
                                   -------   ------   ------   -----   ---------   -----------   -----------   ------------
Balance at September 25, 1994....  558,135   $5,581   48,533   $485      6,066       5,690,934    (6,415,517)   (2,241,968)
Increase in loans receivable from
  stockholders...................       --       --       --     --         --              --            --      (179,304)
Net income.......................       --       --       --     --         --              --     1,989,635            --
                                   -------   ------   ------   ----      -----     -----------   -----------    ----------
Balance at September 24, 1995....  558,135    5,581   48,533    485      6,066       5,690,934    (4,425,882)   (2,421,272)
Increase in loans receivable from
  stockholders...................       --       --       --     --         --              --            --       (52,964)
Costs incurred with issuance of
  Series A Preferred Stock (note
  5).............................       --       --       --     --         --      (1,718,437)           --            --
Issuance of warrants (note 5)....       --       --       --     --         --       6,833,507            --            --
Accretion of preferred stock.....       --       --       --     --         --              --      (541,416)           --
Preferred stock issued as
  dividends
  (note 5).......................       --       --       --     --         --              --    (2,452,910)           --
Net loss.........................       --       --       --     --         --              --    (4,486,482)           --
                                   -------   ------   ------   ----      -----     -----------   -----------    ----------
Balance at September 29, 1996....  558,135    5,581   48,533    485      6,066      10,806,004   (11,906,690)   (2,474,236)
Increase in loans receivable from
  stockholders...................       --       --       --     --         --              --            --    (1,050,230)
Purchase and retirement of
  preferred stock and warrants
  (note 5).......................       --       --       --     --         --     (11,887,981)           --            --
Costs associated with issuance of
  14 1/4% Senior Exchangeable
  Preferred Stock (note 5).......       --       --       --     --         --      (8,952,550)           --            --
Issuance of warrants (note 5)....       --       --       --     --         --      16,625,000            --            --
Accretion of Preferred Stock.....       --       --       --     --         --              --    (1,659,695)           --
Preferred Stock issued as
  dividends (note 5).............       --       --       --     --         --              --   (13,030,211)           --
Cash dividends on Preferred
  Stock..........................       --       --       --     --         --              --    (2,353,725)           --
Net loss.........................       --       --       --     --         --              --    (6,168,863)           --
                                   -------   ------   ------   ----      -----     -----------   -----------    ----------
Balance at September 28, 1997....  558,135   $5,581   48,533   $485      6,066       6,590,473   (35,119,184)   (3,524,466)
                                   =======   ======   ======   ====      =====     ===========   ===========    ==========


                                       TOTAL
                                   STOCKHOLDERS'
                                    DEFICIENCY
                                   -------------
Balance at September 25, 1994....    (2,960,485)
Increase in loans receivable from
  stockholders...................      (179,304)
Net income.......................     1,989,635
                                    -----------
Balance at September 24, 1995....    (1,150,154)
Increase in loans receivable from
  stockholders...................       (52,964)
Costs incurred with issuance of
  Series A Preferred Stock (note
  5).............................    (1,718,437)
Issuance of warrants (note 5)....     6,833,507
Accretion of preferred stock.....      (541,416)
Preferred stock issued as
  dividends
  (note 5).......................    (2,452,910)
Net loss.........................    (4,486,482)
                                    -----------
Balance at September 29, 1996....    (3,568,856)
Increase in loans receivable from
  stockholders...................    (1,050,230)
Purchase and retirement of
  preferred stock and warrants
  (note 5).......................   (11,887,981)
Costs associated with issuance of
  14 1/4% Senior Exchangeable
  Preferred Stock (note 5).......    (8,952,550)
Issuance of warrants (note 5)....    16,625,000
Accretion of Preferred Stock.....    (1,659,695)
Preferred Stock issued as
  dividends (note 5).............   (13,030,211)
Cash dividends on Preferred
  Stock..........................    (2,353,725)
Net loss.........................    (6,168,863)
                                    -----------
Balance at September 28, 1997....   (32,047,111)
                                    ===========

          See accompanying notes to consolidated financial statements

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

         FISCAL YEARS ENDED SEPTEMBER 24, 1995, SEPTEMBER 29, 1996 AND
                               SEPTEMBER 28, 1997

                                                        1995           1996           1997
                                                     -----------   ------------   -------------
Cash flows from operating activities:
  Net income (loss)................................  $ 1,989,635   $ (4,486,482)  $  (6,168,863)
                                                     -----------   ------------   -------------
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
     Loss on extinguishment of debt................           --             --       2,744,589
     Depreciation and amortization.................    3,389,034      4,555,978       7,618,921
     Change in allowance for doubtful accounts.....    1,379,365       (674,123)        894,332
     Amortization of debt discount.................    4,617,496      5,591,004       4,772,539
     Interest satisfied through the issuance of New
       Notes.......................................           --      2,199,121       1,185,722
     Amortization of deferred financing costs......      797,766        984,001       1,390,736
     Write down of fixed assets....................           --        697,741         487,973
     Interest added to principal of seller note....           --             --         161,523
     Imputed interest..............................       95,559             --              --
     Deferred income taxes.........................    1,081,738     (1,357,722)     (4,062,247)
     Changes in operating assets and liabilities:
       (Increase) decrease in receivables..........   (2,843,053)     1,043,961      (5,176,284)
       Increase in other current assets............     (223,518)      (566,062)       (294,574)
       (Increase) decrease in other assets.........    3,900,002        148,272        (158,490)
       (Decrease) increase in accounts payable.....     (249,024)       310,374        (196,443)
       Increase in accrued expenses................      275,432        292,468         368,585
       Increase in accrued interest................       38,179         52,702       2,142,006
       Decrease in income taxes payable............       (8,101)      (196,835)             --
       Increase in unearned revenue................      197,468        218,381         675,999
                                                     -----------   ------------   -------------
          Total adjustments........................   12,448,343     13,299,261      12,554,887
                                                     -----------   ------------   -------------
          Net cash provided by operating
            activities.............................   14,437,978      8,812,779       6,386,024
                                                     -----------   ------------   -------------
Cash flows from investing activities:
  Additions to property and equipment..............   (4,888,188)    (3,811,436)     (2,022,344)
  Acquisition of radio stations....................     (100,305)   (86,358,962)   (142,335,513)
  Increase in franchise costs......................           --        (24,980)             --
                                                     -----------   ------------   -------------
          Net cash used in investing activities....   (4,988,493)   (90,195,378)   (144,357,857)
                                                     -----------   ------------   -------------
Cash flows from financing activities:
  Increase in dividends payable....................           --             --              --
  Redemption of Senior secured notes...............           --             --     (38,414,562)
  Redemption of Series A preferred stock...........           --             --     (42,699,590)
  Redemption of warrants...........................           --             --      (8,323,000)
  Repayments of other debt.........................   (2,843,176)      (120,691)        (56,143)
  Proceeds from senior notes, net of financing
     costs of $1,605,426 in 1996 and $5,712,407 in
     1997..........................................           --     33,394,574      69,287,593
  Proceeds from Redeemable Series A Preferred Stock
     and warrants, net of issuance costs of
     $1,718,437 in 1996 and $8,952,550 in 1997.....           --     35,781,563     166,047,450
  (Increase) decrease in deferred financing
     costs.........................................     (412,111)        33,999              --
  Increase in loans receivable from stockholders...     (179,304)       (52,964)     (1,050,230)
  Repayment of loan payable to stockholder.........     (200,000)            --              --
  Advances to related party........................     (134,342)        (2,922)             --
                                                     -----------   ------------   -------------
          Net cash provided by (used in) financing
            activities.............................   (3,768,933)    69,033,559     144,791,518
                                                     -----------   ------------   -------------
          Net increase (decrease) in cash and cash
            equivalents............................    5,680,552    (12,349,040)      6,819,685
Cash and cash equivalents at beginning of year.....   12,136,567     17,817,119       5,468,079
                                                     -----------   ------------   -------------
Cash and cash equivalents at end of year...........  $17,817,119   $  5,468,079   $  12,287,764
                                                     ===========   ============   =============

          See accompanying notes to consolidated financial statements.

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   SEPTEMBER 24, 1995, SEPTEMBER 29, 1996 AND
                               SEPTEMBER 28, 1997

(1) ORGANIZATION AND NATURE OF BUSINESS

     Spanish Broadcasting System, Inc. (the "Company") was organized under the laws of the State of Delaware on June 1, 1994 to serve as a holding company, directly or indirectly, for seven active corporations, each of which either owns or services radio stations and each of which was owned by three Principal Stockholders. The Principal Stockholders and the Company entered into a contribution agreement pursuant to which on June 29, 1994, upon FCC approval, among other releases, the Principal Stockholders contributed to the Company all of the capital stock in eight of the corporations beneficially owned by them in exchange for common stock of the Company.

     The Company owns and operates twelve Spanish-language radio stations serving the New York, Miami, Chicago and Los Angeles markets through its direct and indirect subsidiaries, Spanish Broadcasting System of New York, Inc., SBS of Greater New York, Inc., Spanish Broadcasting System of Florida, Inc., Spanish Broadcasting System of California, Inc., SBS of Greater Miami, Inc. and SBS of Illinois, Inc. Additionally, the Company's other direct and indirect subsidiaries include Alarcon Holdings, Inc. ("Alarcon"), Spanish Broadcasting System Network, Inc. ("SBS Network") and SBS Promotions, Inc. ("SBS Promotions"). Alarcon owns and operates the building where the Company's New York offices are located. SBS Network and SBS Promotions are currently dormant. SBS Network was formerly the Company's exclusive agency representative for national advertising sales. SBS Promotions formerly performed promotional services for the Company's radio stations.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS

  (a) Basis of Presentation

     The consolidated financial statements include the accounts of the Company and its direct and indirect subsidiaries. The Company is a holding company with no independent assets or operations other than its investments in subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     The Company's subsidiaries (hereinafter referred to in this paragraph collectively as "Subsidiary Guarantors") are fully, unconditionally, and jointly and severally liable for the Company's senior unsecured notes and new senior secured notes referred to in note 5. The Subsidiary Guarantors are wholly owned and constitute all of the Company's direct and indirect subsidiaries, except for certain subsidiaries that are not consequential. The Company has not included separate financial statements of the aforementioned subsidiaries because (i) the aggregate assets, liabilities, earnings and equity of such subsidiaries are substantially equivalent to the assets, liabilities, earnings and equity of the Company on a consolidated basis, and (ii) the separate financial statements and other disclosures concerning such subsidiaries are not deemed material to investors.

     The Company's fiscal year is the 52-week period which ends on the last Sunday of September.

  (b) Revenue Recognition

     Revenues are recognized when advertisements are aired.

  (c) Property and Equipment

     Property and equipment are stated at cost. The Company depreciates the cost of its property and equipment using the straight-line method over the respective estimated useful lives. Leasehold improvements

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

are amortized on a straight-line basis over the shorter of the remaining life of the lease or the useful life of the improvements.

     The Company capitalized interest in connection with the renovation of its facilities. The capitalized interest is recorded as part of the related building and is amortized over the estimated useful life of the building.

  (d) Long-Lived Assets

     In March 1995, Statement of Financial Accounting Standards No. 121, (Statement 121) "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," was issued. Statement 121 requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the fourth quarter of fiscal 1996, the Company elected early adoption of Statement 121. See note 4 for impairment losses related to fixed assets.

  (e) Franchise Costs

     Franchise costs represent the excess cost to acquire the Company's radio station assets over the allocated fair value of the net tangible assets acquired and are amortized on a straight-line basis over periods not exceeding 40 years, based on the industry practice of renewing franchises periodically. In evaluating the recoverability of franchise costs, management gives consideration to a number of factors, including analysis of the estimated future undiscounted cash flows from operations for each market, the dispositions of other radio properties in specific markets and input from appraisers.

  (f) Financing Costs

     During fiscal 1996, the Company expensed $876,579 of costs related to an initial public offering that was aborted. The net deferred financing costs at September 29, 1996 and September 28, 1997 amount to $6,235,341 and $9,262,314, respectively. The 1996 balance relates to the additional financing obtained in connection with the acquisition of radio station WPAT-FM as discussed in note 5. Additional amounts in 1997 relate to the refinancing of certain of the Company's debt and additional financing obtained in connection with the Company's acquisition of WXDJ-FM and WRMA-FM in Miami and WLEY-FM in Chicago as discussed in note 5.

     Deferred financing costs are being amortized on a straight-line basis over the respective lives of the related indebtedness and the related amortization is included in interest expense.

  (g) Barter Transactions

     The Company records barter transactions at the fair value of goods or services received.

  (h) Cash Equivalents

     Cash equivalents, consisting primarily of interest-bearing money market accounts and certificates of deposits with original maturities of three months or less, totaled approximately $4,697,000 and $12,288,000 at September 29, 1996 and September 28, 1997, respectively.

  (i) Income Taxes

     The Company files a consolidated Federal income tax return with its direct and indirect subsidiaries. The Company accounts for income taxes in accordance with the Financial Accounting Standards Board's

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

'Statement of Financial Accounting Standards No. 109 (Statement 109), "Accounting for Income Taxes." Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (j) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (k) Concentration of Risk

     All of the Company's business is conducted in the New York, Miami, Los Angeles and Chicago markets. In fiscal 1995, net revenues earned from radio stations located in New York, Miami, and Los Angeles represented 37%, 16%, and 47%, respectively, of total revenues; in fiscal 1996, 51%, 17%, and 32%, respectively, of total revenues and in fiscal 1997, 49%, 22%, and 28%, respectively, of total revenues. In fiscal 1997, 1% of total revenues was represented by the Chicago market. The increase in market concentration risk in New York in fiscal 1996 results from the acquisition of WPAT-FM as discussed in note 3. The increase in market concentration risk in Miami and Chicago in 1997 results from the acquisitions of WRMA-FM and WXDJ-FM in Miami and WLEY-FM in Chicago as discussed in note 3.

(3) ACQUISITIONS

     On March 25, 1996, the Company acquired the FCC broadcast license and substantially all of the assets used or useful in the operation of radio station WPAT-FM for $84,550,000, plus financing and closing costs of $1,808,962. The Company financed this purchase with a combination of the proceeds from the issuance of the Company's Redeemable Series A Preferred Stock, 12 1/4% Senior Secured Notes due 2001 (see note 5) together with cash on hand. The Company assumed operational responsibility of WPAT-FM on January 20, 1996 under an interim agreement, at which time the Company changed the musical format of WPAT-FM to Spanish language adult contemporary.

     On March 27, 1997, the Company acquired the FCC broadcast license and substantially all of the assets used or useful in the operation of WRMA-FM and WXDJ-FM for $111,000,000 plus closing costs of $835,513.

     On March 27, 1997, the Company acquired the FCC broadcast licenses and substantially all of the assets used or useful in the operation of WYSY-FM for $33,000,000 plus closing costs of $500,000. The Company subsequently changed the call letters to WLEY-FM.

     The Company financed the purchases of WRMA-FM, WXDJ-FM, and WLEY-FM with proceeds from a combination of issuances consisting of 175,000 shares of the Company's 14 1/4% Series A, Senior Exchangeable Preferred Stock, liquidation preference $1,000 per share, and warrants to purchase 74,900 shares of the Company's Class A common stock par value $.01 per share and $75 million aggregate principal

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

amount of the Company's 11% Senior Notes due 2004 (see note 5), plus a note payable to the seller of WLEY-FM for $3,000,000.

     The Company's consolidated results of operations include the results of WPAT-FM, WRMA-FM, WXDJ-FM, and WLEY-FM from the dates of acquisition. These acquisitions have been accounted for by the purchase method of accounting. The purchase price has been allocated to the assets acquired, principally franchise costs, based on their estimated fair values at the dates of acquisition.

     The following unaudited proforma summary presents the consolidated results of operations as if the acquisitions of WPAT-FM, WRMA-FM and WXDJ-FM had occurred as of the beginning of fiscal 1996 after giving effect to certain adjustments, including amortization of franchise costs, and interest expense on the acquisition debt. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisitions been made as of that date or of results which may occur in the future. The results of WLEY-FM prior to its acquisition have not been included in the pro forma summary as the acquisition does not meet the significance test for presentation of pro forma information.

                                                            YEAR ENDED
                                             ----------------------------------------
                                             SEPTEMBER 29, 1996    SEPTEMBER 28, 1997
                                             ------------------    ------------------
                                                           (UNAUDITED)
Net revenues.............................       $65,173,000           $66,762,000
Loss before extraordinary item...........        (6,130,000)           (3,498,000)
Net loss.................................        (6,130,000)           (5,145,000)

(4) PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at September 29, 1996 and September 28, 1997:

                                                                      ESTIMATED
                                           1996           1997       USEFUL LIVES
                                        -----------    ----------    ------------
Land................................    $ 1,798,785    $1,413,287             --
Building and building leasehold
  improvements......................     15,349,050    15,324,227       20 years
Tower and antenna systems...........      5,517,659     6,709,991     7-15 years
Studio and technical equipment......      4,562,969     4,874,321       10 years
Furniture and fixtures..............      1,543,918     1,549,749     3-10 years
Transmitter equipment...............      1,264,093     1,266,747     7-10 years
Leasehold improvements..............      1,085,922     1,135,176     5-13 years
Computer equipment..................        935,563     1,378,908        5 years
Other...............................        477,535       205,276        5 years
                                        -----------    ----------
                                         32,535,494    33,857,682
Less accumulated depreciation and
  amortization......................     13,662,458    15,448,267
                                        -----------    ----------
                                        $18,873,036    18,409,415
                                        ===========    ==========

     During fiscal 1996 and 1997, the Company wrote down the value of its land and building located on Sunset Boulevard in Los Angeles (which was part of the assets acquired in the purchase of the Los Angeles AM radio station) by $697,741 and $487,973, respectively. The write downs were based on current market

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

values of real estate in the Los Angeles area. This amount is included in "other, net" in the accompanying consolidated statement of operations.

(5) SENIOR NOTES AND PREFERRED STOCK

     On June 29, 1994, the Company, through a private placement offering (the "Offering") completed the sale of 107,059 units (the "Units"), each consisting of $1,000 principal amount of 12 1/2% Senior Notes (the "Notes") due 2002 and 107,059 Warrants (the "Warrants") each to purchase one share of Class A voting common stock at a price of $0.01 per share. The Notes and Warrants became separately transferable on June 29, 1994. The Notes were issued at a substantial discount from their principal amount and generated proceeds to the Company of $87,774,002, net of financing costs of $6,225,998. Of the $94,000,000 of gross proceeds, $88,603,000 was allocated to the Notes and $5,397,000 was determined to be the value of the Warrants.

     The Notes bear interest at a rate of 7 1/2% per annum from the date of original issue until June 15, 1997 and at a rate of 12 1/2% per annum from and after such date until maturity on June 15, 2002. Interest is payable semiannually on June 15 and December 15, commencing December 15, 1994. The Notes will not be redeemable at the option of the Company, except that the Company may redeem up to $20 million aggregate principal amount of the Notes on or prior to June 15, 1997 at 110% of the accreted value of the Notes, plus accrued and unpaid interest to the redemption date, out of the proceeds of one or more public offerings of the Company's common stock. The Notes are senior unsecured obligations of the Company and are unconditionally guaranteed, on a senior unsecured basis, as to payment of principal, premium, if any, and interest, jointly and severally, by each subsidiary of the Company. In the event of a change of control, as defined, the Company will be required to make an offer to purchase all of the outstanding Notes at a purchase price equal to 101% of their accreted value, in the case of a purchase prior to June 15, 1997, and thereafter at a purchase price equal to 101% of the principal amount thereof, in each case plus accrued and unpaid interest to the date of purchase. The indenture pursuant to which the Notes are issued contains covenants restricting the incurrence of additional indebtedness, the payment of dividends and distributions, the creation of liens, asset sales, mergers or consolidations, among other things. The Company registered the Notes with the Securities and Exchange Commission, which registration became effective on October 26, 1994. The discount on the Notes is being amortized over the term of the Notes to result in an effective interest rate of 12 1/2% per annum.

     The Warrants will expire on June 30, 1999. Each warrant entitles the holder to acquire, on or after the exercise date, as defined, and prior to the expiration date, one share of Class A voting common stock at $0.01 per share, subject to adjustment from time to time upon the occurrence of certain changes in common stock, common stock distributions, issuances of options or convertible securities, dividends and distributions and certain other increases in the number of shares of common stock, as defined.

     On March 25, 1996 the Company financed the purchase of radio station WPAT-FM with a combination of the proceeds from the sale in a private placement of 37,500 shares of the Company's Redeemable Series A Preferred Stock (Preferred Stock) and $35 million of the Company's 12 1/4% Senior Secured Notes due 2001 together with cash on hand. The Company also issued to the holders of the Preferred Stock and Senior Notes warrants to purchase, in the aggregate, 6% of the Company's common stock on a fully diluted basis which are exercisable no later than June 29, 1998. Of the gross proceeds of $72.5 million, $35 million relates to the Senior Notes and $37.5 million relates to the Preferred Stock. The value of the Warrants was determined to be $6,833,507 of which $2,277,840 was allocated to the warrants associated with the Senior Notes and $4,555,667 was allocated to the warrants associated with the Preferred Stock. In connection with this transaction, the Company capitalized financing costs of $1,605,426 related to the Senior Notes and charged issuance costs of $1,718,437 related to the Preferred Stock to additional paid-in capital.

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Senior Notes were secured by the FCC license of radio station WPAT-FM and were guaranteed by each of the Company's subsidiaries. They were senior obligations of the Company that ranked senior in right of payment to all subordinated indebtedness of the Company and equally ranked with all existing and future senior indebtedness of the Company including the Notes. The Senior Notes were due on June 1, 2001 and bore interest at the rate of 12 1/4% per annum payable quarterly, increasing by 0.25% for each three-month period from the issue date to March 1997, and 0.5% for each period of three months thereafter, provided that the interest rate on the Senior Notes may not exceed 14.75% per annum. The discount on the Senior Notes was being amortized over the term of the Senior Notes to result in an effective interest rate of 15.9% per annum, inclusive of interest rate escalations. Until March 24, 1998, interest could be paid in cash or in additional Senior Notes. The Company elected to satisfy interest due through the issuance of additional Senior Notes issued at face value of $2,199,121 in June and September 1996 and of $1,185,722 in December 1996.

     The Preferred Stock was entitled to dividends at the rate of 12.75% per annum payable quarterly, increasing by 0.25% for each period of three months from issue date through March 1997 and 0.50% for each period of three months thereafter, provided that the dividend rate would at no time exceed 15.25%. During the first three years, dividends could be paid in cash or additional shares of Preferred Stock.

     In June 1996 and September 1996, the Company elected to satisfy the dividends due of $2,452,910 through the issuance of 2,451 additional preferred shares and $1,910 in cash (for fractional shares). In December 1996, the Company elected to satisfy dividends of $1,323,440 through the issuance of 1,322 additional Preferred shares. The holders of the Preferred Stock could, at their option, exchange Preferred Stock into Senior Notes in an amount equal to the accreted value of Notes that are redeemed or otherwise retired by the Company. The Company was required to redeem the Preferred Stock on December 1, 2002.

     Covenants under the indentures governing the Senior Notes and Preferred Stock were substantially identical to the covenants of the Notes.

     The Company was permitted to repurchase the Warrants during the first two years from issuance, assuming no Senior Notes or Preferred Stock are outstanding and such purchase is permitted under the Indenture, at prices ranging from $182.70 per Warrant to $439.38 per Warrant.

     On March 27, 1997, the 1996 Senior Notes and Preferred Stock and the related warrants redeemed were retired with a portion of the proceeds from issuance of the 1997 Preferred Stock and Senior Notes described below. The Company realized a loss on the extinguishment of the Senior Notes of $1,646,753, net of taxes of $1,097,836 resulting from the purchase price exceeding the Company's carrying value and the write-off of unamortized deferred financing costs. This amount has been classified as an extraordinary item in the accompanying fiscal 1997 consolidated statement of operations.

     During fiscal 1997, the Company paid $1,247,507 of interest on the Senior Notes that were retired, of which $1,185,722 was paid through the issuance of new Senior Notes. Also during 1997, the Company paid dividends of $1,392,964 on the Preferred Stock that was retired.

     On March 27, 1997, the Company financed the purchase of radio stations WRMA-FM and WXDJ-FM and WLEY-FM with proceeds from the sale through a private placement of 175,000 shares of the Company's 14 1/4% Senior Exchangeable Preferred Stock (Senior Preferred Stock) and warrants to purchase 74,900 shares of the Company's Class A Common Stock. The gross proceeds from the issuance of the Senior Preferred Stock and warrants amounted to $175 million. The value of the new warrants was determined to be $16,625,000. The Company also issued $75 million aggregate principal amount of 11% Senior Notes (the "New Senior Notes") due 2004. In connection with this transaction, the Company capitalized financing costs of $5,712,407 related to the New Senior Notes and charged issuance costs of $8,952,550 related to the Senior Preferred Stock and new warrants to paid-in-capital.

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The New Senior Notes are secured by the FCC licenses of radio stations WRMA-FM and WXDJ-FM and WLEY-FM and are guaranteed by each of the Company's subsidiaries. New Senior Notes will be senior obligations of the Company that will rank senior in right of payment to all subordinated indebtedness of the Company and equally ranked with all existing and future senior indebtedness of the Company including the Notes. The New Senior Notes are due on March 15, 2004 and bear interest at a rate of 11% per annum payable on each March 15 and September 15, commencing September 15, 1997.

     The New Senior Notes will be redeemable at the Company's option at any time on or after March 15, 2001 at the redemption prices set forth, together with accrued and unpaid interest thereon to the redemption date. In addition, the Company, at its option, may redeem in the aggregate up to 25% of the original principal amount of New Senior Notes at any time prior to March 15, 2000, at a redemption price equal to 110% of the principal amount plus accrued and unpaid interest to the redemption date. The carrying value of the Notes and the New Senior Notes approximates market value at September 28, 1997.

     The Senior Preferred Stock is entitled to dividends at the rate of 14 1/4% per annum payable semi-annually beginning September 15, 1997. The Company, at its option, may pay dividends on any dividend payment date occurring on or before March 15, 2002 either in cash or by the issuance of additional shares of Senior Preferred Stock. In September 1997, the Company elected to satisfy the dividends due of $11,706,771 through the issuance of 11,706 additional preferred shares.

     The Senior Preferred Stock is exchangeable at the option of the Company, on any dividend payment date for the Company's 14 1/4% Exchange Debentures due March 15, 2005. The Exchange Debentures are redeemable, at the option of the Company, at any time, on or prior to March 15, 2000 at a redemption price equal to 105% of the aggregate principal amount thereof, plus accrued interest to the date of redemption. After March 15, 2000 and prior to March 15, 2002 the Exchange Debentures are not redeemable. On or after March 15, 2002, the Exchange Debentures are redeemable at the option of the Company.

     The Senior Preferred Stock will be redeemable, at the option of the Company, in whole or in part, at any time on or prior to March 15, 2000 at the redemption price equal to 105% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of redemption. After March 15, 2000 and prior to March 15, 2002, the Senior Preferred Stock is not redeemable. On or after March 2002, the Senior Preferred Stock will be redeemable, at the option of the Company, in whole or in part at any time, at the following redemption prices (expressed as a percentage of liquidation preference) if redeemed during the twelve-month period commencing March 15, of the applicable year set forth below plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends to the redemption date:

                           YEAR                             PERCENTAGE
                           ----                             ----------
2002......................................................     107%
2003......................................................     105%
2004 and thereafter.......................................     100%

     The Company is required, subject to certain conditions, to redeem all of the Senior Preferred Stock outstanding on March 15, 2005 at a redemption price equal to 100% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of the redemption.

     The Warrants, which expire on June 30, 1999, will entitle the holder to acquire, on or after the exercisability date and prior to the expiration date,
0.428 shares of Class A Common Stock at a price equal to $0.01 per 0.428 shares, subject to adjustment from time to time upon the occurrence of certain changes in Common Stock, certain Common Stock distributions, certain issuances of options or convertible securities, certain dividends and distributions and certain other increases in the number of shares of Common Stock.

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Senior Preferred Stock and the Warrants are separately transferable, subject to compliance with applicable securities laws.

     Pursuant to the asset sale and covenants in its debt and preferred stock agreements, the Company was required to use $25 million of the proceeds from the sale of its AM stations to make an offer to purchase Notes at a price of $1,100 for each $1,000 of principal. Pursuant to such an offer in October 1997 (the "Tender Offer"), the Company purchased $5,500,000 in principal amount of the Notes for total consideration of $6,050,000.

     Pursuant to a provision of the Senior Preferred Stock agreement, if by April 1, 1998, the Company did not use $15 million of the proceeds from the sale of its AM stations to repurchase Notes or New Senior Notes, the Company would have been required to issue shares of its Class A Common Stock representing 1% in the aggregate of the outstanding Common Stock of the Company to holders of the Senior Preferred Stock or any Exchange Debentures then outstanding. The Company could also sell other assets or issue capital stock, deriving certain minimum gross proceed amounts to satisfy this provision. As a result of the notes purchased in the Company's Tender Offer and the purchase by the Company of $7,666,000 in principal amount of other Notes for $8,950,055 in November 1997 with proceeds from the sale of its AM stations (see note 13), the Company has satisfied this provision. As it was the Company's intent to sell the AM stations and apply at least $15 million in proceeds to the purchase of Notes, $15 million of Notes were classified as a current liability in the accompanying balance sheet.

     Other covenants under the New Senior Notes and Senior Preferred Stock are substantially identical to the covenants of the Notes.

(6) OTHER LONG-TERM DEBT

     Other long-term debt consists of the following at September 29, 1996 and September 28, 1997:

                                                         1996          1997
                                                      ----------    ----------
Obligation under capital lease with related party
  payable in monthly installments of $9,000,
  including interest at 6.25%, commencing June 1992
  (see note 9)......................................  $1,075,314    $1,030,797
Note payable to seller of radio station including
  interest which accrues at an annual rate of three
  month LIBOR plus 450 basis points, all due on
  March 27, 2003....................................          --     3,161,523
Other...............................................      11,626            --
                                                      ----------    ----------
                                                       1,086,940     4,192,320
Less current portion................................      53,572        44,644
                                                      ----------    ----------
                                                      $1,033,368    $4,147,676
                                                      ==========    ==========

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The scheduled maturities of other long-term debt for the five fiscal years following September 28, 1997 are as follows:

                FISCAL YEAR ENDING SEPTEMBER
                ----------------------------
1998........................................................  $   44,644
1999........................................................      47,516
2000........................................................      50,572
2001........................................................      53,825
2002........................................................      57,287
Thereafter..................................................   3,938,476
                                                              ----------
                                                              $4,192,320
                                                              ==========

(7) LOANS WITH STOCKHOLDERS AND RELATED PARTY TRANSACTIONS

     At September 28, 1997, the Company had loans receivable from stockholders totaling $3,524,466. In May 1994, these stockholders entered into agreements with the Company pursuant to which these loans would bear interest at a rate that varied with the prime rate and were to mature in 2001. Effective in December 1995, the Company exchanged the existing notes for amended and restated notes in the aggregate principal amounts of $2,474,236, including accrued interest through that date. The amended and restated notes bear interest at 6.36% per annum and mature on December 30, 2025. The notes are payable in 30 equal annual aggregate installments of $186,728, commencing on December 30, 1996. No repayments have been made as of September 29, 1997. In July 1997, the Company issued a loan to a stockholder in the amount of $1,050,230 bearing interest at 7% per annum and due on demand. The board of directors approved the issuance and the terms of the exchange of the notes. Loans receivable from stockholders have been classified as an increase in stockholders' deficiency in the accompanying consolidated balance sheets. Interest receivable on stockholder loans was $118,021 and $245,188 at September 29, 1996 and September 28, 1997, respectively, and is included in other current assets.

     At September 29, 1996 and September 28, 1997, the Company has advances totaling $289,869 due from a party related through common ownership. Payment of this balance is guaranteed by an officer of the Company. Additionally, at September 29, 1996 and September 28, 1997, the Company had trade receivables totaling $373,190 due from this related party which have been fully reserved.

     The Company pays the operating expenses for a boat owned by a party related through common ownership which is used by the Company for business entertainment purposes. Such expenses approximated $99,000, $126,000 and $116,000 for the fiscal years ended September 24, 1995, September 29, 1996 and September 28, 1997, respectively.

     The Company leased an apartment from a stockholder of the Company for annual rentals of $108,000, which expired in August 1997. Additionally, the Company occupies a building under a capital lease agreement with certain stockholders (see note 9).

(8) CAPITAL STOCK

     During fiscal 1996, the Company amended and restated its Certificate of Incorporation to increase the aggregate number of authorized shares of $0.01 par value Class A common stock from 2,000,000 to 5,000,000 and create and authorize 500,000 shares of $0.01 par value preferred stock. Characteristics and privileges concerning the preferred stock are at the discretion of the board of directors. During fiscal 1996, 49,201 of preferred shares were designated as Redeemable Series A Preferred Stock (see note 5). In addition, the Company has authorized 200,000 shares of $0.01 par value Class B common stock. The Class A common

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

stock is entitled to one vote per share and the Class B common stock is entitled to eight votes per share. Shares of Class B common stock may be converted into an equal number of shares of Class A common stock, at the option of the holder, at any time. Each share of Class B common stock automatically converts into one share of Class A common stock on the exercise date, as defined in the Warrant agreement relating to the Notes discussed in note 5.

     In 1994, the Company adopted a stock option plan pursuant to which the Company has reserved up to 26,750 shares of Class A common stock for issuance upon the exercise of options granted under the plan. The plan covers all regular salaried employees of the Company and its subsidiaries. No options have been granted under this plan to date.

(9) COMMITMENTS

     The Company occupies a building under a capital lease agreement with a stockholder of the Company expiring in June 2012. The amount capitalized under this lease agreement and included in property and equipment at September 29, 1996 and September 28, 1997 is $963,500 and $902,000, net of accumulated depreciation of $266,500 and $328,000, respectively.

     The Company leases office space and facilities and certain equipment under operating leases, that expire at various dates through 2013. Certain leases provide for base rental payments plus escalation charges for real estate taxes and operating expenses.

     At September 28, 1997, future minimum lease payments under such leases are as follows:

                                                       CAPITAL      OPERATING
                    FISCAL YEAR                         LEASE         LEASES
                    -----------                       ----------    ----------
1998................................................  $  149,000    $  887,500
1999................................................     149,000       704,700
2000................................................     149,000       493,500
2001................................................     149,000       301,800
2002................................................     149,000       136,400
Thereafter..........................................   1,437,208     3,597,700
                                                      ----------    ----------
  Total minimum lease payments......................   2,182,208    $6,121,600
                                                                    ==========
  Less executory costs..............................     601,333
                                                      ----------
                                                       1,580,875
  Less interest at 6.25%............................     550,078
                                                      ----------
  Present value of minimum lease payments...........  $1,030,797
                                                      ==========

     Total rent expense for the fiscal years ended September 24, 1995, September 29, 1996 and September 28, 1997 amounted to $943,107, $1,097,144 and $1,554,550, respectively.

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company has agreements to sublease its radio frequencies and portions of its tower sites. Such agreements provide for payments through 2003. The future minimum rental income to be received under these agreements as of September 28, 1997 is as follows:

                        FISCAL YEAR                             AMOUNT
                        -----------                           ----------
1998........................................................  $  497,014
1999........................................................     623,130
2000........................................................     642,477
2001........................................................     305,674
2002........................................................     256,143
Thereafter..................................................     109,330
                                                              ----------
                                                              $2,433,768
                                                              ==========

     At September 28, 1997, the Company is committed to the purchase of broadcast rights for various sports, news and other programming and has employment contracts for certain on-air talent and general managers expiring through 2003. Future payments under such contracts are as follows:

                                        PROGRAMMING    EMPLOYMENT
             FISCAL YEAR                 CONTRACTS     CONTRACTS       TOTAL
             -----------                -----------    ----------    ----------
1998..................................   $ 69,653      $2,168,617    $2,238,270
1999..................................     31,283       2,218,033     2,249,316
2000..................................     14,286       2,005,450     2,019,736
2001..................................      4,012       1,631,433     1,635,445
2002..................................         --       1,015,417     1,015,417
Thereafter............................         --          62,500        62,500
                                         --------      ----------    ----------
                                         $119,234      $9,101,450    $9,220,684
                                         ========      ==========    ==========

     Certain sports programming contracts provide for sharing in a portion of advertising revenues or sharing of net profits relating to the specific broadcasts. In addition, certain employment contracts provide for additional amounts to be paid if station ratings or cash flow targets are met.

(10) INCOME TAXES

     Total income tax expense (benefit) for the fiscal year ended September 28, 1997 was allocated as follows:

                                       CURRENT --        DEFERRED
                                     STATE AND LOCAL      FEDERAL         TOTAL
                                     ---------------    -----------    -----------
Loss from operations...............     $250,000        $(2,964,411)   $(2,714,411)
Extraordinary item -- loss on
  extinguishment of debt...........           --         (1,097,836)    (1,097,836)
                                        --------        -----------    -----------
                                        $250,000        $(4,062,247)   $(3,812,247)
                                        ========        ===========    ===========

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The provision (benefit) for income taxes for the fiscal years ended September 24, 1995 and September 29, 1996 consists of the following:

                                                        1995          1996
                                                     ----------    -----------
Current:
  State and local..................................  $  329,656    $   191,922
Deferred:
  Federal..........................................   1,081,738     (1,357,722)
                                                     ----------    -----------
                                                     $1,411,394    $(1,165,800)
                                                     ==========    ===========

     During fiscal 1995 and 1996, the Company utilized net operating loss carryforwards of approximately $837,000 and $686,000 respectively.

     The difference between the fiscal 1995 income tax expense at the Federal statutory rate and the effective rate was attributable to the utilization of net operating loss carryforwards, as well as state and local income taxes. The difference between the fiscal 1996 and 1997 income tax benefit at the Federal statutory rate and the effective rate was primarily attributable to state and local income taxes, recurring non-deductible expenses and non-deductible expenses incurred in connection with the Company's financing transactions.

     The tax effect of temporary differences and carryforwards that give rise to deferred tax assets and deferred tax liabilities at September 29, 1996 and September 28, 1997 is as follows:

                                                       1996           1997
                                                    -----------    -----------
Deferred tax assets:
  Net operating loss carryforwards................  $27,627,781    $32,955,490
  Deferred interest...............................    4,963,048      5,717,617
  Allowance for doubtful accounts.................    1,804,305      2,162,038
  Fixed assets....................................      279,095        474,286
                                                    -----------    -----------
          Total deferred tax assets...............   34,674,229     41,309,431
                                                    -----------    -----------
Deferred tax liabilities:
  Depreciation and amortization...................    8,932,667     11,776,023
  Intangible assets...............................    8,382,950      8,382,950
  Deferred debt forgiveness.......................   17,396,470     17,396,470
  Unearned revenue................................      350,102         79,701
                                                    -----------    -----------
          Total deferred tax liabilities..........   35,062,189     37,635,144
                                                    -----------    -----------
          Net deferred tax asset (liability)......  $  (387,960)   $ 3,674,287
                                                    ===========    ===========

     During fiscal 1994, as a result of the refinancing of the Company's debt discussed in note 5, the Company recognized an extraordinary gain on debt extinguishment of $70,254,772, net of income taxes of $3,060,924, for financial statement purposes. For Federal income tax purposes, income from the discharge of this indebtedness reduced available net operating loss carryforwards and reduced the tax basis of certain assets. As a result, the valuation allowance for gross deferred tax assets was eliminated in fiscal 1994, reflecting the utilization, as a result of the extraordinary gain, of net operating loss carryforwards for financial statement purposes. In addition, certain timing differences were created which gave rise to deferred tax liabilities that will result in taxable income in future years when the assets are realized or settled. During fiscal 1995, the recognition of the $70,254,772 gain on debt extinguishment for Federal income tax purposes was redistributed upon filing of the fiscal 1994 tax returns.

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     This resulted in additional amounts used to reduce the tax basis of certain assets, additional deferred debt forgiveness and preservation of available net operating loss carryforwards. The net effect of the redistribution of the discharge of indebtedness for Federal income tax purposes did not significantly affect the Company's net deferred tax position.

     At September 28, 1997, the Company has net operating loss carryforwards of approximately $82,389,000 available to offset future taxable income expiring as follows:

                                                                   NET
                                                              OPERATING LOSS
                   EXPIRING IN SEPTEMBER                      CARRYFORWARDS
                   ---------------------                      --------------
2004........................................................   $ 6,282,000
2005........................................................    12,578,000
2006........................................................    14,233,000
2007........................................................    12,770,000
2008........................................................    12,213,000
2009........................................................    11,445,000
2012........................................................    12,868,000
                                                               -----------
                                                               $82,389,000
                                                               ===========

(11) LITIGATION

     The Company is the defendant in a number of lawsuits and claims incidental in its ordinary course of business, certain of which have been brought by former employees. The Company does not believe the outcome of any litigation, current or pending, would have a material, adverse impact on the financial position or the results of operations of the Company.

     In April 1995, the Company settled ongoing litigation with a former stockholder for $3.5 million, including imputed interest. The difference between the amount accrued by the Company and the settlement amount totaled $352,878 and is recorded in other, net in the accompanying consolidated statement of operations for the fiscal year ended September 24, 1995.

(12) SUPPLEMENTAL CASH FLOW INFORMATION

     The Company paid $8,152,213, $8,254,402 and $13,175,308 for interest and
$337,757, $632,990 and $294,262 for income taxes during fiscal 1995, 1996 and
1997, respectively. During the year ended September 29, 1995, the Company financed $80,000 of the purchase price of radio station WSKP-FM through the issuance of a note payable to the seller. During the year ended September 29, 1996, the Company issued $2,199,122 of Senior Notes as payment for interest and issued $2,452,910 of Preferred Stock as payment of dividends. During the year ended September 28, 1997, the Company issued $1,185,722 of New Senior Notes as payment for interest and issued $13,030,211 of Preferred Stock as payment of dividends. During the year ended September 28, 1997, the Company financed $3 million of the purchase price of radio station WYSY-FM through the issuance of a note payable to the seller.

(13) SUBSEQUENT EVENTS -- UNAUDITED

     On September 29, 1997, the Company consummated the sale of two of its radio stations, WCMQ-AM in Miami and WXLX-AM in New York. The purchase price for the assets was $8 million for WCMQ-AM and $18 million for WXLX-AM. On December 2, 1997, the Company consummated the sale of KXMG-AM in Los Angeles for $18 million. The Company sold the FCC broadcast licenses of the aforementioned radio

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

stations and the respective towers, antennas and transmitters. The gain from the sale of these stations amounts to approximately $34.2 million before income taxes.

     Pursuant to the terms of the Company's debt agreements, in October 1997 the Company made an offer to holders of its Notes to acquire $22,730,000 in principal amount of Notes at a purchase price of $1,100 for each $1,000 in principal amount. Pursuant to this tender offer, the Company purchased $5,500,000 in principal amount of Notes for $6,050,000. In November 1997, the Company purchased an additional $7,666,000 in principal amount of notes for $8,950,055.

               SPANISH BROADCASTING SYSTEM, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                                              SEPTEMBER 28,       MARCH 29,
                                                                  1997               1998
                                                              -------------       ---------
                                                                                 (UNAUDITED)
                                           ASSETS
Current Assets:
Cash and cash equivalents...................................  $ 12,287,764       $ 42,263,162
Receivables:
     Trade..................................................    17,226,345         15,866,642
     Less allowance for doubtful accounts...................     2,385,267          4,204,990
                                                              ------------       ------------
       Net receivables -- Trade.............................    14,841,078         11,661,652
     Barter (net of allowance for doubtful accounts of
       $3,019,828 at September 28, 1997 and $4,408,843 at
       March 29, 1998)......................................       270,900            129,590
                                                              ------------       ------------
       Net receivables......................................    15,111,978         11,791,242
Other current assets........................................     1,409,906            773,258
                                                              ------------       ------------
     Total current assets...................................    28,809,648         54,827,662
Property and equipment, net.................................    18,409,415         14,988,898
Franchise costs, net........................................   273,631,766        266,613,736
Due from related party......................................       289,869            289,869
Deferred financing costs, net...............................     9,262,314          8,109,338
Deferred income taxes.......................................     3,674,287                 --
Other assets................................................       289,784            489,747
                                                              ------------       ------------
                                                              $334,367,083       $345,319,250
                                                              ============       ============
                          LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
Current portion of senior secured notes.....................    15,000,000       $         --
Current portion of other long term debt.....................        44,644             36,962
Accounts payable and accrued expenses.......................     5,090,349          5,666,559
Accrued interest............................................     4,536,627          3,941,089
Unearned revenue............................................     1,551,255          1,424,079
Dividends payable...........................................       960,761          1,039,747
                                                              ------------       ------------
     Total current liabilities..............................    27,183,636         12,108,436
12 1/2% Senior Secured Notes, net of unamortized discount...    88,820,963         91,372,677
11% Senior Secured Notes....................................    75,000,000         75,000,000
Deferred income taxes payable...............................            --          7,597,254
Other Long-term debt, less current portion..................     4,147,676          4,298,672
14 1/4% Senior Exchangeable Redeemable Preferred Stock, $.01
par value. Authorized 413,930 shares; issued and outstanding
186,706 shares..............................................   171,261,919        185,788,502
Stockholders' Deficiency:
     Class A Common Stock, $.01 par value. Authorized
       5,000,000 shares; issued and outstanding 558,135
       shares...............................................         5,581              5,581
     Class B Common Stock, $.01 par value. Authorized
       200,000 shares; issued and outstanding 48,533
       shares...............................................           485                485
Additional paid in capital..................................     6,590,473          6,590,473
Accumulated deficit.........................................   (35,119,184)       (34,983,422)
                                                              ------------       ------------
                                                               (28,522,645)       (28,386,883)
Less: loans receivable from stockholders....................    (3,524,466)        (2,459,408)
                                                              ------------       ------------
     Total stockholders' deficiency.........................   (32,047,111)       (30,846,291)
                                                              ------------       ------------
                                                              $334,367,083       $345,319,250
                                                              ============       ============


See accompanying notes to unaudited condensed consolidated financial statements.

               SPANISH BROADCASTING SYSTEM, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND ACCUMULATED DEFICIT
                                  (UNAUDITED)


                                                         SIX MONTHS ENDED
                                                    ---------------------------
                                                     MARCH 30,      MARCH 29,
                                                        1997           1998
                                                     ---------      ---------
Gross broadcasting revenues.......................  $ 26,741,121   $ 38,211,189
  Less:  Agency commissions.......................     2,951,367      4,611,472
                                                    ------------   ------------
     Net broadcasting revenues....................    23,789,754     33,599,717
                                                    ------------   ------------
Operating expenses
     Engineering..................................     1,084,514        880,872
     Programming..................................     3,032,259      4,076,834
     Selling......................................     6,165,789      8,219,002
     General and administrative...................     2,934,436      5,600,934
     Corporate expenses...........................     2,522,335      3,003,529
     Depreciation and amortization................     2,801,156      4,652,050
                                                    ------------   ------------
                                                      18,540,489     26,433,221
                                                    ------------   ------------
          Operating income........................     5,249,265      7,166,496
Other (income) expenses:
     Gain on sale of AM stations..................            --    (36,364,416)
     Interest expense, net........................    10,327,648     10,608,076
     Other, net...................................        27,890             --
                                                    ------------   ------------
Income (loss) before income taxes and
  extraordinary item..............................    (5,106,273)    32,922,836
Income tax expense (benefit)......................    (1,940,385)    13,169,134
                                                    ------------   ------------
Income (loss) before extraordinary item...........    (3,165,888)    19,753,702
Extraordinary item, net of income taxes...........    (1,715,206)    (1,612,723)
                                                    ------------   ------------
Net income (loss).................................    (4,881,094)    18,140,979
Accumulated deficit at beginning of period........   (11,906,690)   (35,119,184)
Dividends on preferred stock......................    (2,253,331)   (13,382,634)
Accretion of preferred stock......................      (943,931)    (1,223,725)
Dividends on common stock.........................            --     (3,398,858)
                                                    ------------   ------------
Accumulated deficit at end of period..............  $(19,985,046)  $(34,983,422)
                                                    ============   ============


See accompanying notes to unaudited condensed consolidated financial statements.

               SPANISH BROADCASTING SYSTEM, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

               SIX MONTHS ENDED MARCH 30, 1997 AND MARCH 29, 1998

                                  (UNAUDITED)


                                                                     SIX MONTHS ENDED
                                                              -------------------------------
                                                                MARCH 30,         MARCH 29,
                                                                  1997               1998
                                                              -------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income...........................................  $  (4,881,094)     $ 18,140,979
                                                              -------------      ------------
Adjustments to reconcile net (loss) income to net cash
  provided by operating activities:
     Loss on extinguishment of debt.........................      2,766,460         2,687,872
     Gain on sale of AM Stations............................             --       (36,364,416)
     Depreciation and amortization..........................      2,801,156         4,652,050
     Change in provision for losses on receivables..........        156,992         3,208,738
     Amortization of debt discount..........................      3,203,122           329,375
     Interest satisfied through the issuance of new notes...      2,433,230                --
     Amortization of deferred financing costs...............        623,402           686,708
     Interest added to face amount of note payable..........             --           153,600
     Deferred income taxes..................................     (3,548,451)       11,271,541
     Changes in operating assets and liabilities:
          Decrease (Increase) in receivables................      2,289,834           111,998
          Increase in other current assets..................        229,091           636,648
          Decrease in other assets..........................         25,693          (199,963)
          (Decrease) Increase in accounts payable and
            accrued expenses................................         22,381           576,210
          Decrease in accrued interest......................         94,828          (595,538)
          (Decrease) Increase in unearned revenue...........        636,384          (127,176)
                                                              -------------      ------------
               Total adjustments............................     11,734,122       (12,972,353)
                                                              -------------      ------------
          Net cash provided by operating activities.........      6,853,028         5,168,626
                                                              -------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of AM Stations, net of closing
       costs................................................             --        43,283,323
     Acquisitions of radio stations net of $3,000,000 note
       payable issued to seller in 1997.....................   (143,000,000)               --
     Additions to property and equipment....................     (1,346,756)       (1,132,410)
                                                              -------------      ------------
          Net cash (used in) provided by investing
            activities......................................   (144,346,756)       42,150,913
                                                              -------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Purchase of Senior Secured Notes.......................             --       (15,000,055)
     Proceeds from issuance of Senior Secured Notes net of
       issuance costs.......................................     71,146,678                --
     Proceeds from issuance of redeemable preferred stock
       and warrants, net of issuance costs..................    164,760,190                --
     Redemption of Senior Secured Notes.....................    (39,687,741)               --
     Redemption of Preferred Stock..........................    (42,699,590)               --
     Redemption of Primary Warrants.........................     (8,323,000)               --
     Payment of dividends...................................             --        (3,398,858)
     Increase in deferred financing costs...................
     Repayments of other long-term debt.....................        (19,509)          (10,286)
     Decrease in loans receivables from stockholders........             --         1,065,058
                                                              -------------      ------------
          Net cash used in financing activities.............    145,177,028       (17,344,141)
                                                              -------------      ------------
Net increase (decrease) in cash and cash equivalents........      7,683,300        29,975,398
Cash and cash equivalents at the beginning period...........      5,468,079        12,287,764
                                                              -------------      ------------
Cash and cash equivalents at the end of period..............  $  13,151,379      $ 42,263,162
                                                              =============      ============
Cash paid for:
     Interest...............................................  $   4,022,235      $ 10,686,515
                                                              =============      ============
     Income taxes...........................................        358,826           197,235
                                                              =============      ============


See accompanying notes to unaudited condensed consolidated financial statements.

               SPANISH BROADCASTING SYSTEM, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                MARCH 30, 1997 AND MARCH 29, 1998 -- (UNAUDITED)


                                 (IN THOUSANDS)

(1) BASIS OF PRESENTATION


     The condensed consolidated financial statements include the accounts of the Company and its direct and indirect subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The accompanying unaudited condensed consolidated financial statements for the six month periods ended March 30, 1997 and March 29, 1998 do not contain all disclosures required by generally accepted accounting principles. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company as of and for the fiscal year ended September 28, 1997.



     In the opinion of management of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments, which are all of a normal, recurring nature, necessary for a fair presentation of the results of the interim periods. The results of operations for the six month periods ended March 29, 1998 are not necessarily indicative of the results for a full year.


(2) ACQUISITIONS AND DISPOSITIONS

     On March 27, 1997, the Company acquired the FCC broadcast license and substantially all of the assets used or useful in the operation of radio station WYSY-FM, serving the Chicago metropolitan area, for a purchase price of $33.0 million, including a $3.0 million seller note, plus closing costs of $0.5 million. The Company subsequently changed the call letters to WLEY-FM. Additionally, on March 27, 1997, the Company acquired the FCC broadcast license and substantially all of the assets used or useful in the operations of radio stations WRMA-FM and WXDJ-FM, serving the Miami metropolitan area, for a purchase price of $111 million plus closing costs of $0.8 million.

     On March 27, 1997, the Company completed offerings of (a) 175,000 units (the "Units Offering") comprised of 175,000 shares of the Company's Series A Senior Exchangeable Preferred Stock (the "Series A Preferred Stock"), liquidation preference $1,000 per share, and warrants to purchase 74,900 shares of the Company's Class A Common Stock, par value $.01 per share ("Common Stock") and (b) $75.0 million aggregate principal amount of the Company's 11% Senior Notes due 2004 (the "Senior Notes") (the "Notes Offering") in transactions not registered under the Securities Act of 1933, as amended (the "Act") in reliance upon the exemption provided in Section 4 (2) of the Act. The proceeds of these offerings were used to finance the acquisition of radio stations WRMA-FM, WXDJ-FM and WLEY-FM (the "Acquisitions") and retire the notes issued in 1996.


     The Company's consolidated results of operations for the six month period ended March 30, 1997 include four days of operations of WRMA-FM, WXDJ-FM and WLEY-FM. The following unaudited pro-forma summary presents the consolidated results of operations as if the acquisition of WRMA-FM and WXDJ-FM had occurred as of the beginning of fiscal year 1997 after giving effect to certain adjustments, including amortization of franchise costs and interest expense on the acquisition debt. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made as of that date or of results which may occur in the future.


     The results of WLEY-FM prior to its acquisition have not been included in the pro forma summary as the acquisition does not meet the significance test for presentation of pro forma information.


                                                               SIX MONTHS ENDED
                                                                MARCH 30, 1997
                                                              ------------------
Pro-Forma Results:
Net Revenues................................................       $30,542
Net Loss....................................................        (2,043)

               SPANISH BROADCASTING SYSTEM, INC. AND SUBSIDIARIES

     On July 22, 1997, the Company commenced an exchange offer whereby shares of Series A Preferred Stock may be exchanged for an equal number of Series B Senior Exchangeable Preferred Stock (the "Series B Preferred Stock"). The exchange of Series A Preferred Stock for Series B Preferred Stock has been registered under the Act. On July 22, 1997, the Securities and Exchange Commission declared effective a shelf registration statement relating to the Senior Notes, and to $338,930 in aggregate principal amount of 14 1/4% Exchange Debentures due 2005, Series A and 23,836 shares of Common Stock that may be issued upon the occurrence of certain events, each of which may be offered from time to time by or for the account of the holders thereof. The Company is using its best efforts to keep such shelf registration continuously effective.


     The Company has completed the transfer of certain assets to its newly formed subsidiaries, Spanish Broadcasting System of Greater Miami, Inc. and Spanish Broadcasting System of Illinois, Inc. (together the "New Subsidiaries"). The Company has not included separate financial statements for its guarantor subsidiaries because (a) such guarantor subsidiaries (including the New Subsidiaries) have jointly and severally guaranteed the Senior Notes on a full and unconditional basis, (b) the aggregate assets, liabilities, earnings and equity of the guarantor subsidiaries are substantially equivalent to the assets, liability, earnings and equity of the parent on a consolidated basis and (c) the separate financial statements and other disclosures concerning the subsidiary guarantors are not deemed material to investors.


     On July 2, 1997, the Company entered into an agreement (as amended, the "One-on-One Agreement") with One-on-One Sports, Inc. ("One-on-One") to sell the FCC licenses and all of the assets used or useful in operating its AM stations, KXMG-AM of Los Angeles, WXLX-AM of New York and WCMQ-AM of Miami for $44 million. The One-on-One Agreement contained customary representations, warranties and conditions, including receipt of FCC approval to the transfer of the FCC licenses. Pursuant to the One-on-One Agreement, on September 29, 1997, the Company sold the assets and FCC licenses of WXLX-AM and WCMQ-AM to One-on-One for a purchase price of $26 million. On December 2, 1997, the Company consummated the sale of the assets and FCC licenses of KXMG-AM to One-on-One for a purchase price of $18 million (together with the sale of WXLX-AM and WCMQ-AM, the 'Dispositions'). The gain from the sale of these stations amounts to approximately $36.4 million before income taxes. The Company was required to use the greater of $25 million or 50% of the net proceeds of such sale to make offers to purchase 12 1/2% Senior Notes due 2002 at 110% of the principal amount.



     Pursuant to the terms of the Company's debt agreements, in October 1997, the Company made an offer to holders of its Notes to acquire $22,730 in principal amount of Notes at a purchase price of $1,100 for each $1,000 in principal amount. Pursuant to this tender offer, the Company purchased $5,500 in principal amount of Notes for $6,050. In November 1997, the Company purchased an additional $7,666 in principal amount of notes for $8,950. The Company recognized a loss on the transactions of $1.6 million, net of income taxes. This amount has been classified as an extraordinary item in the accompanying condensed consolidated financial statements.


(3) SUBSEQUENT EVENTS


     On January 28, 1998, the Company entered into an Asset Purchase Agreement with Radio Station KRIO-FM, Ltd. to buy the FCC broadcast license and substantially all of the assets used or useful in the operation of radio station KRIO-FM serving the San Antonio area for $9.25 million. The Company made a $250 deposit towards this Acquisition. The purchase of this station is subject to certain closing conditions, including approval of the FCC. The Company expects to finance this purchase from cash on hand and from operations.

                          INDEPENDENT AUDITORS' REPORT

The Shareholders
New Age Broadcasting, Inc.
Miami, Florida 33145

Gentlemen:

     We have audited the accompanying balance sheet of New Age Broadcasting, Inc. (an S corporation) as of September 30, 1994 and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly in all material respects, the financial position of New Age Broadcasting, Inc. as of September 30, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          VOYNOW, BAYARD AND COMPANY
                                          Certified Public Accountants
Ft. Lauderdale, Florida
December 2, 1994

                           NEW AGE BROADCASTING, INC.

                                 BALANCE SHEET
                               SEPTEMBER 30, 1994

ASSETS
CURRENT ASSETS
Cash (Note 6F)..............................................                $  209,618
Cash, restricted funds (Note 2).............................                   100,000
Accounts receivable:
  Trade (net of allowance for doubtful accounts of
     $111,626)..............................................   1,343,103
  Barter (Note 1E)..........................................      86,436     1,429,539
                                                              ----------
Prepaid expenses............................................                    58,742
                                                                            ----------
          Total Current Assets..............................                 1,797,899
PLANT, PROPERTY AND EQUIPMENT (Note 1C)
Technical equipment, studio and tower.......................     546,091
Office equipment and fixtures, and transportation
  equipment.................................................     275,021
                                                              ----------
                                                                 821,112
Accumulated depreciation....................................     539,886
                                                              ----------
          Net Plant, Property and Equipment.................                   281,226
OTHER ASSETS (Note 1F)
Transmitter site leasehold interest, trademark, FCC license
  and goodwill
  (net of amortization of $1,324,485).......................   6,464,036
Deferred financing costs (net of amortization of $48,534)...      78,077
Lease costs (net of amortization of $1,925).................       2,713
Deposits....................................................     265,009
                                                              ----------
          Total Other Assets................................                 6,809,835
                                                                            ----------
          TOTAL ASSETS......................................                $8,888,960
                                                                            ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long-term debt (Note 3)..................                $  655,249
Accounts payable:
  Trade.....................................................                    42,694
  Barter (Note 1E)..........................................                    15,855
Accrued expenses............................................                   119,342
                                                                            ----------
          Total Current Liabilities.........................                   833,140
LONG-TERM DEBT
Notes payable (Note 3)
  AT&T Commercial Finance Company...........................   3,427,000
  Transportation equipment financing........................      28,531
  Stockholders (Note 3C)....................................     217,345
                                                              ----------
          Total.............................................   3,672,876
Less: Current portion.......................................     655,249
                                                              ----------
          Total Long-Term Debt..............................                 3,017,627
                                                                            ----------
          TOTAL LIABILITIES.................................                 3,850,767
COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' EQUITY
Capital stock (par value $10; 1,000 shares authorized, 180
  shares issued and outstanding) (Note 5)...................       1,800
Additional paid in capital..................................     998,200
Retained earnings...........................................   4,038,193
                                                              ----------
  Net Stockholders' Equity..................................                 5,038,193
                                                                            ----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........                $8,888,960
                                                                            ==========

See independent auditors' report.

    The accompanying notes are an integral part of the financial statements.

                           NEW AGE BROADCASTING, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS
                         YEAR ENDED SEPTEMBER 30, 1994

GROSS BROADCASTING REVENUES.................................               $ 8,339,045
  Less agency commissions...................................                (1,029,036)
NET REVENUE.................................................                 7,310,009
OPERATING EXPENSES
  Technical.................................................    765,129
  Sales.....................................................  1,475,112
  General and administrative................................    423,845
                                                              ---------
          Total Operating Expenses..........................                 2,664,086
                                                                           -----------
INCOME FROM OPERATIONS......................................                 4,645,923
OTHER INCOME, (EXPENSES)
  Interest income...........................................     57,771
  Officer compensation......................................   (220,000)
  Interest expense, bank....................................   (314,252)
  Interest expense, shareholders............................   (152,599)
  Amortization..............................................   (229,305)
  Depreciation..............................................    (98,946)
                                                              ---------
          Net Other Expenses................................                   957,331
                                                                           -----------
          NET INCOME........................................                 3,688,592
RETAINED EARNINGS, BEGINNING................................                   349,601
                                                                           -----------
RETAINED EARNINGS, ENDING...................................               $ 4,038,193
                                                                           ===========

See independent auditors' report.

    The accompanying notes are an integral part of the financial statements.

                           NEW AGE BROADCASTING, INC.

                            STATEMENT OF CASH FLOWS
                         YEAR ENDED SEPTEMBER 30, 1994

CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME..................................................                $ 3,688,592
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES:
  Add (deduct) expenses not using cash
     Depreciation and amortization..........................     328,251
     Increase in bad debt allowance.........................      90,186
  Changes in assets and liabilities
     (Increase) decrease in:
       Accounts receivable..................................    (373,497)
       Prepaid expenses.....................................      14,230
     (Decrease) in:
       Accounts payable and accrued expenses................    (251,382)
                                                              ----------
Total Adjustments...........................................                   (192,212)
                                                                            -----------
          Net Cash Provided by Operating Activities.........                  3,496,380
CASH FLOWS FROM INVESTING ACTIVITIES
  Expenditures for property and equipment...................     (95,703)
  Expenditures for trademark acquisition....................     (35,432)
                                                              ----------
          Net Cash Used in Investing Activities.............                   (131,135)
CASH FLOWS FROM FINANCING ACTIVITIES
  Acquisition of new financing, equipment...................      17,623
  Repayment of bank debt....................................    (409,334)
  Repayment of shareholder debt.............................  (3,697,401)
                                                              ----------
          Net Cash Used in Financing Activities.............                 (4,089,112)
                                                                            -----------
NET DECREASE IN CASH........................................                   (723,867)
CASH, BEGINNING.............................................                  1,033,485
                                                                            -----------
CASH, ENDING................................................                $   309,618
                                                                            ===========
SUPPLEMENTAL INFORMATION
  Interest paid.............................................                $   453,224
                                                                            ===========

See independent auditors' report.

    The accompanying notes are an integral part of the financial statements.

                           NEW AGE BROADCASTING, INC.

                       NOTES TO THE FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  A. Organization

     New Age Broadcasting, Inc. was incorporated on November 19, 1987 under the laws of the State of Florida. Its principal office and place of business is in the Miami, Florida area.

  B. Operations

     The corporation is engaged in the business of operating an FM radio station, WXDJ-FM. Revenue is gained from the sale of commercial time to third parties.

  C. Plant, Property and Equipment

     All plant, property and equipment accounts are stated at cost; additions and major improvements are capitalized; expenditures for maintenance, repairs and minor renewals are expensed as incurred. Any gain or loss on disposition of assets is reflected in the statement of income. Depreciation of assets is computed by use of the straight-line method over the estimated useful lives of the respective assets, ranging from 5 to 7 years.

  D. Station Acquisition

     The corporation acquired the operating assets of WXDJ-FM on December 1, 1987 for a purchase price of $8,100,000. The total purchase price was allocated to the assets in proportion to their relative estimated fair market values based on independent appraisals obtained by management. The allocation of the purchase price is summarized, as follows:

Station furniture, fixtures and equipment...................  $  472,210
Transmitter site leasehold interest, FCC license and
  goodwill..................................................   7,627,790
                                                              ----------
Total Allocated Purchase Price..............................  $8,100,000
                                                              ==========

  E. Barter Transactions

     Reciprocal trade agreement transactions for advertising time are recorded at fair market value of the merchandise or services received and are included in broadcast revenues and expenses. Any uncompleted transactions are recorded in accounts receivable and payable as appropriate.

  F. Intangible Assets

     Costs of acquiring the leasehold interest and FCC license, as well as financing and organization costs, are capitalized. These intangible assets are being amortized over the following estimated lives on a straight-line basis:

                                                                    AMORTIZATION
                                                                   EXPENSE FISCAL
                                                                     YEAR ENDED
                                                                   SEPTEMBER 30,
                 ASSET                      COST         LIFE           1994
                 -----                   ----------    --------    --------------
Transmitter site leasehold, FCC license
  and goodwill.........................  $7,753,090    40 years       $202,835
Trademark..............................      35,431    14 years            221
Deferred financing costs...............     126,612     5 years         25,322
Lease costs, new tower.................       4,638     5 years            927
                                                                      --------
                                                                      $229,305
                                                                      ========

                           NEW AGE BROADCASTING, INC.

2.  CASH, RESTRICTED FUNDS

     The company has placed $100,000 in a restricted bank account to comply with State of Florida regulation related to a current promotional contest. The restriction is expected to be removed from these funds at the contest conclusion during the next quarter.

3.  FINANCING ARRANGEMENTS

  A. Notes Payable, AT&T Commercial Finance Corporation

     A term note was secured on October 29, 1992 from AT&T Commercial Finance Corporation in the original amount of $4,150,000. Monthly principal payments are required under the loan agreements as follows:

03/1/93 through 11/1/93............................  $40,000
12/1/93 through 11/1/94............................   33,000
12/1/94 through 11/1/95............................   36,000
12/1/95 through 11/1/96............................   40,000
12/1/96 through 10/1/97............................   44,000

     The remaining balance of the debt is due in full on November 1, 1997.

     Interest is due monthly on the debt calculated at a rate based on the prime rate plus two percent. At September 30, 1994 this rate was 9.75%.

     Substantially all corporate assets have been pledged to secure this obligation. In addition, the stockholders have pledged their stock and have given their personal guarantees to secure the obligation. The debt agreements include stipulations limiting capital expenditures, compensation, investments and dividends and for maintenance of a minimum level of working capital.

  B. Notes Payable, Transportation Equipment

     The company has secured financing for station vehicles in 1993 and 1994 from a local commercial bank. Forty-eight monthly payments of $742 are due including interest. The debts are secured by the vehicles financed, as well as by the personal guarantees of certain stockholders.

  C. Notes Payable, Stockholders

     Financing has been arranged from the stockholders on a demand basis. The original amount of this financing was $3,510,000 with the related accrued, unpaid interest amounting to $1,944,746 as of October 1, 1993. Due to stipulations contained in the AT&T Commercial Finance Corporation loan agreements described above, this debt and the related accrued, unpaid interest has previously been classified as long term obligations of the company. By agreement between the parties in fiscal year 1994, the company was permitted to use excess cash to repay stockholder debt. As of September 30, 1994, $217,345 remained due to the stockholders and was repaid in October, 1994.

  D. The notes mature over the next three years as follows:

            YEAR ENDING SEPTEMBER 30,
            -------------------------
1995.............................................  $  655,249
1996.............................................     484,905
1997.............................................   2,532,722
                                                   ----------
                                                   $3,672,876
                                                   ==========

                           NEW AGE BROADCASTING, INC.

4.  INCOME TAXES

     Effective March 1, 1988, the company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and the State of Florida Code with a fiscal year ending on September 30. Under these provisions, the company does not pay federal or state corporate income taxes on its income. The individual stockholders are liable for federal and state income taxes on their respective shares of the company's taxable income.

     From inception to February 29, 1988, the company was taxed under provisions Subchapter C of the Internal Revenue Code which taxes the company directly on its income. The company had incurred net operating losses of $360,260, for tax purposes, which are available to be carried over to offset taxable income in future years up to 2002 should "C" status be elected at some future date prior to 2002.

5.  CAPITAL STOCK

     The company is authorized to issue 1,000 shares of common stock with a par value of $10. At the time of issuance, this stock is designated to be either voting or nonvoting by action of the Board of Directors. On February 29, 1988, the company issued and has outstanding 180 shares of common stock, which consist of 49 voting shares and 131 nonvoting shares.

6.  COMMITMENTS AND CONTINGENCIES

  A. Office Space Lease

     The company has secured office space in Miami, Florida under a lease which commenced May 21, 1991. The company has exercised its second renewal option under that lease for the period June 1, 1994 through May 31, 1996.

  B. Antenna Tower Lease

     The company has secured antenna tower space at a facility in Miami and is currently operating at that site under a temporary FCC operating permit. The lease covering these facilities is for a five-year period, with six five-year renewal periods, commencing September 1, 1992 with monthly rents of $3,500 plus sales tax.

     The antenna facility lease contains provisions allowing for the subletting of the facility subject to typical landlord approval policies. The company is in the process of obtaining a new site for its permanent transmitter facility. In the event that the company relocates its antenna facility prior to the expiration of the lease term, a duplicate rental payment would be expected if a suitable replacement tenant cannot be located for the existing facility.

  C. Minimum rents are required under the above leases as follows:

                                              OFFICE     ANTENNA
         YEAR ENDING SEPTEMBER 30,            SPACE       TOWER       TOTAL
         -------------------------           --------    --------    --------
1995.......................................  $ 60,472    $ 44,940    $105,412
1996.......................................    42,190      44,940      87,130
1997.......................................        --      41,195      41,195
                                             --------    --------    --------
                                             $102,662    $131,075    $233,737
                                             ========    ========    ========

     Rent expense for the year ended September 30, 1994 amounted to $108,783.

     D. The company has obtained office equipment under the terms of a lease which has been recorded as a capitalized lease transaction. In this transaction, both the asset and the corresponding liability have been

                           NEW AGE BROADCASTING, INC.

recorded. The terms of the lease agreement require the payment of 60 monthly installments of $141 including interest.

  E. Temporary Operating Permit

     The company is broadcasting from the facility in Miami, Florida under the authority of a special temporary authorization granted by the FCC. This authorization was necessary due to the destruction of the permanent tower by Hurricane Andrew. This special temporary authorization expires on February 14, 1995. The company has filed an application of extension, which is being reviewed by the FCC. Although an extension has not yet been granted and the company has not returned to its original facility, management expects no interruption in operations due to its continuing efforts in obtaining a permanent transmitter facility.

     F. The company had bank deposits of $109,618 at September 30, 1994 in excess of federally insured limits.

7.  RELATED PARTY TRANSACTIONS

     Affiliated companies will utilize the station as part of their promotional programming from time to time. Rates and terms for these spots are similar to those offered to other customers. During the fiscal year, these cash spots amounted to $58,775 of gross billings.

8.  SUBSEQUENT EVENT

     An agreement has been made by the owners of the corporation to acquire the assets and operations of another radio station in the South Florida area. The acquisition will actually be undertaken by a new corporation with identical ownership as the company. It is expected that the acquisition financing arrangements will involve a refinancing of the debt discussed in note 3A, with the new loan balance secured by the assets of both companies.

                          INDEPENDENT AUDITORS' REPORT

The Shareholders
New Age Broadcasting, Inc. and
The Seventies Broadcasting Corporation
Miami, Florida 33145

Gentlemen:

     We have audited the accompanying combined balance sheet of New Age Broadcasting, Inc. and the Seventies Broadcasting Corporation (both S corporations) as of September 30, 1995 and the related combined statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly in all material respects, the financial position of New Age Broadcasting, Inc. and The Seventies Broadcasting Corporation as of September 30, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          VOYNOW, BAYARD AND COMPANY
                                          Certified Public Accountants

Ft. Lauderdale, Florida
November 7, 1995

                           NEW AGE BROADCASTING, INC.
                                      AND
                     THE SEVENTIES BROADCASTING CORPORATION

                             COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1995

ASSETS
CURRENT ASSETS
Cash and cash equivalents (Note 6F).........................                 $ 1,413,127
Accounts receivable:
  Trade (net of allowance for doubtful accounts of
     $64,757)...............................................  $ 2,326,187
  Barter (Note 1D)..........................................       52,484
                                                              -----------
                                                                               2,378,671
  Prepaid expenses..........................................                     117,220
                                                                             -----------
                                                                               3,909,018
PLANT, PROPERTY AND EQUIPMENT (Note 1E)
  Technical equipment, studio and tower.....................    1,757,993
  Office equipment and fixtures, and transportation
     equipment..............................................      503,188
  Capitalized tower lease (Note 3)..........................      643,686
                                                              -----------
                                                                2,904,867
  Accumulated depreciation..................................      913,455
                                                              -----------
                                                                               1,991,412
OTHER ASSETS (Note 1F)
  Transmitter site leasehold interests, trademark, FCC
     licenses and goodwill (net of amortization of
     $1,848,071)............................................   25,739,435
  Deferred financing costs (net of amortization of
     $66,139)...............................................      429,891
  Lease costs (net of amortization of $2,849)...............        1,789
  Deposits..................................................      273,035
                                                              -----------
                                                                              26,444,150
                                                                             -----------
          TOTAL ASSETS......................................                 $32,344,580
                                                                             ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long-term debt (Notes 2 and 3)...........                 $ 1,500,713
Accounts payable, Trade.....................................                     210,398
Accrued expenses............................................                     283,401
                                                                             -----------
                                                                               1,994,512
LONG-TERM DEBT
Notes payable (Note 2):
  AT&T Commercial Finance Corporation.......................   23,435,921
  Transportation equipment financing........................       19,628
  Stockholders (Note 2C)....................................    1,450,000
  Capital lease obligation (Note 3).........................      641,523
                                                              -----------
                                                               25,547,072
Less: Current portion.......................................    1,500,713
                                                              -----------
                                                                              24,046,359
                                                                             -----------
TOTAL LIABILITIES...........................................                  26,040,871
COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' EQUITY
  Capital stock (Note 5)....................................    1,080,000
  Retained earnings.........................................    5,223,709
                                                              -----------
          Total Stockholders' Equity........................                   6,303,709
                                                                             -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $32,344,580
                                                                             ===========

See independent auditors' report.

    The accompanying notes are an integral part of the financial statements.

                           NEW AGE BROADCASTING, INC.
                                      AND
                     THE SEVENTIES BROADCASTING CORPORATION

               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS
                         YEAR ENDED SEPTEMBER 30, 1995

GROSS BROADCASTING REVENUES.................................                $13,414,345
  Less: agency commissions..................................                 (1,793,697)
NET REVENUE.................................................                 11,620,648
OPERATING EXPENSES
  Technical.................................................   1,591,184
  Sales.....................................................   2,203,143
  General and administrative................................     923,126
                                                              ----------
                                                                              4,717,453
                                                                            -----------
INCOME FROM OPERATIONS......................................                  6,903,195
OTHER INCOME (EXPENSES)
  Interest income...........................................      46,667
  Officer compensation......................................    (347,500)
  Interest expense, bank....................................  (2,000,679)
  Amortization..............................................    (669,832)
  Depreciation..............................................    (363,590)
  Abandonment loss..........................................    (110,527)
                                                              ----------
                                                                             (3,445,461)
                                                                            -----------
          NET INCOME........................................                  3,457,734
                                                                            -----------
RETAINED EARNINGS, BEGINNING................................                  4,006,630
                                                                            -----------
                                                                              7,464,364
LESS: DISTRIBUTIONS.........................................                  2,240,655
                                                                            -----------
RETAINED EARNINGS, ENDING...................................                $ 5,223,709
                                                                            ===========

See independent auditors' report.

    The accompanying notes are an integral part of the financial statements.

                           NEW AGE BROADCASTING, INC.
                                      AND
                     THE SEVENTIES BROADCASTING CORPORATION

                        COMBINED STATEMENT OF CASH FLOWS
                         YEAR ENDED SEPTEMBER 30, 1995

CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME..................................................                $  3,457,734
ADJUSTMENTS TO RECONCILE NET INCOME TO
  NET CASH PROVIDED BY OPERATING ACTIVITIES:
  Add (deduct) expenses not using cash
  Depreciation and amortization.............................    1,043,401
  Loss on abandonment of assets.............................      110,527
  Decrease in bad debt allowance............................      (46,869)
  Changes in assets and liabilities (Increase) decrease in:
     Accounts receivable....................................     (831,486)
     Prepaid expenses.......................................       (1,802)
     Deposit................................................       (8,026)
  Increase in:
     Accounts payable and accrued expenses..................      219,853
                                                              -----------
                                                                                 485,598
                                                                            ------------
          Net Cash Provided by Operating Activities.........                   3,943,332

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash purchase of property and equipment...................   (1,541,440)
  Expenditures for license acquisition......................  (18,548,970)
  Expenditures for trademark................................       (1,120)
  Expenditures for loan costs...............................     (447,210)
                                                              -----------
          Net Cash (Used in) Investing Activities...........                 (20,538,740)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds of bank loan, net................................   22,137,858
  Repayment of shareholder debt.............................     (117,345)
  Distributions paid........................................   (2,240,655)
  Repayment of bank debt....................................   (2,140,000)
                                                              -----------
          Net Cash Provided by Financing Activities.........                  17,639,858
                                                                            ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................                   1,044,450
CASH AND CASH EQUIVALENTS, BEGINNING........................                     368,677
                                                                            ------------
CASH AND CASH EQUIVALENTS, ENDING...........................                $  1,413,127
                                                                            ============
SUPPLEMENTAL INFORMATION
  Interest paid.............................................                $  1,908,049
                                                                            ============

See independent auditors' report.

    The accompanying notes are an integral part of the financial statements.

                           NEW AGE BROADCASTING, INC.
                                      AND
                     THE SEVENTIES BROADCASTING CORPORATION

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  A.  Organization and Operations

     New Age Broadcasting, Inc. and The Seventies Broadcasting Corporation are incorporated under the laws of the State of Florida with principal offices and places of business in the Miami, Florida area. The corporations are engaged in the business of operating FM radio stations, WXDJ-FM and WRMA-FM. Revenue is earned from the sale of commercial time.

  B.  Principles of Combination

     The financial statements of the two corporations have been presented on a combined basis, as of September 30, 1995, because of their identical operation, management and ownership. In addition, a common sales staff offers commercial advertisements to customers from either one or both stations. All material intercompany transactions and balances are eliminated in combination.

  C.  Station Acquisitions

     New Age Broadcasting, Inc. acquired the operating assets of WXDJ-FM on December 1, 1987 for a purchase price of $8,100,000. The Seventies Broadcasting Corporation acquired the operating assets of WRMA-FM on January 26, 1995 for a purchase price of $21,250,000. The total purchase price was allocated to the assets acquired in proportion to their relative estimated fair market values based on independent appraisals obtained by management. The allocations are summarized as follows:

                                                          WXDJ         WRMA
                                                       ----------   -----------
Station furniture, fixtures and equipment............  $  472,210   $ 1,451,030
Transmitter site leasehold interest, FCC license and
  goodwill...........................................   7,627,790    19,798,970
                                                       ----------   -----------
Total Purchase Price.................................  $8,100,000   $21,250,000
                                                       ==========   ===========

  D.  Barter Transactions

     Reciprocal trade agreement transactions for advertising time are recorded at the fair market value of the merchandise or services received and are included in broadcast revenues and expenses. Any incomplete transactions are recorded in accounts receivable or payable where appropriate.

  E.  Plant, Property and Equipment

     Plant, property and equipment is stated at cost; additions and major improvements are capitalized; expenditures for maintenance, repairs and minor renewals are expensed as incurred. Any gain or loss on disposition of assets is reflected in the statement of income. Depreciation of assets is computed by use of the straight-line method over the estimated useful lives of the respective assets, ranging from 5 to 10 years.

                           NEW AGE BROADCASTING, INC.
                                      AND
                     THE SEVENTIES BROADCASTING CORPORATION

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  F.  Intangible Assets

     Costs of acquiring the leasehold interest and FCC license, as well as financing costs, are capitalized. These intangible assets are being amortized over the following estimated lives on a straight-line basis:

                                                                     AMORTIZATION
                                                                        EXPENSE
                                                                      YEAR ENDED
                                                                     SEPTEMBER 30,
                  ASSET                        COST         LIFE         1995
                  -----                     -----------   --------   -------------
Transmitter site leaseholds, FCC licenses
  and goodwill............................  $27,552,060   40 years     $523,807
Trademark.................................       35,431   14 years          885
Deferred financing costs..................      496,040    5 years      144,216*
Lease costs, new tower....................        4,638    5 years          924
                                                                       --------
                                                                       $669,832
                                                                       ========

---------------
* Includes $39,755 of unexpired cost on old debt at time of refinancing.

  G.  Statement of Cash Flows

     For purposes of the statement of cash flows, the companies consider all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

2.  FINANCING ARRANGEMENTS

  A.  Note Payable, AT&T Commercial Finance Corporation

     A term note was secured on January 26, 1995 from AT&T Commercial Finance Corporation with the original principal amount of approximately $25,400,000. The financing was used in the acquisition of the assets of WRMA-FM and the refinancing of the remaining debt balance of WXDJ-FM, amounting to $3,322,000. Monthly principal payments are required under the loan agreement as follows:

03/01/95 through 02/01/96.........................  $ 80,000
03/01/96 through 02/01/97.........................   150,000
03/01/97 through 02/01/98.........................   165,000
03/01/98 through 02/01/99.........................   180,000
03/01/99 through 01/01/2000.......................   200,000

     The remaining balance of the debt is due in full on February 1, 2000.

     Interest is due monthly on the debt calculated at a rate based on the commercial paper rate plus four percent. At September 30, 1995 this rate was 9.86%.

     Substantially all corporate assets have been pledged to secure this obligation. In addition, the stockholders have extended their personal guarantees in the aggregate amount of $5,000,000. The debt agreements include stipulations limiting capital expenditures, compensation, investments, dividends and for the maintenance of minimum levels of working capital.

                           NEW AGE BROADCASTING, INC.
                                      AND
                     THE SEVENTIES BROADCASTING CORPORATION

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  B.  Notes Payable, Transportation Equipment

     The company has secured financing for station vehicles in 1993 and 1994 from a local commercial bank. Forty-eight monthly payments of $742 are due including interest. The debts are secured by the vehicles financed, as well as by the personal guarantees of certain stockholders.

  C.  Notes Payable, Stockholders

     Financing has been arranged from the stockholders on a demand basis in the amount of $1,450,000. Annual interest has been accrued at the rate of six percent. This debt has been subordinated to the AT&T Commercial Finance Corporation obligation.

  D.  The notes mature over the next five years as follows:

YEAR ENDING SEPTEMBER 30, ----------------------
1996............................................  $ 1,458,903
1997............................................    1,913,903
1998............................................    2,086,822
1999............................................    2,300,000
2000............................................   17,245,921
                                                  -----------
                                                  $25,005,549
                                                  ===========

3.  CAPITAL LEASE

     As part of the acquisition of WRMA-FM, the company assumed the obligation of a lease for space on the transmission tower. The lease is for a fifty year term which commenced February 1, 1988. Based on the provisions of Financial Accounting Standards Board Statement No. 13, the lease meets the criteria of a capital lease and, accordingly, has been recorded as an asset with a capitalized cost of $643,686. Depreciation of $9,979 and interest of $25,700, related to this asset, have been charged to operations and included in technical expenses on the income statement.

     In the initial year of the lease the annual base rent amounted to $36,100 payable monthly. The rent increases annually by the U.S. Department of Labor Consumer Price Index but never by more than 10%.

     Future minimum lease payments inclusive of CPI increases to date, under the capitalized lease are as follows:

            YEAR ENDING SEPTEMBER 30
            ------------------------
1996.............................................  $   44,576
1997.............................................      44,576
1998.............................................      44,576
1999.............................................      44,576
2000.............................................      44,576
Thereafter.......................................   1,663,872
                                                   ----------
          Total..................................   1,886,752
Less amount representing interest assuming an
  implicit effective rate of 6%..................   1,245,231
                                                   ----------
Present value of minimum lease payments..........  $  641,521
                                                   ==========

                           NEW AGE BROADCASTING, INC.
                                      AND
                     THE SEVENTIES BROADCASTING CORPORATION

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  INCOME TAXES

     Both New Age Broadcasting, Inc., effective March 1, 1988, and The Seventies Broadcasting Corporation, effective July 8, 1994 have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and the State of Florida Code with fiscal years ending on September 30 and December 31, respectively. Under these provisions, the company does not pay federal or state corporate income taxes on its income. The individual stockholders are liable for federal and state income taxes on their respective shares of the company's taxable income.

     From inception to February 29, 1988, New Age Broadcasting, Inc. was taxed under provisions of Subchapter C of the Internal Revenue Code in which the company is taxed directly on its income. The company had incurred net operating losses of $360,260, for tax purposes, which are available to be carried over to offset taxable income in future years up to year 2002 should "S" status be terminated at some future date prior to year 2002.

5.  CAPITAL STOCK

     New Age Broadcasting, Inc. is authorized to issue 1,000 shares of common stock with a par value of $10. At the time of issuance, this stock was designated to be either voting or nonvoting by action of the Board of Directors. The company issued on February 29, 1988 and has outstanding 180 shares, consisting of 49 voting shares and 131 nonvoting shares.

     Seventies Broadcasting Corporation is authorized to issue 7,500 shares of common stock with a par value of $.01. The company issued on July 8, 1994 and has outstanding 1,000 shares.

6.  COMMITMENTS AND CONTINGENCIES

  A.  Office Space Leases

     Each company has secured office space in Miami, Florida under a five-year lease which expires on April 30, 2000 with a five year renewal option exercisable at that time.

  B.  Antenna Tower Lease

     New Age Broadcasting, Inc. has secured antenna tower space at a facility in Miami and is currently operating at that site under a temporary FCC operating permit. The lease covering these facilities is for a five-year period, with six five-year renewal periods, commencing September 1, 1992 with monthly rents of $3,500 plus sales tax.

     The antenna facility lease contains provisions allowing for the subletting of the facility subject to typical landlord approval policies. The company is in the process of obtaining a new site for its permanent transmitter facility. In the event that the company relocates its antenna facility prior to the expiration of the lease term, a duplicate rental payment would be expected if a suitable replacement tenant cannot be located for the existing facility.

     The Seventies Broadcasting Corporation antenna tower facility arrangement is detailed in Note 3.

                           NEW AGE BROADCASTING, INC.
                                      AND
                     THE SEVENTIES BROADCASTING CORPORATION

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  C. Minimum rentals required under the above noncancellable operating leases are as follows:

                                                                       ANTENNA
                                                     OFFICE SPACE       TOWER
                                                   -----------------   -------
            YEAR ENDING SEPTEMBER 30,               WXDJ      WRMA      WXDJ      TOTAL
            -------------------------              -------   -------   -------   --------
1996.............................................  $64,332   $70,875   $42,000   $177,207
1997.............................................   66,444    70,875    42,000    179,319
1998.............................................   66,444    70,875    38,500    175,819
1999.............................................   66,444    70,875              137,319
2000.............................................   22,150    23,625               45,775

     Rent expense for the year ended September 30, 1995 amounted to $239,249.

  D.  Station Vehicles

     The Seventies Broadcasting Corporation has assumed vehicle leases acquired in the acquisition. Remaining payments on these leases which expire in 1996 are $5,695.

  E.  Temporary Operating Permit

     New Age Broadcasting, Inc. is broadcasting from the facility in Miami, Florida under the authority of a special temporary authorization granted by the FCC. This authorization was necessary due to the destruction of the permanent tower by Hurricane Andrew. This special temporary authorization expires on February 14, 1996. Although an extension has not yet been granted and the company has not returned to its original facility, management expects no interruption in operations due to a construction permit granted by the FCC for a new antenna and tower location and a pending application for a city of license change which would allow WXDJ to remain at the existing temporary tower location on a permanent basis.

     F. The companies have bank deposits of $74,537 at September 30, 1995 in excess of federally insured limits. The companies at September 30, 1995 have $1,178,295 on deposit with the Merrill Lynch Institutional Fund (an uninsured fund).

  G.  Litigation

     The Seventies Broadcasting Corporation is involved in a lawsuit over a lease for office space occupied by the company when it acquired WRMA. Management believes that the lease is unenforceable and the company has since relocated from these premises. Management believes that it will prevail in this legal action and has, accordingly, made no provision in the financial statements for any amounts under the lease obligation.

7.  RELATED PARTY TRANSACTIONS

     Affiliated companies will occasionally utilize the stations as part of their promotional programming. Rates and terms for these spots are similar to those offered to other customers. During the fiscal year, revenue from these cash spots amounted to $273,680.

                          INDEPENDENT AUDITORS' REPORT

The Stockholders
New Age Broadcasting Inc.
and The Seventies Broadcasting Corporation:

     We have audited the accompanying combined balance sheet of New Age Broadcasting Inc. and The Seventies Broadcasting Corporation as of September 30, 1996 and the related combined statements of income, changes in stockholders' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of New Age Broadcasting Inc. and The Seventies Broadcasting Corporation as of September 30, 1996, and the results of their operations and their cash flows for the year ended September 30, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

New York, New York
November 15, 1996

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

                             COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1996

                             ASSETS (NOTES 2 AND 6)

Current assets:
  Cash and cash equivalents.................................  $   535,243
  Receivables, net of allowance for doubtful accounts of
     $47,669................................................    2,468,932
  Prepaid expenses and other current assets.................      113,360
                                                              -----------
          Total current assets..............................    3,117,535
Property and equipment, net of accumulated depreciation of
  $1,299,069 (note 4).......................................    1,751,679
Intangible assets, net of accumulated amortization of
  $2,705,959 (note 5).......................................   25,382,210
Other assets................................................      306,722
                                                              -----------
                                                              $30,558,146
                                                              ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt (note 6)................    1,912,594
  Current portion of capital lease obligation (note 8)......        3,621
  Accounts payable..........................................       56,122
  Accrued expenses (note 9).................................      550,948
  Unearned revenue..........................................       62,878
                                                              -----------
          Total current liabilities.........................    2,586,163
Long-term debt, less current portion (note 6)...............   20,462,743
Capital lease obligation, less current portion (note 8).....      635,336
Commitments and contingencies (notes 2, 8 and 9)
Stockholders' equity:
  New Age Broadcasting common stock, $10 par value.
     Authorized 1,000 shares; 180 shares issued and
     outstanding............................................        1,800
  The Seventies Broadcasting Corporation common stock, $.01
     par value. Authorized 7,500 shares; 1,000 shares issued
     and outstanding........................................           10
  Additional paid-in-capital................................    1,078,190
  Retained earnings.........................................    5,793,904
                                                              -----------
          Total stockholders' equity........................    6,873,904
                                                              -----------
                                                              $30,558,146
                                                              ===========

            See accompanying notes to combined financial statements.

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

                          COMBINED STATEMENT OF INCOME
                         YEAR ENDED SEPTEMBER 30, 1996

Gross revenues (note 7).....................................  $16,070,961
Less agency commissions.....................................   (2,110,537)
                                                              -----------
          Net revenues......................................   13,960,424
                                                              -----------
Operating expenses (notes 8 and 9):
  Selling...................................................    1,524,965
  General and administrative................................    1,521,784
  Programming...............................................    1,360,601
  Advertising and promotion.................................      581,510
  Engineering...............................................      245,943
  Officers' salaries........................................      275,000
  Depreciation and amortization.............................    1,076,224
                                                              -----------
                                                                6,586,027
                                                              -----------
          Operating income..................................    7,374,397
Interest expense, net of interest income of $43,864 (note
  7)........................................................   (2,261,202)
                                                              -----------
          Net income........................................  $ 5,113,195
                                                              ===========

            See accompanying notes to combined financial statements.

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

                        COMBINED STATEMENT OF CASH FLOWS
                         YEAR ENDED SEPTEMBER 30, 1996

Cash flows from operating activities:
  Net income................................................  $ 5,113,195
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................    1,076,224
     Change in allowance for doubtful accounts..............      (17,088)
     Amortization of deferred financing costs...............       99,205
     Changes in operating assets and liabilities:
       Increase in receivables..............................      (73,173)
       Increase in prepaid expenses and other current
        assets..............................................      (33,687)
       Decrease in other assets.............................        3,860
       Decrease in accounts payable.........................     (154,276)
       Increase in accrued expenses.........................      337,172
       Decrease in unearned revenue.........................       (6,747)
                                                              -----------
          Total adjustments.................................    1,231,490
                                                              -----------
          Net cash provided by operating activities.........    6,344,685
                                                              -----------
Cash flows from investing activities:
  Additions to property and equipment.......................     (145,881)
  Additions to intangible assets............................         (910)
                                                              -----------
          Net cash used in investing activities.............     (146,791)
                                                              -----------
Cash flows from financing activities:
  Repayments of long-term debt..............................   (1,080,212)
  Repayment of stockholders' loans..........................   (1,450,000)
  Payments of capital lease obligation......................       (2,566)
  Distributions to stockholders.............................   (4,543,000)
                                                              -----------
          Net cash used in financing activities.............   (7,075,778)
                                                              -----------
          Net decrease in cash and cash equivalents.........     (877,884)
Cash and cash equivalents at beginning of year..............    1,413,127
                                                              -----------
Cash and cash equivalents at end of year....................  $   535,243
                                                              ===========
Supplemental cash flow information:
  Cash paid for interest....................................  $ 2,298,491
                                                              ===========

            See accompanying notes to combined financial statements.

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

             COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                         YEAR ENDED SEPTEMBER 30, 1996

                                        NEW AGE BROADCASTING INC.                THE SEVENTIES BROADCASTING CORP.
                               -------------------------------------------   -----------------------------------------    COMBINED
                                 COMMON STOCK                                  COMMON STOCK                              ----------
                               ----------------   ADDITIONAL                 ----------------   ADDITIONAL               ADDITIONAL
                               NO. OF     PAR      PAID-IN      RETAINED     NO. OF      PAR     PAID-IN     RETAINED     PAID-IN
                               SHARES    VALUE     CAPITAL      EARNINGS     SHARES     VALUE    CAPITAL     EARNINGS     CAPITAL
                               -------   ------   ----------   -----------   -------    -----   ----------   ---------   ----------
Balance at September 30,
  1995.......................    180     $1,800    $998,200    $ 4,991,242    1,000      $10     $79,990     $ 232,467   $1,078,190
Distributions to
  stockholders...............     --         --          --     (3,683,000)      --       --          --      (860,000)          --
Net income...................     --         --          --      4,260,991       --       --          --       852,204           --
                                 ---     ------    --------    -----------    -----      ---     -------     ---------   ----------
Balance at September 30,
  1996.......................    180     $1,800    $998,200    $ 5,569,233    1,000      $10     $79,990     $ 224,671   $1,078,190
                                 ===     ======    ========    ===========    =====      ===     =======     =========   ==========


                                        COMBINED
                               ---------------------------

                                RETAINED     STOCKHOLDERS'
                                EARNINGS        EQUITY
                               -----------   -------------
Balance at September 30,
  1995.......................  $ 5,223,709    $ 6,303,709
Distributions to
  stockholders...............   (4,543,000)    (4,543,000)
Net income...................    5,113,195      5,113,195
                               -----------    -----------
Balance at September 30,
  1996.......................  $ 5,793,904    $ 6,873,904
                               ===========    ===========

            See accompanying notes to combined financial statements.

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1996

(1) ORGANIZATION AND NATURE OF BUSINESS

     New Age Broadcasting Inc. ("New Age") and The Seventies Broadcasting Corporation ("SBC") (collectively, the "Companies") are each incorporated under the laws of the State of Florida and have their principal places of business in the Miami, Florida area. The Companies are owned by the same principal stockholders and are engaged in the business of operating radio stations. New Age owns and operates radio station WXDJ-FM and SBC owns and operates radio station WRMA-FM, both serving the greater Miami area.

(2) DISPOSITION OF ASSETS

     In September 1996, the Companies entered into an agreement to sell substantially all of the Companies' collective assets used or useful in the operation of its radio stations for approximately $111 million, subject to adjustments based on broadcast cash flow, as defined in the agreement. Completion of the transaction is pending FCC approval, among other things. Under the terms of the agreement, the buyer has delivered a $10 million letter of credit to the Companies. The Companies may draw upon the letter of credit if an event of default occurs, as defined in the agreement. If an event of default occurs, liquidated damages are limited to $30 million, as defined in the agreement.

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Basis of Presentation

     The combined financial statements include the accounts of both New Age and SBC. All significant intercompany balances and transactions have been eliminated in combination.

  (b) Revenue Recognition

     Revenues are recognized when advertisements are aired.

  (c) Property and Equipment

     Property and equipment are stated at cost. The Company depreciates the cost of its office and radio station equipment and furniture and fixtures using the straight-line method over estimated useful lives, which range from five to ten years. Leasehold improvements are amortized on a straight-line basis over the shorter of the remaining life of the lease or the useful life of the improvements.

  (d) Intangible Assets

     Intangible assets consist of the excess of cost over the aggregate fair value of the net assets acquired, as well as the values attributed to identifiable intangibles. Such costs are being amortized on a straight-line basis over the respective estimated useful lives, which range from five to 40 years. In evaluating the recoverability of intangible assets, management gives consideration to a number of factors, including the operating performance of its stations and dispositions of other radio properties in specific markets, among other things.

  (e) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  (f) Barter Transactions

     The Company records barter transactions at the fair value of goods or services received.

  (g) Income Taxes

     New Age and SBC have elected to be taxed as S corporations, with fiscal years ending on September 30 and December 31, respectively, under the Internal Revenue Code and the State of Florida Code. Accordingly, the Companies do not pay Federal or state income taxes, as their stockholders will include their pro-rata share of taxable income or loss in their individual income tax returns. New Age has $278,885 on deposit with the Internal Revenue Service relating to the difference in taxes that would be payable for its stockholders on a calendar year basis versus a fiscal year basis. This amount is classified as other assets in the accompanying combined balance sheet.

     From inception to February 29, 1988, New Age was taxed under the provisions of subchapter C of the Internal Revenue Code. During that period, the Company incurred net operating losses of $360,260 for tax purposes, which are available to be carried forward to offset taxable income in future years up to 2002, should S corporation status be terminated before then.

  (h) Fair Value of Financial Instruments

     The carrying amounts reported in the accompanying combined balance sheet for cash and cash equivalents, receivables, accounts payable and accrued expenses approximate fair values.

  (i) Cash Equivalents

     The Companies consider all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

(4) PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at September 30, 1996:

Transmitter equipment.......................................  $ 1,059,548
Studio and technical equipment..............................      792,826
Capitalized tower lease.....................................      643,686
Furniture and fixtures......................................      378,515
Leasehold improvements......................................       61,894
Vehicles....................................................       46,346
Computer equipment..........................................       28,448
Construction in progress....................................       39,485
                                                              -----------
                                                                3,050,748
Less accumulated depreciation...............................   (1,299,069)
                                                              -----------
                                                              $ 1,751,679
                                                              ===========

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(5) INTANGIBLE ASSETS

     Intangible assets consist of the following at September 30, 1996:

FCC licenses................................................  $27,552,060
Loan acquisition costs......................................      496,040
Trademarks..................................................       35,431
Tower lease costs...........................................        4,638
                                                              -----------
                                                               28,088,169
Less accumulated amortization...............................   (2,705,959)
                                                              -----------
                                                              $25,382,210
                                                              ===========

(6) LONG-TERM DEBT

     Long-term debt consists of the following at September 30, 1996:

AT&T Commercial Finance Corporation note, payable in monthly installments plus interest at the 30-day commercial paper
  rate plus 3.75%(a)........................................  $22,365,921
Barnett Bank note, payable in monthly installments of $375,
  including interest at 7.75%(b)............................        3,284
Barnett Bank note, payable in monthly installments of $367,
  including interest at 6.25%(b)............................        6,132
                                                              -----------
                                                               22,375,337
Less current portion........................................   (1,912,594)
                                                              -----------
                                                              $20,462,743
                                                              ===========

(a) A term note was secured on January 26, 1995 from AT&T Commercial Finance Corporation. The original principal amount of approximately $25,400,000 was used to finance the purchase of the operating assets of WRMA-FM by SBC in January 1995 and to refinance existing debt of New Age in the amount of $3,322,000.

     The term note was amended on February 16, 1995 and August 1, 1996 to remove or replace certain provisions of the original loan agreement.

     The Companies may elect to defer principal payments in the event that certain criteria are met, including adherence to certain financial ratio covenants and the existence of no events of default. In July 1996, the Company elected to defer principal payments under this provision, totalling $450,000.

     Interest is due monthly in arrears on the balance of principal outstanding at the beginning of each month, at a rate based on the 30-day commercial paper rate plus 3.75%. At September 30, 1996, this rate was 9.15%.

     Substantially all of the Companies' assets have been pledged as security under this agreement. In addition, the stockholders of the companies have personally guaranteed the obligation in an aggregate amount of $3,000,000. The agreement contains covenants and stipulations, including limits on capital expenditures, directors' compensation, investment and distributions, and the maintenance of various financial ratios, among other things.

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The loan agreement requires monthly principal payments according to the following schedule:

     March 1, 1995 through February 1, 1996......................  $ 80,000
     March 1, 1996 through February 1, 1997......................   150,000
     March 1, 1997 through February 1, 1998......................   165,000
     March 1, 1998 through February 1, 1999......................   180,000
     March 1, 1999 through February 1, 2000......................   200,000

     The remaining principal balance is due on February 1, 2000. At September 30, 1996, the carrying value of this indebtedness approximates market value.

(b) The Companies also secured financing from Barnett Bank of South Florida for station vehicles purchased in 1993 and 1994. These obligations are secured by the vehicles that were financed and by the personal guarantees of certain stockholders.

     The scheduled maturities of long-term debt are as follows at September 30, 1996:

        FISCAL YEAR ENDING SEPTEMBER 30,
        --------------------------------
1997............................................  $ 1,912,594
1998............................................    2,086,822
1999............................................    2,300,000
2000............................................   16,075,921
                                                  -----------
                                                  $22,375,337
                                                  ===========

(7)  RELATED PARTY TRANSACTIONS

     The Companies have had transactions in the normal course of business with entities whose owners are also stockholders of the Companies. The Companies have sold commercial air time to entities owned by the Companies' stockholders at varying rates, which were consistent with market rates. Revenue from the sale of air time to entities owned by stockholders of the Companies during 1996 amounted to $71,430. At September 30, 1996, receivables included $19,975 due from such related parties.

     The Companies had subordinated loans payable to stockholders in the aggregate amount of $1,450,000 at September 30, 1995, which bore interest at 6% per annum. The AT&T loan agreement was amended during 1996 to allow these loans to be repaid in full during 1996. Interest expense related to these loans payable included in the accompanying combined statement of income totalled $30,750 for fiscal 1996.

(8)  COMMITMENTS

  (a) Leases

     The Company leases office space and facilities, and certain equipment under operating leases that expire at various dates through 2000. Certain leases provide for base rental payments plus escalation charges for real estate taxes and operating expenses.

     New Age is broadcasting from its antenna tower facility in Miami, Florida under the authority of a special temporary authorization granted by the FCC and has been granted a construction permit by the FCC to construct a new antenna by January 3, 1997 related to its pending city of license change. This matter is a direct result of the destruction of New Age's permanent tower in Homestead, Florida by Hurricane Andrew in 1992. Management has requested an extension of this deadline, and believes that its request will be granted by the FCC with no interruption of operations.

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company leases transmission tower space under a capital lease agreement that expires in February 2038. The amount capitalized under this lease agreement and included in property and equipment at September 30, 1996 is $643,686, net of accumulated depreciation of $24,949.

     At September 30, 1996, future minimum lease payments under such leases are as follows:

                                                        CAPITAL      OPERATING
                    FISCAL YEAR                          LEASE        LEASES
                    -----------                       -----------    ---------
1997................................................  $    44,576    $229,968
1998................................................       44,576     224,004
1999................................................       44,576     185,504
2000................................................       44,576      92,685
2001................................................       44,576      19,992
Thereafter..........................................    1,619,296          --
                                                      -----------    --------
Total minimum lease payments........................    1,842,176    $752,153
                                                                     ========
Less interest at 6%.................................   (1,203,219)
                                                      -----------
Present value of minimum lease payments.............      638,957
Less current portion................................        3,621
                                                      -----------
                                                      $   635,336
                                                      ===========

     Total rent expense for the fiscal year ended September 30, 1996 amounted to $578,683, which includes a contingent liability arising from litigation (see note 9).

  (b) Employment Contracts

     At September 30, 1996, the Company had employment contracts for certain on-air talent, general managers and other employees expiring through February 1999. Future payments under such contracts are as follows at September 30, 1996:

                   FISCAL YEAR
                   -----------
1997..............................................  $810,534
1998..............................................   169,058
1999..............................................     5,000
                                                    --------
                                                    $984,592
                                                    ========

     Certain contracts contain provisions for severance and provisions whereby employees terminated without cause are entitled to the remaining payments due under the contract. The Companies' minimum liability under such contracts was $462,273 at September 30, 1996.

  (c) Standby Letter of Credit

     In connection with the litigation discussed in note 9, the Companies have been required to maintain a standby letter of credit in the amount of $325,000. It is anticipated that this amount will approximate the monetary value of the final settlement of the litigation.

(9)  LITIGATION

     SBC is involved in litigation relating to an alleged breach of a studio lease plus interest and attorneys' fees and costs. An adverse judgment delivered by the Bankruptcy Court is currently in appeal. While management is vigorously contesting the findings of the Bankruptcy Court, the likelihood of success of the pending appeal is considered uncertain, and therefore SBC has accrued $350,000, which is included in accrued expenses in the accompanying combined balance sheet, in connection with this matter.

      NEW AGE BROADCASTING INC. AND THE SEVENTIES BROADCASTING CORPORATION

                        CONDENSED COMBINED BALANCE SHEET
                                  (UNAUDITED)

                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
ASSETS
Current assets:
Cash and cash equivalents...................................  $   416,111
Receivables.................................................    3,147,708
  Less allowance for doubtful accounts......................      (47,669)
                                                              -----------
          Net receivables...................................    3,100,039
Other current assets........................................       68,326
                                                              -----------
          Total current assets..............................    3,584,476
                                                              -----------
Property and equipment, net.................................    1,679,188
Franchise costs, net........................................   25,181,010
Other assets................................................      306,722
                                                              -----------
                                                              $30,751,396
                                                              ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long term debt...........................  $ 1,961,355
Accounts payable and accrued expenses.......................      504,092
Unearned revenue............................................       64,045
                                                              -----------
          Total current liabilities.........................    2,529,492
Long-term debt, less current portion........................   21,050,128
Stockholders' equity:
New Age Broadcasting common stock,
  $10 par value. Authorized 1,000 shares;
  issued and outstanding 180 shares.........................        1,800
The Seventies Broadcasting Corporation
  common stock, $.01 par value. Authorized
  7,500 shares; issued and outstanding 1,000 shares.........           10
Additional paid in capital..................................    1,078,190
Retained earnings...........................................    6,091,776
                                                              -----------
          Total stockholders' equity........................    7,171,776
                                                              -----------
                                                              $30,751,396
                                                              ===========

  See accompanying notes to unaudited condensed combined financial statements.

      NEW AGE BROADCASTING INC. AND THE SEVENTIES BROADCASTING CORPORATION

                  CONDENSED COMBINED STATEMENTS OF OPERATIONS
                 THREE MONTHS ENDED DECEMBER 31, 1995 AND 1996
                                  (UNAUDITED)

                                                                1995         1996
                                                              ---------    ---------
Gross broadcasting revenues.................................  4,350,351    4,375,411
Less: agency commissions....................................    552,212      585,844
                                                              ---------    ---------
          Net broadcasting revenues.........................  3,798,139    3,789,567
                                                              ---------    ---------
Operating expenses
  Engineering...............................................     50,975       59,403
  Program...................................................    309,873      361,115
  Selling...................................................    560,002      417,082
  General and Administrative................................    248,639      231,656
  Corporate expenses........................................     62,500       68,750
  Depreciation & Amortization...............................    246,063      246,063
                                                              ---------    ---------
                                                              1,478,052    1,384,069
                                                              ---------    ---------
          Operating income..................................  2,320,087    2,405,498
                                                              ---------    ---------
Other expense:
  Interest expense, net.....................................    615,456      557,626
                                                              ---------    ---------
Net income..................................................  1,704,631    1,847,872
                                                              =========    =========

  See accompanying notes to unaudited condensed combined financial statements.

      NEW AGE BROADCASTING INC. AND THE SEVENTIES BROADCASTING CORPORATION

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                 THREE MONTHS ENDED DECEMBER 31, 1995 AND 1996
                                  (UNAUDITED)

                                                                 1995          1996
                                                              ----------    -----------
Cash flows from operating activities:
  Net income................................................  $1,704,631    $ 1,847,872
                                                              ----------    -----------
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization..........................     246,063        246,063
     Amortization of deferred financing costs...............      33,283         33,283
     Changes in operating assets and liabilities:
       Increase in receivables..............................    (410,526)      (631,107)
       Decrease in prepaid expenses and other current
        assets..............................................      24,196         45,034
       Decrease in accounts payable and accrued expenses....     (98,713)      (102,978)
       (Decrease) increase in unearned revenue..............      (9,737)         1,167
                                                              ----------    -----------
          Total adjustments.................................    (215,434)      (408,538)
                                                              ----------    -----------
Net cash provided by operating activities...................   1,489,197      1,439,334
                                                              ----------    -----------
Cash flows from investing activities:
Additions to property and equipment.........................     (37,840)        (5,655)
                                                              ----------    -----------
     Net cash used in investing activities..................     (37,840)        (5,655)
                                                              ----------    -----------
Cash flows from financing activities:
Distributions to stockholders...............................           0     (1,550,000)
Repayments of long-term debt................................    (245,918)        (2,811)
                                                              ----------    -----------
     Net cash used in financing activities..................    (245,918)    (1,552,811)
                                                              ----------    -----------
Net increase (decrease) in cash and cash equivalents........   1,205,439       (119,132)
Cash and cash equivalents at beginning of period............   1,413,127        535,243
                                                              ----------    -----------
Cash and cash equivalents at end of period..................  $2,618,566    $   416,111
                                                              ==========    ===========
Cash paid for:
  Interest..................................................  $  598,949    $   476,093
                                                              ==========    ===========

  See accompanying notes to unaudited condensed combined financial statements.

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1996
                                  (UNAUDITED)

(1) BASIS OF PRESENTATION

     The condensed combined financial statements include the accounts of New Age Broadcasting Inc. and the Seventies Broadcasting Corporation (the "Companies"). All significant intercompany balances and transactions have been eliminated in combination. The accompanying unaudited condensed combined financial statements for the three month periods ended December 31, 1995 and 1996 do not contain all disclosures required by generally accepted accounting principles. These condensed combined financial statements should be read in conjunction with the combined financial statements of the Companies as of and for the fiscal year ended September 30, 1996.

     In the opinion of management of the Companies, the accompanying unaudited condensed combined financial statements contain all adjustments, which are all of a normal, recurring nature, necessary for a fair presentation of the results of the interim periods. The results of operations for the three month period ended December 31, 1996 are not necessarily indicative of the results for a full year.

(2) DISPOSITION OF ASSETS

     In March 1997, the Companies sold substantially all of the Companies' collective assets used or useful in the operation of its radio stations for approximately $111 million, to Spanish Broadcasting System, Inc. See "The Offerings and Transactions."

======================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Summary...............................    1
Risk Factors..........................   10
The Company...........................   15
The Offerings.........................   16
Capitalization........................   17
Pro Forma Combined Financial
  Statements..........................   18
Selected Historical Consolidated
  Financial Data......................   21
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   23
Business..............................   29
Management............................   40
Principal Stockholders................   44
Certain Relationships and Related
  Transactions........................   45
Selling Securityholders...............   46
Plan of Distribution..................   48
Description of Senior Preferred Stock
  and Exchange Debentures.............   49
Description of the Old Notes..........   80
Description of the Notes..............   80
Description of Capital Stock..........  100
Certain Federal Income Tax
  Considerations......................  106
Legal Matters.........................  114
Experts...............................  114
Index to Consolidated Financial
  Statements..........................  F-1


  UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

======================================================

======================================================

                              SPANISH BROADCASTING
                                  SYSTEM, INC.

                               416,063 SHARES OF
                          14 1/4% SENIOR EXCHANGEABLE
                           PREFERRED STOCK, SERIES A

                                  $340,676,522
                        14 1/4% EXCHANGEABLE DEBENTURES
                               DUE 2005, SERIES A

                                23,836 SHARES OF
                             CLASS A COMMON STOCK,
                                 $.01 PAR VALUE
                            ------------------------

                                   PROSPECTUS
                            ------------------------

                                  JUNE 4, 1998


             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an itemized statement of estimated expenses in connection with the issuance and sale of the securities being registered by this Registration Statement.

Securities and Exchange Commission registration fee.........  $113,517.17
Printing....................................................   110,000.00
Accounting fees and expenses................................    20,000.00
Legal fees and expenses.....................................   100,000.00
Blue sky fees and expenses..................................    60,000.00
Miscellaneous...............................................     6,482.83
                                                              -----------
          Total(1)..........................................  $410,000.00
                                                              ===========

---------------
(1) No portion of such expenses are to be paid by the Selling Securityholders.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     SBS' Certificate of Incorporation provides that its directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. Certificate further provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     The directors and officers of each of the Company are covered under directors' and officers' liability insurance policies maintained by the Company.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     On June 29, 1994, the Company sold 107,059 units, each consisting of $1,000 principal amount of 12% Senior Notes due 2002 and 107,059 Warrants each to purchase one share of Class A voting common stock at a price of $0.01 per share, in a transaction not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Notes were issued at a substantial discount from their principal amount and generated proceeds to the Company of $87,774,002, net of financing costs of $6,225,998. The securities were sold to certain accredited institutions through the Argosy Securities Group, L.P. and Barrington Capital Group, L.P., as exclusive placement agents.

     On March 25, 1996 the Company sold 37,500 shares of the Company's Redeemable Series A Preferred Stock and $35 million of the Company's 12 1/4% Senior Secured Notes due 2001, in a transaction not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Company also issued to the holders of the Preferred Stock and Notes warrants to purchase, in the aggregate, 6% of the Company's common stock on a fully diluted basis which are exercisable no later than June 29, 1998. The Company received gross proceeds of $72.5 million from the offering. The securities were sold to certain qualified institutional buyers through CIBC Wood Gundy Securities Corp., as exclusive placement agent.

     In June 1996, September 1996 and December 1996, the Company elected to satisfy interest due on the Notes through the issuance of $3,384,843 additional Notes issued at face value. In June 1996, September 1996 and December 1996, the Company elected to satisfy the dividends due of $3,773,000 through the issuance of 3,773 additional shares of Preferred Stock. On March 27, 1997, the Notes, the Preferred Stock and the Warrants were repurchased or redeemed by the Company.

     On March 27, 1997, the Company sold 175,000 units comprised of 175,000 shares of the Company's Series A Senior Exchangeable Preferred Stock, liquidation preference $1,000 per share, and warrants to purchase 74,900 shares of the Company's Class A Common Stock, par value $.01 per share and (b) $75.0 million aggregate principal amount of the Company's 11% Senior Notes due 2004 in transactions not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Act. The Company received gross proceeds of $250,000,000 from the offerings. The securities were sold to certain qualified institutional buyers through CIBC Wood Gundy Securities Corp., as exclusive placement agent.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS

     1.1   Financial Advisory Agreement dated March 4, 1997 between the
           Company and CIBC Wood Gundy Securities Corp., as financial advisor (incorporated by reference to the Company's Current
           Report on Form 8-K dated March 27, 1997 (Commission File No.
           33-82114)(the "Current Report")).
     3.1   Amended and Restated Certificate of Incorporation of the
           Company, dated March 21, 1996 (incorporated by reference to
           Exhibit 3.1.1 of the Company's Current Report on Form 8-K dated March 25, 1996 (the "1996 Current Report")).
     3.2   By-Laws of the Company (incorporated by reference to Exhibit
           3.1.2 of the Company's Registration Statement on Form S-4
           (Commission File No. 33-82114) (the "1994 Registration
           Statement")).
     3.3   Certificate of Designation of Senior Exchangeable Preferred
           Stock, Series A, filed March 27, 1997 (incorporated by reference to the Current Report).

     4.1   Indenture dated June 29, 1994 among the Company, IBJ
           Schroder Bank & Trust Company, as Trustee, the Guarantors named therein and the Purchasers named therein (incorporated by reference to Exhibit 4.1 of the 1994 Registration
           Statement).
     4.2   Second Supplemental Indenture dated as of March 21, 1997 to
           Indenture dated as of June 29, 1994 among the Company, the Guarantors named therein and IBJ Schroder Bank & Trust
           Company, as Trustee (incorporated by reference to the Current Report).
     4.3 Indenture dated as of March 15, 1997, among the Company, the Guarantors named therein, IBJ Schroder Bank & Trust Company, as Trustee, and CIBC Wood Gundy Securities Corp., as Initial
           Purchaser (incorporated by reference to the Current Report).
     4.4 Exchange Debenture Indenture dated as of March 15, 1997, among the Company, the Guarantors named therein, U.S. Trust
           Company of New York, as Trustee, and CIBC Wood Gundy
           Securities Corp., as Initial Purchaser (incorporated by reference to the Current Report).
     5.1 Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP regarding legality.(1)
    10.1 Securities Purchase Agreement dated as of March 24, 1997 among the Company, the Guarantors named therein and CIBC
           Wood Gundy Securities Corp., as Initial Purchaser
           (incorporated by reference to the Current Report).
    10.2 Unit Agreement dated as of March 15, 1997 among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as
           Trustee (incorporated by reference to the Current Report).
    10.3   Warrant Agreement dated as of March 15, 1997 among the
           Company and IBJ Schroder Bank & Trust Company, as Warrant
           Agent (incorporated by reference to the Current Report).
    10.4 Common Stock Registration Rights and Stockholders Agreement dated as of March 15, 1997 among the Company, certain
           Management Stockholders named therein and CIBC Wood Gundy
           Securities Corp., as Initial Purchaser (incorporated by reference to the Current Report).
    10.5   Notes Registration Rights Agreement dated as of March 15,
           1997 among the Company, the Guarantors named therein and CIBC Wood Gundy Securities Corp., as Initial Purchaser
           (incorporated by reference to the Current Report).
    10.6   Preferred Stock Registration Rights Agreement dated as of
           March 15, 1997 among the Company, the Guarantors named therein and CIBC Wood Gundy Securities Corp., as Initial
           Purchaser (incorporated by reference to the Current Report).
    10.7   National Radio Sales Representation Agreement dated as of
           February 3, 1997 between Caballero Spanish Media, L.L.C. and the Company (incorporated by reference to the Current
           Report).
    10.8   Employment Agreement dated as of March 4, 1997 between Raul
           Alarcon, Jr. and the Company (incorporated by reference to the Current Report).
    10.9   Employment Agreement dated September 27, 1996 between
           Russell Oasis and the Company. (incorporated by reference to Exhibit 10.42 of the Company's Annual Report on Form 10-K for the Year Ended September 29, 1996 (the "1996 10-K").
    10.10  Asset Purchase Agreement dated September 16, 1996 among Raul
           Alarcon, Jr., New Age Broadcasting, Inc., The Seventies
           Broadcasting Corporation and the Company, and with respect only to Section 9.3 thereof, Alan Potamkin, Russell Oasis and Robert Potamkin (incorporated by reference to Exhibit
           10.43 of the 1996 10-K).
    10.11  First Amendment to Asset Purchase Agreement dated December
           26, 1996 among Raul Alarcon, Jr., New Age Broadcasting,
           Inc., The Seventies Broadcasting Corporation and the
           Company, and with respect only to Section 9.3 thereof, Alan
           Potamkin, Russell Oasis and Robert Potamkin (incorporated by reference to the Current Report).
    10.12  Second Amendment to Asset Purchase Agreement dated February
           28, 1997 among Raul Alarcon, Jr., New Age Broadcasting,
           Inc., The Seventies Broadcasting Corporation and the
           Company, and with respect only to Section 9.3 thereof, Alan
           Potamkin, Russell Oasis and Robert Potamkin (incorporated by reference to the Current Report).
    10.13  Asset Purchase Agreement dated August 22, 1996 between
           Infinity Holdings Corp. of Orlando and the Company
           (incorporated by reference to Exhibit 10.44 of the 1996
           10-K).
    10.14 Letter Agreement dated January 13, 1997 between the Company and Caballero Spanish Media, LLC (incorporated by reference to the Current Report).

    10.15 1994 Stock Option Plan of the Company (incorporated by reference to Exhibit 10.4 of the 1994 Registration
           Statement).
    10.16 Broadcast Station License dated September 20, 1983 issued by the Federal Communications Commission ("FCC") to Sabre
           Broadcasting Corporation in connection with WXLX-AM, together with an Assignment thereof from Sabre Broadcasting
           Corporation to Spanish Broadcasting System, Inc., a New
           Jersey Corporation ("SBS-NJ") and evidence of license renewal (incorporated by reference to Exhibit 10.8.1 of the 1994 Registration Statement).
    10.17  Construction Permit dated July 21, 1993 issued by the FCC to
           SBS-NJ in connection with WXLX-AM (incorporated by reference to Exhibit 10.8.2 of the 1994 Registration Statement).
    10.18  AM Broadcast Station Construction Permit dated February 1,
           1991 issued by the FCC to SBS-NJ in connection with WXLX-AM
           (incorporated by reference to the 1996 Current Report).
    10.19  Ground Lease dated December 18, 1995 between Louis Viola
           Company and SBS-NJ (incorporated by reference to the 1996
           Current Report).
    10.20 Ground Lease dated December 18, 1995 between Frank F. Viola and Estate of Thomas C. Viola and SBS-NJ (incorporated by reference to the 1996 Current Report).
    10.21 Broadcast Station License dated November 23, 1994 issued by the FCC to Spanish Broadcasting System of New York, Inc.
           ("SBS-NY"), in connection with WSKQ-FM (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 24, 1994 (the "1994 10-K")).
    10.22 Broadcast Station License dated September 25, 1990 issued by the FCC to Spanish Broadcasting System of Florida, Inc.
           ("SBS-Fla") in connection with WCMQ-AM, together with evidence of license renewal (incorporated by reference to Exhibit 10.10 of the 1994 Registration Statement).
    10.23  Evidence of renewal of Federal Communications Commission
           ("FCC") Broadcast Radio License of WCMQ-AM (incorporated by reference to the 1996 Current Report).
    10.24  Broadcast Station License dated April 1, 1994 issued by the
           FCC to SBS-Fla in connection with WCMQ-FM, together with evidence of license (incorporated by reference to Exhibit
           10.11 of the 1994 Registration Statement).
    10.25  Evidence of renewal of FCC Broadcast Radio License for
           WCMQ-FM (incorporated by reference to the 1996 Current
           Report).
    10.26  Broadcast Station License dated July 28, 1993 issued by the
           FCC to SBS-Fla in connection with WZMQ-FM (incorporated by reference to Exhibit 10.12 of the 1994 Registration
           Statement).
    10.27  Evidence of renewal of FCC Broadcast Radio License for
           WZMQ-FM (incorporated by reference to the 1996 Current
           Report).
    10.28  Broadcast Station License dated April 8, 1986 issued by the
           FCC to SBS-NJ in connection with KXMG-AM, together with evidence of license renewal (incorporated by reference to Exhibit 10.13 of the 1994 Registration Statement).
    10.29 Broadcast Station License dated February 21, 1992 issued by the FCC to SBS-Fla in connection with KLAX-FM, together with evidence of license renewal (incorporated by reference to Exhibit 10.14 of the 1994 Registration Statement).
    10.30  Broadcast Station License dated June 26, 1995 issued by the
           FCC to CSJ Investments, Inc. in connection with WSKP-FM (the
           "WSKP Broadcast License") (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 26, 1995 (the "1995 10-K").
    10.31  Consent to Assignment of the WSKP Broadcast License from CSJ
           Investments, Inc. to SBS-Fla issued by the FCC (incorporated by reference to the 1995 10-K).
    10.32  Evidence of renewal of FCC Broadcast Radio License for
           WSKP-FM (incorporated by reference to the 1996 Current
           Report).
    10.33  Lease and License Agreement dated February 1, 1991 between
           Empire State Building Company, as landlord, and SBS-NY, as tenant (incorporated by reference to Exhibit 10.15.1 of the 1994 Registration Statement).

    10.34 Modification of Lease and License dated June 30, 1992 between Empire State Building Company and SBS-NY related to
           WSKQ-FM (incorporated by reference to Exhibit 10.15.2 of the 1994 Registration Statement).
    10.35 Lease and License Modification and Extension Agreement dated as of June 30, 1992 between Empire State Building Company, as landlord, and SBS-NY as tenant (incorporated by reference to Exhibit 10.15.3 of the 1994 Registration Statement).
    10.36  Employment Agreement dated April 26, 1993 by and between
           SBS-NY, and Alfredo Rodriguez (incorporated by reference to Exhibit 10.16 of the 1994 Registration Statement).
    10.37  Employment Agreement dated June 23, 1995 by and between
           Spanish Broadcasting Systems of California, Inc. ("SBS-CA") and Alfredo Rodriquez (incorporated by reference to Exhibit
           10.15 to 1995 10-K).
    10.38  Employment Agreement dated July 19, 1993 by and between
           SBS-NJ and Alfredo Alonso (incorporated by reference to Exhibit 10.18 of the 1994 Registration Statement).
    10.39  Employment Agreement dated May 3, 1994 by and between
           SBS-Fla and Claudia Puig (incorporated by reference to Exhibit 10.19 of the 1994 Registration Statement).
    10.40 Employment Agreement dated October 24, 1995 between SBS-NY and Beatriz Pino (incorporated by reference to Exhibit 10.18 of 1995 10-K).
    10.41 Representation Agreement dated as of September 27, 1993 between Katz Communications, Inc. and SBS-NJ in connection with WXLX-AM (incorporated by reference to Exhibit 10.20 of the 1994 Registration Statement).
    10.42 Representation Agreement dated as of September 27, 1993 between Katz Communications, Inc. and SBS-NY in connection with WSKQ-FM (incorporated by reference to Exhibit 10.21 of the 1994 Registration Statement).
    10.43 Representation Agreement dated as of September 27, 1993 between Katz Communications, Inc. and SBS-CA in connection with KXMG-AM (incorporated by reference to Exhibit 10.22 of the 1994 Registration Statement).
    10.44 Representation Agreement dated as of September 27, 1993 between Katz Communications, Inc. and SBS-CA in connection with KLAX-FM (incorporated by reference to Exhibit 10.23 of the 1994 Registration Statement).
    10.45 Representation Agreement dated as of September 27, 1993 between Katz Communications, Inc. and SBS-Fla in connection with WCMQ-AM (incorporated by reference to Exhibit 10.24 of the 1994 Registration Statement).
    10.46 Representation Agreement dated as of September 27, 1993 between Katz Communications, Inc. and SBS-Fla in connection with WCMQ-FM (incorporated by reference to Exhibit 10.25 of the 1994 Registration Statement).
    10.47 Representation Agreement dated as of September 27, 1993 between Katz Communications, Inc. and SBS-Fla in connection with WZMQ-FM (incorporated by reference to Exhibit 10.26 of the 1994 Registration Statement).
    10.48  Promissory Note, dated as of December 31, 1995 of Raul
           Alarcon, Sr. to SBS-NJ in the principal amount of $577,323
           (incorporated by reference to Exhibit 10.26 of the 1995
           10-K).
    10.49  Promissory Note, dated as of December 31, 1995 of Raul
           Alarcon, Jr. to SBS-NJ in the principal amount of $1,896,913
           (incorporated by reference to Exhibit 10.27 to the 1995
           10-K).
    10.50  Lease Agreement dated June 1, 1992 among Raul Alarcon, Sr.,
           Raul Alarcon, Jr., and SBS-Fla (incorporated by reference to
           Exhibit 10.30 of the 1994 Registration Statement).
    10.51  Transmitted Facility Sublicense (KTYM/KSKQ-FM) dated as of
           June 1, 1991 between Trans-America Broadcasting Corporation and SBS-CA relating to KSKQ-FM (Baldwin Hills Tower Lease)
           (incorporated by reference to Exhibit 10.31 of the 1994
           Registration Statement).
    10.52  Indenture dated October 12, 1988 between Alarcon Holdings,
           Inc. and SBS-NJ related to the studio located at 26 West
           56th Street, NY, NY (incorporated by reference to Exhibit
           10.32 of the 1994 Registration Statement).

    10.53  Communications Equipment Site Lease Agreement between
           Freeman Properties, Inc. and SBS-Fla dated July 1, 1992
           (WZMQ/WKLG-FM) (incorporated by reference to Exhibit 10.33 of the 1994 Registration Statement).
    10.54  Lease Option Agreement made as of October 1, 1995 between
           KPWR, Inc. and the Company relating to Flint Peak
           (incorporated by reference to the 1996 Current Report).
    10.55 Form of Lease Agreement by and between KPWR, Inc. and the Company relating to KLAX (incorporated by reference to the 1996 Current Report).
    10.56 Asset Purchase Agreement dated as of October 30, 1995 between SBS-NJ and Park Radio of Greater New York, Inc.
           ("Park Radio") (incorporated by reference to Exhibit 10.32 of the 1995 10-K).
    10.57  First Amendment dated as of March 18, 1996 to the Asset
           Purchase Agreement dated as of October 1995, among SBS-NJ,
           Park Radio and SBS of Greater New York ("SBS-GNY")
           (incorporated by reference to the 1996 Current Report).
    10.58 Escrow Agreement dated as of October 30, 1995 by and among SBS-NJ, Park Radio and Media Ventures (incorporated by reference to the 1996 Current Report).
    10.59 Time Brokerage Agreement dated as of January 20, 1995 between the SBS-GNY and Park Radio (incorporated by reference to the 1996 Current Report).
    10.60  Broadcast Station License dated June 1, 1984 issued by the
           FCC to Capital Cities Communications, Inc. ("Capital
           Cities") in connection with WPAT-FM, together with FCC
           License Renewal authorization granted October 29, 1991 to
           Park Radio, as assignee of Capital Cities and the assignment of the Broadcast Station License for WPAT-FM from Park Radio to SBS-NY (incorporated by reference to the 1996 Current
           Report).
    10.61  Agreement of Lease dated as of March 1, 1996. No
           WT-1744-A119 1067 between The Port Authority of New Jersey and SBS-GNY as assignee of Park Radio (incorporated by reference to the 1996 Current Report).
    10.62 Asset Purchase Agreement dated as of July 2, 1997, by and between Spanish Broadcasting System, Inc. (New Jersey),
           Spanish Broadcasting System of California, Inc., Spanish
           Broadcasting System of Florida, Inc., Spanish Broadcasting
           System, Inc., and One-on-One Sports, Inc. (incorporated by reference to Exhibit 10.62 of the Company's Registration
           Statement on Form S-4 (Commission File No. 333-26295)).
    10.63  Amendment No. 1 dated as of September 29, 1997 to the Asset
           Purchase Agreement dated as of July 2, 1997, by and between Spanish Broadcasting System, Inc. (New Jersey), Spanish
           Broadcasting System of California, Inc., Spanish
           Broadcasting System of Florida, Inc., Spanish Broadcasting
           System, Inc., and One-on-One Sports, Inc.(1)
    10.64 Promissory Note dated July 16, 1997 of Raul Alarcon, Jr. to the Company in the principal amount of $1,050,229.63
           (incorporated by reference to Exhibit 10.63 of the Company's
           Registration Statement on Form S-4 (Commission File No.
           333-26295)).
    10.65 Asset Purchase Agreement dated January 28, 1998 by and between Spanish Broadcasting System of San Antonio, Inc. and
           Radio KRIO, Ltd. (incorporated by reference to the Company's
           Form 10-Q dated February 12, 1998).
    13.1 Annual Report of the Company (incorporated by reference to the 1996 10-K).
    21.1   List of Subsidiaries of the Company.(1)
    23.1   Consent of KPMG Peat Marwick LLP.
    23.2   Consent of Voynow Bayard and Company.

    23.3   Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP
           (included in Exhibit 5.1).
    24.1   Power of Attorney.(1)

---------------
(1) Previously filed herewith as part of this Registration Statement.

     (B) FINANCIAL STATEMENT SCHEDULES

     All schedules are omitted because they either are not applicable or the required information is included in the financial statements or notes thereto appearing elsewhere in this Registration Statement.

ITEM 17.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes:

          (1) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering rate may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 5 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 4th day of June, 1998.


                                          SPANISH BROADCASTING SYSTEM, INC.

                                          By:                  *
                                            ------------------------------------
                                            Name: Raul Alarcon, Jr.
                                            Title: President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 has been signed below by the following persons in the capacities and on the dates indicated. Each persons whose signature appears below hereby authorizes Raul Alarcon, Jr. and Joseph A. Garcia, and each of them, as attorney-in-fact, to sign and file in his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement.



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 has been signed below by the following persons in the capacities indicated on the 4th day of June, 1998.


                     SIGNATURE
                     ---------

                         *                             President, Chief Executive Officer and a
---------------------------------------------------      Director (principal executive officer)
                 Raul Alarcon, Jr.

                         *                             Executive Vice President and Chief Financial
---------------------------------------------------      Officer (principal financial and accounting
                 Joseph A. Garcia                        officer)

                         *                             Chairman of the Board of Directors
---------------------------------------------------
              Pablo Raul Alarcon Sr.

                         *                             Secretary and a Director
---------------------------------------------------
                   Jose Grimalt

                         *                             Director
---------------------------------------------------
                  Arnold Sheiffer

               /s/ JOSEPH A. GARCIA                    Attorney-in-Fact
---------------------------------------------------
                 Joseph A. Garcia

                                 EXHIBIT INDEX

EXHIBIT
  NO.
-------
   1.1   Financial Advisory Agreement dated March 4, 1997 between the
         Company and CIBC Wood Gundy Securities Corp., as financial advisor (incorporated by reference to the Company's Current
         Report on Form 8-K dated March 27, 1997 (Commission File No.
         33-82114)(the "Current Report")).

   3.1   Amended and Restated Certificate of Incorporation of the
         Company, dated March 21, 1996 (incorporated by reference to
         Exhibit 3.1.1 of the Company's Current Report on Form 8-K dated March 25, 1996 (the "1996 Current Report")).

   3.2   By-Laws of the Company (incorporated by reference to Exhibit
         3.1.2 of the Company's Registration Statement on Form S-4
         (Commission File No. 33-82114) (the "1994 Registration
         Statement")).

   3.3   Certificate of Designation of Senior Exchangeable Preferred
         Stock, Series A, filed March 27, 1997 (incorporated by reference to the Current Report).

   4.1   Indenture dated June 29, 1994 among the Company, IBJ
         Schroder Bank & Trust Company, as Trustee, the Guarantors named therein and the Purchasers named therein (incorporated by reference to Exhibit 4.1 of the 1994 Registration
         Statement).

   4.2   Second Supplemental Indenture dated as of March 21, 1997 to
         Indenture dated as of June 29, 1994 among the Company, the Guarantors named therein and IBJ Schroder Bank & Trust
         Company, as Trustee (incorporated by reference to the Current Report).

   4.3 Indenture dated as of March 15, 1997, among the Company, the Guarantors named therein, IBJ Schroder Bank & Trust Company, as Trustee, and CIBC Wood Gundy Securities Corp., as Initial
         Purchaser (incorporated by reference to the Current Report).

   4.4 Exchange Debenture Indenture dated as of March 15, 1997, among the Company, the Guarantors named therein, U.S. Trust
         Company of New York, as Trustee, and CIBC Wood Gundy
         Securities Corp., as Initial Purchaser (incorporated by reference to the Current Report).

   5.1 Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP regarding legality.(1)

  10.1 Securities Purchase Agreement dated as of March 24, 1997 among the Company, the Guarantors named therein and CIBC
         Wood Gundy Securities Corp., as Initial Purchaser
         (incorporated by reference to the Current Report).

  10.2 Unit Agreement dated as of March 15, 1997 among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as
         Trustee (incorporated by reference to the Current Report).

  10.3   Warrant Agreement dated as of March 15, 1997 among the
         Company and IBJ Schroder Bank & Trust Company, as Warrant
         Agent (incorporated by reference to the Current Report).

  10.4 Common Stock Registration Rights and Stockholders Agreement dated as of March 15, 1997 among the Company, certain
         Management Stockholders named therein and CIBC Wood Gundy
         Securities Corp., as Initial Purchaser (incorporated by reference to the Current Report).

  10.5   Notes Registration Rights Agreement dated as of March 15,
         1997 among the Company, the Guarantors named therein and CIBC Wood Gundy Securities Corp., as Initial Purchaser
         (incorporated by reference to the Current Report).

  10.6   Preferred Stock Registration Rights Agreement dated as of
         March 15, 1997 among the Company, the Guarantors named therein and CIBC Wood Gundy Securities Corp., as Initial
         Purchaser (incorporated by reference to the Current Report).

  10.7   National Radio Sales Representation Agreement dated as of
         February 3, 1997 between Caballero Spanish Media, L.L.C. and the Company (incorporated by reference to the Current
         Report).

EXHIBIT
  NO.
-------
  10.8   Employment Agreement dated as of March 4, 1997 between Raul
         Alarcon, Jr. and the Company (incorporated by reference to the Current Report).

  10.9   Employment Agreement dated September 27, 1996 between
         Russell Oasis and the Company. (incorporated by reference to Exhibit 10.42 of the Company's Annual Report on Form 10-K for the Year Ended September 29, 1996 (the "1996 10-K")).

 10.10   Asset Purchase Agreement dated September 16, 1996 among Raul
         Alarcon, Jr., New Age Broadcasting, Inc., The Seventies
         Broadcasting Corporation and the Company, and with respect only to Section 9.3 thereof, Alan Potamkin, Russell Oasis and Robert Potamkin (incorporated by reference to Exhibit
         10.43 of the 1996 10-K).

 10.11   First Amendment to Asset Purchase Agreement dated December
         26, 1996 among Raul Alarcon, Jr., New Age Broadcasting,
         Inc., The Seventies Broadcasting Corporation and the
         Company, and with respect only to Section 9.3 thereof, Alan
         Potamkin, Russell Oasis and Robert Potamkin (incorporated by reference to the Current Report).

 10.12   Second Amendment to Asset Purchase Agreement dated February
         28, 1997 among Raul Alarcon, Jr., New Age Broadcasting,
         Inc., The Seventies Broadcasting Corporation and the
         Company, and with respect only to Section 9.3 thereof, Alan
         Potamkin, Russell Oasis and Robert Potamkin (incorporated by reference to the Current Report).

 10.13   Asset Purchase Agreement dated August 22, 1996 between
         Infinity Holdings Corp. of Orlando and the Company
         (incorporated by reference to Exhibit 10.44 of the Company's
         1996 10-K).

 10.14 Letter Agreement dated January 13, 1997 between the Company and Caballero Spanish Media, LLC (incorporated by reference to the Current Report).

 10.15 1994 Stock Option Plan of the Company (incorporated by reference to Exhibit 10.4 of the 1994 Registration
         Statement).

 10.16 Broadcast Station License dated September 20, 1983 issued by the Federal Communications Commission ("FCC") to Sabre
         Broadcasting Corporation in connection with WXLX-AM, together with an Assignment thereof from Sabre Broadcasting
         Corporation to Spanish Broadcasting System, Inc., a New
         Jersey Corporation ("SBS-NJ") and evidence of license renewal (incorporated by reference to Exhibit 10.8.1 of the 1994 Registration Statement).

 10.17   Construction Permit dated July 21, 1993 issued by the FCC to
         SBSNJ in connection with WXLX-AM (incorporated by reference to Exhibit 10.8.2 of the 1994 Registration Statement).

 10.18   AM Broadcast Station Construction Permit dated February 1,
         1991 issued by the FCC to SBS-NJ in connection with WXLX-AM
         (incorporated by reference to the 1996 Current Report).

 10.19   Ground Lease dated December 18, 1995 between Louis Viola
         Company and SBS-NJ (incorporated by reference to the 1996
         Current Report).

 10.20 Ground Lease dated December 18, 1995 between Frank F. Viola and Estate of Thomas C. Viola and SBS-NJ (incorporated by reference to the 1996 Current Report).

 10.21 Broadcast Station License dated November 23, 1994 issued by the FCC to Spanish Broadcasting System of New York, Inc.
         ("SBS-NY"), in connection with WSKQ-FM (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 24, 1994 (the "1994 10-K")).

 10.22 Broadcast Station License dated September 25, 1990 issued by the FCC to Spanish Broadcasting System of Florida, Inc.
         ("SBS-Fla") in connection with WCMQ-AM, together with evidence of license renewal (incorporated by reference to Exhibit 10.10 of the 1994 Registration Statement).

 10.23   Evidence of renewal of Federal Communications Commission
         ("FCC") Broadcast Radio License of WCMQ-AM (incorporated by reference to the 1996 Current Report).

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
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 10.24   Broadcast Station License dated April 1, 1994 issued by the
         FCC to SBS-Fla in connection with WCMQ-FM, together with
         evidence of license (incorporated by reference to Exhibit
         10.11 of the 1994 Registration Statement).

 10.25   Evidence of renewal of FCC Broadcast Radio License for
         WCMQFM (incorporated by reference to the 1996 Current
         Report).

 10.26   Broadcast Station License dated July 28, 1993 issued by the
         FCC to SBS-Fla in connection with WZMQ-FM (incorporated by reference to Exhibit 10.12 of the 1994 Registration
         Statement).

 10.27   Evidence of renewal of FCC Broadcast Radio License for
         WZMQFM (incorporated by reference to the 1996 Current
         Report).

 10.28   Broadcast Station License dated April 8, 1986 issued by the
         FCC to SBS-NJ in connection with KXMG-AM, together with evidence of license renewal (incorporated by reference to Exhibit 10.13 of the 1994 Registration Statement).

 10.29 Broadcast Station License dated February 21, 1992 issued by the FCC to SBS-Fla in connection with KLAX-FM, together with evidence of license renewal (incorporated by reference to Exhibit 10.14 of the 1994 Registration Statement).

 10.30   Broadcast Station License dated June 26, 1995 issued by the
         FCC to CSJ Investments, Inc. in connection with WSKP-FM (the
         "WSKP Broadcast License") (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 26, 1995 (the "1995 10-K").

 10.31   Consent to Assignment of the WSKP Broadcast License from CSJ
         Investments, Inc. to SBS-Fla issued by the FCC (incorporated by reference to the 1995 10-K).

 10.32   Evidence of renewal of FCC Broadcast Radio License for
         WSKP-FM (incorporated by reference to the 1996 Current
         Report).

 10.33   Lease and License Agreement dated February 1, 1991 between
         Empire State Building Company, as landlord, and SBS-NY, as tenant (incorporated by reference to Exhibit 10.15.1 of the 1994 Registration Statement).

 10.34 Modification of Lease and License dated June 30, 1992 between Empire State Building Company and SBS-NY related to
         WSKQ-FM (incorporated by reference to Exhibit 10.15.2 of the 1994 Registration Statement).

 10.35 Lease and License Modification and Extension Agreement dated as of June 30, 1992 between Empire State Building Company, as landlord, and SBS-NY as tenant (incorporated by reference to Exhibit 10.15.3 of the 1994 Registration Statement).

 10.36   Employment Agreement dated April 26, 1993 by and between
         SBS-NY, and Alfredo Rodriguez (incorporated by reference to Exhibit 10.16 of the 1994 Registration Statement).

 10.37   Employment Agreement dated June 23, 1995 by and between
         Spanish Broadcasting Systems of California, Inc. ("SBS-CA") and Alfredo Rodriquez (incorporated by reference to Exhibit
         10.15 to 1995 10-K).

 10.38   Employment Agreement dated July 19, 1993 by and between
         SBS-NJ and Alfredo Alonso (incorporated by reference to Exhibit 10.18 of the 1994 Registration Statement).

 10.39   Employment Agreement dated May 3, 1994 by and between
         SBS-Fla and Claudia Puig (incorporated by reference to Exhibit 10.19 of the 1994 Registration Statement).

 10.40 Employment Agreement dated October 24, 1995 between SBS-NY and Beatriz Pino (incorporated by reference to Exhibit 10.18 of 1995 10-K).

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
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 10.41   Representation Agreement dated as of September 27, 1993
         between Katz Communications, Inc. and SBS-NJ in connection with WXLXAM (incorporated by reference to Exhibit 10.20 of the 1994 Registration Statement).

 10.42 Representation Agreement dated as of September 27, 1993 between Katz Communications, Inc. and SBS-NY in connection with WSKQFM (incorporated by reference to Exhibit 10.21 of the 1994 Registration Statement).

 10.43 Representation Agreement dated as of September 27, 1993 between Katz Communications, Inc. and SBS-CA in connection with KXMGAM (incorporated by reference to Exhibit 10.22 of the 1994 Registration Statement).

 10.44 Representation Agreement dated as of September 27, 1993 between Katz Communications, Inc. and SBS-CA in connection with KLAXFM (incorporated by reference to Exhibit 10.23 of the 1994 Registration Statement).

 10.45 Representation Agreement dated as of September 27, 1993 between Katz Communications, Inc. and SBS-Fla in connection with WCMQAM (incorporated by reference to Exhibit 10.24 of the 1994 Registration Statement).

 10.46 Representation Agreement dated as of September 27, 1993 between Katz Communications, Inc. and SBS-Fla in connection with WCMQFM (incorporated by reference to Exhibit 10.25 of the 1994 Registration Statement).

 10.47 Representation Agreement dated as of September 27, 1993 between Katz Communications, Inc. and SBS-Fla in connection with WZMQFM (incorporated by reference to Exhibit 10.26 of the 1994 Registration Statement).

 10.48   Promissory Note, dated as of December 31, 1995 of Raul
         Alarcon, Sr. to SBS-NJ in the principal amount of $577,323
         (incorporated by reference to Exhibit 10.26 of the 1995
         10-K).

 10.49   Promissory Note, dated as of December 31, 1995 of Raul
         Alarcon, Jr. to SBS-NJ in the principal amount of $1,896,913
         (incorporated by reference to Exhibit 10.27 to the 1995
         10-K).

 10.50   Lease Agreement dated June 1, 1992 among Raul Alarcon, Sr.,
         Raul Alarcon, Jr., and SBS-Fla (incorporated by reference to
         Exhibit 10.30 of the 1994 Registration Statement).

 10.51   Transmitted Facility Sublicense (KTYM/KSKQ-FM) dated as of
         June 1, 1991 between Trans-America Broadcasting Corporation and SBS-CA relating to KSKQ-FM (Baldwin Hills Tower Lease)
         (incorporated by reference to Exhibit 10.31 of the 1994
         Registration Statement).

 10.52   Indenture dated October 12, 1988 between Alarcon Holdings,
         Inc. and SBS-NJ related to the studio located at 26 West
         56th Street, NY, NY (incorporated by reference to Exhibit
         10.32 of the 1994 Registration Statement).

 10.53   Communications Equipment Site Lease Agreement between
         Freeman Properties, Inc. and SBS-Fla dated July 1, 1992
         (WZMQ/WKLGFM) (incorporated by reference to Exhibit 10.33 of the 1994 Registration Statement).

 10.54   Lease Option Agreement made as of October 1, 1995 between
         KPWR, Inc. and the Company relating to Flint Peak
         (incorporated by reference to the 1996 Current Report).

 10.55 Form of Lease Agreement by and between KPWR, Inc. and the Company relating to KLAX (incorporated by reference to the 1996 Current Report).

EXHIBIT
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 10.56   Asset Purchase Agreement dated as of October 30, 1995
         between SBS-NJ and Park Radio of Greater New York, Inc.
         ("Park Radio") (incorporated by reference to Exhibit 10.32 of the 1995 10-K).

 10.57   First Amendment dated as of March 18, 1996 to the Asset
         Purchase Agreement dated as of October 1995, among SBS-NJ,
         Park Radio and SBS of Greater New York, Inc. ("SBS-GNY")
         (incorporated by reference to the 1996 Current Report).

 10.58 Escrow Agreement dated as of October 30, 1995 by and among SBS-NJ, Park Radio and Media Ventures (incorporated by reference to the 1996 Current Report).

 10.59 Time Brokerage Agreement dated as of January 20, 1995 between the SBS-GNY and Park Radio (incorporated by reference to the 1996 Current Report).

 10.60   Broadcast Station License dated June 1, 1984 issued by the
         FCC to Capital Cities Communications, Inc. ("Capital
         Cities") in connection with WPAT-FM, together with FCC
         License Renewal authorization granted October 29, 1991 to
         Park Radio, as assignee of Capital Cities and the assignment of the Broadcast Station License for WPAT-FM from Park Radio to SBS-NY (incorporated by reference to the 1996 Current
         Report).

 10.61   Agreement of Lease dated as of March 1, 1996. No
         WT-1744-A119 1067 between The Port Authority of New Jersey and SBS-GNY as assignee of Park Radio (incorporated by reference to the 1996 Current Report).
 10.62 Asset Purchase Agreement dated as of July 2, 1997, by and between Spanish Broadcasting System, Inc. (New Jersey),
         Spanish Broadcasting System of California, Inc., Spanish
         Broadcasting System of Florida, Inc., Spanish Broadcasting
         System, Inc., and One-on-One Sports, Inc. (incorporated by reference to Exhibit 10.62 of the Company's Registration
         Statement on Form S-4 (Commission File No. 333-26295)).
 10.63   Amendment No. 1 dated as of September 29, 1997 to the Asset
         Purchase Agreement dated as of July 2, 1997, by and between Spanish Broadcasting System, Inc. (New Jersey), Spanish
         Broadcasting System of California, Inc., Spanish
         Broadcasting System of Florida, Inc., Spanish Broadcasting
         System, Inc., and One-on-One Sports, Inc.(1)

 10.64 Promissory Note dated July 14, 1997 of Raul Alarcon, Jr. to the Company in the principal amount of $1,050,229.63
         (incorporated by reference to Exhibit 10.63 of the Company's
         Registration Statement on Form S-4 (Commission File No.
         333-26295)).
 10.65 Asset Purchase Agreement dated January 28, 1998 by and between Spanish Broadcasting System of San Antonio, Inc. and
         Radio KRIO, Ltd. (incorporated by reference to the Company's
         Form 10-Q dated February 12, 1998).

  13.1 Annual Report of the Company (incorporated by reference to the 1996 10-K).

  21.1   List of Subsidiaries of the Company.(1)

  23.1   Consent of KPMG Peat Marwick LLP.

  23.2   Consent of Voynow Bayard and Company.

  23.3   Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP
         (included in Exhibit 5.1)

  24.1   Power of Attorney.(1)


---------------
(1) Previously filed as part of this Registration Statement.